As filed with the Securities and Exchange Commission on May 27, 2021

Registration No. 333-252302

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARKO Corp.

(Exact name of registrant as specified in its charter)

Delaware	5412	85-2784337
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8565 Magellan Parkway

Suite 400

Richmond, Virginia 23227-1150

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arie Kotler

8565 Magellan Parkway

Suite 400

Richmond, Virginia 23227-1150

(804) 730-1568

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew M. Altman, Esq.

Aryana M. Gharagozloo, Esq.

Win Rutherfurd, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue, Suite 4400

Miami, Florida 33131

(305) 579-0500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On January 21, 2021, we filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-252302) (the “Registration Statement”). The Registration Statement was declared effective by the SEC on February 1, 2021 and registered for resale by the selling securityholders identified in the prospectus an aggregate of 1) up to 99,251,253 shares of our common stock, $0.0001 par value per share (“common stock”), which included common stock issuable upon the exercise of Public Warrants (as defined below) and the New Ares Warrants (as defined below), shares of common stock issuable upon conversion of Series A Convertible Preferred Stock (as defined below) and shares of common stock issuable upon the satisfaction of certain conditions contained in the Business Combination Agreement (as defined below), and 2) up to 4,000,000 private placement warrants, which are held or may be held by the selling securityholders named in the prospectus contained in the Registration Statement. The Registration Statement also registered an aggregate of up to 1,100,000 shares of our common stock issuable upon exercise of the New Ares Warrants.

This post-effective amendment is being filed to (i) include information from our Annual Report on Form 10-K for the year ended December 31, 2020 that was filed on March 25, 2021 (the “Annual Report”); (ii) include information from our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 that was filed on May 13, 2021 and (iii) update certain other information in the Registration Statement.

No additional securities are being registered under this post-effective amendment and all applicable registration and filing fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 27, 2021

PRELIMINARY PROSPECTUS

ARKO Corp.

Up to 99,251,253 Shares of Common Stock

Up to 1,100,000 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 4,000,000 Warrants

This prospectus relates to the issuance by us of up to an aggregate of up to 1,100,000 shares of our common stock, $0.0001 par value per share (“common stock”), issuable upon exercise of the New Ares Warrants (as defined below), for which we will receive the proceeds from any exercise of any such warrants for cash.

This prospectus also relates to the resale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 99,251,253 shares of our common stock, including (i) the 8,333,333 shares of common stock (the “PIPE Shares”) issuable upon conversion of 1,000,000 shares of our Series A convertible preferred stock, par value 0.0001 per share (the “Series A Convertible Preferred Stock”), (ii) 1,100,000 shares of common stock that may be issued upon exercise of the New Ares Warrants, (iii) 533,333 shares of common stock that may be issued upon exercise of certain of our Public Warrants (as defined below) held by certain Selling Securityholders and (iv) 9,000,000 Founder Shares (as defined below) (including 4,200,000 shares of common stock issuable upon the satisfaction of certain conditions contained in the Business Combination Agreement (the “Deferred Shares”)), and 4,000,000 warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of Haymaker.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under that Registration Rights and Lock-Up Agreement, dated as of December 22, 2020 (as amended, the “Registration Rights Agreement”) among us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities.

The Selling Securityholders may offer, sell or distribute all or a portion of the shares of common stock or Private Warrants registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell their shares of our common stock and Private Warrants in the section entitled “Plan of Distribution.”

We will pay certain offering fees and expenses and fees in connection with the registration of the common stock and Private Warrants offered hereby and will not receive proceeds from the sale of the shares of common stock by the Selling Securityholders. We will receive the proceeds from the exercise of any Private Warrants or New Ares Warrants for cash.

Our common stock and the Public Warrants are listed on the Nasdaq Capital Market under the symbols “ARKO” and “ARKOW,” respectively. On May 26, 2021, the closing price of our common stock was $10.47, and the closing price for our publicly traded warrants (the “Public Warrants”) was $2.20.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2021.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

i

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “Arko,” “our,” “New Parent” and the “Company” refer to ARKO Corp., a Delaware corporation, including its consolidated subsidiaries:

•	“amended and restated certificate of incorporation” means our amended and restated certificate of incorporation, dated December 21, 2020.

•	“Arko Holdings” means Arko Holdings Ltd., a company organized under the laws of the State of Israel and, unless the context otherwise requires, includes its consolidated subsidiaries

•	“Board” or “Board of Directors” means the board of directors of the Company.

•

“Business Combination” means the transactions contemplated by the Business Combination Agreement, pursuant to which, among other things, Merger Sub I merged with and into Haymaker (the “First Merger”), with Haymaker surviving the First Merger as a wholly-owned subsidiary of Arko, and Merger Sub II merged with and into Arko Holdings (the “Second Merger”), with Arko Holdings surviving the Second Merger as a wholly-owned subsidiary of Arko.

•

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of September 8, 2020 (as amended by the Consent and Amendment No. 1 to the Business Combination Agreement, dated November 18, 2020) by and among Haymaker, Arko, Merger Sub I, Merger Sub II, and Arko Holdings.

•	“Closing Date” means the date of the closing of the Business Combination on December 22, 2020.

•	“Code” means the Internal Revenue Code of 1986, as amended.

•	“common stock” means the shares of common stock, par value $0.0001 per share, of the Company.

•	“DGCL” means the General Corporation Law of the State of Delaware.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•

“Founder Shares” means, as of the Closing Date, the 4,800,000 shares of common stock and the right to receive 4,200,000 Deferred Shares (as defined in the Business Combination Agreement) that are owned by the Initial Stockholders.

•	“GAAP” means U.S. generally accepted accounting principles.

•

“GPM” means GPM Investments, LLC, a Delaware limited liability company, together with all of its subsidiaries. Prior to the Business Combination, Arko Holdings held a majority of the outstanding equity of GPM, and, following the Business Combination, both Arko Holdings and GPM became our wholly owned subsidiaries.

•

“GPM Petroleum” or “GPMP” means GPM Petroleum LP together with all of its subsidiaries. GPM owns, directly and indirectly, 100% of the general partner of GPMP and 99.71% of the GPMP limited partner units.

•	“Haymaker” means Haymaker Acquisition Corp. II, a Delaware corporation.

•	“Incentive Plan” means the ARKO Corp. 2020 Incentive Compensation Plan.

•	“Initial Stockholders” means the Sponsor and its permitted transferees together with Haymaker’s independent directors and their respective permitted transferees.

•	“Investment Company Act” means the Investment Company Act of 1940, as amended.

•	“IPO” means Haymaker’s initial public offering of units, consummated on June 11, 2019.

•	“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

•	“Merger Sub I” means Punch US Sub, Inc., a Delaware corporation.

•	“Merger Sub II” means Punch Sub Ltd., a company organized under the laws of the State of Israel.

•	“Nasdaq” means the Nasdaq Capital Market.

•

“New Ares Warrants” means 1,100,000 warrants, each exerciseable for one share of our common stock for $10.00 per share with an exercise period ending on the fifth anniversary of the Closing Date, received in connection with the Business Combination by certain entities affiliated with Ares Capital Management in exchange for warrants to acquire membership interests in GPM.

•	“PIPE Shares” means 8,333,333 shares of our common stock into which the Series A Convertible Preferred Stock is convertible.

•	“SEC” means the U.S. Securities and Exchange Commission.

•	“Securities Act” means the Securities Act of 1933, as amended.

•

“Selling Securityholders” means the persons listed in the table in the “Selling Securityholders” section of this prospectus, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our common stock or Private Warrants in accordance with the terms of the Registration Rights Agreement other than through a public sale.

•	“Series A Convertible Preferred Stock” means our Series A convertible preferred stock, par value 0.0001 per share, issued to the PIPE Investors pursuant to the Subscription Agreement.

•	“SOX” means the Sarbanes-Oxley Act of 2002.

•	“Sponsor” means Haymaker Sponsor II LLC, a Delaware limited liability company.

•

“Subscription Agreement” means that certain subscription agreement entered into among us and the PIPE Investors on November 18, 2020 in connection with the Business Combination pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and we agreed to issue and sell to such investors, up to 1,000,000 shares of Series A Convertible Preferred Stock.

•	“Transfer Agent” means Continental Stock Transfer & Trust Company.

•	“Warrants” means the Private Warrants and the Public Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this registration statement may include, for example, statements about:

•	changes in economic conditions and consumer confidence in the U.S. could materially adversely affect our business;

•	if we do not make acquisitions on economically acceptable terms, our future growth may be limited;

•	we may be unable to successfully integrate acquired operations or otherwise realize the expected benefits from our acquisitions;

•	our future growth depends on our ability to successfully implement our organic growth strategy, a major part of which consists of remodeling our convenience stores;

•	significant changes in current consumption of and regulations related to tobacco and nicotine products;

•	changes in the wholesale prices of motor fuel;

•	significant changes in demand for fuel-based modes of transportation;

•	we operate in a highly competitive industry characterized by low entry barriers;

•	negative events or developments associated with branded motor fuel suppliers;

•	we depend on four principal suppliers for the majority of our gross fuel purchases and two principal suppliers for merchandise;

•	a portion of our revenue is generated under fuel supply agreements with independent dealers that must be renegotiated or replaced periodically;

•

the retail sale, distribution and storage of motor fuels is subject to environmental protection and operational safety laws and regulations that may expose us or our customers to significant costs and liabilities;

•	business disruption and related risks resulting from the outbreak of COVID-19;

•	failure to comply with applicable laws and regulations;

•	the failure to recruit or retain qualified personnel;

•	unfavorable weather conditions;

•	we may be held liable for fraudulent credit card transactions on our fuel dispensers;

•	significant disruptions of information technology systems or breaches of data security;

•	we depend on third-party transportation providers for the transportation of all of our motor fuel;

•	our operations present risks which may not be fully covered by insurance;

•	our variable rate debt;

•	our credit facilities have substantial restrictions and financial covenants;

•	the proposed phase out of the London Interbank Offered Rate (“LIBOR”);

•	we will incur significant increased expenses and administrative burdens as a public company;

•	we may not be able to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act;

•	our corporate structure includes Israeli subsidiaries that may have adverse tax consequences and expose us to additional tax liabilities;

•	the market price and trading volume of our common stock may be volatile and could decline significantly;

•	if securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us or the convenience store industry;

•	sales of a substantial number of shares of our common stock in the public market;

•	other risks and uncertainties detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond our control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

v

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” the “Company,” “us,” “New Parent” and other similar terms refer to ARKO Corp., a Delaware corporation and its consolidated subsidiaries (including Arko Holdings and GPM).

ARKO Corp.

Overview

Based in Richmond, VA, we are a leading independent convenience store operator and, as of the date of this prospectus, we are the sixth largest convenience store chain in the United States (“U.S.”) ranked by store count, operating approximately 1,380 retail convenience stores. We operate the stores under 18 regional store brands including 1-Stop, Admiral, Apple Market®, BreadBox, E-Z Mart®, ExpressStop®, fas mart®, fastmarket®, Jiffi Stop®, Li’l Cricket, Next Door Store®, Roadrunner Markets, Rstore, Scotchman®, shore stop®, Town Star, Village Pantry® and Young’s. In addition, we also supply fuel to approximately 1,625 dealer-operated gas stations. We are well diversified geographically and operate across 33 states and the District of Columbia in the Mid-Atlantic, Midwestern, Northeastern, Southeastern and Southwestern United States.

We derive our revenue from the retail sale of fuel and the products offered in our stores, as well as the wholesale distribution of fuel. Our retail stores offer a wide array of cold and hot foodservice, beverages, cigarettes and other tobacco products, candy, salty snacks, grocery, beer and general merchandise. We have foodservice offerings at over 250 company-operated stores. The foodservice category includes hot and fresh foods, deli, fried chicken, bakery, pizza, roller grill items and other prepared foods. We offer a value food menu consisting of items such as hot dogs and chicken sandwiches. In addition, we operate over 70 branded quick service restaurants consisting of major national brands. Additionally, we provide a number of traditional convenience store services that generate additional income, including lottery, prepaid products, gift cards, money orders, ATMs, gaming, and other ancillary product and service offerings. We also generate revenues from car washes at approximately 100 of our locations.

The Business

We primarily operate in two business segments: retail and wholesale. Additionally, our third segment, GPMP, engages in the wholesale distribution of fuel. For the year ended December 31, 2020, the retail segment generated total revenue of approximately $3.5 billion, including approximately $1.5 billion of in-store sales and other revenues. In addition, the retail segment sold a total of 937.1 million gallons of branded and unbranded fuel to its retail customers. As a wholesale distributor of motor fuel, we distribute branded and unbranded motor fuel from refiners through third-party transportation providers. As of December 31, 2020, we distributed fuel to 1,614 dealer locations and a small number of bulk purchasers throughout our footprint. For the year ended December 31, 2020, the wholesale segment sold 267.3 million gallons of fuel, generating revenues of approximately $418.0 million. In January 2016, our subsidiary, GPM Petroleum LP, which we refer to as GPMP, began the wholesale distribution of motor fuels on a fixed fee per gallon basis to both our controlled convenience stores and third parties. GPM purchases all of its fuel from GPMP, of which we own 100% of the general partner of GPMP and, as of December 31, 2020, 99.71% of the GPMP limited partner units. For the year ended December 31, 2020, 99.8% of the total fuel gallons distributed by GPMP were to our locations.

Retail Business

As of the date of this prospectus, we operate approximately 1,380 retail convenience stores, including 60 stores acquired from ExpressStop in May 2021. The stores offer a wide array of cold and hot foodservice, beverages, cigarettes and other tobacco products, candy, salty snacks, grocery, beer and general merchandise. A limited number of stores do not sell fuel. We operate our stores under 18 regional store brands, including 1-Stop, Admiral, Apple Market®, BreadBox, E-Z Mart®, ExpressStop®, fas mart®, fastmarket®, Jiffi Stop®, Li’l Cricket, Next Door Store®, Roadrunner Markets, Rstore, Scotchman®, shore stop®, Town Star, Village Pantry® and Young’s.

In October 2017, we entered into an agreement to develop 10 Dunkin’ restaurants in the tri-cities area (Tennessee, Virginia and Kentucky) by May 2023 and subsequently amended this agreement to extend the development deadline to October 2023. We opened the first site in November 2018, the second in May 2019 and the third in November 2020. Four additional sites have received approval from Dunkin, of which one opened in April 2021, with another planned to be opened later in 2021 and two in 2022.

We offer foodservice at over 250 company-operated stores. The foodservice category includes hot and fresh foods, deli, fried chicken, bakery, pizza, roller grill items and other prepared foods. We offer a value food menu consisting of items such as hot dogs and chicken sandwiches. In addition, we operate over 70 branded quick service restaurants consisting of major national brands, including Blimpies, Dunkin’, Dairy Queen, Krystal, Subway, Taco Bell, Noble Romans and two full service restaurants. We provide a number of traditional convenience store services that generate additional income, including lottery, prepaid products, gift cards, money orders, ATMs, gaming, and other ancillary product and service offerings. We also generate revenue from car washes at approximately 100 of our locations.

Wholesale Business

Our wholesale segment supplies fuel products to independent fueling station operators on a consignment basis, as well as final sales of fuel to independent operators and bulk purchasers on a fixed-margin basis. Under consignment arrangements, of which there were 236 as of December 31, 2020, we continue to own the fuel until the final sale to customers at independently operated gas stations, and we set the retail price at which it is sold. Gross profit generated from the sale is divided between us and the operator (or “consignment agent”) according to the terms of the applicable consignment agreement. In certain cases, gross profit is split by a percentage and in others, a fixed fee per gallon is paid to the operator. Alternatively, we make final sales to independent operators (referred to as “lessee-dealers” if the operators lease the station from us or “open-dealers” if they control the site) and bulk purchasers on a fixed-fee basis. Typically, fuel margin reflects our total fuel costs (including transportation costs, prompt pay discounts and rebates) under these arrangements, largely eliminating our exposure to commodity price movements. Additionally, we lease space to, and collect rent from, consignment agents and lessee-dealers at sites under our control. The Empire Acquisition (as defined below) added significant scale to our wholesale segment in terms of fuel gallons sold (including 195 sites on a consignment basis) and materially increased our footprint by adding 10 new states and the District of Columbia.

The mailing address of the Company’s principal executive office is 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227-1150, and its telephone number is (804) 730-1568.

The Business Combination

On September 8, 2020, Haymaker entered into the Business Combination Agreement with us. Furthermore, on November 18, 2020, we and Haymaker entered into a certain Consent and Amendment No. 1 to the Business

Combination Agreement. On November 18, 2020, the Business Combination was approved by Arko Holdings, on December 8, 2020, the Business Combination Agreement was adopted by Haymaker’s stockholders, and on December 22, 2020, pursuant to the Business Combination, Haymaker and Arko Holdings became wholly owned subsidiaries of the Company.

Empire Acquisition

In October 2020, we consummated our acquisition of the business of Empire Petroleum Partners, LLC, which we refer to as “Empire,” for $353 million paid at closing plus an additional $20 million to be paid in equal annual installments over five years, and potential post-closing contingent amounts of up to an additional $45 million. We refer to the foregoing as the “Empire Acquisition.”

As of the date of the acquisition, Empire was one of the largest and most geographically diversified wholesale fuel distributors in the United States, distributing motor fuel to 1,453 independently operated fueling stations in 30 states and the District of Columbia. In addition to supplying third party sites, Empire directly operated 84 convenience stores. As a result of the Empire Acquisition, we currently operate stores or supply fuel in 33 states and the District of Columbia. Empire sold branded and unbranded fuel products to customers on both fixed margin and consignment bases under long-term contracts. Empire maintained relationships with all major oil companies, enabling Empire to offer customers a broad portfolio of fuel brands and security of supply.

THE OFFERING

Issuer	ARKO Corp.

Issuance of Common Stock

Shares of Common Stock Offered by Us	Up to 1,100,000 shares of our common stock, common stock, issuable upon exercise of the New Ares Warrants.

Shares of Common Stock Outstanding Prior to Exercise of All Warrants and the New Ares Warrants	124,427,805 shares (as of May 13, 2021).

Shares of Common Stock Outstanding Assuming Exercise of All Warrants and the New Ares Warrants	142,861,138 shares (which shares do not include the issuance of PIPE Shares or Deferred Shares).

Exercise Price of Private Warrants	$11.50 per share, subject to adjustment as described herein.

Exercise Price of New Ares Warrants	$10.00 per share, subject to adjustment as described herein.

Use of Proceeds	We will receive up to an aggregate of approximately $57 million from the exercise of the Private Warrants and New Ares Warrants, assuming the exercise in full of all of such warrants for cash. We expect to use the net proceeds from the exercise of such warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Common Stock and Private Warrants

Common Stock Offered by the Selling Securityholders	Up to 99,251,253 shares.

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of common stock or Private Warrants by the Selling Securityholders.

Market for Our Shares of Common Stock and Public Warrants	Our common stock and the Public Warrants are listed on the Nasdaq Capital Market under the symbols “ARKO” and “ARKOW,” respectively.

Lock-up Restrictions	Certain of our Selling Securityholders are subject to certain restrictions on the transfer of our securities until the termination of applicable lock-up periods. See “Selling Securityholders—Certain Relationships with Selling Securityholders” for further discussion.

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with the other information in this prospectus, including our consolidated financial statements and the related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before deciding whether to invest in our securities. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties described below are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

Changes in economic conditions and consumer confidence in the U.S. could materially adversely affect our business.

Our operations and the scope of services we provide are affected by changes in the macro-economic situation in the United States, which has a direct impact on consumer confidence and spending patterns. A number of key macro-economic factors, such as rising interest rates, inflation and unemployment, could have a negative effect on consumer habits and spending, and lead to lower demand for fuel and other products sold at our convenience stores and gas stations. Significant negative developments in the macro-economic environment in the United States could have a material adverse effect on our business, financial condition and results of operations.

If we do not make acquisitions on economically acceptable terms, our future growth may be limited. Furthermore, any acquisitions we complete are subject to substantial risks that could result in losses.

Our ability to grow depends substantially on our ability to make acquisitions. We intend to expand our retail business and dealer distribution network through acquisitions. However, we may be unable to take advantage of accretive opportunities for any of the following reasons:

•	We are unable to identify attractive acquisition opportunities or negotiate acceptable terms for acquisitions;

•	We are unable to reach an agreement regarding the terms of pursued acquisitions;

•	We are unable to raise financing for such acquisitions on economically acceptable terms;

•	We may be limited in sites we can acquire and certain acquisitions may require divestitures prior to completion due to anti-trust regulations; or

•	We are outbid by competitors.

If we are unable to make acquisitions, our future growth will be limited. In addition, if we complete any future acquisitions, our capitalization and results of operations may change significantly. We may complete acquisitions, which, contrary to our expectations, ultimately prove to not be accretive. If any of these events were to occur, our future growth would be limited.

We may make acquisitions that we believe are beneficial, which ultimately result in negative financial consequences. Any acquisition involves potential risks, including, among other things:

•	We may not be able to successfully integrate the businesses we acquire;

•	We may not be able to achieve the anticipated synergies and financial improvements from the acquired businesses;

•	We may not be able to retain key locations from the acquired businesses;

•	We may be unable to discover material liabilities of businesses that we acquire;

•	Acquisitions may divert the attention of senior management from focusing on our day-to-day operations;

•	We may experience a decrease in liquidity resulting from our use of a significant portion of cash available for investment or borrowing capacity to finance acquisitions;

•	Substantial investments in financial controls, information systems, management resources and human resources may be required in order to support future growth; and

•	We may have difficulties in obtaining the required approvals, permits, licenses and consents for the acquired sites.

We may be unable to successfully integrate acquired operations or otherwise realize the expected benefits from our acquisitions, which could adversely affect the expected benefits from our acquisitions and our results of operations and financial condition.

Any acquisition involves the integration of the business of two companies that have previously operated independently. The difficulties of combining the operations of the two businesses include:

•	integrating personnel with diverse business backgrounds;

•	converting customers to new systems; and

•	combining different corporate cultures.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the business, and the loss of key personnel. The diversion of management’s attention and any delay or difficulty encountered in connection with the integration of the two companies’ operations could have an adverse effect on our business and results of operations.

The success of our acquisitions will depend, in part, on our ability to realize the anticipated benefits from combining the acquired business with ours. If we are unable to successfully integrate an acquired business, the anticipated benefits of such acquisition may not be realized fully or may take longer to realize than expected. For example, we may fail to realize the anticipated increase in earnings anticipated to be derived from an acquisition. In addition, as with any acquisition, a significant decline in asset valuations or cash flows may also cause us not to realize expected benefits.

Our future growth depends on our ability to successfully implement our organic growth strategy, a major part of which consists of remodeling our convenience stores.

A major part of our organic growth strategy consists of remodeling our convenience stores in order to improve customers’ shopping experience by offering high-quality, convenient and efficient facilities. Such large-scale remodeling projects entail significant risks, including shortages of materials or skilled labor, unforeseen engineering, environmental and/or geological problems, work stoppages, weather interference, unanticipated cost increases and non-availability of construction equipment. Such risks, in addition to potential difficulties in obtaining any required licenses and permits, could lead to significant cost increases and substantial delays in the opening of the remodeled convenience stores. Historically, we have not previously undertaken such large-scale remodeling projects. Accordingly, there can be no assurance that we will be able to achieve our growth targets by successfully implementing this strategy.

Significant changes in current consumption of and regulations related to tobacco and nicotine products could materially adversely affect our business.

Tobacco and nicotine products, which accounted for approximately 18% of our total revenues for the year ended December 31, 2020, are a significant revenue source for us. Significant increases in wholesale cigarette prices, current and future tobacco legislation, including restrictions or bans on flavored tobacco products, national, state and local campaigns to discourage smoking, reductions in manufacturer rebates for the purchase of tobacco products and increases in taxes on cigarettes and other tobacco products could have a material adverse effect on the demand for tobacco products and, in turn, on our financial condition and results of operations.

Our financial condition and results of operations are influenced by changes in the wholesale prices of motor fuel, which may materially adversely impact our sales, customers’ financial condition and the availability of trade credit.

During the fiscal year ended December 31, 2020, fuel sales were approximately 60% of our total revenues and 44% of our combined fuel and merchandise margin, each of which will increase as a result of the acquisition of the business of Empire. Historically, we have not carried retail fuel inventory on hand for more than nine days in the ordinary course of our business and have not engaged in hedging transactions. Our operating results are influenced by prices for motor fuel, variable retail margins and the market for such products. Crude oil and domestic wholesale motor fuel markets are volatile. General political conditions, acts of war or terrorism and instability in oil producing regions, particularly in the Middle East, Russia, Africa and South America, could significantly affect crude oil supplies and wholesale fuel prices. Significant increases and volatility in wholesale fuel prices could result in substantial increases in the retail price of motor fuel products, lower fuel gross margin per gallon, lower demand for such products and lower sales to consumers and dealers. This volatility makes it extremely difficult to predict the impact future wholesale cost fluctuations will have on our financial condition and results of operations. Increases in fuel prices compress retail fuel margin because fuel costs typically increase faster than retailers are able to pass them along to customers. In addition, when prices for motor fuel rise, some of our dealers may have insufficient credit to purchase motor fuel from us at their historical volumes. Furthermore, when motor fuel prices decrease, so do prompt payment incentives, which are generally calculated as a percentage of the total purchase price of the motor fuel distributed. Additionally, because the interchange fees we pay when credit cards are used to make purchases are based on transaction amounts, higher fuel prices at the pump result in higher credit card expenses. These additional fees increase operating expenses. Finally, higher prices for motor fuel may reduce our access to trade credit or worsen the terms under which such credit is available to us, which could have a material adverse effect on our financial condition and results of operations.

Significant changes in demand for fuel-based modes of transportation could materially adversely affect our business.

The road transportation fuel and convenience business is generally driven by consumer preferences, growth of road traffic and trends in travel and tourism. A number of automotive, industrial and power generation manufacturers are developing more fuel-efficient engines, hybrid engines and alternative clean power systems. In 2020, hybrid and electric vehicles accounted for approximately 2.0% of all automotive sales in the United States. A number of key factors could impact current customer behavior and trends with respect to road transportation and fuel consumption. These include new technologies providing increased access to non-fuel dependent means of transportation, legislation and regulations focused on fuel efficiency and lower fuel consumption, and the public’s general approach with regard to climate change and the effects of greenhouse gas emissions. Significant developments in any of the above-listed factors could lead to substantial changes in the demand for petroleum-based fuel and have a material adverse effect on our business, financial condition and results of operations.

We operate in a highly competitive industry characterized by low entry barriers.

We compete with other convenience stores, gas stations, large and small food retailers, quick service restaurants and dollar stores. Since all such competitors offer products and services that are very similar to those offered by us, a number of key factors determine our ability to successfully compete in the marketplace. These include the location of stores, competitive pricing, convenient access routes, the quality and configuration of stores and fueling facilities, and a high level of service. In particular, many large convenience store chains have expanded their number of locations and remodeled their existing locations in recent years, enhancing their competitive position. In addition, some of our competitors have greater financial resources and scale than us, which may provide them with competitive advantages in negotiating fuel and other supply arrangements. Our inability to successfully compete in the marketplace by continuously meeting customer requirements concerning price, quality and service level could adversely affect our business, financial condition and results of operations.

Negative events or developments associated with branded motor fuel suppliers could have a material adverse impact on our revenues.

The success of our operations is dependent, in part, on the continuing favorable reputation, market value and name recognition associated with the motor fuel brands sold at our gas stations and to dealers. An event which adversely affects the value of those brands could have a negative impact on the volumes of motor fuel we distribute, which in turn could have a material adverse effect on our business, financial condition and results of operations.

We depend on four principal suppliers for the majority of our gross fuel purchases and two principal suppliers for merchandise. A failure by a principal supplier to renew its supply agreement, a disruption in supply or an unexpected change in supplier relationships could have a material adverse effect on our business.

For the fiscal year ended December 31, 2020, Valero Marketing and Supply Company (“Valero Marketing”) supplied approximately 21%, Marathon Petroleum Company LP (“Marathon Petroleum”) supplied approximately 17%, BP Products North America Inc. (“BP North America”) supplied approximately 14% and Equilon Enterprises LLC DBA Shell Oil Products US (“Shell”) supplied approximately 17% of our gross fuel purchases, respectively. Our supply agreement with Valero Marketing expires in March 2026, our supply agreement with Marathon Petroleum expires in June 2023, our supply agreement with BP North America expires in December 2022 and our supply agreement with Shell expires in August 2023. If any of Valero Marketing, Marathon Petroleum, BP North America or Shell elects not to renew its contracts with us, we may be unable to replace the volume of motor fuel we currently purchase from such supplier on similar terms or at all. We rely upon our suppliers to timely provide the volumes and types of motor fuels for which they contract. We purchase motor fuels from a variety of suppliers under term contracts. In times of extreme market demand or supply disruption, we may be unable to acquire enough fuel to satisfy the demand of our customers. Any disruption in supply or a significant change in our relationship with our principal fuel suppliers could have a material adverse effect on our business, financial condition and results of operations.

We depend on two major vendors, Core-Mark and Grocery Supply Company, to supply a majority of our in-store merchandise. A significant disruption or operational failure affecting the operations of Core-Mark or Grocery Supply Company could materially impact the availability, quality and price of products sold at our convenience stores and gas stations, cause us to incur substantial unanticipated costs and expenses, and adversely affect our business, financial condition and results of operations.

A portion of our revenue is generated under fuel supply agreements with independent dealers that must be renegotiated or replaced periodically. If we are unable to successfully renegotiate or replace these agreements, then our results of operations and financial condition could be adversely affected.

A portion of our revenue is generated under fuel supply agreements with independent dealers. As these supply agreements expire, they must be renegotiated or replaced. Our fuel supply agreements generally have an initial term of 10 years and, as of December 31, 2020, had a volume-weighted average remaining term of approximately 6.0 years. Our dealers have no obligation to renew their fuel supply agreements with us on similar terms or at all. We may be unable to renegotiate or replace our fuel supply agreements when they expire, and the terms of any renegotiated fuel supply agreements may not be as favorable as the terms of the agreements they replace. Whether these fuel supply agreements are successfully renegotiated or replaced is frequently subject to factors beyond our control. Such factors include fluctuations in motor fuel prices, a dealer’s ability to pay for or accept the contracted volumes and a competitive marketplace for the services offered by us. If we cannot successfully renegotiate or replace our fuel supply agreements, or must renegotiate or replace them on less favorable terms, revenues from these agreements could decline and our results of operations and financial condition could be adversely affected.

The retail sale, distribution and storage of motor fuels is subject to environmental protection and operational safety laws and regulations that may expose us or our customers to significant costs and liabilities, which could have a material adverse effect on our business.

We and our facilities and operations are subject to various federal, state and local environmental, health and safety laws, and regulations. These laws and regulations continue to evolve and are expected to increase in both number and complexity over time and govern not only the manner in which we conduct our operations, but also the products we sell. For example, international agreements and national, regional, and state legislation and regulatory measures that aim to limit or reduce greenhouse gas emissions or otherwise address climate change are currently in various stages of implementation. There are inherent risks that increasingly restrictive environmental and other regulation could materially impact our results of operations or financial condition. Most of the costs of complying with existing laws and regulations pertaining to our operations and products are embedded in the normal costs of doing business. However, it is not possible to predict with certainty the amount of additional investments in new or existing technology or facilities, or the amounts of increased operating costs to be incurred in the future, to prevent, control, reduce or eliminate releases of hazardous materials or other pollutants into the environment; remediate and restore areas damaged by prior releases of hazardous materials; or comply with new or changed environmental laws or regulations. Although these costs may be significant to the results of operations, we do not presently expect them to have a material adverse effect on our liquidity or financial position. Accidental leaks and spills requiring cleanup may occur in the ordinary course of business. We may incur expenses for corrective actions or environmental investigations at various owned and previously owned facilities or leased or previously leased and at third-party-owned waste disposal sites used by us. An obligation may arise when operations are closed or sold or at non-company sites where company products have been handled or disposed of. Expenditures to fulfill these obligations may relate to facilities and sites where past operations followed practices and procedures that were considered acceptable at the time but may require investigative or remedial work or both to meet current or future standards.

We do not physically transport any of the motor fuels. Rather, third-party transporters distribute the motor fuels. The transportation of motor fuels by third-party transporters, as well as the associated storage of such fuels at locations including convenience stores, are subject to various federal, state and local environmental laws and regulations, including those relating to ownership and operation of underground storage tanks, the release or discharge of regulated materials into the air, water and soil, the generation, storage, handling, use, transportation and disposal of hazardous materials, the exposure of persons to regulated materials, and the health and safety of employees dedicated to such transportation and storage activities. These laws and regulations may impose numerous obligations and restrictions that are applicable to motor fuels transportation and storage and other related activities, including acquisition of, or applications for, permits, licenses, or other approvals before conducting regulated activities; restrictions on the quality and labeling of the motor fuels that may be sold; restrictions on the types, quantities and concentration of materials that may be released into the environment; required capital expenditures to comply with pollution control requirements; and imposition of substantial liabilities for pollution or non-compliance resulting from these activities. Numerous governmental authorities, such as the U.S. Environmental Protection Agency (the “EPA”), and analogous state agencies, have the power to monitor and enforce compliance with these laws and regulations and the permits, licenses and approvals issued under them, including fines, which can result in increased pollution control equipment costs or other actions. Failure to comply with these existing laws and regulations, or any newly adopted laws or regulations, may trigger administrative, civil or criminal enforcement measures, including the assessment of monetary penalties or other sanctions, the imposition of investigative, remedial or corrective action obligations, the imposition of additional compliance requirements on certain operations or the issuance of orders enjoining certain operations. Moreover, the trend in environmental regulation is for more restrictions and limitations on activities that may adversely affect the environment, the occurrence of which may result in increased costs of compliance.

Where releases of motor fuels or other substances or wastes have occurred, federal and state laws and regulations require that contamination caused by such releases be assessed and remediated to meet applicable clean-up standards. Certain environmental laws impose strict, joint and several liability for costs required to clean-up and restore sites where motor fuels or other waste products have been disposed or otherwise released. The costs associated with the investigation and remediation of contamination, as well as any associated third-party claims for damages or to impose corrective action obligations, could be substantial and could have a material adverse effect on us or our customers who transport motor fuels or own or operate convenience stores or other facilities where motor fuels are stored.

For more information on potential risks arising from environmental and occupational safety and health laws and regulations, please see “Business—Government Regulation.”

Business disruption and related risks resulting from the outbreak of COVID-19 could have a material adverse effect on our business and results of operations.

In December 2019, Chinese officials reported a novel coronavirus (“COVID-19”) outbreak. COVID-19 has since spread throughout the world, leading the World Health Organization to declare on March 11, 2020, that COVID-19 reached the magnitude of a global pandemic. The rapid spread of COVID-19 throughout the U.S. led federal, state and local governments to take significant steps in an attempt to reduce exposure to COVID-19 and control its negative effects on public health and the U.S. economy. Such governmental measures remain ongoing. The ultimate duration and severity of COVID-19, including any future resurgence, remain uncertain, however, a substantial and continuous deterioration in the business environment in the United States could have a material adverse effect on our business, financial condition and results of operations, including:

•

Significant reductions or volatility in demand for products sold at our convenience stores and gas stations due to substantially lower customer traffic resulting from travel restrictions, social distancing measures, and more people working and studying virtually;

•	Significant disruptions of some or all of our operations as a result of government-imposed restrictions on customers and/or employees;

•

Temporary or long-term disruptions and delays to our supply chain in connection with the pandemic’s impact on our network of suppliers and distributors, significantly impacting the quality, variety and pricing of merchandise sold at our sites;

•	Limitation on employee availability and restrictions on the sale and pricing of certain products;

•	Cost to comply with constantly evolving laws and regulations related to COVID-19, including additional cleaning and protective equipment for employees; and

•	Changes to our competitors’ service offerings, including delivery and drive-through options, which we offer on a limited basis.

Failure to comply with applicable laws and regulations could result in liabilities, penalties, costs, or license suspension or revocation that could have a material adverse effect on our business.

Our operations are subject to numerous federal, state and local laws and regulations, including regulations related to the sale of alcohol, tobacco, nicotine products, lottery/lotto products, other age-restricted products, operation of gaming machines, various food safety and product quality requirements, environmental laws and regulations, and various employment and tax laws. There have been, and we expect will continue to be, frequent changes and variation in local and state regulations in response to COVID-19, including the regulation of in-house dining and capacity restrictions, which vary by jurisdiction and locality. Currently, we have devoted substantial resources in order to comply with this changing regulatory environment and have implemented compliance protocols that vary based on local requirements and regulations, and expect this to continue as the regulatory environment continues to change.

Our violation of, or inability to comply with, state laws and regulations concerning the sale of alcohol, tobacco, nicotine products, lottery/lotto products, other age-restricted products and operation of gaming machines could expose us to regulatory sanctions ranging from monetary fines to the revocation or suspension of our permits and licenses for the sale of such products. Such regulatory action could adversely affect our business, financial condition and results of operations. To the extent we are not able to provide such information because owners of our stock do not provide the necessary documentation to comply, we may have those licenses suspended or revoked.

Our failure to comply with applicable labor and employment laws pertaining to, among others, minimum wage, mandated healthcare benefits or paid time-off benefits could result in increased regulatory scrutiny, monetary fines and substantial costs and expenses related to legal proceedings.

Our business, particularly the operation of gas stations, and the storage and transportation of fuel products, is directly affected by numerous environmental laws and regulations in the United States pertaining, in particular, to the quality of fuel products, the handling and disposal of hazardous wastes and the prevention and remediation of environmental contaminations. Such laws and regulations are constantly evolving and have generally become more stringent over time. Our compliance with such evolving regulation requires significant and continuously increasing capital expenditures. Our business may also be (indirectly) affected by the adoption of environmental laws and regulations intended to address global climate change by limiting carbon emissions and introducing more stringent requirements for the exploration, drilling and transportation of crude oil and petroleum products. Increasingly wide-spread implementation of such laws and regulations may lead to a significant increase in the cost of petroleum-based fuels and, in turn, lower demand for road transportation fuel. Our failure to comply with applicable environmental laws and regulations, or a significant contamination at one of our sites requiring remediation of contaminated soil and groundwater on a large scale, could expose us to substantial fines and penalties, as well as administrative, civil and criminal charges, all of which could have a material adverse effect on our business, reputation, financial condition and results of operations.

We are subject to extensive tax liabilities imposed by multiple jurisdictions, including income taxes, fuel excise taxes, sales and use taxes, payroll taxes, franchise taxes, property taxes and tobacco taxes. Many of these tax liabilities are subject to periodic audits by the respective taxing authorities. Substantial changes or reforms in the current tax regime could result in increased tax expenses and potentially have a material adverse effect on our financial condition and results of operations.

The failure to recruit or retain qualified personnel could materially adversely affect our business.

We are dependent on our ability to recruit and retain qualified individuals to work in and manage our convenience stores, and our operations are subject to federal and state laws governing such matters as minimum wages, overtime, working conditions and employment eligibility requirements. Economic factors, such as a decrease in unemployment and an increase in mandatory minimum wages at the local, state and federal levels and social benefits, could have a material impact on our results of operations if we are required to significantly increase wages and benefits expenditures in order to attract and retain qualified personnel. Additionally, the ongoing impact of the COVID-19 pandemic could impact our ability to recruit and retain qualified personnel.

Unfavorable weather conditions could adversely affect our business.

Weather conditions have a significant effect on our sales, as retail customer transactions in higher profit margin products generally increase when weather conditions are favorable. Consequently, our results are seasonal, and we typically earn more during the warmer second and third quarters of the year. In addition, severe weather phenomena, such as hurricanes, may adversely affect our results of operations and could result in significant damage to our gas stations, convenience stores and infrastructure, potentially resulting in substantial costs and expenses. Temporary or long-term disruptions to our supply chain in connection with unfavorable weather conditions could impact our network of suppliers and distributors, significantly impacting the quality, variety and pricing of merchandise sold at our sites.

We may be held liable for fraudulent credit card transactions on our fuel dispensers.

Europay, MasterCard and Visa, or EMV, is a global standard for credit cards that uses computer chips to authenticate and secure chip-card transactions. The liability for fraudulent credit card transactions shifted from the credit card processor to us in October 2015 for transactions processed inside the convenience stores (although due to the unavailability of the correct software from branded fuel suppliers, certain of such suppliers have retained certain associated liabilities) and shifted to us in April 2021 for transactions at the fuel dispensers. We have upgraded all of our inside point-of-sale machines to be EMV-compliant, and, in connection with incentive funds provided by fuel suppliers, we are actively upgrading our fuel dispensers to be EMV-compliant at the fuel dispenser with approximately 30% of retail locations completed as of December 31, 2020. Both due to the unavailability of the correct software from branded fuel suppliers and the required time and cost necessary to upgrade each site, we do not expect to upgrade all of our sites prior to the end of 2022 and accordingly, may be subject to liability for fraudulent credit card transactions processed at fuel dispensers.

Significant disruptions of information technology systems or breaches of data security could materially adversely affect our business.

We rely on multiple information technology systems and a number of third-party vendor platforms (collectively, “IT Systems”) in order to run and manage its daily operations. Such IT Systems allow us to manage various aspects of our business and to provide reliable analytical information to our management. IT Systems are vulnerable to, among other things, damage and interruption from power loss or natural disasters, computer system and network failures, loss of telecommunications services, physical and electronic loss of access to data and information, security breaches or other security incidents, and computer viruses or attacks. A serious, long-lasting disruption of our IT Systems could lead to the breakdown of critical operations and financial reporting systems, and have a material adverse effect on our business, reputation, financial condition and results of operation.

As a fuel and merchandise retailer, we collect and store large amounts of data on our network, including personal data from customers and other sensitive information concerning our employees, business partners and vendors. A breakdown or breach of our IT Systems could result in the unauthorized release of such personal and sensitive information. Although we have invested in measures to reduce these risks, it cannot guarantee that such measures will be successful in preventing compromise and/or disruption of our IT Systems and related data. An unauthorized release of personal data and other sensitive information resulting from a breakdown or breach of our IT Systems could expose us to significant costs and expenses, regulatory investigations and penalties, and potential lawsuits, all of which could have a material adverse effect on our reputation, financial condition and results of operations.

In addition, successful cyberattacks or data breaches at one of our vendors, other convenience store operators, large retailers or other market participants, whether or not we are directly impacted, could lead to a general loss of customer confidence or affect our supply chain which could negatively affect us, including harming the market perception of the effectiveness of our security measures or harming the reputation of the industry in general, which could result in reduced use of our products and services.

We depend on third-party transportation providers for the transportation of all of our motor fuel. Thus, a change of providers or a significant change in our relationship with these providers could have a material adverse effect on our business.

All of the motor fuel we distribute is transported from terminals to gas stations by third-party transportation providers. Such providers may suspend, reduce or terminate their obligations to us if certain events (such as force majeure) occur. A change of key transportation providers, a disruption or cessation in services provided by such providers or a significant change in our relationship with such providers could have a material adverse effect on our business, financial condition and results of operations.

Our operations present risks which may not be fully covered by insurance.

We carry comprehensive insurance against the hazards and risks underlying our operations. We believe our insurance policies are customary in the industry; however, some losses and liabilities associated with its operations may not be covered by our insurance policies. In addition, there can be no assurance that we will be able to obtain similar insurance coverage on favorable terms (or at all) in the future. Significant uninsured losses and liabilities could have a material adverse effect on our financial condition and results of operations. Furthermore, our insurance is subject to high deductibles. As a result, certain large claims, even if covered by insurance, may require a substantial cash outlay by us, which could have a material adverse effect on our financial condition and results of operations.

Our variable rate debt could adversely affect our financial condition and results of operations.

Certain of our outstanding term loans and revolving credit facilities bear interest at variable rates, subjecting us to fluctuations in the short-term interest rate. As of December 31, 2020, approximately 96% of our debt bore interest at variable rates. Consequently, significant increases in market interest rates would create substantially higher debt service requirements, which could have a material adverse effect on our overall financial condition, including our ability to service our indebtedness.

GPM’s credit facilities have substantial restrictions and financial covenants that may restrict GPM’s business and financing activities.

GPM depends on the earnings and cash flow generated by its operations in order to meet its debt service obligations. The operating and financial restrictions and covenants in GPM’s credit facilities, and any future financing agreements, may restrict GPM’s ability to finance future operations or expand GPM’s business activities. For example, GPM’s credit facilities restrict its ability to, among other things:

•	incur additional debt or issue guarantees;

•	incur or permit liens to exist on certain property;

•	make certain investments, acquisitions or other restricted payments;

•	modify or terminate certain material contracts; and

•	merge or dispose of all or substantially all of its assets.

In addition, the credit agreements governing GPM’s credit facilities contain covenants requiring GPM to maintain certain financial ratios. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for additional information about GPM’s credit facilities.

GPM’s ability to comply with these restrictions and covenants is uncertain and will be affected by the levels of cash flow from operations and other events or circumstances beyond GPM’s control. If market or other economic conditions deteriorate, GPM’s ability to comply with these covenants may be impaired. If GPM violates any provisions of its credit facilities that are not cured or waived within the appropriate time periods provided in such credit facilities, a significant portion of GPM’s indebtedness may become immediately due and payable, and GPM’s lenders’ commitment to make further loans to GPM may terminate. GPM might not have, or be able to obtain, sufficient funds to make these accelerated payments.

If GPM were unable to repay the accelerated amounts, its lenders could proceed against the collateral granted to them to secure such debt. If the payment of GPM’s debt is accelerated, its assets may be insufficient to repay such debt in full, which could result in GPM’s insolvency.

The proposed phase out of the London Interbank Offered Rate (“LIBOR”) could adversely affect our results of operations and financial condition.

In 2017, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced that it intends to phase out LIBOR by the end of 2021, and subsequently extended the phase-out period until June 2023 for the majority of LIBOR rates. In 2019, the Financial Accounting Standards Board proposed guidance that would help facilitate the market transition from existing reference rates to alternative rates; however, there is currently no definitive information regarding the future use of LIBOR or a replacement rate. As of December 31, 2020, approximately 96% of our debt bore interest at variable rates. Most of our credit agreements were entered into in 2019 and 2020. Such credit agreements include a mechanism pursuant to which the underlying interest rate shall be determined according to the alternative index replacing LIBOR, as customary in the market at the time. Since there is still great uncertainty in the market with respect to the elimination of LIBOR and the potential transition to a replacement rate, the impact of such changes on our future debt repayment obligations, results of operations and financial condition remains uncertain.

Risks Related to the Business as a Public Company

We will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition and results of operations.

We face increased legal, accounting, administrative and other costs and expenses as a public company.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board (“PCAOB”) and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities we had not done previously. For example, we created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if our auditors identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It was also more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand our business and achieve certain strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

We may not be able to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act.

We were not previously subject to Section 404 of the Sarbanes-Oxley Act. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of us prior to becoming a public company. Section 404(a) of the Sarbanes-Oxley Act (“Section 404(a)”) requires that, beginning with the second annual report following the merger transaction through which we became a public company, management assess and report annually on the effectiveness of internal control over financial reporting and identify any material weaknesses in internal control over financial reporting. Additionally, Section 404(b) of the Sarbanes-Oxley Act (“Section 404(b)”) requires the independent registered public accounting firm to issue an annual report that addresses the effectiveness of internal control over financial reporting. We expect that our first Section 404(a) and 404(b) assessments will take place for our annual report for the year ending December 31, 2021. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that became applicable after becoming a public company. If we are not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our shares of common stock.

Risks Related to Our Organizational Structure

Our principal stockholders and management control us and their interests may conflict with yours in the future.

Our executive officers and directors and significant stockholders beneficially currently own approximately 67% of our outstanding voting stock. Each share of common stock entitles its holders to one vote on all matters presented to stockholders generally. Accordingly, those owners, if voting in the same manner, will be able to control the election and removal of our directors and thereby determine corporate and management policies, including potential mergers or acquisitions, payment of dividends, asset sales, amendment of the certificate of incorporation and bylaws and other significant corporate transactions for so long as they retain significant ownership. This concentration of ownership may delay or deter possible changes in control, which may reduce the value of an investment in the common stock. So long as they continue to own a significant amount of the combined voting power, even if such amount is less than 50%, they will continue to be able to strongly influence or effectively control our decisions.

Our corporate structure includes Israeli subsidiaries that may have adverse tax consequences and expose us to additional tax liabilities.

Our corporate structure includes Israeli subsidiaries that file tax returns in Israel. Israeli tax authorities may challenge positions taken by such subsidiaries with respect to its tax returns. To the extent such a challenge is sustained, this could increase our worldwide effective tax rate and adversely impact our financial position and results of operations. In addition, tax law or regulations in Israel may be amended and Israeli tax authorities may change their interpretations of existing tax law and regulations such that we may be subject to increased tax liabilities, including upon termination or liquidation of its Israeli subsidiaries. We may face additional tax liabilities in transferring cash through our Israeli subsidiaries by means of dividends or otherwise to support us, primarily due to withholding tax requirements imposed pursuant to the provisions of the Israeli tax law (which may be reduced under the provisions of the Convention between the Government of the United States of America and the Government of Israel with respect to Taxes on Income), which could have a material adverse effect on our business, financial condition and results of operations.

Our amended and restated certificate of incorporation designates specific courts as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Pursuant to our amended and restated certificate of incorporation, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any state law claim for (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of or based on a breach of a fiduciary duty owed by any director, officer or other employee of ours to us or our stockholders; (3) any action asserting a claim pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine (the “Delaware Forum Provision”). The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act or the Exchange Act. Our amended and restated certificate of incorporation further provides that unless we consent in writing to the selection of an alternative forum, the United States District Court in Delaware shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). In addition, our amended and restated certificate of incorporation provides that any person or entity purchasing or otherwise acquiring any interest in shares of common stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

We recognize that the Delaware Forum Provision and the Federal Forum Provision in our amended and restated certificate of incorporation may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clauses in our amended and restated certificate of incorporation may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court were “facially valid” under Delaware law, there is uncertainty as to whether courts in other jurisdictions will enforce the Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Court of Chancery of the State of Delaware may also issue different judgments than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Risks Related to Our Securities

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which is likely to negatively affect our business and the market price of our common stock.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in our implementation could cause us to fail to meet our reporting obligations. In addition, any testing conducted by us, or any testing conducted by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which is likely to negatively affect our business and the market price of our common stock.

We are required to comply with Section 404 of the Sarbanes-Oxley Act, which requires management to certify the effectiveness of its internal control over financial reporting. Section 404(a) requires that, beginning with our second annual report following the merger transaction, management assess and report annually on the effectiveness of its internal control over financial reporting and identify any material weaknesses in its internal control over financial reporting. Additionally, Section 404(b) requires the independent registered public accounting firm to issue a report annually that addresses the effectiveness of internal control over financial reporting. Our first Section 404(a) and 404(b) assessments are expected to take place for the annual report for the year ending December 31, 2021.

The market price and trading volume of our common stock may be volatile and could decline significantly.

The stock markets, including Nasdaq and the Tel Aviv Stock Exchange (“TASE”), on which we list our common stock, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for our common stock, the market price of our common stock may be volatile and could decline significantly. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the market price of our common stock as of the date of this prospectus. We cannot assure you that the market price of our common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this prospectus;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;

•	additions and departures of key personnel;

•	failure to comply with the requirements of Nasdaq or the TASE;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales or resales, or anticipated issuances, sales or resales, of our common stock;

•	publication of research reports about us, our sites or the convenience store industry generally;

•	the performance and market valuations of other similar companies;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community or trends caused by internet forums;

•	as a result of investors taking advantage of any arbitrage opportunity arising from discrepancies between the price of our common stock on Nasdaq and the TASE;

•	actual, potential or perceived control, accounting or reporting problems; and

•	changes in accounting principles, policies and guidelines.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us or the convenience store industry, our share price and trading volume could decline significantly.

The market for our common stock depends in part on the research and reports that securities or industry analysts publish about us, our business or our industry. As a new public company, we have had limited coverage from securities and industry analysts. If one or more of the analysts who cover us downgrade their opinions about our common stock, publish inaccurate or unfavorable research about us, or cease publishing about us regularly, demand for our common stock could decrease, which might cause our share price and trading volume to decline significantly. Additionally, if securities or industry analysts publish negative information regarding the industry generally or certain competitors of ours, this may affect the market price of all stocks in our sector, even if unrelated to our performance.

Sales of a substantial number of shares of our common stock in the public market could cause the price of our common stock to decline.

As of March 31, 2021, we had approximately 124.4 million shares of common stock outstanding and warrants to purchase approximately 18.4 million shares of common stock. Certain members of our board of directors, executive officers and their affiliates are subject to certain lock-up provisions, which were agreed to in connection with our business combination, with respect to an aggregate of approximately 42.6 million shares of our common stock, including vested stock options and warrants, through June 20, 2021.

We also intend to register shares of common stock that we may issue under our equity compensation plan. These shares may be sold freely in the public market upon issuance, subject to existing lock-up agreements and relevant vesting schedules, and applicable securities laws.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price.

Certain provisions in our amended and restated certificate of incorporation may limit stockholders’ ability to affect a change in management or control.

Our amended and restated certificate of incorporation includes certain provisions which may have the effect of delaying or preventing a future takeover or change in control that stockholders may consider to be in their best interests. Among other things, our amended and restated certificate of incorporation provides for a classified board of directors serving staggered terms of three years. Our equity plans and our officers’ employment agreements provide certain rights to plan participants and those officers, respectively, in the event of a change in control.

In the foreseeable future, we plan to reinvest all of our earnings and do not plan to pay dividends on our common stock.

In the foreseeable future, we plan to reinvest all of our earnings in order to pursue our business plan, cover operating costs and otherwise remain competitive. We do not plan to pay any cash dividends with respect to our common stock in the foreseeable future. There can be no assurance that we will, at any time, generate sufficient surplus cash that would be available for distribution to our stockholders as a dividend. Therefore, investors should not expect to receive cash dividends in the foreseeable future. Furthermore, any potential future dividends paid by GPM may partially flow through an Israeli company to us. As a result, the potential future dividends flowing through an Israeli company may be subject to Israeli tax liabilities, including withholding tax liabilities, thus reducing the earnings available to pay cash dividends.

Our common stock is listed in two markets and this may result in price variations that could affect the trading price of our common stock.

Our common stock is listed on Nasdaq and the TASE, both under the symbol “ARKO.” Trading in our common stock on these markets is made in different currencies (U.S. Dollars on Nasdaq and New Israeli Shekels on the TASE), and at different times (due to the different time zones, different trading days and different public holidays in the United States and Israel). The trading prices of our common stock on these two markets may differ due to these and other factors. Any decrease in the trading price of our common stock on one of these markets could cause a decrease in the trading price of our common stock on the other market.

While our common stock is listed on the TASE, there is no guarantee as to how long such listing will be maintained.

While our common stock is listed on the TASE pursuant to Chapter E’3 of the Israeli securities laws, we will have the exclusive right to delist our securities from the TASE, provided we furnish notice thereof three months in advance of such delisting. Additionally, holders of shares of our outstanding Series A Convertible Preferred Stock (as defined herein) do not currently have voting rights with respect to such shares; however, pursuant to the terms of the Series A Preferred Stock, holders of at least a majority of the outstanding shares of Series A Preferred Stock may deliver to us an election that would change all outstanding shares of Series A Preferred Stock from non-voting to voting, which, pursuant to TASE rules, would result in the delisting of our common stock on the TASE. If our common stock is delisted from the TASE, some holders of the common stock that is traded on the TASE may be required or will choose to sell their stock, which could result in a decline in the market price of our common stock.

USE OF PROCEEDS

All of the common stock and Private Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $57 million from the exercise of the Private Warrants and New Ares Warrants, assuming the exercise in full of all of the Private Warrants and New Ares Warrants for cash. We expect to use the net proceeds from the exercise of the Private Warrants and New Ares Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Private Warrants and New Ares Warrants. There is no assurance that the holders of the Private Warrants and New Ares Warrants will elect to exercise any or all of such Private Warrants and New Ares Warrants. To the extent that the Private Warrants and New Ares Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Private Warrants and New Ares Warrants will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of common stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq Capital Market under the symbol “ARKOW.”

We cannot currently determine the price or prices at which shares of our common stock or the Private Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our common stock and Public Warrants are currently listed on the Nasdaq Capital Market under the symbols “ARKO” and “ARKOW,” respectively. Our common stock is currently also listed on the TASE under the symbol “ARKO.” Prior to the consummation of the Business Combination, our common stock and our Public Warrants were listed on the Nasdaq Capital Market under the symbols “HYAC” and “HYACW,’ respectively. As of March 23, 2021, there were 23 holders of record of our common stock and 12 holders of record of our Warrants. We currently do not intend to list the Private Warrants offered hereby on any stock exchange or stock market.

Dividend Policy

We have not paid any cash dividends on the common stock to date. We may retain future earnings, if any, in order to pursue our business plan, cover operating costs and otherwise remain competitive, and have no current plans to pay cash dividends on the common stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information as of December 31, 2020 with respect to compensation plans under which any of our equity securities are authorized for issuance. This table includes information as of December 31, 2020 with respect to our equity securities under the ARKO Corp. 2020 Incentive Compensation Plan (the “2020 Plan”), which was approved by our stockholders in connection with the Business Combination and is our only equity compensation plan.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by securityholders	435,899	(1)	$—	12,413,166
Equity compensation plans not approved by securityholders	—		—	—

Total	435,899		$—	12,413,166

(1)

Represents shares of common stock held by a trustee in order to receive favorable tax treatment under Israel laws in accordance with and subject to the terms and conditions set forth in the Israeli Appendix attached to the 2020 Plan.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used in this section of the prospectus and not defined in this section of the prospectus have the respective meanings given to those terms as defined and included elsewhere in this prospectus. Terms specifically defined in this section have such meanings for purposes of this section of this prospectus.

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of ARKO and Empire as adjusted to give effect to:

•	the Empire Acquisition; and

•	Related financing transactions

The transactions above are collectively referred to as the “Transactions.” The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 give pro forma effect to the Transactions as if they had occurred on January 1, 2020.

The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read in conjunction with the following included elsewhere in this prospectus:

•	Empire’s unaudited condensed consolidated financial statements and related notes for the three and nine months ended September 30, 2020.

•	Empire’s audited consolidated financial statements and related notes for the year ended December 31, 2019.

•	ARKO’s audited consolidated financial statements and related notes for the year ended December 31, 2020.

•	ARKO’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Transactions.

The unaudited condensed combined pro forma adjustments reflecting the consummation of the Transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material.

Empire Petroleum Partners, LLC

Empire Petroleum Partners, LLC and its subsidiaries (“Empire”) was formed on June 15, 2011 as a Delaware limited liability company and commenced operations on July 7, 2011 when it acquired substantially all of the assets and liabilities of Empire Petroleum Holdings, LLC. Empire was one of the largest and most geographically diversified independent wholesale distributors of motor fuel in the United States. Empire’s motor fuel distribution network served retail fuel outlets primarily in its four core markets of the Southwest, East, North and Central regions of the United States.

Description of the Empire Acquisition

Following a purchase agreement entered into on December 17, 2019 (the “Purchase Agreement”) between a fully owned subsidiary of GPM, GPMP and unrelated third parties (the “Sellers”), on October 6, 2020 (the “Empire Closing Date”), the Empire Acquisition closed for the purchase of (i) the Sellers’ wholesale business of supplying fuel which included 1,453 gas stations operated by others (dealers) and (ii) 84 self-operated convenience stores and gas stations.

As part of the Empire Acquisition, on the Empire Closing Date, the Sellers: (i) sold to GPMP the rights according to agreements with fuel suppliers and all of the rights to supply fuel to 1,537 sites; (ii) sold to a subsidiary of GPM the fee simple ownership rights in 64 sites; (iii) assigned to various of GPM’s subsidiaries leases of 132 sites (including two vacant parcels and one non-operating site); (iv) leased to certain of GPM’s subsidiaries 34 sites (including one vacant parcel) that are valued at approximately $60 million that are owned by the Sellers; and (v) sold and assigned to various of GPM’s subsidiaries and GPMP the equipment, inventory, agreements, intangible assets and other rights with regard to the wholesale and retail businesses acquired (collectively, the “Acquired Operations”).

The consideration to the Sellers for the Acquired Operations, based on the Purchase Agreement and an amendment dated October 5, 2020, was as follows:

•

The consideration paid to the Sellers on the Empire Closing Date totaled approximately $353 million, and in addition, approximately $10.6 million was paid for the cash and inventory in the stores, net of deposit amounts and other collateral provided by the dealers, as of the Empire Closing Date (collectively, the “Empire Closing Consideration”). The Empire Closing Consideration is subject to post-closing adjustments.

•

On each of the first five anniversaries of the Empire Closing Date, the Sellers will be paid an amount of $4.0 million (total of $20.0 million) (the “Empire Additional Consideration”). If the Sellers will be entitled to amounts on account of the Empire Contingent Consideration (as defined below), these amounts will initially be applied to accelerate payments on account of the Empire Additional Consideration.

•

An amount of up to $45.0 million (the “Empire Contingent Consideration”) will be paid to the Sellers according to mechanisms set forth in the Purchase Agreement, with regard to the occurrence of the following events during the five years from the Empire Closing Date (the “Earnout Period”): (i) sale and lease to third parties or transfer to self-operation by GPM of sites which leases to third parties expired or are scheduled to expire during the Earnout Period, (ii) renewal of agreements with dealers at sites not leased or owned by GPM which agreements expired or are scheduled to expire during the Earnout Period, (iii) improvement in the terms of the agreements with fuel suppliers (with regard to the Acquired Operations and/or GPM’s sites as of the Empire Closing Date), (iv) improvement in the terms of the agreements with transportation companies (with regard to the Acquired Operations and/or GPM’s sites as of the Empire Closing Date), and (v) the closing of additional wholesale transactions that the Sellers has engaged in prior to the Empire Closing Date. The measurement and payment of the Contingent Consideration will be made once a year.

$350 million of the Empire Closing Consideration was paid by use of the Capital One Line of Credit. In addition, on the Empire Closing Date, in accordance with the Ares Credit Agreement, the Delayed Term Loan A in an amount of $63 million was provided to GPM, and was used for the payment of the balance of the Empire Closing Consideration and is to be used by GPM to finance working capital, other payments related to the Empire Acquisition, including payments on account of the Empire Additional Consideration and the Empire Contingent Consideration, at GPM’s discretion.

The Empire Acquisition was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, GPM has estimated the fair value of Empire’s assets acquired and liabilities assumed and conformed the accounting policies of Empire to its own accounting policies.

ARKO Corp.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2020

(Amounts in thousands, except per share data)

	ARKO Corp. (Historical)	Empire Petroleum Partners, LLC (Historical)	Acquisition Transaction Adjustments		Combined Pro Forma
Revenues:
Fuel revenue	$2,352,884	$1,105,626	$303,465	2b	$3,761,975
Merchandise revenue	1,494,342	73,459	(1,236)	2b	1,566,565
Other revenues, net	63,489	9,361	1,216	2b	74,066

Total revenues	3,910,715	1,188,446	303,445		5,402,606
Operating expenses:
Fuel costs	2,031,899	1,017,230	301,576	2b	3,350,705
Merchandise costs	1,088,032	53,339	(658)	2b	1,140,713
Store operating expenses	532,422	7,047	49,393	2b	591,225
			2,363	2a
General and administrative expenses	94,424	—	18,631	2b	112,153
			115	2c
			(1,017)	2d
Selling, general and administrative expenses	—	66,396	(66,396)	2b	—
Depreciation and amortization	74,396	24,905	(1,154)	2e	98,147

Total operating expenses	3,821,173	1,168,917	302,853		5,292,943

Other expenses (income), net	9,228	(3,716)	(65)	2b	5,447

Operating income	80,314	23,245	657		104,216
Interest and other financial income	1,245	—	—		1,245
Interest and other financial expenses	(51,673)	(11,898)	(1,915)	2f	(66,426)
			(295)	2g
			(645)	2h

Income (loss) before income taxes	29,886	11,347	(2,198)		39,035
Income tax benefit (expense)	1,499	(115)	675	2c	2,059
Loss from equity investment	(1,269)	—	—		(1,269)

Net income (loss)	$30,116	$11,232	$(1,523)		$39,825

Less: Net income attributable to non-controlling interests	16,929	—	—		16,929

Net income (loss) attributable to ARKO Corp.	$13,187	$11,232	$(1,523)		$22,896

Accretion of redeemable preferred stock	(3,120)				(3,120)
Series A redeemable preferred stock dividends	(157)				(157)

Net income attributable to common shareholders	$9,910				$19,619

Net earnings per share attributable to common shareholders—basic and diluted	$0.14				$0.28
Weighted average shares outstanding:
Basic and Diluted	71,074				71,074

Note 1. Basis of Pro Forma Presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to the Transactions’ accounting adjustments, which consist of those necessary to account for the Empire Acquisition.

The initial accounting treatment of the Empire Acquisition reflected in the unaudited pro forma condensed combined financial information is provisional as the Company has not yet finalized the initial accounting treatment of the Empire Acquisition, and in this regard, has not finalized the valuation of the fair value of the business acquisition consideration, some of the assets and liabilities acquired and the goodwill resulting from the acquisition, mainly due to the period of time between the Empire Closing Date and the date of this filing. Therefore, some of the fair value information is still provisional and changes may occur that will affect the information as included in this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the actual results of operations would have been had the Transactions taken place on the dates indicated, nor do they purport to project the future consolidated results of operations of ARKO. They should be read in conjunction with the respective historical audited and unaudited consolidated financial statements and notes thereto of ARKO and Empire, which are included elsewhere in this prospectus.

There were no significant intercompany transactions between ARKO and Empire for the period of these unaudited pro forma combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had ARKO and Empire filed consolidated income tax returns during the period presented.

Note 2. Unaudited Pro Forma Condensed Combined Statements of Operations Acquisition Transaction Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

a)

Reflects the impact of the adoption of ASC 842 – Lease Accounting with an increase to rental expense. In addition, simultaneously with the Empire Acquisition, certain of the GPM’s subsidiaries entered into lease agreements with the Sellers which are also reflected in these adjustments.

b)

Reflects adjustments to reclassify fuel taxes and certain Empire expenses to the corresponding ARKO classification and reflects the reclassification of Empire selling, general and administrative expenses into general and administrative expenses and store operating expenses, respectively.

c)

Reflects the reclassification of Empire franchise tax expenses into general and administrative expenses as well as the tax impact of each of the adjustments within Note 2a through 2h at a blended statutory rate of 25.5%.

d)	Reflects the reduction of compensation expense related to Empire’s executives, who were not retained.

e)

The following table summarizes the changes in the estimated depreciation and amortization expense (in thousands) primarily based on adjusting the basis in the acquired property and equipment to estimated fair value of $125.6 million and recording identifiable intangible assets of $205.3 million, as well as removing the amortization associated with Empire’s intangible assets:

Estimated amortization	$12,125
Estimated depreciation	11,626
Historical depreciation and amortization	(24,905)

Pro forma adjustment to depreciation and amortization	$(1,154)

f)

The Empire Closing Consideration was funded using $350 million drawn on the Capital One Line of Credit together with $63 million of proceeds from the Delayed Term Loan A. On the Empire Closing Date, the Capital One Line of Credit and Ares Delayed Term Loan A bore variable interest rates based on LIBOR plus a spread of 3.25% and 4.75%, respectively. Debt issuance costs of $5.2 million were incurred. GPM did not assume Empire’s outstanding debt. The adjustment reflects the elimination of historical interest expense and recording the interest expense associated with the new debt. Interest expense adjustment is reflected as follows (in thousands):

Estimated interest expense	$13,813
Historical interest expense	(11,898)

Pro forma adjustment to interest expense	$1,915

g)	Reflects the increase in interest expense associated with asset retirement obligations acquired.

h)	Reflects the increase in interest expense associated with financing leases assumed.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our results of operations and financial condition should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements based upon our current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

ARKO Corp. was incorporated under the laws of Delaware on August 26, 2020 for the purpose of facilitating the Business Combination, of Haymaker Acquisition Corp. II, a Delaware corporation (“Haymaker”), and Arko Holdings Ltd., a company organized under the laws of the State of Israel, which we refer to as Arko Holdings. Our shares of common stock, $0.0001 par value per share (“common stock”), and publicly-traded warrants were registered to trade on the Nasdaq Stock Market on December 22, 2020 and commenced trading on December 23, 2020, and our common stock is dual-listed on the Tel Aviv Stock Exchange (“TASE”). The main activity of Arko Holdings prior to the foregoing business combination was its holding, through its subsidiaries, of controlling rights in GPM Investments, LLC, a Delaware limited liability company, which we refer to as GPM, which is our operating entity and upon the consummation of the Business Combination became our indirect wholly owned subsidiary. Arko Holdings’ Bonds (Series C) had traded on the TASE since June 28, 2016 and were fully redeemed on March 30, 2021; consequently, Arko Holdings is no longer a reporting entity under Israeli securities laws.

Based in Richmond, VA, we are a leading independent convenience store operator and, as of the date of this prospectus, are the sixth largest convenience store chain in the United States ranked by store count, operating approximately 1,380 retail convenience stores. We operate the stores under 18 regional store brands including 1-Stop, Admiral, Apple Market®, BreadBox, E-Z Mart®, ExpressStop®, fas mart®, fastmarket®, Jiffi Stop®, Li’l Cricket, Next Door Store®, Roadrunner Markets, Rstore, Scotchman®, shore stop®, Town Star, Village Pantry® and Young’s. In addition, we also supply fuel to approximately 1,625 dealer-operated gas stations. We are well diversified geographically and operate across 33 states and the District of Columbia in the Mid-Atlantic, Midwestern, Northeastern, Southeastern and Southwestern United States.

We derive our revenue from the retail sale of fuel and the products offered in our stores, as well as the wholesale distribution of fuel. Our retail stores offer a wide array of cold and hot foodservice, beverages, cigarettes and other tobacco products, candy, salty snacks, grocery, beer and general merchandise. We have foodservice offerings at over 250 company-operated stores. The foodservice category includes hot and fresh foods, deli, fried chicken, bakery, pizza, roller grill items and other prepared foods. We offer a value food menu consisting of items such as hot dogs and chicken sandwiches. In addition, we operate over 70 branded quick service restaurants consisting of major national brands. Additionally, we provide a number of traditional convenience store services that generate additional income, including lottery, prepaid products, gift cards, money orders, ATMs, gaming, and other ancillary product and service offerings. We also generate revenues from car washes at approximately 100 of our locations.

Our reportable segments are described below.

Retail Segment

The retail segment includes the operation of a chain of retail stores, which includes convenience stores selling fuel products and other merchandise to retail customers. At our convenience stores, we own the merchandise and fuel inventory and employ personnel to manage the store.

Wholesale Segment

The wholesale segment supplies fuel to independent dealers, sub-wholesalers and bulk purchasers, on either a cost plus or consignment basis. For consignment arrangements, we retain ownership of the fuel inventory at the site, are responsible for the pricing of the fuel to the end consumer and share a portion of the gross profit earned from the sale of fuel by the consignment operators.

GPMP Segment

The GPMP segment includes the operations of GPM Petroleum LP (“GPMP”), which primarily sells and supplies fuel to GPM and its fuel-selling subsidiaries (both in the Retail and Wholesale segments) at GPMP’s cost of fuel (currently including taxes and certain transportation) plus a fixed margin.

Trends Impacting Our Business

We have achieved strong store growth over the last several years, primarily by implementing a highly successful acquisition strategy. From 2013 through the date of this prospectus, we completed 19 acquisitions. As a result, our store count has grown from 320 sites in 2011 to 2,949 sites as of March 31, 2021, of which 1,324 were operated as retail convenience stores and 1,625 supplied fuel to independently operated fueling stations. These strategic acquisitions have had, and we expect will continue to have, a significant impact on our reported results and can make period to period comparisons of results difficult. We completed our acquisition of the business of Empire Petroleum Partners, LLC, which business we refer to as Empire, in October 2020, which was significant and added 84 retail sites and 1,453 wholesale sites to our business (the “Empire Acquisition”). The Empire Acquisition was our only business acquisition in 2020. With our achievement of significant size and scale, we have added an additional focus of organic growth, including implementing company-wide marketing and merchandising initiatives, which we believe will result in significant value accretion to all the assets we have acquired. We believe that this complementary strategy will help further our growth through both acquisitions and organically and improve our results of operations.

The following table provides a history of our acquisitions, conversions and closings for the periods noted, for the retail and wholesale segments:

	For the three months ended March 31,
Retail Segment	2021	2020
Number of sites at beginning of period	1,330	1,272
Company-controlled sites converted to consignment locations and independent and lessee dealers, net	—	(1)
Closed, relocated or divested sites	(6)	—

Number of sites at end of period	1,324	1,271

	For the three months ended March 31,
Wholesale Segment	2021	2020
Number of sites at beginning of period	1,614	128
Newly opened or reopened sites	14	—
Consignment locations or independent and lessee dealers converted from Company-controlled sites, net	—	1
Closed, relocated or divested sites	(3)	(1)

Number of sites at end of period	1,625	128

There has been an ongoing trend in the convenience store industry focused on increasing and improving in-store foodservice offerings, including fresh foods, quick service restaurants or proprietary food offerings. We believe consumers may be more likely to patronize convenience stores that include such new and improved food offerings, which may also lead to increased inside merchandise sales or fuel sales for such stores. Although our foodservice sales have been negatively impacted during the COVID-19 pandemic, we believe this trend will reverse when the effects of the pandemic subside. Our current foodservice offering primarily consists of hot and fresh foods, deli, fried chicken, bakery, pizza, roller grill items and other prepared foods. We offer a value food menu consisting of items such as hot dogs and chicken sandwiches. We have historically relied upon a limited number of franchised quick service restaurants and in-store delis to drive customer traffic rather than other foodservice offerings. As a result, we believe that our under-penetration of foodservice presents an opportunity to expand foodservice offerings and margin in response to changing consumer behavior. In addition, we believe that continued investment in new technology platforms and applications to adapt to evolving consumer eating preferences, including contactless checkout, order ahead service, and delivery, will further drive growth in profitability.

Our operations are significantly impacted by the retail fuel margins we receive on gallons sold. While we expect our same store fuel sales volumes to remain stable over time, even though they were recently impacted by COVID-19, and the fuel margins we realize on those sales to remain stable, these fuel margins can change rapidly as they are influenced by many factors including: the price of refined products; interruptions in supply caused by severe weather; severe refinery mechanical failures for an extended period of time; and competition in the local markets in which we operate.

The cost of our main products, gasoline and diesel fuel, is greatly impacted by the wholesale cost of fuel in the United States. We attempt to pass along wholesale fuel cost changes to our customers through retail price changes; however, we are not always able to do so. The timing of any related increase or decrease in retail prices is affected by competitive conditions. As a result, we tend to experience lower fuel margins when the cost of fuel is increasing gradually over a longer period and higher fuel margins when the cost of fuel is declining or more volatile over a shorter period of time.

We also operate in a highly competitive retail convenience market that includes businesses with operations and services that are similar to those that are provided by us. We face significant competition from other large chain operators. In particular, large convenience store chains have increased their number of locations and remodeled their existing locations in recent years, enhancing their competitive position. We believe that convenience stores managed by individual operators who offer branded or non-branded fuel are also significant competitors in the market. The convenience store industry is also experiencing competition from other retail sectors including grocery stores, large warehouse retail stores, dollar stores and pharmacies.

Business Highlights

The Empire Acquisition contributed to the increase in our results of operations in the first quarter of 2021, primarily in the wholesale segment, as compared to the first quarter of 2020. Although the impact of the COVID-19 pandemic reduced total gallons sold thus far in 2021 as compared to 2020, higher fuel margins compared to the same period in 2020 resulted in improved results, partly due to less competitive pricing pressure on fuel. Increased merchandise contribution at same stores combined with an increase in other revenues also positively impacted 2021. General and administrative expenses increased in 2021, as compared to 2020, to support the Empire Acquisition.

Seasonality

Our business is seasonal, and our operating income in the second and third quarters has historically been significantly greater than in the first and fourth quarters as a result of the generally improved climate and seasonal buying patterns of our customers. Inclement weather, especially in the Midwest and Northeast regions of the United States during the winter months, can negatively impact our financial results.

Results of Operations for the three months ended March 31, 2021 and 2020

The period-to-period comparisons of our results of operations contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operation have been prepared using our consolidated interim financial statements and related notes included elsewhere in this prospectus. The following discussion should be read in conjunction with such interim consolidated financial statements and related notes.

COVID-19

An outbreak of coronavirus (“COVID-19”) began in China in December 2019 and subsequently spread throughout the world. On March 11, 2020, the World Health Organization declared COVID-19 as a pandemic. Throughout the pandemic, our convenience stores and independent outside operations have continued to operate and have remained open to the public because convenience store operations and gas stations have been deemed an essential business by numerous federal and state authorities, including the U.S. Department of Homeland Security, and therefore are exempt from many of the closure orders that were, or are currently, imposed on U.S. businesses.

The COVID-19 pandemic has generally impacted our results of operations positively, principally due to the significant increase in fuel margin, which more than offset a reduction in the number of gallons sold at gas stations as a result of the pandemic. Since the beginning of the first quarter of 2021, we have seen an increase in fuel volume as vaccinations have become available and COVID-19 cases have decreased in many areas. Businesses have continued to re-open, and customer traffic has increased.

Consolidated Results

The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, Haymaker was treated as the “acquired” company and Arko Holdings was considered the accounting acquirer for accounting purposes. Because Arko Holdings was deemed the accounting acquirer, upon the consummation of the Business Combination, the historical financial statements of Arko Holdings became the historical financial statements of the combined company. As a result, the financial statements included in this prospectus and discussed herein reflect the historical operating results of Arko Holdings prior to December 22, 2020, which was the date on which the Business Combination closed (the “Closing Date”) and our combined results, including those of Haymaker, following the Closing Date.

The table below shows our consolidated results for the three months ended March 31, 2021 and 2020, together with certain key metrics.

	For the three months ended March 31,
	2021	2020
	(in thousands)
Revenues:
Fuel revenue	$1,102,947	$563,041
Merchandise revenue	359,281	323,679
Other revenues, net	22,128	13,160

Total revenues	1,484,356	899,880
Operating expenses:
Fuel costs	1,012,798	499,803
Merchandise costs	260,754	239,091
Store operating expenses	144,938	128,830
General and administrative	26,713	18,893
Depreciation and amortization	24,242	17,071

Total operating expenses	1,469,445	903,688
Other expenses, net	1,672	4,176

Operating income (loss)	13,239	(7,984)
Interest and other financial expenses, net	(28,617)	(6,651)

Loss before income taxes	(15,378)	(14,635)
Income tax benefit	722	2,011
Loss from equity investment	(6)	(233)

Net loss	$(14,662)	$(12,857)

Less: Net income (loss) attributable to non-controlling interests	74	(2,401)

Net loss attributable to ARKO Corp.	$(14,736)	$(10,456)

Series A redeemable preferred stock dividends	(1,402)

Net loss attributable to common shareholders	$(16,138)

Fuel gallons sold	448,315	248,699
Fuel margin, cents per gallon[1]	20.1	25.4
Merchandise contribution[2]	98,527	84,588
Merchandise margin[3]	27.4%	26.1%
Adjusted EBITDA[4]	42,303	16,934

1	Calculated as fuel revenue less fuel costs divided by fuel gallons sold.
2	Calculated as merchandise revenue less merchandise costs.
3	Calculated as merchandise contribution divided by merchandise revenue.
4	Refer to Use of Non-GAAP Measures below for discussion of this non-GAAP performance measure and related reconciliation.

Three Months Ended March 31, 2021 versus Three Months Ended March 31, 2020

For the three months ended March 31, 2021, fuel revenue increased by $539.9 million, or 95.9%, compared to the first quarter of 2020. The increase in fuel revenue was attributable primarily to incremental gallons sold related to the Empire Acquisition, which was partially offset by fewer gallons sold in the first quarter of 2021 primarily due to the COVID-19 pandemic, as the pandemic did not have a significant impact on our results until the second half of March 2020.

For the three months ended March 31, 2021, merchandise revenue increased by $35.6 million, or 11.0%, compared to the first quarter of 2020 primarily due to an increase in same store merchandise sales and the Empire Acquisition.

For the three months ended March 31, 2021, other revenue increased by $9.0 million, or 68.1%, compared to the first quarter of 2020 primarily related to the Empire Acquisition and increased income from lottery commissions and temporary allowance for gaming machines in Virginia.

For the three months ended March 31, 2021, total operating expenses increased by $565.8 million, or 62.6%, compared to the first quarter of 2020. Fuel costs increased $513.0 million, or 102.6%, compared to the first quarter of 2020 due to fuel sold at a higher average cost and higher volumes. Merchandise costs increased $21.7 million, or 9.1%, compared to the first quarter of 2020, primarily due to the Empire Acquisition as well as a corresponding increase in same store merchandise sales. For the three months ended March 31, 2021, store operating expenses increased $16.1 million, or 12.5%, compared to the first quarter of 2020 due to incremental expenses coming from the Empire Acquisition and a slight increase in expenses at same stores.

For the three months ended March 31, 2021, general and administrative expenses increased $7.8 million, or 41.4%, compared to the first quarter of 2020, primarily due to those expenses associated with the acquired Empire business, annual wage increases and stock compensation expenses.

For the three months ended March 31, 2021, depreciation and amortization expenses increased $7.2 million, or 42.0%, compared to the first quarter of 2020 primarily due to assets acquired in the previous twelve month period, largely related to the Empire Acquisition.

For the three months ended March 31, 2021, other expenses, net decreased by $2.5 million compared to the first quarter of 2020 primarily due to a $0.9 million decrease in acquisition costs and a $2.0 million reduction in losses on disposal of assets and impairment charges in 2021.

Operating income was $13.2 million for the three months ended March 31, 2021, compared to an operating loss of $8.0 million for the first quarter of 2020. The increase was primarily due to strong fuel and merchandise results along with incremental income from the Empire Acquisition, partially offset by an increase in general and administrative, depreciation and amortization expenses.

For the three months ended March 31, 2021, interest and other financing expenses, net increased by $22.0 million compared to the first quarter of 2020 primarily related to higher interest expense from greater debt outstanding in 2021, $4.5 million additional interest for the early redemption of the Bonds (Series C), $12.1 million for interest expense related to fair value adjustments for the Public Warrants, Private Warrants and Deferred Shares and a net period-over-period decrease in foreign currency gains recorded of $1.8 million.

For the three months ended March 31, 2021, the income tax benefit was $0.7 million compared to $2.0 million in the three months ended March 31, 2020.

Net income (loss) attributable to non-controlling interests primarily represented minority interests prior to the Closing Date.

For the three months ended March 31, 2021, net loss attributable to the Company was $14.7 million compared to $10.5 million in the three months ended March 31, 2020.

For the three months ended March 31, 2021, Adjusted EBITDA was $42.3 million compared to $16.9 million for the three months ended March 31, 2020. The Empire Acquisition contributed approximately $13 million of incremental Adjusted EBITDA for the first quarter of 2021. Increased merchandise contribution at same stores also positively impacted 2021. Additionally, although the impact of the COVID-19 pandemic reduced gallons sold in the first quarter of 2021 as compared to the first quarter of 2020, the significant increase in fuel margin compared to the same period in 2020 contributed to increased Adjusted EBITDA in the first quarter of 2021. These increases were partially offset by an increase in general and administrative expenses to support the Empire Acquisition.

Segment Results

Retail Segment

The table below shows the results of the Retail segment for the three months ended March 31, 2021 and 2020, together with certain key metrics for the segment.

	For the three months ended March 31,
	2021	2020
	(in thousands)
Revenues:
Fuel revenue	$576,304	$532,886
Merchandise revenue	359,281	323,679
Other revenues, net	16,977	11,700

Total revenues	952,562	868,265
Operating expenses:
Fuel costs	515,136	481,751
Merchandise costs	260,754	239,091
Store operating expenses	136,325	126,012

Total operating expenses	912,215	846,854

Operating income	$40,347	$21,411

Fuel gallons sold	226,112	234,815
Same store fuel gallons sold decrease (%)[1]	(13.8%)	(7.4%)
Fuel margin, cents per gallon[2]	32.1	26.3
Same store merchandise sales increase (%)[1]	6.0%	0.2%
Same store merchandise sales excluding cigarettes increase (decrease) (%)[1]	9.2%	(0.5%)
Merchandise contribution[3]	98,527	84,588
Merchandise margin[4]	27.4%	26.1%

1

Same store is a common metric used in the convenience store industry. We consider a store a same store beginning in the first quarter in which the store has a full quarter of activity in the prior year. Refer to “Use of Non-GAAP Measures” below for discussion of this measure.

2	Calculated as fuel revenue less fuel costs divided by fuel gallons sold; excludes the estimated fixed margin paid to GPMP for the cost of fuel.
3	Calculated as merchandise revenue less merchandise costs.
4	Calculated as merchandise contribution divided by merchandise revenue.

Three Months Ended March 31, 2021 versus Three Months Ended March 31, 2020

Retail Revenues

For the three months ended March 31, 2021, fuel revenue increased by $43.4 million, or 8.1%, compared to the first quarter of 2020. The Empire Acquisition contributed an additional 27.2 million gallons sold, or approximately $71.5 million in fuel revenue. The increase in fuel revenue was also attributable to a $0.28 per gallon increase in the average retail price of fuel in the first quarter of 2021 as compared to the comparable period in 2020. However, gallons sold at same stores were down, primarily due to the COVID-19 pandemic, approximately 13.8%, or 31.7 million gallons, which was a decrease of 12.8% when the first quarter of 2020 (to eliminate the effect of the 2020 leap year) was adjusted to be based on 90 days. Additionally, retail stores closed over the last 12 months to optimize profitability negatively impacted gallons sold.

For the three months ended March 31, 2021, merchandise revenue increased by $35.6 million, or 11.0%, compared to the first quarter of 2020. The Empire Acquisition contributed an additional $23 million of merchandise revenue. Same store merchandise sales increased $19.0 million, or 6.0%, for the first quarter of 2021 compared to the first quarter of 2020, which was an increase of 7.2% when the first quarter of 2020 (which was a leap year) was adjusted to be based on 90 days. Same store merchandise sales increased primarily due to higher grocery, packaged beverages, other tobacco products, cigarettes and beer and wine revenue from benefits of planogram initiatives and fact-based data to react to changing consumer needs. In addition, 2021 benefited from an overall increase in the consumer market basket and consumer demand shifting from other retail channels to convenience stores. Offsetting these increases was a decrease in merchandise revenue from underperforming stores closed or converted to dealer-owned sites.

For the three months ended March 31, 2021, other revenues, net increased by $5.3 million, or 45.1%, compared to the first quarter of 2020 primarily related to the Empire Acquisition, higher lottery commissions and temporary allowances for gaming machines in Virginia.

Retail Operating Income

For the three months ended March 31, 2021, fuel margin increased compared to the same period in 2020 primarily related to incremental fuel profit from the Empire Acquisition of approximately $10.5 million which was slightly offset by a slight decrease in same store fuel profit of $0.1 million (excluding intercompany charges by GPMP). Fuel margin per gallon at same stores for 2021 was significantly higher at 31.2 cents per gallon, as compared to 26.9 cents per gallon for 2020, primarily due to less competitive pressure on fuel retail prices due to reductions in fuel volume, which allowed for margin expansion.

For the three months ended March 31, 2021, merchandise contribution increased $13.9 million, or 16.5%, compared to the same period in 2020 and merchandise margin increased to 27.4% as compared to 26.1% in the prior period. The increase was due to $6.8 million in incremental merchandise contribution from the Empire Acquisition and an increase in merchandise contribution at same stores of $8.2 million. Merchandise contribution at same stores increased in 2021 primarily due to a shift in product mix with a lower reliance on cigarettes and higher contribution from packaged beverages and other center-store items. The first quarter of 2020 was negatively impacted by a change in sales mix which began in March 2020 as consumers pantry loaded lower margin items due to the COVID-19 pandemic. Merchandise margin at same stores was 27.2% in the first quarter of 2021 compared to 26.2% in the first quarter of 2020.

For the three months ended March 31, 2021, store operating expenses increased $10.3 million, or 8.2%, compared to the three months ended March 31, 2020 due to incremental expenses related to the Empire Acquisition and a slight increase in expenses at same stores. Store operating expenses were also reduced from underperforming stores closed or converted to dealer-owned sites.

Wholesale Segment

The table below shows the results of the Wholesale segment for the three months ended March 31, 2021 and 2020, together with certain key metrics for the segment.

	For the three months ended March 31,
	2021	2020
	(in thousands)
Revenues:
Fuel revenue	$525,488	$28,938
Other revenues, net	4,939	1,283

Total revenues	530,427	30,221
Operating expenses:
Fuel costs	518,929	28,017
Store operating expenses	9,190	1,926

Total operating expenses	528,119	29,943

Operating income	$2,308	$278

Fuel gallons sold—non-consignment agent locations	183,645	7,527
Fuel gallons sold—consignment agent locations	37,911	5,589
Fuel margin, cents per gallon[1]—non-consignment agent locations	5.1	6.0
Fuel margin, cents per gallon[1]—consignment agent locations	21.9	19.1

1	Calculated as fuel revenue less fuel costs divided by fuel gallons sold; excludes the estimated fixed margin paid to GPMP for the cost of fuel.

Three Months Ended March 31, 2021 versus Three Months Ended March 31, 2020

Wholesale Revenues

For the three months ended March 31, 2021, fuel revenue increased by $496.6 million compared to the first quarter of 2020, of which approximately $413.2 million of the increase was attributable to non-consignment agent locations. Wholesale gallons sold increased by 208.4 million due to an incremental 207.2 million gallons from the Empire Acquisition which resulted in approximately $488.4 million of incremental fuel revenues. Wholesale revenues also benefited from an increase in the average price of fuel in 2021 as compared to 2020.

Wholesale Operating Income

For the three months ended March 31, 2021, fuel contribution increased approximately $16.2 million (excluding intercompany charges by GPMP) with the Empire Acquisition accounting for approximately $16.0 million of the increase. Although fuel contribution at non-consignment agent locations increased by $8.9 million (excluding intercompany charges by GPMP), fuel margin decreased over the first quarter of 2020 primarily due to the mix of wholesale fuel supply contracts acquired in the Empire Acquisition which tend to be priced with lower margins as compared to our existing wholesale fuel supply contracts. Fuel contribution at consignment agent locations increased $7.3 million (excluding intercompany charges by GPMP) and fuel margin increased over 2020 primarily due to less competitive pressure on fuel retail prices due to reductions in fuel volume which allowed for margin expansion.

For the three months ended March 31, 2021, store operating expenses increased $7.3 million compared to the three months ended March 31, 2020 primarily due to the Empire Acquisition.

GPMP Segment

The table below shows the results of the GPMP segment for the three months ended March 31, 2021 and 2020, together with certain key metrics for the segment.

	For the three months ended March 31,
	2021	2020
	(in thousands)
Revenues:
Fuel revenue—inter-segment	$819,467	$379,125
Fuel revenue—external customers	1,155	1,217
Other revenues, net	255	215

Total revenues	820,877	380,557
Operating expenses:
Fuel costs	798,200	369,160
General and administrative expenses	711	768
Depreciation and amortization	1,843	1,843

Total operating expenses	800,754	371,771

Operating income	$20,123	$8,786

Fuel gallons sold—inter-segment	448,027	248,238
Fuel gallons sold—external customers	647	768
Fuel margin, cents per gallon[1]	5.0	4.5

1	Calculated as fuel revenue less fuel costs divided by fuel gallons sold.

Three Months Ended March 31, 2021 versus Three Months Ended March 31, 2020

GPMP Revenues

For the three months ended March 31, 2021, fuel revenue increased by $440.3 million compared to the first quarter of 2020. The increase in fuel revenue was attributable to an increase in gallons sold and an increase in average price compared to the first quarter of 2020.

For the three months ended March 31, 2021 and 2020, other revenues, net were $0.3 million and $0.2 million, respectively, and primarily related to rental income from certain sites leased to independent dealers.

GPMP Operating Income

Fuel margin increased by $11.2 million for the first quarter of 2021, as compared to the first quarter of 2020, primarily due to additional gallons sold to the retail and wholesale segments at a fixed margin, which increased from 4.5 cents per gallon to 5.0 cents per gallon in the fourth quarter of 2020.

For the three months ended March 31, 2021, total general, administrative, depreciation and amortization expenses were consistent with those in the comparable prior period.

Results of Operations for the years ended December 31, 2020, 2019 and 2018

The period-to-period comparisons of our results of operations contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operation have been prepared using our audited consolidated annual financial statements and related notes included elsewhere in this prospectus. The following discussion should be read in conjunction with such audited annual consolidated financial statements and related notes.

Consolidated Results

The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, Haymaker was treated as the “acquired” company and Arko Holdings was considered the accounting acquirer for accounting purposes. Because Arko Holdings was deemed the accounting acquirer, upon the consummation of the Business Combination, the historical financial statements of Arko Holdings became the historical financial statements of the combined company. As a result, the financial statements included below reflect the historical operating results of Arko Holdings prior to the Closing Date and our combined results, including those of Haymaker, following the Closing Date.

The table below shows our consolidated results for the years ended December 31, 2020, 2019 and 2018, together with certain key metrics.

	For the year ended December 31,
	2020	2019	2018
	(in thousands)
Revenues:
Fuel revenue	$2,352,884	$2,703,440	$2,734,538
Merchandise revenue	1,494,342	1,375,438	1,281,611
Other revenues, net	63,489	49,812	48,734

Total revenues	3,910,715	4,128,690	4,064,883
Operating expenses:
Fuel costs	2,031,899	2,482,472	2,517,302
Merchandise costs	1,088,032	1,002,922	935,936
Store operating expenses	532,422	506,524	470,444
General and administrative	94,424	69,311	62,017
Depreciation and amortization	74,396	62,404	53,814

Total operating expenses	3,821,173	4,123,633	4,039,513

Other expenses (income), net	9,228	3,733	(10,543)

Operating income	80,314	1,324	35,913
Interest and other financial expenses, net	(50,428)	(41,812)	(19,931)

Income (loss) before income taxes	29,886	(40,488)	15,982
Income tax benefit (expense)	1,499	(6,167)	7,933
Loss from equity investment	(1,269)	(507)	(451)

Net income (loss)	$30,116	$(47,162)	$23,464

Less: Net income (loss) attributable to non-controlling interests	16,929	(3,623)	12,498

Net income (loss) attributable to ARKO Corp.	$13,187	$(43,539)	$10,966

Less: Accretion and dividends of redeemable preferred stock	(3,277)	—	—

Net income (loss) attributable to common shareholders	$9,910	$(43,539)	$10,966

Fuel gallons sold	1,207,296	1,108,155	1,053,419
Fuel margin, cents per gallon[1]	26.6	19.9	20.6
Merchandise contribution[2]	406,310	372,516	345,675
Merchandise margin[3]	27.2%	27.1%	27.0%
Adjusted EBITDA, net of incremental bonuses[4]	$183,392	$78,159	$81,842

1	Calculated as fuel revenue less fuel costs divided by fuel gallons sold.
2	Calculated as merchandise revenue less merchandise costs.
3	Calculated as merchandise margin divided by merchandise revenue.
4	Refer to “Use of Non-GAAP Measures” below for discussion of this measure and related reconciliation.

For the year ended December 31, 2020 compared to the year ended December 31, 2019

For the year ended December 31, 2020, fuel revenue decreased by $350.6 million, or 13.0%, compared to 2019. The decrease in fuel revenue was attributable to the decrease in the average retail price of fuel in 2020 as compared to 2019, as well as a reduction in the number of gallons sold, primarily as a result of the COVID-19 pandemic, which was offset by incremental gallons sold related to the Empire Acquisition and the 2019 acquisitions.

For the year ended December 31, 2020, merchandise revenue increased by $118.9 million, or 8.6%, compared to 2019, primarily due to the Empire Acquisition and the 2019 acquisitions, as well as due to an increase in same stores merchandise sales.

For the year ended December 31, 2020, other revenues, net increased by $13.7 million, or 27.5%, compared to 2019, primarily related to the Empire Acquisition and the 2019 acquisitions and increased income from lottery commissions and temporary allowance for gaming machines in Virginia.

For the year ended December 31, 2020, total operating expenses decreased by $302.5 million, or 7.3%, as compared to 2019. Fuel costs decreased $450.6 million, or 18.2%, as compared to 2019 due to fuel sold at a lower average cost. Merchandise costs increased $85.1 million, or 8.5%, as compared to 2019, primarily due to the Empire Acquisition and the 2019 acquisitions, as well as a corresponding increase in same stores merchandise sales. Store operating expenses increased $25.9 million, or 5.1%, as compared to 2019 primarily due to incremental expenses related to the Empire Acquisition and the 2019 acquisitions, which were partially offset by a decrease in expenses at same stores.

For 2020, general and administrative expenses increased $25.1 million, or 36.2%, as compared to 2019, primarily due to annual wage increases, expenses to support our recent acquisitions and certain costs related to the Business Combination that could not be capitalized. General and administrative expenses for 2020 also included $7.8 million in incremental bonuses earned in 2020 due to our performance.

Depreciation and amortization expenses for 2020 increased $12.0 million, or 19.2%, as compared to 2019 primarily due to assets acquired during 2020 and 2019 related largely to the Empire Acquisition and the 2019 acquisitions.

For the year ended December 31, 2020, other expenses, net increased by $5.5 million, as compared to 2019 primarily due to a gain on sale-leaseback and bargain gain of $6.5 million recognized in 2019 and an additional $1.2 million in losses on disposal of assets and impairment charges in 2020, partially offset by a decrease in acquisition costs of $0.4 million and an adjustment to contingent consideration of $1.3 million.

Operating income was $80.3 million for the year ended December 31, 2020, as compared to $1.3 million for 2019. The increase in 2020 was primarily due to strong fuel and merchandise results, which also benefited from the Empire Acquisition and the 2019 acquisitions, partially offset by increased general, administrative, depreciation and amortization expenses in 2020, as described above.

For the year ended December 31, 2020, interest and other financing expenses, net increased by $8.6 million compared to 2019 primarily related to higher interest expense from greater debt outstanding in 2020 and $0.5 million in deferred financing costs written off, which was partially offset by a net period-over-period decrease in foreign currency losses recorded of $3.4 million primarily as all NIS denominated loans were paid off in February 2020.

For the year ended December 31, 2020, income tax was a benefit of $1.5 million compared to expense of $6.2 million in 2019. In 2019, a valuation allowance was recorded on the deferred tax assets of the US subsidiaries based on cumulative three-year loss. In 2020, this valuation allowance was released due to forecasted taxable income and actual 2020 results.

Net income (loss) attributable to non-controlling interests represented minority interests prior to the Closing Date.

For the year ended December 31, 2020, Adjusted EBITDA, net of incremental bonuses was $183.4 million, as compared to $78.2 million for the year ended December 31, 2019. The 2020 and 2019 acquisitions contributed approximately $16 million of incremental Adjusted EBITDA in 2020. Although the impact of COVID-19 reduced gallons sold in 2020, the significant increase in fuel margin compared to the same period in 2019 contributed to increased Adjusted EBITDA in 2020. Increased merchandise contribution at same stores combined with a reduction in expenses also positively impacted 2020. These increases were partially offset by an increase in general and administrative expenses to support the recent acquisitions and increased incentive accruals for bonuses due to our performance in 2020 and certain costs related to the Business Combination that could not be capitalized.

For the year ended December 31, 2020, our redeemable preferred stock was accreted to its full redemption value, which reduced net income attributable to common shareholders by $3.1 million.

For the year ended December 31, 2019 compared to the year ended December 31, 2018

For the year ended December 31, 2019, fuel revenue decreased by $31.1 million, or 1.1%, as compared to 2018. The decrease in fuel revenue was attributable to the decrease in the average retail price of fuel in 2019 as compared to 2018, which was partially offset by a greater number of gallons sold primarily due to the 2019 and 2018 acquisitions.

For the year ended December 31, 2019, merchandise revenue increased by $93.8 million, or 7.3%, as compared to 2018, primarily due to the 2019 and 2018 acquisitions and an increase in same stores merchandise sales.

For the year ended December 31, 2019, other revenue increased by $1.1 million, as compared to 2018, primarily related to the 2019 and 2018 acquisitions.

For the year ended December 31, 2019, total operating expenses increased by $84.1 million, or 2.1%, as compared to 2018. Fuel costs decreased $34.8 million, or 1.4%, compared to 2018, primarily due to fuel sold at a lower average cost, which was partially offset by higher volumes. Merchandise costs increased $67.0 million, or 7.2%, as compared to 2018. Store operating expenses increased $36.1 million, or 7.7%, as compared to 2018, primarily due to incremental expenses from the 2019 and 2018 acquisitions.

General and administrative expenses in 2019 increased $7.3 million, or 11.8%, as compared to 2018, primarily due to incremental headcount and related employee benefits required to support organizational growth arising from the E-Z Mart Acquisition, other personnel investments and annual wage increases.

For 2019, depreciation and amortization expenses increased $8.6 million, or 16.0%, over 2018, primarily due to assets acquired during 2018 and 2019.

For the year ended December 31, 2019, other expenses (income), net increased by $14.3 million over 2018 primarily due to a $24.0 million gain on bargain purchase recognized in 2018 as a result of the E-Z Mart Acquisition and an increase in losses on disposal of assets and impairment charges of $3.2 million, offset by a decrease in acquisition costs of $1.8 million and a gain on sale-leaseback of $6.0 million recognized in 2019.

Operating income was $1.3 million for the year ended December 31, 2019, as compared to $35.9 million in 2018, primarily due to increased general, administrative, depreciation and amortization expenses and the reduction in other income associated with the $24.0 million gain on bargain purchase in 2018.

For the year ended December 31, 2019, interest and other financing expenses, net increased by $21.9 million, as compared to 2018. The increase was primarily related to $10.2 million in foreign currency losses recorded in 2019 compared to $9.2 million in foreign currency gains recorded in 2018 and greater debt outstanding in 2019.

For the year ended December 31, 2019, income tax expense was approximately $6.2 million compared to an income tax benefit of approximately $7.9 million in 2018.

For the year ended December 31, 2019, Adjusted EBITDA was $78.2 million, as compared to $81.8 million for 2018. The 2019 and 2018 acquisitions contributed approximately $7 million of incremental Adjusted EBITDA in 2019, not including incremental general and administrative expenses associated with these acquisitions. These increases were offset by an approximately $9.0 million decrease in fuel margin at same stores in 2019 primarily due to market variables in the fourth quarter of 2019. Investments in personnel to support marketing and merchandising initiatives and organizational growth arising from acquisitions also reduced Adjusted EDITDA in 2019.

Segment Results

Retail Segment

The table below shows the results of the Retail segment for the years ended December 31, 2020, 2019 and 2018, together with certain key metrics for the segment.

	For the year ended December 31,
	2020	2019	2018
	(in thousands)
Revenues:
Fuel revenue	$1,940,303	$2,537,455	$2,558,018
Merchandise revenue	1,494,342	1,375,438	1,281,611
Other revenues, net	53,424	43,882	42,044

Total revenues	3,488,069	3,956,775	3,881,673
Operating expenses:
Fuel costs	1,684,611	2,369,137	2,390,367
Merchandise costs	1,088,032	1,002,922	935,936
Store operating expenses	515,426	494,262	464,329

Total operating expenses	3,288,069	3,866,321	3,790,632

Operating income	$200,000	$90,454	$91,041

Fuel gallons sold	937,095	1,039,993	984,686
Same stores fuel gallons sold decrease (%) [2]	(16.5%)	(1.8%)	(2.3%)
Fuel margin, cents per gallon [1]	31.9	20.7	21.5
Same stores merchandise sales increase (%) [2]	3.5%	1.0%	1.3%
Merchandise contribution[3]	$406,310	$372,516	$345,675
Merchandise margin[4]	27.2%	27.1%	27.0%

1	Calculated as fuel revenue less fuel costs divided by fuel gallons sold; excludes the estimated fixed margin paid to GPMP for the cost of fuel.

2

Same stores merchandise sales is a common metric used in the convenience store industry. We consider a store a same store beginning in the first quarter in which the store has a full quarter of activity in the prior year. Refer to “Use of Non-GAAP Measures” below for discussion of this measure.

3	Calculated as merchandise revenue less merchandise costs.
4	Calculated as merchandise margin divided by merchandise revenue.

For the year ended December 31, 2020 compared to the year ended December 31, 2019

Retail Revenues

For the year ended December 31, 2020, fuel revenue decreased by $597.2 million, or 23.5%, as compared to 2019. The Empire Acquisition and the 2019 acquisitions contributed an aggregate of 78.3 million additional gallons sold. However, gallons sold at same stores decreased by approximately 16.5%, or 167.7 million, primarily due to the COVID-19 pandemic and managing both volume and margin to optimize fuel margin. Additionally, retail stores closed during the year negatively impacted gallons sold. The decrease in fuel revenue was also attributable to a $0.37 per gallon decrease in the average retail price of fuel in 2020 as compared to 2019.

For the year ended December 31, 2020, merchandise revenue increased by $118.9 million, or 8.6%, as compared to 2019. The Empire Acquisition and the 2019 acquisitions contributed an additional $92.4 million in merchandise revenue. Same stores merchandise sales increased $47.1 million, or 3.5%, for 2020 as compared to 2019, with an increase of 4.5% in the period from April through December 2020, as compared to the same period in 2019. Same stores merchandise sales increased primarily due to higher grocery, packaged beverages, other tobacco products, cigarettes and beer and wine revenue from benefits of planogram initiatives and fact-based data to react to changing consumer needs along with the introduction of high demand essential products such as face masks and hand sanitizer. In addition, there was an overall increase in the consumer market basket as stay at home orders related to COVID-19 began to be eased in May 2020 and consumer demand shifted from other retail channels to convenience stores. Offsetting these increases was a decrease in merchandise revenue from underperforming stores closed or converted to dealer-owned sites.

For the year ended December 31, 2020, other revenues, net increased by $9.5 million, or 21.7%, from 2019 primarily related to the Empire Acquisition and the 2019 acquisitions and higher lottery commissions and temporary allowances for gaming machines in Virginia.

Retail Operating Income

For the year ended December 31, 2020, fuel margin increased over 2019 due to an increase in same stores fuel profit of $59.9 million (excluding intercompany charges by GPMP) combined with incremental fuel profit from the Empire Acquisition and the 2019 acquisitions. Fuel margin per gallon at same stores for 2020 was significantly higher at 31.8 cents per gallon, as compared to 20.7 cents per gallon for 2019, partly due to the impact of lower fuel costs, which dropped significantly at the beginning of March 2020 and continued through the end of April 2020, and remained lower throughout the year, as compared to 2019, together with less competitive pressure on fuel retail prices due to reductions in fuel volume, which allowed for margin expansion.

For the year ended December 31, 2020, merchandise contribution increased $33.8 million, or 9.1%, as compared to 2019, and merchandise margin was 27.2% in 2020, as compared to 27.1% in 2019. The increase was due to incremental merchandise contribution from the Empire Acquisition and the 2019 acquisitions and an increase in merchandise contribution at same stores of $14.2 million. Merchandise contribution at same stores increased over the course of the second, third and fourth quarters of 2020 due to merchandising and marketing initiatives implemented. These increases were partially offset by lower merchandise revenues and a change in sales mix in March 2020 through mid-May 2020 as consumers pantry loaded lower margin items due to the COVID-19 pandemic. Merchandise margin at same stores was 27.1% in 2020 compared to 27.0% in 2019.

For the year ended December 31, 2020, store operating expenses increased $21.2 million, or 4.3%, as compared to 2019 due to incremental expenses related to the Empire Acquisition and the 2019 acquisitions, which were partially offset by a decrease in expenses at same stores, particularly from lower credit card expenses and maintenance costs. Store operating expenses were also reduced from underperforming stores closed or converted to dealer-owned sites.

For the year ended December 31, 2019 compared to the year ended December 31, 2018

Retail Revenues

For the year ended December 31, 2019, fuel revenue in the retail segment decreased by $20.6 million, or 0.8%, as compared to 2018. The 2019 and 2018 acquisitions contributed an additional 85.5 million gallons sold. However, gallons sold at same stores were down approximately 1.8%, or 17.0 million gallons, primarily due to market conditions (particularly in the fourth quarter of 2019) and managing both volume and margin to optimize fuel margin. Additionally, retail stores closed to optimize profitability negatively impacted gallons sold. The decrease in fuel revenue was also attributable to a $0.16 per gallon decrease in the average retail price of fuel in 2019 as compared to 2018.

For the year ended December 31, 2019, merchandise revenue increased by $93.8 million, or 7.3%, as compared to 2018. The 2019 and 2018 acquisitions contributed an additional $106 million. Same stores merchandise sales increased $12.1 million, or 1.0%, primarily due to higher other tobacco products revenue given an increase in demand, as well as higher packaged beverages, beer and wine revenue following benefits from the loyalty program, planogram initiatives and the strategy to lower cigarette prices to enhance customer traffic. Offsetting these increases was a decrease in merchandise revenue from underperforming stores closed or converted to dealer-owned sites.

For the year ended December 31, 2019, other revenue increased by $1.8 million over 2018 primarily related to the 2019 and 2018 acquisitions.

Retail Operating Income

For the year ended December 31, 2019, fuel margin increased as compared to 2018 primarily related to incremental fuel margin of $14.8 million from the 2019 and 2018 acquisitions (excluding intercompany charges by GPMP). In comparison to 2018, same stores fuel gross profit decreased $9.0 million (excluding intercompany charges by GPMP). Fuel margin per gallon at same stores was lower than 2018 at 21.2 cents per gallon, as compared to 21.8 cents per gallon, primarily due to market variables in the fourth quarter of 2019.

For the year ended December 31, 2019, merchandise contribution increased $26.8 million, or 7.8%, as compared to 2018, and overall merchandise margin was 27.1% as compared to 27.0% in 2018. The increase was primarily due to incremental contribution of $29 million from the 2019 and 2018 acquisitions. Merchandise margin at same stores was 26.7% in 2019 compared to 26.8% in 2018.

For the year ended December 31, 2019, store operating expenses increased $29.9 million, or 6.4%, as compared to 2018 primarily due to incremental expenses coming from the 2019 and 2018 acquisitions. Store operating expenses were also reduced from underperforming stores closed or converted to dealer-owned sites.

Wholesale Segment

The table below shows the results of the Wholesale segment for the years ended December 31, 2020, 2019 and 2018, together with certain key metrics for the segment.

	For the year ended December 31,
	2020	2019	2018
	(in thousands)
Revenues:
Fuel revenue	$408,658	$159,597	$169,518
Other revenues, net	9,335	5,264	5,013

Total revenues	417,993	164,861	174,531
Operating expenses:
Fuel costs	399,854	156,663	167,184
Store operating expenses	14,616	8,146	7,774

Total operating expenses	414,470	164,809	174,958

Operating income (loss)	$3,523	$52	$(427)
Fuel gallons sold	267,309	64,757	65,246
Fuel margin, cents per gallon[1]	8.2	9.0	8.1

1	Calculated as fuel revenue less fuel costs divided by fuel gallons sold; excludes the estimated fixed margin paid to GPMP for the cost of fuel.

For the year ended December 31, 2020 compared to the year ended December 31, 2019

Wholesale Revenues

For the year ended December 31, 2020, fuel revenue increased by $249.1 million, or 156.1%, compared to 2019. Wholesale gallons sold increased by 202.6 million due to an incremental 210.6 million gallons from the Empire Acquisition. This increase was offset by a reduction in gallons sold due to the impacts of the COVID-19 pandemic and a decrease in the average retail price of fuel in 2020 as compared to 2019. For the year ended December 31, 2020, approximately $103.2 million of fuel revenue was attributable to consignment agent locations.

Wholesale Operating Income

For the year ended December 31, 2020, although fuel contribution increased by $16.1 million (excluding intercompany charges by GPMP), fuel margin decreased over 2019 primarily due to the mix of wholesale fuel supply contracts acquired in the Empire Acquisition, which was partially offset by the impact of fuel costs which dropped significantly at the beginning of March 2020 and continued through the end of April 2020 and less competitive pressure on fuel retail prices due to reductions in fuel volume which allowed for margin expansion.

For the year ended December 31, 2020, store operating expenses increased $6.5 million, or 79.4%, compared to 2019 primarily due to the Empire Acquisition.

For the year ended December 31, 2019 compared to the year ended December 31, 2018

Wholesale Revenues

For the year ended December 31, 2019, fuel revenue decreased by $9.9 million, or 5.9%, compared to 2018, as a result of a decrease in gallons sold of 0.5 million in 2019 compared to 2018 combined with a decrease in the average retail price of fuel in 2019. For the year ended December 31, 2019, approximately $71.5 million of fuel revenue was attributable to consignment agent locations.

Wholesale Operating Income

For the year ended December 31, 2019, fuel margin increased compared to 2018 related to an increase in margin rate which was slightly offset by fewer gallons sold.

For the year ended December 31, 2019, store operating expenses increased $0.4 million, or 4.8%, compared to 2018.

GPMP Segment

The table below shows the results of the GPMP segment for the years ended December 31, 2020, 2019 and 2018, together with certain key metrics for the segment.

	For the year ended December 31,
	2020	2019	2018
	(in thousands)
Revenues:
Fuel revenue—inter-segment	$1,706,233	$2,042,714	$2,098,906
Fuel revenue—external customers	3,923	6,388	7,002
Other revenues, net	897	784	724

Total revenues	1,711,053	2,049,886	2,106,632
Operating expenses:
Fuel costs	1,653,667	1,999,386	2,058,657
General and administrative	2,977	2,568	2,746
Depreciation and amortization	7,373	4,373	3,746

Total operating expenses	1,664,017	2,006,327	2,065,149

Other expenses, net	—	59	1,477

Operating income	$47,036	$43,500	$40,006

Fuel gallons sold—inter-segment	1,200,658	1,102,863	1,048,997
Fuel gallons sold—external customers	2,892	3,405	3,487
Fuel margin, cents per gallon[1]	4.7	4.5	4.5

1	Calculated as fuel revenue less fuel costs divided by fuel gallons sold.

For the year ended December 31, 2020 compared to the year ended December 31, 2019

GPMP Revenues

For the year ended December 31, 2020, fuel revenue decreased by $338.9 million, or 16.5%, as compared to 2019. The decrease in fuel revenue was attributable to a decrease in the average retail price of fuel in 2020, as compared to 2019 which was partially offset by a slight increase in gallons sold.

For the years ended December 31, 2020 and 2019, other revenues, net were $0.9 million and $0.8 million, respectively and primarily related to rental income from certain sites leased to independent dealers.

GPMP Operating Income

Fuel margin increased by $6.8 million for the year ended December 31, 2020, as compared to 2019, primarily due to additional gallons sold to the retail and wholesale segments at a fixed margin, which increased from 4.5 cents per gallon to 5.0 cents per gallon in the fourth quarter of 2020.

For the year ended December 31, 2020, total general, administrative, depreciation and amortization expenses increased by $3.4 million, as compared to 2019, primarily due to amortization expenses for intangible assets from the Empire Acquisition.

For the year ended December 31, 2019 compared to the year ended December 31, 2018

GPMP Revenues

For the year ended December 31, 2019, fuel revenue decreased by $56.8 million, or 2.7%, as compared to 2018. The decrease in fuel revenue was attributable to a decrease in the average retail price of fuel in 2019, as compared to 2018, which was partially offset by an increase in gallons sold.

For the years ended December 31, 2019 and 2018, other revenue was $0.8 million and $0.7 million, respectively, and primarily related to rental income from certain sites leased to independent dealers.

GPMP Operating Income

Fuel margin increased by $2.5 million in 2019, as compared to 2018, due to greater gallons sold to GPM at a fixed margin of 4.5 cents per gallon.

For the year ended December 31, 2019, total general, administrative, depreciation and amortization expenses increased $0.4 million compared to 2018.

Use of Non-GAAP Measures

We disclose non-GAAP measures on a “same store basis,” which exclude the results of any store that is not a “same store” for the applicable period. A store is considered a same store beginning in the first quarter in which the store has a full quarter of activity in the prior year. We believe that this information provides greater comparability regarding our ongoing operating performance. These measures should not be considered an alternative to measurements presented in accordance with generally accepted accounting principles (“GAAP”) and are non-GAAP financial measures.

We define EBITDA as net income (loss) before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by excluding the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Adjusted EBITDA, net of incremental bonuses further adjusts Adjusted EBITDA by excluding incremental bonuses based on 2020 performance. None of EBITDA, Adjusted EBITDA or Adjusted EBITDA, net of incremental bonuses are presented in accordance with GAAP and are non-GAAP financial measures.

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA, net of incremental bonuses for operational and financial decision-making and believe these measures are useful in evaluating our performance because they eliminate certain items that we do not consider indicators of our operating performance. EBITDA, Adjusted EBITDA and Adjusted EBITDA, net of incremental bonuses are also used by many of our investors, securities analysts, and other interested parties in evaluating our operational and financial performance across reporting periods. We believe that the presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA, net of incremental bonuses provides useful information to investors by allowing an understanding of key measures that we use internally for operational decision-making, budgeting, evaluating acquisition targets, and assessing our operating performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA, net of incremental bonuses are not recognized terms under GAAP and should not be considered as a substitute for net income (loss), cash flows from operating activities, or other income or cash flow statement data. These measures have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, same stores measures, EBITDA, Adjusted EBITDA and Adjusted EBITDA, net of incremental bonuses, as defined by us, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare our use of these non-GAAP financial measures with those used by other companies.

The following table contains a reconciliation of net loss to EBITDA and Adjusted EBITDA for the three months ended March 31, 2021 and 2020.

	For the three months ended March 31,
	2021	2020
	(in thousands)
Net loss	$(14,662)	$(12,857)
Interest and other financing expenses, net	28,617	6,651
Income tax benefit	(722)	(2,011)
Depreciation and amortization	24,242	17,071

EBITDA	37,475	8,854
Non-cash rent expense(a)	1,771	1,801
Acquisition costs(b)	611	1,500
Loss on disposal of assets and impairment charges(c)	1,375	3,382
Share-based compensation expense(d)	1,026	127
Loss from equity investment(e)	6	233
Fuel taxes paid in arrears(f)	—	1,050
Other(g)	39	(13)

Adjusted EBITDA	$42,303	$16,934

(a)

Eliminates the non-cash portion of rent, which reflects the extent to which our GAAP rent expense recognized exceeds (or is less than) our cash rent payments. The GAAP rent expense adjustment can vary depending on the terms of our lease portfolio, which has been impacted by our recent acquisitions. For newer leases, our rent expense recognized typically exceeds our cash rent payments, while for more mature leases, rent expense recognized is typically less than our cash rent payments.

(b)

Eliminates costs incurred that are directly attributable to historical business acquisitions and salaries of employees whose primary job function is to execute our acquisition strategy and facilitate integration of acquired operations.

(c)

Eliminates the non-cash loss (gain) from the sale of property and equipment, the gain recognized upon the sale of related leased assets and impairment charges on property and equipment and right-of-use assets related to closed and non-performing stores.

(d)

Eliminates non-cash share-based compensation expense related to the equity incentive program in place to incentivize, retain, and motivate our employees, certain non-employees and members of our Board.

(e)	Eliminates our share of loss attributable to our unconsolidated equity investment.
(f)	Eliminates the payment of historical fuel tax liabilities owed for multiple prior periods.
(g)	Eliminates other unusual or non-recurring items that we do not consider to be meaningful in assessing operating performance.

The following table contains a reconciliation of net income (loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA, net of incremental bonuses for the years ended December 31, 2020, 2019 and 2018.

	For the year ended December 31,
	2020	2019	2018
	(in thousands)
Net income (loss)	$30,116	$(47,162)	$23,464
Interest and other financing expenses, net	50,428	41,812	19,931
Income tax (benefit) expense	(1,499)	6,167	(7,933)
Depreciation and amortization	74,396	62,404	53,814

EBITDA	153,441	63,221	89,276
Non-cash rent expense(a)	7,051	7,582	4,695
Amortization of favorable and unfavorable leases(b)	—	—	(3,258)
Acquisition costs(c)	6,031	6,395	8,485
Gain on bargain purchase(d)	—	(406)	(24,026)
(Gain) loss on disposal of assets and impairment charges(e)	6,060	(1,291)	1,517
Share-based compensation expense(f)	1,891	516	490
Loss from equity investee(g)	1,269	507	451
Non-beneficial cost related to potential initial public offering of master limited partnership(h)	—	121	1,950
Settlement of pension fund claim(i)	—	226	2,262
Merchandising optimization costs(j)	—	1,000	—
Fuel taxes paid in arrears(k)	819	—	—
Other(l)	(985)	288	—

Adjusted EBITDA	$175,577	$78,159	$81,842

Incremental bonuses(m)	7,815	—	—

Adjusted EBITDA, net of incremental bonuses	$183,392	$78,159	$81,842

(a)

Eliminates the non-cash portion of rent, which reflects the extent to which our GAAP rent expense recognized exceeds (or is less than) our cash rent payments. The GAAP rent expense adjustment can vary depending on the terms of our lease portfolio, which has been impacted by our recent acquisitions. For newer leases, our rent expense recognized typically exceeds our cash rent payments, while for more mature leases, rent expense recognized is typically less than our cash rent payments.

(b)	Eliminates amortization of favorable and unfavorable lease assets and liabilities.
(c)

Eliminates costs incurred that are directly attributable to historical business acquisitions and salaries of employees whose primary job function is to execute our acquisition strategy and facilitate integration of acquired operations.

(d)	Eliminates the gain on bargain purchase recognized as a result of the Town Star Acquisition in 2019 and E-Z Mart Acquisition in 2018.
(e)

Eliminates the non-cash loss (gain) from the sale of property and equipment, the gain recognized upon the sale of related leased assets, including $6.0 million related to the sale of eight stores in 2019, and amortization of deferred gains on sale-leaseback transactions in 2018 and impairment charges on property and equipment and right-of-use assets related to closed and non-performing stores.

(f)	Eliminates non-cash share-based compensation expense related to the equity incentive program in place to incentivize, retain, and motivate our employees and officers.
(g)	Eliminates our share of loss attributable to our unconsolidated equity investment as discussed in Note 2 of the annual Consolidated Financial Statements.
(h)	Eliminates non-beneficial cost related to potential initial public offering of master limited partnership.
(i)	Eliminates the impact of mainly timing differences related to amounts paid in settlement of a pension fund claim filed against GPM.

(j)	Eliminates the one-time expense associated with our global merchandising optimization efforts in 2019.
(k)	Eliminates the payment of historical fuel tax liabilities owed for multiple prior periods.
(l)	Eliminates other unusual or non-recurring items that we do not consider to be meaningful in assessing operating performance.
(m)	Eliminates incremental bonuses based on 2020 performance.

Liquidity and Capital Resources

Our primary sources of liquidity are cash flows from operations, availability under our credit facilities and our cash balances. Our principal liquidity requirements are for financing current operations, funding capital expenditures, including acquisitions, and servicing debt. We finance our inventory purchases primarily from customary trade credit aided by relatively rapid inventory turnover, as well as cash generated from operations. This turnover allows us to conduct operations without the need for large amounts of cash and working capital. We largely rely on internally generated cash flows, borrowings and equity contributions, which we believe are sufficient to meet our liquidity needs for the foreseeable future.

Our ability to meet our debt service obligations and other capital requirements, including capital expenditures, as well as the cost of acquisitions, will depend on our future operating performance which, in turn, will be subject to general economic, financial, business, competitive, legislative, regulatory and other conditions, many of which are beyond our control. As a normal part of our business, depending on market conditions, we will from time to time consider opportunities to repay, redeem, repurchase or refinance our indebtedness. Changes in our operating plans, lower than anticipated sales, increased expenses, acquisitions or other events may cause us to seek additional debt or equity financing in future periods. There can be no guarantee that financing will be available on acceptable terms or at all. Debt financing, if available, could impose additional cash payment obligations and additional covenants and operating restrictions.

In 2020, we entered into a financing agreement with Ares Capital Management (“Ares”), which allowed us to repay our outstanding long-term debt with PNC Bank, National Association (“PNC”), and allowed us to obtain additional financing, which we used to finance acquisitions, as further described below. Additionally, the Ares financing agreement has a 1% annual amortization, which aids liquidity by limiting the capital required annually to repay this debt.

In October 2020, in connection with the Empire Acquisition, we increased the availability under our Capital One Line of Credit to $500 million from $300 million, which we can seek to increase, subject to certain conditions, up to $700 million, and our line of credit with PNC Bank increased from $110 million to $140 million.

As of March 31, 2021, we were in a strong liquidity position of approximately $457 million, with $205 million of cash, including proceeds from the Business Combination, the issuance of preferred stock and cash generated from our operations, and $31.8 million of restricted investments as well as approximately $220 million of availability under our lines of credit, notwithstanding our full cash redemption of our Bonds (Series C) on March 30, 2021. Additionally, this liquidity position currently provides us with adequate funding to satisfy our other contractual and other obligations, out of our outstanding cash balances. As of March 31, 2021, we had no outstanding borrowings under our line of credit with PNC Bank and the unused availability under the Capital One Line of Credit was $101 million.

To date, we have funded capital expenditures primarily through funds generated from operations, funds received from vendors, sale-leaseback transactions, the issuance of debt and existing cash. Future capital required to finance operations, acquisitions, and raze and remodel stores is expected to come from cash generated by operations, availability under lines of credit, and additional long-term debt as circumstances may dictate. In the future, we currently expect that our capital spending program will be primarily focused on expanding our store base through acquisitions, razing and remodeling stores, and maintaining our owned properties and equipment, including upgrading all fuel dispensers to be EMV-compliant. The estimated gross cost in 2021 of these upgrades is approximately $30 million, of which a portion will be offset by fuel supplier incentive programs, and the remainder is expected to be financed with leasing companies. We do not expect such capital needs to adversely affect liquidity.

Cash Flows for the Three Month Periods Ended March 31, 2021 and 2020

Net cash provided by (used in) operating activities, investing activities and financing activities for the periods presented were as follows:

	For the three months ended March 31,
	2021	2020
	(in thousands)
Net cash provided by (used in):
Operating activities	$11,276	$23,912
Investing activities	(16,645)	(12,541)
Financing activities	(83,143)	85,917
Effect of exchange rates	(1,462)	(1,306)

Total	$(89,974)	$95,982

Operating Activities

Cash flows provided by operations are our main source of liquidity. We have historically relied primarily on cash provided by operating activities, supplemented as necessary from time to time by borrowings on our credit facilities and other debt or equity transactions to finance our operations and to fund our capital expenditures. Cash flow provided by operating activities is primarily impacted by our net income and changes in working capital.

For the three months ended March 31, 2021, cash flows provided by operating activities was $11.3 million compared to $23.9 million for the first quarter of 2020. The 2021 decrease was primarily the result of $10.3 million of higher net interest payments, including approximately $5.2 million related to the early redemption of the Bonds (Series C), and the payment of approximately $13.6 million of annual incentives which were partially offset by an increase in segment operating income of approximately $32.0 million primarily generated from an increase in fuel margin and merchandise contribution at same stores as well as the Empire Acquisition. The first quarter of 2020 benefited from a temporary change to extend payment terms with key merchandise suppliers which increased prior quarter operating cash flow by approximately $16.0 million.

Investing Activities

Cash flows used in investing activities primarily reflect capital expenditures for acquisitions and replacing and maintaining existing facilities and equipment used in the business.

For the three months ended March 31, 2021, cash used in investing activities increased by $4.1 million compared to the first quarter of 2020. For the three months ended March 31, 2021, we spent $17.5 million for capital expenditures, including purchasing a fee property. For the three months ended March 31, 2020, we spent $12.1 million for capital expenditures.

Financing Activities

Cash flows from financing activities primarily consist of increases and decreases in our line of credit and debt and distributions to non-controlling interests as well as issuance of common and preferred stock.

For the three months ended March 31, 2021, financing activities consisted primarily of net payments of $74.8 million for long-term debt, including the early redemption of the Bonds (Series C), repayments of $2.0 million for financing leases, $1.6 million for dividend payments on the Series A redeemable preferred stock and $4.7 million of issuance costs related to the Business Combination. For the three months ended March 31, 2020, financing activities consisted primarily of net proceeds of $71.1 million for long-term debt and lines of credit and investment in non-controlling subsidiary of $19.3 million which was offset by repayments of $2.1 million for financing leases and $2.4 million in distributions to non-controlling interests.

Cash Flows for the Years Ended December 31, 2020, 2019 and 2018

Net cash provided by (used in) operating activities, investing activities and financing activities for the periods presented were as follows:

	For the year ended December 31,
	2020	2019	2018
	(in thousands)
Net cash provided by (used in):
Operating activities	$173,842	$43,297	$58,502
Investing activities	(407,551)	(73,040)	(104,654)
Financing activities	491,048	31,693	45,837
Effect of exchange rates	2,875	1,263	(1,397)

Total	$260,214	$3,213	$(1,712)

Operating Activities

Cash flows provided by operations are our main source of liquidity. We have historically relied primarily on cash provided by operating activities, supplemented as necessary from time to time by borrowings on our credit facilities and other debt or equity transactions to finance our operations and to fund our capital expenditures. Cash flow provided by operating activities is primarily impacted by our net income and changes in working capital.

For the year ended December 31, 2020, cash flows provided by operating activities was $173.8 million compared to $43.3 million for 2019. The 2020 increase was primarily the result of the operating cash flow generated from an increase in segment operating income of approximately $120 million primarily generated from the increase in fuel margin and merchandise contribution at same stores combined with a reduction in expenses, as well as from the Empire Acquisition and the 2019 acquisitions. These benefits were partially offset by $9.9 million of higher net interest payments.

For the year ended December 31, 2019, cash flows provided by operating activities was $43.3 million, as compared to $58.5 million for 2018. The decrease for 2019 was primarily due to higher net interest payments of $2.5 million, and $0.9 million of lower tax refunds, net of taxes paid, an increase in fuel inventory in 2019 due to greater volumes at a higher average cost which reduced operating cash flow by approximately $6.7 million and approximately $1.6 million less funds received from fuel vendors for branding, renovation and upgrade projects in 2019 as compared to 2018 due to the timing of these projects. These decreases were partially offset by the operating cash flow generated from an increase of $3.5 million in segment operating income, including from the sites acquired in 2019 and 2018.

Investing Activities

Cash flows used in investing activities primarily reflect capital expenditures for acquisitions and replacing and maintaining existing facilities and equipment used in the business.

For the year ended December 31, 2020, cash used for investing activities increased by $334.6 million to $407.6 million from $73.0 million for the year ended December 31, 2019. For the year ended December 31, 2020, we spent $44.6 million for capital expenditures, including purchasing certain fee properties and building a new Dunkin’ location and $363.7 million for the Empire Acquisition. For the year ended December 31, 2019, cash flows used in investing activities decreased by $31.6 million to $73.0 million from $104.7 million for the year ended December 31, 2018. For the year ended December 31, 2019, we spent $58.3 million for capital expenditures, including purchasing certain fee properties and building a Dunkin’ site, and $33.6 million for 2019 acquisitions, which was offset by $19.0 million in proceeds primarily from a sale-leaseback transaction.

Financing Activities

Cash flows from financing activities primarily consist of increases and decreases in our line of credit and debt and distributions to non-controlling interests as well as issuance of common and preferred stock.

For the year ended December 31, 2020, financing activities consisted primarily of net proceeds of $423.4 million for long-term debt and lines of credit (primarily to fund the Empire Acquisition), net proceeds from the issuance of rights of $11.3 million, investment of non-controlling interest in subsidiary of $19.3 million, repayments of $8.1 million for financing leases and $8.7 million in distributions to non-controlling interests. In addition, as part of the Business Combination and the transactions with the GPM Minority, we received net proceeds from the issuance of our common stock of $58.0 million and net proceeds from the issuance of redeemable preferred stock of $96.9 million which were offset by the $99.0 million purchase of the non-controlling in interest in GPMP.

For the year ended December 31, 2019, financing activities consisted primarily of net proceeds of $66.9 million from long-term debt and lines of credit, payment of $17.5 million for the pension provision, repayments of $9.1 million for financing leases and $8.7 million in distributions to non-controlling interests.

Contractual Obligations and Indebtedness

Contractual Obligations

The table below presents our significant contractual obligations as of December 31, 2020:

	Obligations due by Period
Contractual Obligations(1)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(in thousands)
Debt obligations(2)	$904,773	$73,491	$123,595	$479,743	$227,944
Operating lease obligations	1,675,479	124,556	246,800	248,734	1,055,389
Financing lease obligations	582,848	25,396	44,873	41,349	471,230

	$3,163,100	$223,443	$415,268	$769,826	$1,754,563
Purchase commitments (in gallons)(3)	965,209	198,115	377,126	347,564	42,404

(1)	Excludes asset retirement obligations due to the uncertain nature of the timing of these liabilities.
(2)	Includes principal and interest payments. Assumes an interest rate of 3.4% on the GPMP Capital One Line of Credit and a zero balance on the PNC Line of Credit.
(3)

GPM’s fuel vendor agreements with suppliers require minimum volume purchase commitments of branded and unbranded gasoline and distillates annually. The future minimum volume purchase requirements under the existing supply agreements are based on gallons, with a purchase price at prevailing market rates for wholesale distribution.

Credit Facilities

Ares Credit Agreement

GPM entered into a credit agreement with Ares to provide financing in a total amount of up to $225 million (the “Ares Credit Agreement”): an Initial Term Loan of $162 million, which was drawn on February 28, 2020, and the Delayed Term Loan A of $63 million, which was drawn on October 6, 2020 in order to fund the Empire Acquisition (the “Ares Loan”).

The Ares Loan bears interest, as elected by us, at: (a) a rate per annum equal to the Ares alternative base rate (as defined in the Ares Credit Agreement) plus a margin of 3.50%, or (b) LIBOR (subject to a floor of 1.0%) plus a margin of 4.50%.

Financing Agreements with PNC

GPM and certain subsidiaries have a financing agreement with PNC (the “GPM PNC Facility”) to provide term loans as well as a line of credit for purposes of financing working capital (the “PNC Line of Credit”). The PNC Credit Line Agreement has an aggregate principal amount of up to $140 million.

The PNC Line of Credit bears interest, as elected by GPM at: (a) LIBOR plus a margin of 1.75% or (b) a rate per annum equal to the alternate base rate plus a margin of 0.5%, which is equal to the greatest of (i) the PNC base rate, (ii) the overnight bank funding rate plus 0.5%, and (iii) LIBOR plus 1.0%, subject to the definitions set in the agreement. Every quarter, the LIBOR margin rate and the alternate base rate margin rate are updated based on the quarterly average undrawn availability of the line of credit.

The calculation of the availability under the PNC Line of Credit is determined monthly subject to terms and limitations as set forth in the PNC Credit Line Agreement, taking into account the balances of receivables, inventory and letters of credit, among other things. As of March 31, 2021, $6.6 million of letters of credit were outstanding under the GPM PNC Facility.

GPMP has a term loan with PNC in the total amount of $32.4 million (the “GPMP PNC Term Loan”). The GPMP PNC Term Loan is secured by U.S. Treasury or other investment grade securities equal to 98% of the outstanding principal amount of the GPMP PNC Term Loan.

Financing agreement with a syndicate of banks led by Capital One, National Association (“Capital One”)

GPMP has a credit agreement for a revolving credit facility with a syndicate of banks led by Capital One, National Association (the “Capital One Credit Facility”), in an aggregate principal amount of up to $500 million (the “Capital One Line of Credit”). At GPMP’s request, the Capital One Line of Credit can be increased up to $700 million, subject to obtaining additional financing commitments from lenders or from other banks, and subject to certain terms as detailed in the Capital One Line of Credit.

The Capital One Line of Credit bears interest, as elected by GPMP at: (a) LIBOR plus a margin of 2.25% to 3.25% or (b) a rate per annum equal to base rate plus a margin of 1.25% to 2.25%, which is equal to the greatest of (i) Capital One’s prime rate, (ii) the one-month LIBOR plus 1.0%, and (iii) the federal funds rate plus 0.5%, subject to the definitions set in the agreement. The margin is determined according to a formula in the Capital One Line of Credit that depends on GPMP’s leverage. As of March 31, 2021, $0.7 million of letters of credit were outstanding under the Capital One Credit Facility.

Critical Accounting Policies and Estimates

Significant accounting policies are discussed in Note 2 to the audited Consolidated Financial Statements included in this prospectus. Critical accounting policies are those that we believe are both significant and that require us to make difficult, subjective or complex judgments, often because we need to estimate the effect of inherently uncertain matters. We base our estimates and judgments on historical experiences and various other factors that we believe to be appropriate under the circumstances. Actual results may differ from these estimates, and we might obtain different estimates if we used different assumptions or conditions. We believe the following critical accounting policies and estimates affect our more significant judgments and estimates used in the preparation of our financial statements.

Application of ASC 842, Leases (“ASC 842”)

The lease liabilities and right-of-use assets are significantly impacted by the following:

•	Our determination of whether it is reasonably certain that an extension option will be exercised.

•	Our determination of whether it is reasonably certain a purchase option will be exercised.

•

Some of the lease agreements include an increase in the consumer price index coupled with a multiplier and a percentage increase cap effectively assures the cap will be reached each year. We determine, based on past experience and consumer price index increase expectations, if these types of variable payments are in-substance fixed payments, in which case such payments are included in the lease payments and measurement of the lease liabilities.

•

The discount rates used in the calculations of the right-of-use assets and lease liabilities are based on our incremental borrowing rates and are primarily affected by economic environment, differences in the duration of each lease and the nature of the leased asset.

Environmental provision and reimbursement assets

We estimate the anticipated environmental costs with respect to contamination arising from the operation of gasoline marketing operations and the use of underground storage tanks as well as the costs of other exposures and recognize a liability when these losses are anticipated and can be reasonably estimated. Reimbursement for these expenses from various state underground storage tank trust funds or from insurance companies is recognized as an asset and included in other current assets or non-current assets, as appropriate. The scope of the reimbursement asset and liability is estimated by a third party at least twice a year and adjustments are made according to past experience, changing conditions and changes in governmental policies.

Liability for dismantling and removing underground storage tanks and restoring the site on which the underground storage tanks are located

The liability is based on our estimates with respect to the external costs which will be necessary to remove the underground storage tanks in the future, regulatory requirements, discount rate and an estimate of the length of the useful life of the underground storage tanks.

Property and equipment and amortizable intangible assets

We evaluate property and equipment and amortizable intangible assets for impairment when facts and circumstances indicate that the carrying values of such assets may not be recoverable. When evaluating for impairment, we first compare the carrying value of the asset to the asset’s estimated future undiscounted cash flows. If the estimated undiscounted future cash flows are less than the carrying value of the asset, we determine if we have an impairment loss by comparing the carrying value of the asset to the asset’s estimated fair value and recognize an impairment charge when the asset’s carrying value exceeds its estimated fair value. The adjusted carrying amount of the asset becomes its new cost basis and is depreciated over the asset’s remaining useful life. Additionally, we review the estimated useful lives of property and equipment at least annually.

Impairment of goodwill

We evaluate the need for impairment with regard to goodwill once a year or with greater frequency if there are indicators of impairment exist. Goodwill is tested for impairment by first comparing the fair value of a reporting unit with its carrying amount, including goodwill. The fair value of a reporting unit is determined according to assumptions and computations we set.

We perform an annual assessment to evaluate whether an impairment of goodwill exists as of each year-end. We performed the evaluation with the assistance of independent assessor which, for purposes of determining the fair value of the retail and GPMP reporting units to which the goodwill was attributed, utilized the income approach, namely, the present value of the future cash flows forecasted to be derived from the reporting units.

For the 2020 annual impairment test, the data used for the income approach was directly linked to GPM’s latest approved budget for 2021 and internal projections for 2022 through 2023. The long-term growth rate used in the terminal year was (1.0%) for the GPMP reporting unit, and was 2.5% for the retail reporting unit, in accordance with the relevant weighted average long-term nominal growth rate. The cash flows used assumed an unlevered, debt-free basis with no deduction for interest of debt principal to present the cash flows available for debt and equity holders. The discount rate for each reporting unit was determined based on the risk profile of each of the reporting units, and was derived from its weighted average cost of capital (“WACC”) as assessed by management with the assistance of an independent assessor. The WACC took into account both debt and equity. The pre-tax discount rate applied to the cash flow projections for the GPMP and the retail reporting units was approximately 7.3% and 8.8%, respectively.

The impairment review was sensitive to changes in the key assumptions used. Our key assumptions included revenue and profit growth, capital expenditures, external industry data and past experiences. The major assumptions that could result in significant sensitivities were the discount rate, the long-term growth rate and capital expenditures. Sensitivity analyses were performed by applying various reasonable scenarios whereby the long-term growth rate, gross profit, discount rate and capital expenditures forecast was adjusted within a reasonable range. None of the sensitivity scenarios indicated a potential impairment in any of the reporting units.

Deferred tax assets

We account for income taxes and the related accounts in accordance with FASB ASC Topic 740, Income Taxes (“ASC 740”). Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted rates expected to be in effect during the year in which the differences reverse. Deferred tax assets are recognized for future tax benefits and credit carryforwards to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized. We periodically assess the likelihood that we will be able to recover our deferred tax assets and reflect any changes in estimates in the valuation allowance. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized.

We are required to make judgments, estimates and assumptions to establish the amount of deferred tax assets to be recognized based on timing differences, the expected taxable income and its sources and the tax planning strategy.

Quantitative and Qualitative Disclosures about Market Risk

Commodity Price Risk

We have limited exposure to commodity price risk as a result of the payment and volume-related discounts in certain of our fuel supply contracts with our fuel suppliers, which are based on the market price of motor fuel. We do not engage in any fuel price hedging. Significant increases in fuel prices could result in significant increases in the retail price of fuel and in lower sales to consumers and dealers. When fuel prices rise, some of our dealers may have insufficient credit to purchase fuel from us at their historical volumes. In addition, significant and persistent increases in the retail price of fuel could also diminish consumer demand, which could subsequently diminish the volume of fuel we distribute. A significant percentage of our sales are made with the use of credit cards. Because the interchange fees we pay when credit cards are used to make purchases are based on transaction amounts, higher fuel prices at the pump and higher gallon movements result in higher credit card expenses. These additional fees increase operating expenses.

Interest Rate Risk

We may be subject to market risk from exposure to changes in interest rates based on our financing, investing, and cash management activities. For the majority of our debt, interest is calculated at a fixed margin over LIBOR. As of March 31, 2021, we had locked in the interest rate on the full amount of our Capital One Line of Credit at 3.35%, fixed the interest rate on the full amount of the term loans under the Ares Credit Agreement at 5.5%, and fixed the interest rate on the full amount of GPMP’s PNC term loan at 0.61%. The LIBOR interest rate as of March 31, 2021 was very low, therefore, our exposure is not significant. If our applicable interest rates increase by 1%, then our debt service on an annual basis would increase by approximately $4.7 million. Interest rates on commercial bank borrowings and debt offerings could be higher than current levels, causing our financing costs to increase accordingly. Although this could limit our ability to raise funds in the debt capital markets, we expect to remain competitive with respect to acquisitions and capital projects, as our competitors would likely face similar circumstances.

In 2017, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced that it intends to phase out LIBOR by the end of 2021. However, in March 2021, the Ice Benchmark Administration announced that it will continue to publish the US overnight, one-month, three-month, six-month and 12-month LIBOR through at least June 30, 2023. There is currently no definitive information regarding the future use of LIBOR or a replacement rate. As of March 31, 2021, approximately 95% of our debt bore interest at variable rates. Most of our credit agreements were entered into in 2019 and 2020. Such credit agreements include mechanisms pursuant to which the underlying interest rates will be determined according to an alternative index replacing LIBOR, as customary in the market at such time. Since there is still great uncertainty in the market with respect to the elimination of LIBOR and the potential transition to a replacement rate, the impact of such changes on our future debt repayment obligations, results of operations and financial condition remains uncertain.

Exchange Rate Risk

As of March 31, 2021, and following the early redemption of the Bonds (Series C) which were denominated in New Israeli Shekels (“NIS”), our exposure to unfavorable exchange rate fluctuations between the NIS and the U.S. dollar was minimal.

BUSINESS

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” the “Company,” “us” and other similar terms refer to ARKO Corp., a Delaware corporation, and its consolidated subsidiaries.

Overview

Based in Richmond, VA, we are a leading independent convenience store operator and, as of the date of this prospectus, we are the sixth largest convenience store chain in the United States (“U.S.”) ranked by store count, operating approximately 1,380 retail convenience stores. We operate the stores under 18 regional store brands including 1-Stop, Admiral, Apple Market®, BreadBox, E-Z Mart®, ExpressStop®, fas mart®, fastmarket®, Jiffi Stop®, Li’l Cricket, Next Door Store®, Roadrunner Markets, Rstore, Scotchman®, shore stop®, Town Star, Village Pantry® and Young’s. In addition, we also supply fuel to approximately 1,625 dealer-operated gas stations. We are well diversified geographically and operate across 33 states and the District of Columbia in the Mid-Atlantic, Midwestern, Northeastern, Southeastern and Southwestern United States.

We derive our revenue from the retail sale of fuel and the products offered in our stores, as well as the wholesale distribution of fuel. Our retail stores offer a wide array of cold and hot foodservice, beverages, cigarettes and other tobacco products, candy, salty snacks, grocery, beer and general merchandise. We have foodservice offerings at over 250 company-operated stores. The foodservice category includes hot and fresh foods, deli, fried chicken, bakery, pizza, roller grill items and other prepared foods. We offer a value food menu consisting of items such as hot dogs and chicken sandwiches. In addition, we operate over 70 branded quick service restaurants consisting of major national brands. Additionally, we provide a number of traditional convenience store services that generate additional income, including lottery, prepaid products, gift cards, money orders, ATMs, gaming, and other ancillary product and service offerings. We also generate revenues from car washes at approximately 100 of our locations.

The Business

We primarily operate in two business segments: retail and wholesale. Additionally, our third segment, GPMP, engages in the wholesale distribution of fuel. For the year ended December 31, 2020, the retail segment generated total revenue of approximately $3.5 billion, including approximately $1.5 billion of in-store sales and other revenues. In addition, the retail segment sold a total of 937.1 million gallons of branded and unbranded fuel to its retail customers. As a wholesale distributor of motor fuel, we distribute branded and unbranded motor fuel from refiners through third-party transportation providers. As of December 31, 2020, we distributed fuel to 1,614 dealer locations and a small number of bulk purchasers throughout our footprint. For the year ended December 31, 2020, the wholesale segment sold 267.3 million gallons of fuel, generating revenues of approximately $418.0 million. In January 2016, our subsidiary, GPM Petroleum LP, which we refer to as GPMP, began the wholesale distribution of motor fuels on a fixed fee per gallon basis to both our controlled convenience stores and third parties. GPM purchases all of its fuel from GPMP, of which we own 100% of the general partner of GPMP and, as of December 31, 2020, 99.71% of the GPMP limited partner units. For the year ended December 31, 2020, 99.8% of the total fuel gallons distributed by GPMP were to our locations.

Retail Business

As of the date of this prospectus, we operate approximately 1,380 retail convenience stores, including 60 stores acquired from ExpressStop in May 2021. The stores offer a wide array of cold and hot foodservice, beverages, cigarettes and other tobacco products, candy, salty snacks, grocery, beer and general merchandise. A limited number of stores do not sell fuel. We operate our stores under 18 regional store brands, including 1-Stop, Admiral, Apple Market®, BreadBox, E-Z Mart®, ExpressStop®, fas mart®, fastmarket®, Jiffi Stop®, Li’l Cricket, Next Door Store®, Roadrunner Markets, Rstore, Scotchman®, shore stop®, Town Star, Village Pantry® and Young’s.

In October 2017, we entered into an agreement to develop 10 Dunkin’ restaurants in the tri-cities area (Tennessee, Virginia and Kentucky) by May 2023 and subsequently amended this agreement to extend the development deadline to October 2023. We opened the first site in November 2018, the second in May 2019 and the third in November 2020. Four additional sites have received approval from Dunkin, of which one opened in April 2021, with another planned to be opened later in 2021 and two in 2022.

We offer foodservice at over 250 company-operated stores. The foodservice category includes hot and fresh foods, deli, fried chicken, bakery, pizza, roller grill items and other prepared foods. We offer a value food menu consisting of items such as hot dogs and chicken sandwiches. In addition, we operate over 70 branded quick service restaurants consisting of major national brands, including Blimpies, Dunkin’, Dairy Queen, Krystal, Subway, Taco Bell, Noble Romans and two full service restaurants. We provide a number of traditional convenience store services that generate additional income, including lottery, prepaid products, gift cards, money orders, ATMs, gaming, and other ancillary product and service offerings. We also generate revenue from car washes at approximately 100 of our locations.

Wholesale Business

Our wholesale segment supplies fuel products to independent fueling station operators on a consignment basis, as well as final sales of fuel to independent operators and bulk purchasers on a fixed-margin basis. Under consignment arrangements, of which there were 236 as of December 31, 2020, we continue to own the fuel until the final sale to customers at independently operated gas stations, and we set the retail price at which it is sold. Gross profit generated from the sale is divided between us and the operator (or “consignment agent”) according to the terms of the applicable consignment agreement. In certain cases, gross profit is split by a percentage and in others, a fixed fee per gallon is paid to the operator. Alternatively, we make final sales to independent operators (referred to as “lessee-dealers” if the operators lease the station from us or “open-dealers” if they control the site) and bulk purchasers on a fixed-fee basis. Typically, fuel margin reflects our total fuel costs (including transportation costs, prompt pay discounts and rebates) under these arrangements, largely eliminating our exposure to commodity price movements. Additionally, we lease space to, and collect rent from, consignment agents and lessee-dealers at sites under our control. The Empire Acquisition (as defined below) added significant scale to our wholesale segment in terms of fuel gallons sold (including 195 sites on a consignment basis) and materially increased our footprint by adding 10 new states and the District of Columbia.

Empire Acquisition

In October 2020, we consummated our acquisition of the business of Empire Petroleum Partners, LLC, which we refer to as “Empire,” for $353 million paid at closing plus an additional $20 million to be paid in equal annual installments over five years, and potential post-closing contingent amounts of up to an additional $45 million. We refer to the foregoing as the “Empire Acquisition.”

As of the date of the acquisition, Empire was one of the largest and most geographically diversified wholesale fuel distributors in the United States, distributing motor fuel to 1,453 independently operated fueling stations in 30 states and the District of Columbia. In addition to supplying third party sites, Empire directly operated 84 convenience stores. As a result of the Empire Acquisition, we currently operate stores or supply fuel in 33 states and the District of Columbia. Empire sold branded and unbranded fuel products to customers on both fixed margin and consignment bases under long-term contracts. Empire maintained relationships with all major oil companies, enabling Empire to offer customers a broad portfolio of fuel brands and security of supply.

Trends Impacting Our Business

We operate within the large and growing U.S. convenience store industry. According to National Association of Convenience Stores, the U.S. convenience store industry has grown in-store sales from

$182.4 billion in 2009 to $251.9 billion in 2019, which represents a combined annual growth rate (“CAGR”) of 3.3%. Pretax income for the industry also grew from $4.8 billion in 2009 to $11.9 billion in 2019, representing a CAGR of 9.5%.

The U.S. convenience store industry remains highly fragmented, with the 10 largest convenience store retailers accounting for less than 20% of the store base in the United States in 2020. 7-Eleven, Inc., the largest operator of convenience stores in the U.S., recently announced the acquisition of the Speedway chain of convenience stores and, assuming completion of that transaction, it is expected to control approximately 9% of the industry’s store count. Total convenience store count decreased by 1.6% to 150,274 in 2020 compared to 2019, of which 92,169 stores were single-store operators, which saw a decline of 3.1% in 2020 compared to 2019.

We have achieved strong store growth over the last several years, primarily by implementing a highly successful acquisition strategy. From 2013 through the date of this prospectus, we completed 19 acquisitions. As a result, our site count, including retail and wholesale, has grown from 320 sites in 2011 to 2,944 sites as of December 31, 2020. These strategic acquisitions have had, and we expect will continue to have, a significant impact on our reported results and can make period to period comparisons of results difficult. We completed one significant acquisition in 2020 – the acquisition of the business of Empire. The Empire Acquisition added to our business the direct operation of 84 convenience stores and the supply of fuel to 1,453 independently operated fueling stations in 30 states and the District of Columbia. With our achievement of significant size and scale, we have added an additional focus of organic growth, including implementing company-wide marketing and merchandising initiatives, which we believe will result in significant value accretion to all the assets we have acquired. We believe that this complementary strategy will help further our growth through both acquisitions and organically and improve our results of operations. We also plan to pursue accretive opportunities that will help execute our overall strategy.

There is an ongoing trend in the convenience store industry focused on increasing and improving in-store foodservice offerings, including fresh foods, quick service restaurants and proprietary food offerings. We believe consumers may be more likely to patronize convenience stores that include such new and improved food offerings, which may also lead to increased inside merchandise sales or fuel sales for such stores. Although our foodservice sales have been negatively impacted during the COVID-19 pandemic, we believe this trend will reverse when the effects of the pandemic subside. Our current foodservice offering primarily consists of hot and fresh foods, deli, fried chicken, bakery, pizza, roller grill items and other prepared foods. We have historically relied upon a limited number of franchised quick service restaurants and in-store delis to drive customer traffic rather than other foodservice offerings. As a result, we believe that our under-penetration of foodservice presents an opportunity to expand foodservice offerings and margin in response to changing consumer behavior. In addition, we believe that continued investment in new technology platforms and applications to adapt to evolving consumer eating preferences, including contactless checkout, order ahead service, and delivery, will further drive growth in profitability.

Our operations are significantly impacted by the retail fuel margins we receive on gallons sold. While we expect our same stores fuel sales volumes to remain stable over time, even though they were recently impacted by COVID-19, and the fuel margins we realize on those sales to remain stable, these fuel margins can change rapidly as they are influenced by many factors, including: the price of refined products; interruptions in supply caused by severe weather; severe refinery mechanical failures for an extended period of time; and competition in the local markets in which we operate.

The cost of our main products, gasoline and diesel, is greatly impacted by the wholesale cost of fuel in the United States. We attempt to pass along wholesale fuel cost changes to our customers through retail price changes; however, we are not always able to do so. The timing of any related increase or decrease in retail prices is affected by competitive conditions. As a result, we tend to experience lower fuel margins when the cost of fuel is increasing gradually over a longer period and higher fuel margins when the cost of fuel is declining or more volatile over a shorter period of time. Also, rising prices tend to cause our customers to reduce discretionary fuel consumption, which tends to reduce our fuel sales volumes.

We also operate in a highly competitive retail convenience market that includes businesses with operations and services that are similar to those that are provided by us. We face significant competition from other large chain operators. In particular, large convenience store chains have increased their number of locations and remodeled their existing locations in recent years, enhancing their competitive position. We believe that convenience stores managed by individual operators who offer branded or non-branded fuel are also significant competitors in the market. The convenience store industry is also experiencing competition from other retail sectors including grocery stores, large warehouse retail stores, dollar stores and pharmacies.

The U.S. convenience store industry has proven to be recession resilient, as demonstrated by the designation of convenience stores as essential businesses during the statewide shutdowns associated with the COVID-19 pandemic. Furthermore, as consumers grew wary of visiting comparatively high-touch grocery stores during the pandemic, convenience stores drew more “fill-in” visits for various food and other grocery items. We believe that convenience retail is a dynamic industry that flexes and evolves with changing consumer preference and will continue to do so as a result of the COVID-19 pandemic.

We believe that we will continue to benefit from several key industry trends and characteristics, including:

•	Continued opportunities to compete more effectively and grow through acquisitions as a result of industry fragmentation and ongoing consolidation trend;

•

Increasing size of retail stores, specifically supermarkets and large format hypermarkets, driving consumers to small box retailers, such as convenience stores, to meet their demand for speed and convenience in daily shopping needs;

•

Changing consumer demographics, shopping habits and eating patterns as a result of the continually evolving COVID-19 pandemic will require convenience store operators to alter foodservice and product offerings inside the store and this presents an opportunity as we expand foodservice offerings to meet changing consumer preferences;

•

While consumption of cigarettes, a major product category for convenience store retailers, has declined nationwide, U.S. convenience store industry in-store sales and profits have continued to increase as retailers shift offerings to higher margin products, such as other tobacco products, packaged and dispensed beverages and foodservice;

•

U.S. national fuel margin is trending higher from an average of 17.1 cents per gallon from 2009 through 2013 to an average of 22.2 cents per gallon from 2014 through 2019, increasing to an average of 35.2 cents per gallon in 2020 (OPIS Retail Year in Review)—a result of large fuel suppliers exiting the convenience store market as well as operators pricing more rationally to recuperate gradually increasing operating costs and declining tobacco sales;

•	Continued investment in new technology platforms and applications to adapt to new consumer preferences including speed of convenience, contactless and order ahead service, and delivery; and

•	Recession resilient nature of the industry as demonstrated by strong sector performance during the 2001 Dot Com Recession, the 2007—2009 Great Recession and the 2020 COVID-19 Recession.

Total U.S. Convenience Store Operators1

Rank	Company / Chain	U.S. Store Count
1		13,264		8.8%

2		5,933		3.9%

3		2,181		1.4%

4		1,679		1.1%

5		1,489		1.0%

6		1,384	(2)	0.9%

7		1,017		0.7%

8		942		0.6%

9		880		0.6%

10		820		0.5%

1

According to CSP Daily News’ “Top 202 Convenience Stores 2020”; includes only company-operated locations based on 2019 store counts (7-Eleven is combined with Speedway following recent merger) with the exception of ARKO.

2	Reflects ARKO’s store count as of March 31, 2021 in addition to the May 2021 acquisition of 60 ExpressStop sites: excludes wholesale locations.

Competitive Strengths

We believe that the following competitive strengths differentiate us from our competitors and contribute to our continued success:

Leading industry consolidator with a proven track record of integrating acquisitions and generating strong returns on capital. We are one of the largest and most active consolidators in the highly-fragmented convenience store industry. Between January 1, 2013 and the date of this prospectus, we completed 19 acquisitions, expanding our retail store count approximately 4.2x. As an experienced acquiror, we have demonstrated the ability to generate strong returns on capital and meaningfully improve target performance post-integration through operating expertise and economies of scale. We believe that continued scale advantage has enabled us to become a formidable industry player, enhanced our competitiveness, and positioned us as an acquirer of choice within the industry. We also believe that the recently consummated Empire Acquisition will allow us to grow our wholesale channel by acquiring supply contracts from independent operators in addition to retail convenience store and wholesale fuel portfolios and will enhance our cash flow profile and diversification.

Leading Market Position in Highly Attractive, Diversified and Contiguous Markets. As of March 31, 2021, our network consists of approximately 2,950 locations across 33 states and the District of Columbia. We are well diversified across geographies in the Midwest, Southeast, Mid-Atlantic, Southwest and Northeast regions of the United States. We have traditionally acquired a majority of our stores in smaller towns with less concentration of national-chain convenience stores. We believe that our focus on secondary and tertiary markets allows us to preserve “local” brand name recognition and aligns local market needs with capital investment.

Entrenched Local Brands with Scale of Large Store Portfolio. As of the date of this prospectus, we operate our stores under 18 regional brand names (which we consider to be “a Family of Community Brands”). Upon closing of an acquisition, rather than rebranding a group of stores, we have typically left the existing store name in place leveraging customer familiarity and loyalty associated with the local brand. We believe we benefit greatly from the established brand equity in our portfolio of store banners acquired over time. Our acquired brands have been in existence for an average of approximately 50 years and each brand, with its respective long-term community involvement, is highly recognizable to local customers. In addition, each individual store brand derives significant value from the scale, corporate infrastructure, and centralized marketing programs associated with our large store network. These benefits include:

•	Centralized merchandise purchasing and supply procurement programs;

•	Fuel price optimization and purchasing functions;

•	Common private label offerings;

•	Common loyalty program under the name fas REWARDS®;

•	Centralized environmental management and environmental practices; and

•	Common IT and point-of-sale platforms.

Retail/Wholesale Business Model Generates Stable and Diversified Cash Flow. We believe that our business model of operating both retail convenience stores and wholesale motor fuel distribution generates stable and diversified cash flows, providing us with advantages over many of our competitors. Unlike many smaller convenience store operators, we are able to take advantage of the combined fuel purchasing volumes to obtain attractive pricing and terms while reducing the variability in fuel margins. We believe that operating a wholesale business also provides strategic flexibility as we are able to convert certain lower performing company-operated sites to consignment agent and lessee-dealer trade channels. We believe that the benefits associated with our retail/wholesale strategy are significantly enhanced following the closing of the Empire Acquisition in October 2020.

Flexibility to Address Consumers Changing Needs. Despite our large size, we believe we are a nimble retail marketer with the ability to alter store offerings quickly in the face of changing consumer needs. Our ability to pivot is facilitated by our streamlined and efficient internal decision-making structure and process that allows for the rapid implementation of new initiatives. Our flexibility is complemented by deep relationships with a host of manufacturers and suppliers worldwide. By way of example, upon the onset of the COVID-19 pandemic, we were able to fully stock our stores with essential items, such as hand sanitizer, wipes and face masks, ahead of many of our competitors.

Real-time Fuel Pricing Analysis. Our fuel pricing software enables real-time insight into street-level pricing conditions across our entire portfolio and estimates demand impacts from various pricing alternatives. This allows us to rapidly make pricing decisions intended to satisfy gallon and gross profit targets. Many of our competitors are smaller operators which lack this visibility into their fuel pricing strategies and as a result forego opportunities to optimize total fuel margin.

Robust Embedded Growth Opportunities, Including a Platform-Wide Store Refresh Program. Our primary growth strategy has historically been strategic acquisitions in contiguous and attractive markets. As a result of our significant scale and access to capital, we are also focusing on a platform-wide store refresh program that we believe can generate improved returns from acquired assets. Additional embedded growth levers include improving an existing loyalty program, expanding foodservice offerings in-line with recent consumer preferences, the expansion of gaming at select locations, and the expansion of private label.

Experienced Management with Significant Ownership. Our management team, led by Arie Kotler, our Chairman, President and Chief Executive Officer, has a strong track record of revenue growth and profitability improvement. Arie Kotler purchased control of GPM in 2011, when it directly operated and supplied fuel to 320 stores and had revenues of approximately $1.2 billion. We have a deep and talented management team across all facets of our operations and have added leaders in key positions intended to enable continued business growth. Our management team has an average tenure with GPM and in the convenience store industry of 15 years and 22 years, respectively. Arie Kotler is our largest individual stockholder, currently owning approximately 17% of our issued and outstanding shares of common stock.

Strong Balance Sheet with Capacity to Execute Growth Strategy. As of March 31, 2021, we had significant cash on our balance sheet and capacity available under existing lines of credit. In addition, we generally finance inventory purchases on customary trade credit terms, which is aided by relatively quick inventory turnover, enabling us to manage the business without large amounts of cash and working capital. As a result of these financial resources, we believe that we will have ample financial flexibility to execute on our growth strategy.

Growth Strategy

We believe that we have a significant opportunity to increase our sales and profitability by continuing to execute our operating strategy, growing our store base in existing and contiguous markets through acquisitions, and enhancing the performance of current stores. With our achievement of significant size and scale, we believe that our refocused organic growth strategy, including implementing company-wide marketing and merchandising initiatives, will add significant value to the assets we have acquired. We believe that this complementary strategy will help further enhance our growth and results of operations. We expect to use a portion of the cash available to us to fund our growth strategy. Specific elements of our growth strategy include the following:

Pursue Acquisitions in Existing and Contiguous Markets. We have completed 19 acquisitions in the last eight years, adding approximately 1,200 retail stores and approximately 1,500 dealer locations. We believe that our acquired locations combined with our scalable infrastructure represents a strong platform for future growth through acquisitions and organic growth within the highly fragmented convenience store industry. With approximately 70% of the convenience store market composed of chains with 50 or fewer locations as of 2019, we believe that there is ample opportunity to continue to consolidate. We have traditionally acquired a majority of our stores in smaller towns with less concentration of national-chain convenience stores. Approximately 40% of all our retail stores are in cities with populations of fewer than 20,000 people. Additionally, approximately 18% of all retail stores are in cities with populations between 20,000 and 50,000 people. We believe that our focus on secondary and tertiary markets allows us to preserve “local” brand name recognition and align local market needs with capital investment. We have established a dedicated in-house M&A team that focuses on identifying, closing and integrating acquisitions. We have a highly actionable pipeline of potential targets, and we currently focus on existing and contiguous markets where demographics and overall market characteristics are similar to our existing markets. In addition, we believe that our unique retail/wholesale business model provides us with strategic flexibility to acquire chains with both retail and dealer locations. The acquisition of Empire’s business in October 2020 added significant scale to our wholesale fuel channel in terms of fuel gallons sold and materially increased our footprint to include 10 new states and the District of Columbia. We believe that our acquisition of Empire will also enable us to grow through the acquisition of supply contracts with independent dealers.

Store Remodel Opportunity. In addition to acquisitions, we believe that we have an expansive, embedded remodel opportunity within our existing store base. We have driven significant synergies from acquisitions but have yet to further optimize the performance of certain stores we have purchased. Based on traffic counts, local demographic information and internal analyses, we have identified nearly 700 stores as potential candidates for remodel, and we currently anticipate remodeling approximately 360 sites over the next three to five years. Although highly dependent on store size and format, a store remodel would typically include improvements to overall layout and flow of the store, an expanded foodservice and grab-n-go offering, updated equipment, beer caves, remodeled and upgraded restrooms, flooring and lighting, checkouts and an interior and exterior upgrade to give the store a more recognizable feel across the network (our “Family of Community Brands”) and generate a more enticing experience for the consumer. Our goal is to generate pre-tax returns on investment of at least 20% on store investments. While we will continue to prioritize acquisitions and our store remodel program, we will consider opportunistic new store builds to further accelerate growth.

Enhanced Marketing Initiatives. We plan to continue to pursue numerous in-store sales growth and margin enhancement opportunities that exist across our expansive footprint. The initiatives we are currently evaluating include, among others:

•	enhanced customer relationship-focused loyalty program and associated promotional events associated with the November 2020 launch of a revised program;

•	enhanced store planogram and product mix optimization with customer centric data-driven placement of top-selling SKUs across all categorizes with select regional customization;

•	expansion of delivery in approximately 600 stores;

•	expansion of freezers in approximately 650 stores and grab-n-go coolers in approximately 525 stores; and

•	expansion of our high margin private label offering in the stores.

Foodservice Opportunity. Our current foodservice offering primarily consists of hot and fresh foods, deli, fried chicken, bakery, pizza, roller grill items and other prepared foods. We offer a value food menu consisting of items such as hot dogs and chicken sandwiches. We have historically relied upon a limited number of franchised quick service restaurants and in-store delis to drive customer traffic rather than other foodservice offerings. As a result, we believe that our under-penetration of foodservice presents an opportunity to expand foodservice offerings and margin in response to changing consumer behavior. In addition, we believe that continued investment in new technology platforms and applications to adapt to evolving consumer eating preferences, including contactless checkout, order ahead service, and delivery will further drive growth in profitability.

Store Portfolio Optimization. We continually review any underperforming retail sites for opportunities to improve store performance, switch to dealer channels, or to sell these sites outright. If we do not believe that investments in store offerings or appearances are likely to provide adequate returns on capital, retail sites can be converted to either lessee-dealer or consignment agent sites. After conversion, we receive rent from the tenant and typically enter into a long-term supply contract with the dealer, eliminating exposure to retail operations and store-level operating expenses. Alternatively, sites with higher and better alternative use potential may be sold.

Suppliers

We leverage both our relationships with major consumer packaged goods supplier partners and distributors such as Core-Mark and Grocery Supply Company, as well as more than 700 direct store delivery supplier distributors.

We purchase motor fuel primarily from large, integrated oil companies and independent refiners under supply agreements. In addition, we purchase unbranded fuel from branded and unbranded fuel suppliers to supply 151 unbranded fueling locations. As of December 31, 2020, approximately 88% of our retail fuel locations sold branded fuel. We sell branded fuel under the Valero®, Marathon®, BP® and Shell® brand names, plus several other brands. We are the largest distributor of Valero branded motor fuel on the U.S. East Coast and the third largest distributor of Valero branded motor fuel in the United States. In addition to driving customer traffic, we believe that our branded fuel strategy enables us to maintain a secure fuel supply.

Competition

We operate in a highly competitive retail convenience market, which includes businesses with operations and services that are similar to ours, primarily the sale of convenience items and motor fuels. We face significant competition from other large chain operators, such as: 7-Eleven; Circle K; Casey’s; Murphy USA; Quik Trip; Royal Farms; Sheetz; Speedway; and Wawa. In particular, large convenience store chains have expanded their numbers of locations and remodeled their existing locations in recent years, enhancing their competitive position. We believe that convenience stores managed by individual operators that offer branded or non-branded fuel are also significant competitors in the market. Often, operators of both chains and individual stores compete by selling unbranded fuel at lower retail prices relative to the market. We believe that the primary competitive factors influencing the retail segment are: site location; competitive prices; convenient access routes; the quality and configuration of the store and the fueling facility; the range of high-quality products and services offered; a convenient store-front; cleanliness; branded fuel; and the degree of capital investment in the store.

The convenience store industry is also experiencing competition from other retail sectors, including grocery stores, large warehouse retail stores, dollar stores and pharmacies. In particular, dollar stores (such as Family Dollar and Dollar General) and pharmacies (such as CVS and Walgreens) have expanded their product offerings to sell snacks, beer and wine and other products that have traditionally been sold by convenience stores, while grocery and large warehouse stores (such as Costco and Wal-Mart) have expanded their fuel offering adjacent to their stores.

We believe that the primary barriers to entry in this industry are the significant financial strength required to enter into agreements with suppliers of fuel products and competition from other fuel companies and retail chains.

The wholesale business is also competitive. Our wholesale segment competes with refiners that distribute their own products, as well as other independent third-party motor fuel distributors. Wholesale fuel distributors typically compete by offering shorter contract commitments, lesser collateral requirements and larger incentives to enter into contracts. We distribute fuel sourced from a number of major oil company suppliers which allows us to approach a wide variety of outside branded and unbranded dealers in order offer a variety of alternative supply arrangements.

In the wholesale segment, we supply fuel to third parties both at sites controlled by the third party and at sites controlled by us, either through ownership of the site or a long-term lease. In order to mitigate this competition, we typically offer the outside operators competitive pricing within the framework of our existing fuel supply agreements, such as those we have with Valero, BP, Shell, Marathon and ExxonMobil.

Government Regulation

Our operations are subject to numerous legal and regulatory restrictions and requirements at the federal, state and local levels. With regard to fuel, these restrictions and requirements relate primarily to the transportation, storage and sale of petroleum products, including stringent environmental protection requirements. In our wholesale and GPMP segments, we are also subject to the Petroleum Marketing Practices Act (“PMPA”), which is a federal law that applies to the relationships between fuel suppliers and wholesale distributors, as well as between wholesale distributors and dealers, regarding the marketing of branded fuel. The law is intended to prevent the arbitrary or discriminatory cancellation, or non-renewal, of dealership agreements and stipulates limitations on the cancellation, or non-renewal, of agreements for distribution of branded fuel, unless certain conditions are satisfied.

With regard to non-fuel products, there are legal restrictions at the federal, state and local levels in connection with the sale of food, alcohol, cigarettes and other tobacco products, menu labeling, money orders, money transfer services, gaming, lottery, adult magazines and ephedrine. Also, regulatory supervision is exercised by health departments at the federal, state and local levels over the food products that are sold in our stores. With respect to data held by us, including credit card information and data related to loyalty customers, we are subject to federal, state and local requirements related to the possession, use and disclosure of personally identifiable information, including mandated procedures to be followed in the event a data breach were to occur.

We hold various federal, state, and local licenses and permits, some of which are perpetual, but most of which must be renewed annually. These include general business licenses, lottery licenses, licenses and permits in connection with the sale of cigarettes, licenses in connection with the operation of gaming machines, licenses in connection with the sale of alcoholic drinks, licenses and permits that are required in connection with the sale of fuel, licenses that are required for the operation of convenience stores and licenses to sell food products.

EMV, which stands for Europay, MasterCard and Visa, is a global standard for credit cards that use computer chips to authenticate and secure chip-card transactions. The liability for fraudulent credit card transactions shifted from the credit card processor to us in October 2015 for transactions processed inside the convenience stores (although due to the unavailability of the correct software from branded fuel suppliers, certain of such suppliers have retained specified associated liabilities) and shifted to us in April 2021 for transactions at the fuel dispensers. We have upgraded all of our inside point-of-sale machines to be EMV-compliant, and, in connection with incentive funds provided by fuel suppliers, we are actively upgrading our fuel dispensers to be EMV-compliant at the fuel dispenser with approximately 30% of retail locations completed as of December 31, 2020. Both due to the unavailability of the correct software from branded fuel suppliers and the required time and cost necessary to upgrade each site, we did not upgrade all of our sites prior to April 2021, but anticipate being substantially complete by the end of 2022. Accordingly, we may be subject to liability for fraudulent credit card transactions processed at fuel dispensers. We do not believe that this will expose us to material liability.

Our operations are subject to federal and state laws governing such matters as minimum wage, overtime, working conditions and employment eligibility requirements. Recently, proposals have emerged at local, state and federal levels to increase minimum wage rates.

We are subject to local, state and federal laws and regulations that address our properties and operations, including, without limitation the transportation, storage and sale of fuel, which have a considerable impact on our operations, including compliance with the requirements and regulations of the U.S. Environmental Protection Agency (“EPA”) and comparable state counterparts. We are required to comply with the following regulations, among others:

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The Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) and comparable state and local laws, which imposes strict, and under certain circumstances, joint and several, liability, without regard to fault, on the owner and operator as well as former owners and operators of properties where a hazardous substance has been released into the environment, including liabilities for the costs of investigation, removal or remediation of contamination and any related damages to natural resources.

•

The Resource Conservation and Recovery Act (“RCRA”) gives EPA the authority to control hazardous waste from the “cradle-to-grave.” This includes the generation, transportation, treatment, storage, and disposal of hazardous waste. RCRA also address environmental problems that could result from underground tanks storing fuel and other hazardous substances.

•	The Clean Air Act (“CAA”) and comparable state and local laws which imposes requirements on emissions to the air from motor fueling activities in certain areas of the country, including those that do not meet state or national ambient air quality standards. These laws may require the installation of vapor recovery systems to control emissions of volatile organic compounds to the air during the motor fueling process. Under the CAA and comparable state and local laws, permits are typically required to emit regulated air pollutants into the atmosphere.

•

The federal Occupational Safety and Health Act (“OSHA”) provides protection for the health and safety of workers. In addition, OSHA’s hazard communication standards require that information be maintained about hazardous materials used or produced in operations and that this information be provided to employees, state and local government authorities and citizens.

The EPA, and several states, have established regulations concerning the ownership and operation of underground fuel storage tanks (“UST”), the release of hazardous substances into the air, water and land, the storage, handling disposal and transportation of hazardous materials, restrictions on exposure to hazardous substances and maintaining safety and health of employees who handle or are exposed to such substances. In addition, we are subject to regulations regarding fuel quality and air emissions.

We are committed to compliance with all applicable environmental laws and regulations. We allocate a portion of our capital expenditure program to compliance with environmental laws and regulations and such capital expenditures were approximately $5.6 million for the year ended December 31, 2020, and we anticipate expenditures of approximately $3 million for the year ending December 31, 2021. Our environmental department maintains direct interaction with federal, state and local environmental agencies for each state in which we operate. As part of our environmental risk management process, we engage environmental consultants and service providers to assist in analyzing our exposure to environmental risks by developing remediation plans, providing other environmental services, and taking corrective actions as necessary.

Legal Proceedings

As of the date of this prospectus, except as described herein, we are not party to any material legal proceedings other than those arising in the ordinary course of business.

Human Capital Resources

As of December 31, 2020, we employed 10,380 employees, with 9,394 employed in our stores and 986 in corporate and field management positions. As of December 31, 2020, none of our employees were represented by a labor union or have terms of employment that are subject to a collective bargaining agreement. We consider our relationships with our employees to be good and have not experienced any work stoppages. We value our employees and believe that employee development and training are key elements of our effective performance.

We dedicate significant resources to the training and development of our store employees. We offer training based on our employees’ specific job requirements and employee levels through the use of training modules and on-the-job training conducted by store managers or regional trainers. Trainings vary based on employee level, but generally focus on topics such as customer service, safety, environmental issues and regulations, as well as our operations and policies. We have developed training centers for new employees at our regional offices. When acquiring new sites, the training of new store managers is conducted by our experienced store managers. We have also developed designated training programs for Store Manager Trainees, Assistant Managers, Maintenance Technicians and Food Service Managers. We have developed, and continue to refine, additional training programs for store and district managers, focusing on leadership and other “soft skills.”

The annual turnover rate of our store employees was approximately 120% in 2020. We believe factors that partially influence our employee turnover are the prevailing wage rates in the markets in which we operate and the demanding nature of our employee’s jobs. We seek to promote employee retention by providing attractive employee benefits and by granting retention and other bonus opportunities to our employees based on their respective roles.

Intellectual Property

We use a variety of measures, such as trademarks and trade secrets, to protect our intellectual property. We also place appropriate restrictions on our proprietary information to control access and prevent unauthorized disclosures as a key part of our broader risk management strategy.

We own many trademarks that are registered with the United States Patent and Trademark Office, including: “E-Z Mart®,” “fas fuel®,” “fas mart®,” “fas REWARDS®,” “Scotchman®,” “shore stop®” and “Village Pantry®.”

In addition, we have a license to use various trademarks within the framework of our field of activities for the supply of branded fuels, including, “ExxonMobil,” “Marathon,” “BP,” “Shell” and “Valero,” where the usage rights in those commercial names have been extended to us within the framework of agreements for the purchase of fuels from those suppliers. In the fast food field, we have a license to use the “Taco Bell,” “Subway,” “Blimpies,” “Dairy Queen,” “Hunts Brothers,” “Hot Stuff,” “Noble Romans,” “Krystal’s,” “Dunkin’” and “Godfathers” commercial names at our applicable franchised or licensed outlets. We also have a license to use the “Jetz” brand name for certain of our convenience stores in Wisconsin.

MANAGEMENT

Executive Officers and Directors

The table below lists our directors and executive officers along with each person’s age as of the date of this prospectus and any other position that such person holds.

Name	Age	Position
Executive Officers:
Arie Kotler	46	President and Chief Executive Officer and Chairman of the Board
Donald Bassell	62	Chief Financial Officer
Maury Bricks	46	General Counsel and Secretary

Non-Employee Directors:
Sherman K. Edmiston III(1)(2)(3)	58	Director
Michael J. Gade(1)(2)(3)	69	Director
Andrew R. Heyer(1)	63	Director
Steven J. Heyer(2)	68	Director
Morris Willner	74	Director
Starlette B. Johnson(3)	57	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Executive Officers

Arie Kotler, has served as the Chairman and Chief Executive Officer of ARKO Corp. since the closing of the Business Combination and as President since January 15, 2021. Mr. Kotler has also served as GPM’s Chief Executive Officer since September 2011 and President since April 2015. Since November 2005, Mr. Kotler has served as Chairman and Chief Executive Officer of Arko Holdings, which was a publicly traded company on the Tel Aviv Stock Exchange until the closing of the Business Combination and is GPM’s controlling owner. After forming GPM and initiating and managing the acquisition of fas mart and shore stop in 2003, Mr. Kotler served as the Chairman of GPM through November 2005. From 2011 to 2014, he served as a director and, from 2012 to 2014, he served as Chairman of Malrag 2011 Engineering and Construction Ltd., a publicly traded company on the Tel Aviv Stock Exchange. Since 2011, Mr. Kotler has served as Chairman of Ligad Investments & Building Ltd., a corporation which was publicly traded on the Tel Aviv Stock Exchange until it was taken private in January 2013. Mr. Kotler has over 15 years of experience with Israeli public companies and has been involved in various real estate transactions in different phases of development totaling over $1 billion. We believe that Mr. Kotler’s in-depth knowledge of our business along with his industry and public company experience qualify him as a director to assist the Board in setting strategic direction and developing and executing financial and operating strategies.

Don Bassell, our Chief Financial Officer, has served as Chief Financial Officer of GPM since April 2014 and previously served as its Chief Financial Officer from January 2004 through December 2010. From December 2010 to February 2014, Mr. Bassell served as Chief Financial Officer of Mid-Atlantic Convenience Stores, LLC. Before joining GPM in January 2004, Mr. Bassell served in a wide variety of financial, treasury and MIS roles with major oil companies, other distributors and service providers. Mr. Bassell has over 35 years of experience in petroleum, convenience store, refining and retail fuel distribution businesses. He graduated with a Bachelor of Arts in Accounting from Duke University, magna cum laude, and is a licensed Certified Public Accountant.

Maury Bricks, our General Counsel and Secretary, has served as General Counsel and Secretary of GPM since January 2013. Prior to joining GPM, from 2005 to 2013, Mr. Bricks was an attorney with Greenberg Traurig, LLP, an international law firm. Before joining Greenberg Traurig, LLP, Mr. Bricks worked in finance for the pipeline and retail natural gas divisions of Shell Oil Company. Mr. Bricks graduated from the University of Texas with both a Bachelor of Business Administration in Finance and a Bachelor of Arts in the Plan II Honors Program, from the London School of Economics and Political Science, with distinction, with a Masters in Accounting and Finance; and from the University of Michigan, magna cum laude, with a Juris Doctorate. Mr. Bricks holds the Chartered Financial Analyst® designation.

Non-Employee Directors

Sherman K. Edmiston III, one of our directors since the consummation of the Business Combination, has served as the Managing Member of HI CapM Advisors, Ltd, a consulting firm providing strategic and financial advice to corporations, private equity firms and hedge funds, since August 2016. In addition to our Board, Mr. Edmiston is currently serving on the board of directors of the following corporations: Arch Resources, Inc. (NYSE: ARCH), a leading, producer of metallurgical products for the global steel industry; GTT Communications, Inc. (NYSE: GTT), a multinational provider of telecommunications and internet services; Key Energy Services, Inc., a leading provider of oilfield services in the Permian Basin and California; SpecGX LLC and related entities (subsidiaries of Mallinckrodt plc (NYSE: MNK)), a leading developer and manufacturer of high-quality specialty generic drugs. Mr. Edmiston is also a director on several private company boards. From November 2009 through December 2015, Mr. Edmiston served as managing Director of Zolfo Cooper LLC (now Alix Partners), where he provided financial and operational advisory services to corporations and investment funds. Mr. Edmiston holds a B.S. in Mechanical Engineering from the Arizona State University and an M.B.A from the University of Michigan. We believe that Mr. Edmiston is qualified as a director because of his strategic planning, financial and board leadership expertise and his experience working with companies undergoing major transitions as a principal investor, investment banker and advisor.

Michael J. Gade, who has served as one of our directors since the closing of the Business Combination, has served as a Senior Advisor to the Global Consumer Group of Boston Consulting Group since January 2007, where he has advised in various areas including retailing, franchising, operational productivity, branding, merchandising, private label development and acquisition/postmerger integration in the convenience, fuel and grocery industries. Mr. Gade has served on the Board of Directors of Rent-A-Center, Inc. (NASDAQ: RCII) and of the Crane Group, Inc, a 4th generation family office, since 2005. Previously, Mr. Gade served on the board of the following corporations: MACS, Inc, a private equity owned convenience chain and gasoline distributor in the Mid-Atlantic region; One Network, Inc, a leading software developer in the area of Demand Based Supply Chains as part of a Total Logistics solution; and Strive Group & Strive Logistics, a promotional group serving the consumer products industry. Additionally, Mr. Gade was the Senior Partner and Chairman of Coopers & Lybrand’s Retail and Consumer Practice (now PwC) as well as a senior executive at 7-Eleven, having been responsible for merchandising, marketing and business development. Mr. Gade received his B.S.B.A. and M.B.A. from the Ohio State University. We believe that Mr. Gade’s significant retail marketing experience provides our Board with an important resource with respect to our marketing and advertising efforts. In addition, Mr. Gade provides leadership and governance experience through his other directorships, including service on the audit and compensation committees of such companies.

Andrew R. Heyer, one of our directors and formerly Haymaker’s President and a Director from inception until the closing of the Business Combination, is a finance professional with over 40 years of experience investing in the consumer and consumer-related products and services industries, as well as a senior banker in leveraged finance during which time his clients included many large private equity firms. Mr. Heyer was an officer and director of Haymaker I until it completed its business combination with OneSpaWorld Holdings (NASDAQ:OSW) in March 2019, and has since remained on its board since such time. Currently, Mr. Heyer is the Chief Executive Officer and Founder of Mistral Equity Partners, a private equity fund manager founded in

2007 that invests in the consumer industry. Prior to founding Mistral in 2007, from 2000 to 2007, Mr. Heyer served as a Founding Managing Partner of Trimaran Capital Partners, a $1.3 billion private equity fund. Mr. Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds from 1995 to 2001. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. from 1990 to 1995. Before Argosy, from 1984 to 1990, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated and, previous to that, he worked at Shearson/American Express. From 1993 through 2009, Mr. Heyer also served on the board of The Hain Celestial Group, Inc. (NASDAQ: HAIN), a natural and organic food and products company, rejoining the board from 2012 to April 2019. Mr. Heyer also served as a director of XpresSpa Group, Inc. (NASDAQ: XSPA) (formerly known as FORM Holdings, Inc.), a health and wellness services company, from December 2016 to April 2020. Mr. Heyer also serves on the board of several private companies owned in whole or in part by Mistral, including Worldwise, Inc., a pet accessories business from 2011 to the present, and The Lovesac Company (NASDAQ: LOVE), a branded omni-channel retailer of technology-forward furniture, from 2010 to the present. Mr. Heyer has also served on the board of Insomnia Cookies, a retailer of desserts open primarily in the evening and nighttime, and Accel Foods, an incubator and investor in early stage food and beverage companies. In the past, Mr. Heyer has served as a director of Las Vegas Sands Corp., a casino company, from 2006 to 2008, El Pollo Loco Holdings, Inc., a casual Mexican restaurant, from 2005 to 2008, and Reddy Ice Holdings, Inc., a manufacturer of packaged ice products, from 2003 to 2006. Mr. Heyer received his B.Sc. and M.B.A. from the Wharton School of the University of Pennsylvania, graduating magna cum laude. Mr. Heyer is the brother of Mr. Steven Heyer, another of our directors. We believe that Mr. Heyer is qualified to serve as a director due to his extensive finance, investment and operations experience, particularly in the consumer and consumer-related products and services industries.

Steven J. Heyer, one of our directors since the closing of the Business Combination and formerly Haymaker’s Chief Executive Officer and Executive Chairman from inception until the closing of the Business Combination, has over 40 years of experience in the consumer and consumer-related products and services industries, leading a range of companies and brands. Mr. Heyer has applied his experience and analytical skills in a variety of leadership positions across diverse industry groups, including broadcast media, consumer products, and hotel and leisure companies. Over the past eight years, he has been acting as an advisor and director to, and investor in, several private companies across the consumer subsectors of health and wellness, restaurants, technology, marketing services and technology and furniture. From its formation until it completed its business combination with OneSpaWorld Holdings (NASDAQ:OSW) in March 2019, he was an officer and director of Haymaker I. Since its business combination, he has served as Vice Chairman on the board of directors of OneSpaWorld Holdings. Mr. Heyer’s operating experiences include: leading the turnaround of Outback Steakhouse as an advisor (from 2010 to 2012); as Chief Executive Officer of Starwood Hotels & Resorts Worldwide (from 2004 until 2007); as President and Chief Operating Officer of The Coca-Cola Company (from 2001 to 2004); as a member of the boards of Coca-Cola FEMSA, and Coca-Cola Enterprises (all from 2001 to 2004); as President and Chief Operating Officer of Turner Broadcasting System, Inc., and a member of AOL Time Warner’s Operating Committee (from 1994 to 2001); as President and Chief Operating Officer of Young & Rubicam Advertising Worldwide (from 1992 to 1994); and before that spending 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner. For the last five years, Mr. Heyer has served on the boards of Lazard Ltd, Lazard Group, and Atkins Nutritionals Inc. (each as further described below) as well as investing in a private capacity in early stage and venture consumer and consumer media companies. Mr. Heyer has extensive board experience, including: the board of Atkins Nutritionals Inc., which announced in April 2017 that it had entered into a definitive agreement to be acquired by Conyers Park Acquisition Corp, a publicly traded special purpose acquisition company; Lazard Ltd and Lazard Group (2005 to present); the board of WPP Group, a publicly traded digital, internet, and traditional advertising company (2000 to 2004); the board of Equifax, the publicly traded consumer credit reporting and insights company (2002 through 2003); the board of Omnicare, Inc., a supplier of pharmaceutical care to the elderly (2008 through 2015); the board of Vitrue, Inc., a provider of social marketing publishing technologies (2007 through 2012); and the board of Internet Security Systems, Inc. a provider of internet security software, appliance, and services (2004 through 2005). In March 2011, Harry & David Holdings, Inc. (“Harry & David”), a company where Mr. Heyer had been Chief Executive Officer from 2010 until February 2011, filed a prearranged Chapter 11 plan under the U.S. Bankruptcy Code. Subsequently, Harry & David filed a reorganization plan in bankruptcy court in May 2011 and emerged from bankruptcy in September 2011. Mr. Heyer received his B.S. from Cornell University and an M.B.A. from New York University. Mr. Heyer is the brother of Mr. Andrew Heyer, another of our directors. We believe that Mr. Heyer is qualified to serve as a director due to his extensive operations, management and business background, particularly in the consumer and consumer-related products and services industries.

Morris Willner, one of our directors, since the closing of the Business Combination, served as Chairman of the board of GPM from January 2015 until the closing of the Business Combination. Mr. Willner is the owner and manager of Willner Realty & Development (WRDC), a full service, multi-faceted real estate development company focused on value-add adaptive-reuse projects spanning the East Coast of the U.S. and Israel, which he founded in 1979. He was also a certified public accountant previously associated with the accounting firm of Arthur Young & Co. and the investment firm Fidelity Bond & Mortgage Co. Mr. Willner serves on numerous community boards. Mr. Willner holds an M.B.A. from New York University. We believe that Mr. Willner’s in-depth knowledge of our business along with his accounting and board experience qualify him as a director to assist the Board in developing and executing financial and operating strategies.

Starlette B. Johnson, one of our directors, since March 6, 2021 brings three decades of restaurant and entertainment executive and board experience to the Board. Since 2012, Ms. Johnson has served as a consultant to the restaurant industry, through SBJ Advisory Group, LLC, working with private equity companies, industry service providers, company-owned and franchise brands in addition to a focus on emerging brands. In October 2020, she joined the board of Tastemaker Acquisition Corporation (NASDAQ: TMKRU), a special purpose acquisition company focusing on the restaurant, hospitality, and related tech and services sectors. In September 2012, Ms. Johnson joined the board and continues to serve on the Audit Committee, and as Chair of the Nominating/Governance Committee for Chuy’s Inc. (NASDAQ: CHUY), a full-service casual Mexican chain. Ms. Johnson also served as a member of the board and Chair of the Audit Committee of Bojangles’ Famous Chicken ‘n Biscuits (NASDAQ: BOJA) from March 2016 until the completion of its go-private transaction in January 2019. Ms. Johnson has also served as a director of several private companies. In addition, Ms. Johnson is a member of the advisory board for the Hospitality & Tourism Program at Virginia Tech and serves on the Pamplin College of Business Cabinet at Virginia Tech as well as on the Investment Committee for the Virginia Tech Foundation. Ms. Johnson received her B.S. in Finance from Virginia Tech and MBA from Duke University. We believe that Ms. Johnson is qualified to serve on our board of directors because of her extensive managerial and operational experience in the restaurant and entertainment industries.

Family Relationships

Andrew R. Heyer, one of our directors, and Steven J. Heyer, one of our other directors, are brothers. Outside of the foregoing relationships, there are no other family relationships among any of our directors or executive officers.

Board Composition

Our business and affairs are organized under the direction of the Board. Each of our directors will continue to serve as a director until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. The authorized number of directors may be changed by resolution of our Board. Vacancies on our Board can be filled by resolution of our Board.

In accordance with the term of our bylaws, the Board is divided into three classes, each serving staggered, three-year terms:

•	our Class I directors are Arie Kotler and Michael J. Gade, and their terms will expire at the first annual meeting of stockholders to be held in 2021;

•	our Class II directors are Morris Willner, Starlette B. Johnson and Sherman Edmiston III, and their terms will expire at the second annual meeting of stockholders to be held in 2022; and

•	our Class III directors are Steven J. Heyer and Andrew R. Heyer, and their terms will expire at the third annual meeting of stockholders to be held in 2023.

As a result of the staggered Board, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms. This classification of the Board may have the effect of delaying or preventing changes in our control or management.

Director Independence

Our Board undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that the Board meets independence standards under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. The Board of Directors has affirmatively determined that the following Directors are “independent” as defined in the listing standards of Nasdaq: Sherman K. Edmiston III, Michael J. Gade, Andrew R. Heyer, Steven J. Heyer and Starlette B. Johnson. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Board Committees

Our Board has three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. Each of the committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Audit Committee

Our audit committee consists of Sherman K. Edmiston III, Michael J. Gade and Andrew Heyer, with Mr. Gade serving as the chair. The audit committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Our audit committee meets the requirements for independence of audit committee members under applicable SEC and Nasdaq rules. All of the members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. In addition, Mr. Gade qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

Our Board has adopted a written charter for the audit committee, which is available on our website. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

Compensation Committee

Our compensation committee consists of Sherman K. Edmiston III, Michael J. Gade and Steven J. Heyer, with Mr. Edmiston serving as the chair. The compensation committee determines our general compensation policies and the compensation provided to our officers; prior to the Business Combination, GPM’s Chief Executive Officer oversaw all aspects of our executive compensation program. The compensation committee also makes recommendations to our Board regarding director compensation. In addition, the compensation committee reviews and determines unit-based compensation for our directors and officers and administers our equity incentive plans. Our compensation committee also oversees our corporate compensation programs. Each member of our compensation committee is independent, as defined under the Nasdaq listing rules, which also satisfies Nasdaq’s additional independence standards for compensation committee members. Each member of our compensation committee is a non-employee director (within the meaning of Rule 16b-3 under the Exchange Act).

The compensation committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the compensation committee deems it appropriate to do so in order to carry out its responsibilities. In carrying out its responsibilities, the compensation committee shall be entitled to rely upon the advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the compensation committee may consult.

Our Board has adopted a written charter for the compensation committee, which is available on our website. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Sherman K. Edmiston III, Starlette B. Johnson and Michael J. Gade, with Ms. Johnson serving as the chair. The nominating and corporate governance committee is responsible for identifying individuals qualified to become board members, consistent with criteria approved by the Board, with the goal of creating a balance of knowledge, experience and diversity, recommending that the Board select the director nominees for election at each annual meeting of stockholders, recommending to the Board criteria for Board and committee membership, developing and recommending to the Board criteria for Board and committee membership, developing and recommending to the Board a set of Corporate Governance Guidelines and reviewing and reassessing the adequacy of such guidelines annually and recommending any proposed changes to the Board, overseeing periodic evaluations of the Board and its committees, exercising sole authority to retain and terminate any search firms that are to be used by the Company to assist in identifying director candidates and reviewing and discussing with the Board corporate succession plans for the Chief Executive Officer and other key officers of the Company. Each member of our nominating and corporate governance committee is independent as defined under the Nasdaq listing rules.

During the course of 2021, our nominating and governance committee plans to evaluate our current operations and human capital in order to begin formalizing an Environmental, Social, and Corporate Governance approach that is appropriate for the Company. Furthermore, as part of our large-scale remodeling project, when looking at building design and component, such as lighting, layout, materials and fixtures, we seek to balance the environmental impact, initial cost, and long-term costs, of each item as part of our planning process and seek to improve energy and cost efficiency as we upgrade our locations.

We rely predominately on full-time personnel where practical and at our store-level approximately 70% of our employees are full-time and eligible for benefits. Part-time employees are used where necessary to fill in shifts, seasonally or when employee’s personal preference is to work on a part time basis. We also extend benefits to our part-time work force. We believe that this approach compares favorably to other companies in our industry, who on average, employ many more of their employees on a part time basis.

Our Board has adopted a written charter for the nominating and corporate governance committee, which is available on our website. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

Role of Our Board of Directors in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our nominating and corporate governance committee is responsible for periodically evaluating our company’s corporate governance policies and systems in light of the governance risks that our Company faces and the adequacy of our Company’s policies and procedures designed to address such risks.

Corporate Governance Guidelines

The Board strongly supports effective corporate governance and has developed and followed a program of strong corporate governance. Our nominating and governance committee is responsible for overseeing our Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. Our Guidelines are published on our website at www.arkocorp.com and are available in print to any stockholder who requests them from our Secretary.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board or compensation committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past. None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees.

Code of Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Business Conduct and Ethics is available on our website. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or in our public filings. The information on our website is not intended to form a part of or be incorporated by reference into this Registration Statement.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, and as permitted under Delaware law, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information regarding our executive compensation program and decisions for 2020 for the following individuals who we refer to as our named executive officers, or NEOs:

•	Arie Kotler, Chairman, President and Chief Executive Officer

•	Don Bassell, Chief Financial Officer

•	Maury Bricks, General Counsel and Secretary

The Company indirectly owns 100% of GPM, our operating entity, which is based in Richmond, VA. Prior to the Business Combination, Mr. Kotler was considered an NEO of both Arko Holdings, the majority owner of GPM, and GPM, while the other NEOs were executives of GPM.

It should be noted that during 2020 (up until the consummation of the Business Combination), Mr. Kotler did not receive any compensation directly from GPM, as his services as Chief Executive Officer of GPM were provided to GPM through KMG Realty LLC (“KMG”), an entity wholly owned by Mr. Kotler, in exchange for management fees, pursuant to a management services agreement between GPM and KMG (the “GPM Management Services Agreement”). In addition, KMG was also party to a profits participation agreement with the members of GPM (the “Profits Participation Agreement”) pursuant to which KMG was entitled to receive annual net profit participation amounts from GPM.

Further, Mr. Kotler did not receive any compensation from Arko Holdings for his services as Chief Executive Officer of Arko Holdings. His services as Chairman of Arko Holdings were provided to Arko Holdings until October 31, 2020 through KMG in exchange for management fees, pursuant to a management services agreement between Arko Holdings and KMG (the “Arko Management Services Agreement”).

Effective as of the Business Combination, Mr. Kotler is the Chief Executive Officer of ARKO and his compensation for such services (including his services as President and Chairman of the Board) are set forth and pursuant to an employment agreement, dated September 8, 2020, with us. The GPM Management Services Agreement and the Profits Participation Agreement both terminated effective as of the consummation of the Business Combination.

EXECUTIVE COMPENSATION PROGRAM

Executive Compensation Objectives and Philosophy

Our executive compensation program is designed to attract and retain individuals with the qualifications to manage and lead ARKO as well as to motivate them to develop professionally and contribute to the achievement of our financial goals. Our primary executive compensation objectives are to:

•	attract, retain and motivate executives who are capable of advancing its mission and strategy; and

•	reward executives in a manner aligned with its financial performance.

To achieve its objectives, we deliver executive compensation to the NEOs through a combination of the following components:

•	base salary;

•	cash bonus opportunities;

•	severance benefits; and

•	broad-based employee benefits.

Base salaries, cash bonus opportunities, broad-based employee benefits and severance benefits are designed to attract and retain senior management talent. Equity compensation is designed to reward executives for their contributions to our financial performance.

Following the Business Combination, we continued an executive compensation program similar to our historical executive compensation program described above, and adopted a long-term equity incentive component (in the form of stock options, restricted stock unit awards and/or performance based restricted stock unit awards and/or a combination thereof) linked to Company performance and long-term value creation in an effort to align the interests of the NEOs with our stockholders’ as described in more detail below.

Compensation Determination Process; Role of Compensation Consultant and Management

Prior to the Business Combination, our Chief Executive Officer oversaw all aspects of our executive compensation program. In making compensation decisions for the NEOs, the Chief Executive Officer annually reviewed (i) the financial data provided by the Chief Financial Officer, (ii) the performance of the executive officer and (iii) our overall performance against its applicable corporate performance goals. We did not engage any compensation consultant to assist with respect to GPM’s 2020 compensation program (prior to the consummation of the Business Combination). We did not engage in benchmarking when making executive compensation decisions in 2020 (prior to the consummation of the Business Combination).

Compensation Elements

The following is a discussion and analysis of each component of our executive compensation program for 2020 (prior to the consummation of the Business Combination):

Base Salary

Annual base salaries compensate the NEOs for fulfilling the requirements of their respective positions and provide them with a predictable and stable level of cash income relative to their total compensation. Prior to the Business Combination, the Chief Executive Officer reviewed executive salary to ensure that we remained competitive in attracting and retaining qualified executives. Mr. Bassell and Mr. Bricks received a base salary in 2020 in accordance with the terms of their respective employment agreements. The “Summary Compensation Table” and corresponding footnotes to the table show the base salary earned by each NEO during fiscal 2020.

Bonuses

Historically, most of the employees in our head offices, including the NEOs, were eligible to receive annual bonus payments under GPM’s Corporate Incentive Plan (the “Corporate Incentive Plan”). Payments under the plan were dependent on (1) the level and salary of the employee and (2) GPM’s actual performance in comparison with its budget for the fiscal year. The bonuses were calculated and paid annually. Bonuses are designed to reward employees, including the NEOs, for their contributions to our financial performance, in accordance with their level and salary. Pursuant to their respective employment agreements, Mr. Bassell and Mr. Bricks each received a signing bonus and are also each entitled to a quarterly bonus. See “—Bassell Employment Agreement” and “—Bricks Employment Agreement” below.

Base Bonus

Under the Corporate Incentive Plan, we used an internal profit metric as the financial performance metric for corporate-level employee bonuses, including the NEOs, which is defined as net income (loss) adjusted to exclude depreciation and amortization, interest and income taxes and further adjusted for certain non-operating and select expense items (the “Budget”). Each year, GPM’s board of managers established a Budget (the “Budget Goal”). No bonuses were payable to the NEOs under the Corporate Incentive Plan unless GPM achieved a minimum of 95% of the Budget Goal.

The following table shows the threshold and target achievement levels of the Budget Goal for 2020 and the corresponding payout levels to the NEOs. Payout levels between the stated levels of achievement would increase in 10% increments for each additional percentage of the Budget Goal achieved, up to the target level.

Performance Metric	Threshold	Target
Budget	95%	100%
Payout Level	50%	100%

Bonus percentages are based upon our pay-grade structure which reflects, among other things, differences in base salary, reporting relationships and financial responsibilities. Bonus percentages also reflect the NEO’s ability to directly impact GPM’s profits. For 2020, Messrs. Bassell and Bricks had a target bonus of 25% of their annual base salary. The bonus amount to be paid to the NEOs was calculated using the following formula:

Base Salary Target Bonus Payout Level (%) = Bonus Payout

In 2020, GPM met its Budget Goal and made bonus payments under the Corporate Incentive Plan at the 100% Payout Level.

Supplemental Bonus

Historically, our employees, including the NEOs, had the potential to earn a supplemental bonus up to a maximum of the amount he or she has earned in base bonus, as described above, to further reward employees when GPM exceeds certain levels of Budget in a calendar year. A percentage of amounts that exceed the Budget Goal may be shared pro rata among all eligible participants in the Corporate Incentive Plan as provided under such plan. A participant must have earned some base bonus to be eligible to receive a supplemental bonus. The NEOs received a supplemental bonus for 2020 since GPM achieved over its Budget Goal and the amount of supplemental bonus paid was the same amount as the NEOs’ base bonus.

Special Performance Bonus

Under the terms of his employment agreement in effect during 2019 and until August 2020, Mr. Bassell was entitled to receive a Special Performance Bonus in the amount of $100,000 if GPM’s EBITDA (defined as net income (loss) adjusted to exclude depreciation and amortization, interest and income taxes) exceeded a threshold of $20 million in any calendar year. The bonus was payable quarterly, to the extent GPM was in line to meet such threshold.

In 2020, GPM’s EBITDA exceeded $20 million. As a result, Mr. Bassell received a Special Performance Bonus of $50,000 related to 2020 performance.

ARKO Corp. 2020 Incentive Compensation Plan

At the special meeting of Haymaker stockholders held on December 8, 2020, Haymaker stockholders considered and approved the ARKO Corp. 2020 Incentive Compensation Plan (the “2020 Plan”). The 2020 Plan

is administered by the compensation committee of the Board. The compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2020 Plan. The compensation committee may delegate to the chief executive officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to certain limitations and guidelines. Persons eligible to participate in the 2020 Plan are officers, employees, non-employee directors and other key persons (including consultants) as selected from time to time by the compensation committee in its discretion.

Under the 2020 Plan, the compensation committee is authorized to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based stock units, other equity-based awards and cash incentive awards. Awards may be subject to a combination of time and performance-based vesting conditions, as may be determined by the compensation committee. Except for certain limited situations (including death, disability, a change in control, grants to new hires to replace forfeited compensation, grants representing payment of achieved performance goals or that vest upon the satisfaction of performance goals or other incentive compensation, substitute awards, grants to non-employee directors or replacement of previously outstanding awards), all awards granted under the 2020 Plan are subject to a minimum vesting period of one year, referred to herein as the minimum vesting condition. The minimum vesting condition will not be required on awards covering, in the aggregate a number of shares not to exceed 5% of the maximum share pool limit. Options and stock appreciation rights cannot be repriced without stockholder approval.

On March 6, 2021, the Compensation Committee of the Board of Directors, approved the following agreements under the 2020 Plan: (i) a form of restricted stock unit agreement (the “Form RSU Agreement”); (ii) a form of director restricted stock unit agreement (the “Director Form RSU Agreement”); (iii) a form of performance-based RSU award agreement (the “Form PSU Agreement”); and (iv) a form of nonqualified stock option agreement for Arie Kotler, Chairman, President and Chief Executive Officer of the Company (the “Kotler Stock Option Agreement”).

The Form RSU Agreement evidences the grant of restricted stock unit awards (“RSUs”) under the 2020 Plan to certain selected employees and consultants of the Company and its subsidiaries, consisting of the right to receive, upon the vesting date of such RSUs, one share of common stock, for each vested RSU to the recipient of such grant. Each RSU vests in accordance with the schedule determined at the time of grant, subject to the grantee’s continued employment or service through the vesting date.

The Director Form RSU Agreement evidences the grant of RSUs under the 2020 Plan to the Company’s non-employee directors, which are immediately vested as of the date of grant, and which provide for the right to receive one share of common stock, upon the earlier of (i) the date on which the applicable director’s service with the Company is terminated (for whatever reason) and (ii) the date of a change of control of the Company.

The Form PSU Agreement evidences the grant of performance-based restricted stock units (“PSUs”) to certain selected employees of the Company and its subsidiaries, consisting of the right to receive, upon the vesting date of such PSUs, one share of common stock for each vested PSU to the recipient of such grant. PSUs generally vest (or fail to vest) at the end of a three-year performance period, based on the performance metrics specified in the Form PSU Agreement, subject to the additional requirement that the grantee remain in continuous service through the vesting date.

The Kotler Stock Option Agreement evidences the grant to Mr. Kotler of non-qualified stock options to purchase shares of common stock (“Stock Options”), subject to the vesting of such Stock Option, at an applicable exercise price per share set forth therein. The Stock Options vest ratably on an annual basis for three consecutive years.

Benefits and Perquisites

Employee Benefit Plans

NEOs are eligible to participate in our employee benefit plans, including our medical, disability and life insurance plans, in each case, on the same basis as all of our other employees. The employee benefit plans are designed to assist in attracting and retaining skilled employees critical to our long-term success. We also maintain a 401(k) plan for the benefit of our eligible employees, including the NEOs, as discussed below.

401(k) Plan

We maintain a retirement savings plan, or 401(k) plan, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Under the 401(k) Plan, eligible employees may defer up to 75% of their compensation subject to applicable annual contribution limits imposed by the Internal Revenue Code of 1986, as amended, or the Code and limits imposed by non-discrimination testing. Our employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. We match a portion of employee contributions according to the 401(k) plan (subject to Internal Revenue Service limits and non-discrimination testing). For 2020, the matching contribution was 50% of the first 6% of contributions made by the participants for such plan year. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. We made matching contributions of $227,000 to the 401(k) Plan during the year ended December 31, 2020.

Non-Qualified Deferred Compensation

We offer a select group of management and key employees, including the NEOs, who contribute materially to its continued growth, development and future business success an opportunity to defer a portion of their compensation (in the form of salary and bonuses) under our Non-Qualified Plan, or NQP. See “Non-Qualified Deferred Compensation” for additional information about the NQP and matching contributions made for NEOs. We made matching contributions of approximately $55,000 to the NQP during the year ended December 31, 2020 related to all participants.

Pension Benefits

We do not maintain any pension benefit or retirement plans other than the 401(k) plan.

Payments to KMG

GPM Management Services Agreement

As discussed above, prior to the Business Combination, Mr. Kotler did not receive any compensation, including bonuses, directly from GPM, as his services as Chief Executive Officer of GPM were provided to GPM through KMG pursuant to the GPM Management Services Agreement. Under the GPM Management Services Agreement, for the period January 1, 2018 through December 31, 2019, KMG was entitled to a management fee in the amount of $60,000 per month. In addition, KMG was entitled to receive an annual bonus in accordance with GPM’s Corporate Incentive Plan (described above). The annual bonus which KMG was eligible to receive under the Corporate Incentive Plan could not exceed six monthly management fee payments. Based on GPM’s financial performance, for the years 2018 and 2019, KMG did not receive a bonus under the Corporate Incentive Plan. The GPM Management Services Agreement also required GPM to reimburse KMG for all out of pocket expenses related to the activity of GPM.

On January 1, 2020, GPM and KMG entered into a Second Amended and Restated Management Services Agreement which extended the term of the GPM Management Services Agreement from January 1, 2020 through

December 31, 2022 and increased the management fee to $90,000 per month. In addition, a portion of bonus equal to four monthly management fees was payable subject to increases in Arko Holdings’ share price. Upon the closing of the Business Combination, the GPM Management Services Agreement was terminated, other than the right to receive an expected Corporate Incentive Plan bonus of $540,000 for 2020.

Profits Participation Agreement

Pursuant to the Profits Participation Agreement, KMG was entitled to an annual net profit participation amount. For the years 2018 and 2019, this amount was calculated as the lower of (i) 3% of GPM’s annual net profit, based on GPM’s US GAAP consolidated financial statements for years ended December 31, 2018 and 2019, or (ii) $280,000. At the request of KMG, at the end of the first, second and third quarters of each calendar year, GPM paid an advance on the annual net profit participation amount, subject to GPM’s ability to offset any excess amounts from future amounts to which KMG will be entitled. Based on GPM’s financial performance in 2019, KMG was not entitled to an annual profits participation amount for 2019. KMG received $210,000 in advances for 2019, which were offset against future payments by GPM.

For the years 2020 through 2022, the annual net profit participation amount was to be calculated as the higher of (i) 5% of GPM’s annual net profits for such calendar year based on GPM’s US GAAP consolidated financial statements after adjustments as defined below, or (ii) 5% of the positive difference (if any) between the adjusted EBITDA (as defined in Profits Participation Agreement) for such calendar year and the adjusted EBITDA for the prior calendar year, up to an annual maximum amount of $400,000. Based on GPM’s financial performance in 2020, KMG is entitled to an annual net profit participation amount of $400,000 for 2020. This amount includes $210,000 that was received in advance in 2019. The Profits Participation Agreement was terminated upon the termination of the GPM Management Services Agreement, other than the right to receive the profit participation amount for 2020.

Arko Holdings Management Services Agreement

As discussed above, Mr. Kotler did not receive any compensation directly from Arko Holdings for his services as Chief Executive Officer of Arko Holdings. Mr. Kotler also did not receive any compensation directly from Arko Holdings for his services as Chairman of Arko Holdings, as these services were provided to Arko Holdings through KMG pursuant to the Arko Management Services Agreement. Under the Arko Management Services Agreement, KMG was entitled to a monthly management fee of approximately $5,000, linked to the Israeli Consumer Price Index, and to a reimbursement for reasonable expenses incurred by KMG in connection with the provision of management services. The Arko Management Services Agreement remained in effect until October 31, 2020.

The table below shows the payments earned by KMG for services provided by Mr. Kotler to GPM and Arko Holdings in 2018, 2019 and 2020. These amounts are included under “All Other Compensation” in the Summary Compensation Table:

Agreement	2018	2019	2020
GPM Management Services Agreement	$727,193	$727,193	$1,057,561
Annual bonus pursuant to GPM’s Corporate Incentive Plan	—	—	540,000
Profits Participation Agreement	280,000	—	400,000
Arko Management Services Agreement	70,000	60,000	51,900

Total	$1,077,193	$787,193	$2,049,461

Employment, Severance or Change in Control Agreements

We consider maintenance of a strong management team essential to our success. To that end, we recognize that the uncertainty that may exist among management with respect to their “at-will” employment with us could result in the departure or distraction of management personnel to the company’s detriment. Accordingly, we determined that severance arrangements are appropriate to encourage the continued attention and dedication of certain members of its management team and to allow them to focus on the value to equity holders of strategic alternatives without concern for the impact on their continued employment. See “Potential Payments upon Termination or Change in Control” for a discussion of certain rights of the NEOs upon termination of their employment or upon the occurrence of certain events.

Employment Agreements

Kotler Employment Agreement

On September 8, 2020, we entered into an employment agreement with Mr. Kotler pursuant to which Mr. Kotler serves as our Chief Executive Officer for a three-year term from the Closing Date, following which the agreement will be automatically extended for additional one-year terms, unless either we or Mr. Kotler give at least 120 days’ prior notice of non-extension. Under the terms of the employment agreement, Mr. Kotler is entitled to the following:

•	An annual base salary of $1,080,000, to be increased by at least 3% on an annual basis (subject to an annual review by the compensation committee for increase (but not decrease));

•	A target bonus equal to 150% of the executive’s current base salary, based on satisfaction of performance criteria to be established by the compensation committee;

•

An annual long term-incentive award having a fair market value (as reasonably determined by the Board or the compensation committee) equal to 350% of the executive’s then base salary in effect as of the date of the grant with the type of the long-term incentive award, and the terms and conditions thereof, determined by the compensation committee of the Board, in its discretion;

•

An expense reimbursement for all reasonable business expenses actually paid or incurred by the executive during the term of employment, including first class air travel, hotel and other travel-related expenses, including for any and all related travel between our principal place of business in Richmond, Virginia and employee’s principal residence in Miami-Dade, Florida; and

•

Participation in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and all other plans as are offered by us to our executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plan.

Bassell Employment Agreement

Pursuant to the terms of the executive employment agreement dated April 1, 2014, between GPM and Mr. Bassell, Mr. Bassell continued to serve as GPM’s Chief Financial Officer. Under the terms of the agreement, Mr. Bassell was entitled to receive an annual base salary of $240,000, subject to annual increases as determined by GPM’s board of managers, and was eligible to receive bonus payments under the Corporate Incentive Plan. Mr. Bassell was also eligible to receive an annual Special Performance Bonus in the amount of $100,000 if GPM’s EBITDA exceeded $20 million in any calendar year.

On August 4, 2020, GPM and Mr. Bassell entered into an amended and restated employment agreement for a five-year term, following which the agreement will be automatically extended for additional one-year terms, unless either GPM or Mr. Bassell gives at least 90 days’ prior notice of non-extension. Under the terms of the amended and restated employment agreement, Mr. Bassell is entitled to the following:

•	An annual base salary of $370,302 (subject to discretionary review by the Chief Executive Officer for increase (but not decrease));

•	A signing bonus of $50,000;

•	A monthly car allowance of $600;

•	A quarterly bonus of $35,000 (to be eligible, Mr. Bassell must be employed by GPM on the last date of the prior calendar quarter);

•	Participation in GPM’s Corporate Incentive Plan;

•	Discretionary bonus (as determined by the Chief Executive Officer or board); and

•	Participation in customary employee benefit plans and in the NQP.

Bricks Employment Agreement

Pursuant to the terms of the employment agreement dated January 3, 2020, between GPM and Mr. Bricks, Mr. Bricks continued to serve as GPM’s General Counsel for a five-year term, following which the agreement will be automatically extended for additional successive one-year terms, unless either GPM or Mr. Bricks gives at least 90 days’ prior notice of non-extension. Under the terms of the employment agreement, Mr. Bricks is entitled to the following:

•	An annual base salary of $395,000 (subject to discretionary review by the Chief Executive Officer for increase (but not decrease));

•	A signing bonus of $50,000;

•	A monthly car allowance of $600;

•	A quarterly bonus of $10,000 (to be eligible, Mr. Bricks must be employed by GPM on the last date of the prior calendar quarter);

•	Participation in GPM’s Corporate Incentive Plan;

•	Discretionary bonus (as determined by the Chief Executive Officer or board); and

•	Participation in customary employee benefit plans and in the NQP.

Compensation Actions Taken in 2020

Mr. Kotler entered into an employment agreement with ARKO Corp. on September 8, 2020. Mr. Bassell entered into an amended and restated employment agreement with GPM on August 4, 2020 and Mr. Bricks entered into an employment agreement with GPM on January 3, 2020, pursuant to which, among other provisions, each of Messrs. Bassell and Bricks received an annual base salary increase and a signing bonus, as described above.

See “Employment Agreements” and “Potential Payments Upon Termination or Change in Control” for more details regarding Messrs. Kotler’s, Bassell’s and Bricks’ employment agreements.

ARKO Hedging Policy

We prohibit our directors, executive officers and certain designated employees from engaging in hedging, short sales, trading in publicly traded put or call options or trading on margin involving our securities.

Executive Compensation

Summary Compensation Table

The following table presents information regarding the compensation earned or received by the NEOs for services rendered during the fiscal years ended December 31, 2018, 2019 and 2020.

	Year	Salary	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position		($)	($)(1)	($)(2)(3)	($)
Arie Kotler,	2020	29,032	540,000	1,509,461	2,078,493
Chairman and Chief Executive Officer, Arko Holdings;	2019	—	—	787,193	787,193
Chief Executive Officer, President and Director	2018	—	—	1,077,193	1,077,193
Don Bassell,	2020	374,310	397,651	9,218	781,179
Chief Financial Officer	2019	355,783	100,000	9,180	464,963
	2018	342,097	100,000	9,180	451,277
Maury Bricks,	2020	400,736	302,500	22,081	725,317
General Counsel and Secretary	2019	322,830	—	12,342	335,172
	2018	310,416	—	8,036	318,452

(1)

The amounts shown in this column represent the annual bonuses pursuant to the Corporate Incentive Plan, the Special Performance Bonuses, and the signing and quarterly bonuses earned by Mr. Bassell and Mr. Bricks. See “Bonuses” for a discussion of such bonuses. The amounts in this column also include discretionary bonuses effected by the Compensation Committee on March 6, 2021 of $42,500 to Mr. Bassell and $15,000 to Mr. Bricks.

(2)

The amounts shown in this column include 401(k) matching contributions for Mr. Bricks in 2018, 2019 and 2020, matching contributions made under the NQP for Mr. Bricks in 2020, and imputed income for group term life insurance and car allowances for Messrs. Bassell and Bricks for 2018, 2019 and 2020.

(3)

Prior to the Business Combination, Mr. Kotler did not receive any compensation directly from GPM or Arko Holdings, as his services were provided through KMG. The amounts shown in this column for Mr. Kotler include payments received under the GPM Management Services Agreement, the Arko Management Services Agreement and the Profits Participation Agreement. See “Payments to KMG” above for a detailed discussion of such payments.

Grants of Plan-Based Awards in 2020

The following table provides supplemental information relating to grants of plan-based awards made to NEOs during 2020.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Arie Kotler	1/1/20	135,000	270,000	540,000
Don Bassell	1/1/20	96,288	142,576	235,151
Maury Bricks	1/1/20	49,375	98,750	197,500

(1)

As described in “Compensation Elements—Bonuses,” the dollar amounts represent the threshold, target and maximum amounts of each NEO’s potential annual cash bonus award for the year ended December 31, 2020 pursuant to the Corporate Incentive Plan, as well as the threshold payout that could have been earned as a Special Performance Bonus by Mr. Bassell, subject to GPM achieving threshold EBITDA of $20 million for 2020. Actual payouts differed based on the actual performance objectives achieved. The actual cash bonus award earned for the year ended December 31, 2020 pursuant to the Corporate Incentive Plan for each NEO, and the Special Performance Bonus earned by Mr. Bassell, is set forth in the Summary Compensation Table above.

Outstanding Equity Awards at 2020 Fiscal Year End

None of NEOs held equity awards as of December 31, 2020.

Option Exercises and Stock Vested in 2020

None of the NEOs exercised any option awards or vested in any stock awards in 2020.

Pension Benefits Table

None of the NEOs participated in any defined benefit pension plans in 2020.

Non-Qualified Deferred Compensation

We offer a select group of management and key employees, including its NEOs, who contribute materially to its continued growth, development and future business success an opportunity to defer a portion of their compensation under its NQP. The NQP allows these employees to defer up to 90% of their annual base salary and cash bonuses. Distributions under the NQP begin on a date determined by the board, or a committee appointed by the board (the “committee”), that is within 30 days of the participant’s separation from service, except in the case of specified employees where no distributions will be made until six months after separation from service or, if earlier, the date of the specified employee’s death. Participants may elect to receive deferred amounts in a lump sum or in at least two, but not more than ten, consecutive annual installments. Participants can elect from investment alternatives made available as investment options for their deferred compensation and gains and losses on these investments are credited to their respective accounts.

For each plan year, as determined by the committee, we make a discretionary match, which for 2020 was an amount equal to 50% of the first 6% of contributions made by the participants for such plan year; however, that amount is reduced, dollar for dollar, by the amount of employer matching contributions that we contribute to the participant’s 401(k) plan for such plan year. In addition, as determined by the committee, we may make additional matching contributions, in its sole discretion, on a participant by participant basis. We may also make discretionary contributions to a participant’s account on a participant by participant basis.

Tax rules limit the amount that executives may contribute under the 401(k) plan and therefore also limit the company match under the 401(k) plan for executives. The NQP matching contribution reflects the amount of the matching contribution which is limited by the tax laws.

The following table sets forth non-qualified deferred compensation during the year ended December 31, 2020 for the NEOs set forth below.

Name	Executive Contributions in Last Fiscal Year $	Registrant Contributions in Last Fiscal Year $(1)	Aggregate Balance at Last Fiscal Year-End $
Arie Kotler	—	—	—
Don Bassell	—	—	—
Maury Bricks	24,044	11,807	60,572

(1)

The amount in this column is included in the “All Other Compensation” column for 2020 in the Summary Compensation Table, and represents employer contributions credited to the NEO’s account during 2020.

Potential Payments Upon Termination or Change in Control

As of December 31, 2020, the employment agreements of our NEOs provide for certain payments and benefits in the event of certain terminations of employment. The material terms of such arrangements as of December 31, 2020 are described below.

Kotler Employment Agreement

Mr. Kotler’s employment will terminate upon the earliest to occur of: (i) the executive’s death; (ii) a termination by us by reason of the executive’s disability; (iii) a termination by us with or without cause; or (iv) a termination by executive with or without good reason. Mr. Kotler’ employment agreement provides for certain payments and benefits upon termination of the executive’s employment. The material terms of these arrangements are described below:

•

Termination for cause or without good reason. In connection with a termination by us for cause, the executive will be entitled to payment of all accrued and unpaid base salary and bonus through the termination date, all unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/or provision of all vested benefits to which the executive may be entitled through the termination date with respect to applicable benefit or incentive compensation plans, policies or programs.

•

Termination in connection with death or disability. In addition to the payments described above, in connection with any termination by us in connection with employee’s death or disability, the executive will be entitled to: (i) the executive’s pro rata target bonus; (ii) pro rata vesting of all outstanding long-term incentive awards; and (iii) continuation of applicable health benefits.

•

Termination without cause or for good reason. In addition to the payments described above, in connection with termination for cause or without good reason, in connection with any termination by us without cause or by executive for good reason, the executive with also be entitled to: (i) severance amount equal to two times the sum of (a) the executive’s annual base salary as in effect immediately prior to the termination date and (b) the executive’s target bonus for the bonus period in which termination occurs, which will be payable for two years following the termination date and (ii) vesting, immediately prior to such termination, in any long-term awards that previously were granted to the executive but which had not yet vested.

In addition, if the executive’s employment is terminated by us without cause or by the executive for good reason during the two-year period immediately following a change in control, then in lieu of the severance amount described above, the executive will be entitled to a lump-sum payment equal to three times the sum of (a) the executive’s annual base salary as in effect immediately prior to the termination date and (B) the executive’s target bonus for the bonus period in which the termination date occurs, less applicable withholdings and deductions.

The payments described above are subject to the executive’s delivery to us of an executed release of claims. Upon termination of the executive’s employment, the executive will continue to be subject to the non-competition and non-solicitation covenants for two years, unless we fail to make any payments described above within 15 days of written notice from the executive of such failure.

If any of the payments or benefits received or to be received by the executive constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by us (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by the executive will be subject to excise tax.

For purposes of the employment agreement:

“Cause” means (i) a conviction of the executive to a felony involving moral turpitude; (ii) a willful misconduct by the executive resulting in material economic harm to New Parent and/or its related entities, taken as a whole; (iii) a willful or continued failure by the executive to carry out the reasonable and lawful directions of the Board issued in accordance with New Parent’s governing documents following written notice by the board of such failure and an opportunity of no less than ten (10) days to cure same; (iv) executive engaging in fraud, embezzlement, theft or material dishonesty resulting in material economic harm to the company or any related entity; (v) a willful or material violation by the executive of a material policy or procedure of New Parent or any related entity following written notice by the board of such violation and an opportunity of no less than thirty (30) days to cure same; or (vi) a willful material breach by the executive of the agreement which remains uncured following no less than ten days’ written notice to executive by the board of such failure.

“Good Reason” means, if such event occurs without the executive’s consent in writing, (i) a reduction in the executive’s annual base salary, target bonus or long-term incentive award, (ii) a non-de minimis diminution in any respect of the executive’s title, authority, duties, or responsibilities; (iii) a diminution in any respect in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, including a requirement that the executive report to a corporate officer or executive instead of reporting directly to the board of directors; (iv) a material diminution in any respect the budget over which the executive retains authority; (v) a change in the geographic location of New Parent’s business that would require him to relocate more than fifty (50) miles from Miami-Dade County, Florida; (vi) a change in control of New Parent, or (v) any other action or inaction that constitutes a material breach by New Parent of the agreement. However, “Good Reason” will only exist if the executive gives New Parent notice within 30 days after the first occurrence of any of the foregoing events, New Parent fails to correct the matter within 30 days following receipt of such notice.

Bassell and Bricks Employment Agreements

Mr. Bassell’s amended and restated employment agreement and Mr. Bricks’ employment agreement each provide for certain payments and benefits upon termination of the executive’s employment. The material terms of these arrangements are described below:

•

Termination for any reason. In connection with a termination by GPM for any reason, the executives will be entitled to payment of all accrued and unpaid base salary and quarterly bonus through the termination date, all unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/or provision of all vested benefits to which the executive may be entitled through the termination date with respect to applicable benefit or incentive compensation plans, policies or programs.

•

Termination for good reason or without cause. In addition to the payments described above, in connection with any termination by GPM without cause or by the executive for good reason (each, as defined below), if the executive’s employment is terminated within five years from the effective date of his employment agreement, and a GPM Sale Payment (as defined below) is not payable in connection with such termination, the executive will be entitled to:

•	A pro rata portion of his bonus (if any is due under the Corporate Incentive Plan); and

•	Payment of base salary for the period commencing on the termination date and ending on the date that is three months from the termination date.

Mr. Bassell’s amended and restated employment agreement and Mr. Bricks’ employment agreement each provide for certain payments and benefits upon occurrence of the following events:

•

IPO. If GPM completes an IPO (as defined below), then the executives will receive equity (or equity-equivalents, such as options) as part of a customary plan for executives created as part of such IPO, subject to the vesting requirements of such plan.

•

Sale of GPM. If GPM sells substantially all of its assets or its equity (each, a “GPM Sale”) prior to the termination of the executive’s employment or, a GPM Sale occurs under a fully executed agreement entered into within 180 days following termination of the executive’s employment by GPM without cause or his resignation for good reason, GPM shall pay an amount as part of a customary plan for executives created as part of the GPM Sale (the “GPM Sale Payment”) to the executives. These amounts will be payable within 60 days following consummation of the GPM Sale. Upon an IPO, the foregoing provision will terminate and such amounts will no longer be payable.

The payments described above under “Sale of GPM” are subject to the executive’s delivery to GPM of an executed release of claims and continued compliance with restrictive covenants regarding confidentiality, proprietary rights, non-competition, non-solicitation and non-disparagement. Upon termination of the executive’s employment, the non-solicitation covenant will continue to apply for twelve months. In addition, the non-competition covenant will continue to apply (i) in the case of termination by GPM for cause or by the executive without good reason, for twelve months and (ii) in the case of termination by GPM without cause or by the executive for good reason, for three months.

If any of the payments or benefits received or to be received by the executive constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by GPM (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by the executive will be subject to excise tax.

For purposes of these employment agreements:

“Cause” means (i) the board’s reasonable determination that there has been misconduct by the executive that is materially injurious to GPM or that results in the executive’s inability to substantially perform his duties for GPM, (ii) the board’s reasonable determination that the executive failed to carry out or comply with any lawful and reasonable directive of the board or CEO consistent with the terms of his employment agreement, (iii) the executive’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) the board’s reasonable determination of the executive’s unlawful use (including being under the influence) or possession of illegal drugs on GPM (or any affiliate’s) premises or while performing the executive’s duties and responsibilities, (v) the executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against GPM or any of its affiliates, other than inadvertent actions or actions that are not materially injurious to GPM, (vi) the executive’s material violation of any provision of his employment agreement, any other written agreement between GPM and the executive, or any material GPM policy, (vii) the executive’s willful and prolonged, and unexcused absence from work (other than by reason of disability due to physical or mental illness), or (viii) the board’s reasonable determination of any unlawful act or breach of GPM policy, discrimination or harassment against another GPM employee or any affiliated or related company of GPM.

“Good Reason” means, if such event occurs without the executive’s consent in writing, (i) a material diminution in the nature or scope of the executive’s responsibilities, authorities, title or duties, (ii) a material reduction in the executive’s annual base salary from the annual base salary in effect in the immediately prior year, (iii) a reduction in the quarterly bonus, (iv) GPM materially violating any of its material obligations to the executive under the agreement, or (v) GPM requiring the executive to permanently relocate more than 100 miles from Richmond, Virginia. However, “Good Reason” will only exist if the executive gives GPM notice within 30 days after the first occurrence of any of the foregoing events, GPM fails to correct the matter within 30 days following receipt of such notice and the executive actually terminates employment within 90 days following the expiration of GPM’s 30-day cure period. If the executive does not so terminate, any claim of such circumstances of “Good Reason” shall be deemed irrevocably waived by the executive.

“IPO” means (i) an initial public offering and sale of any securities of GPM pursuant to an effective registration statement under the Securities Act the issuer of which, immediately before the registration, was not subject to Exchange Act reporting requirements, (ii) a transaction pursuant to which GPM merges with or into a direct or indirect subsidiary of, or effects a share exchange with, an issuer subject to Exchange Act reporting requirements (including, a transaction with a special purpose acquisition company), following which, holders of the securities of GPM prior to such transaction receive as consideration equity securities of such issuer, (iii) the registration of any securities of GPM under Section 12 of the Exchange Act.

Potential Payments Upon Termination

The estimated payment that would have been provided to Mr. Bassell, pursuant to his employment agreement, as a result of termination by GPM without cause or by Mr. Bassell for good reason, or in the case of death or disability, was $277,727. This represents the bonus under the Corporate Incentive Plan payable when, and to the extent that, it would have been paid had Mr. Bassell’s employment not terminated.

The estimated payment that would have been provided to Mr. Bricks, pursuant to his employment agreement, as a result of termination by GPM without cause or by Mr. Bricks for good reason, or in the case of death or disability, was $296,250. This represents the bonus under the Corporate Incentive Plan payable when, and to the extent that, it would have been paid had Mr. Bricks’ employment not terminated.

Upon termination of Mr. Kotler’s services to GPM, KMG was entitled to receive management fees, annual bonus and reimbursements, in accordance with the GPM Management Services Agreement. KMG was also be entitled to receive a pro rata portion of net profits participation amounts, if any, based on the number of days services were performed by Mr. Kotler.

Other Change in Control Payments

In addition to the amounts set forth in the table below, in the event of a change in control event (as defined in the NQP), the value of the participant’s account will be distributed as a lump sum payment to the participant not more than 90 days following the change in control event. The amounts that would have been accelerated in the event of a change in control are shown in the “Aggregate Balance at Last Fiscal Year-End” column of the Non-Qualified Deferred Compensation Table.

Director Compensation

We did not pay our directors any compensation for serving on the Board during 2020. Compensation paid to Mr. Kotler, who also serves on the Board, is fully reflected in the Summary Compensation Table above.

Historically, we have neither had a formal compensation policy for our non-employee directors, nor have we had a formal policy of reimbursing expenses incurred by our non-employee directors in connection with their board service. However, we have reimbursed our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings and occasionally granted stock options to our non-employee directors. Directors who are also employees did not receive any compensation for their services as directors.

As described in the table below, on March 6, 2021, the Compensation Committee approved a compensation program for non-employee directors.

Compensation Element	Amount
Annual Board Member Compensation

Annual Board Member Compensation: $150,000

•  $50,000 in cash paid quarterly

•  Directors can elect, prior to the beginning of a calendar quarter, to receive RSUs instead of cash

•  $100,000 in equity delivered in the form of RSUs

•  RSUs are immediately vested

•  Settlement of RSUs will be earlier of (a) separation from service or (b) a change in control of the Company

Compensation Element	Amount
Committee Member Retainers

Cash or RSUs at the director’s election, with the annual amount listed below paid in quarterly installments (similar to the Annual Board Member Compensation described above):

•  Audit Committee: $15,000

•  Compensation Committee: $10,000

•  Nominating/Governance Committee: $10,000

Leadership Supplemental Retainer

Cash or RSUs at the director’s election, with the annual amount listed below paid in quarterly installments (similar to the Annual Board Member Compensation described above):

•  Audit Committee Chair: $25,000

•  Compensation Committee Chair: $20,000

•  Nominating/Governance Committee Chair: $15,000

Stock Ownership Policy	5x cash retainer, to be achieved within 5 years

New Director Equity Award (outside directors)	$100,000 in RSUs with the number of shares based on fair grant date of value (not applicable to the Company’s initial seven directors)

Meeting Fees	Provide meeting fees for extraordinary Board/Committee meetings only and for special committees.

The Board designed the Company’s non-employee director compensation program to reward directors for their contributions to the Company’s success, align the director compensation program with stockholder interests, and provide competitive compensation necessary to attract and retain high quality non-employee directors. The Committee expects to review director compensation periodically to ensure that director compensation remains competitive such that the Company can recruit and retain qualified directors.

The Company’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending Board and committee meetings or performing other services in their capacities as directors.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our common stock, preferred stock and warrants is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our amended and restated certificate of incorporation in its entirety for a complete description of the rights and preferences of our common stock and the Warrant Agreement (as amended) and Form of Warrant for a description of the terms of the Warrants.

Authorized and Outstanding Stock

Our amended and restated certificate of incorporation authorizes the issuance of 400,000,000 shares of common stock, $0.0001 par value per share and 5,000,000 shares of undesignated preferred stock, $0.0001 par value. 1,000,000 shares of our Series A convertible preferred stock, par value $0.0001 per share (the “Series A Convertible Preferred Stock”), were issued and outstanding immediately after the Business Combination and 124,427,805 shares of common stock were issued and outstanding as of May 13, 2021.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action, and no holder of any series of preferred stock shall be entitled to any voting powers in respect thereof, except that the holders of Series A Preferred Stock shall be given notice by the Company of any meeting of stockholders or action to be taken by written consent in lieu of a meeting of stockholders as to which the holders of common stock are given notice at the same time as provided in, and in accordance with, our bylaws; provided that notwithstanding any such notice, except as required by applicable law or as set forth in our amended and restated certificate of incorporation, the holders of Series A Preferred Stock shall not be entitled to vote on any matter presented to the holders of common stock for their action or consideration unless and until the holders of a majority of the outstanding shares of Series A Preferred Stock provide written notification to the Company that such holders are electing, on behalf of all holders of Series A Preferred Stock, to activate their voting rights and thereby render the Series A Preferred Stock voting capital stock of the Company, after which, until such time, if at all, as the holders of at least a majority of the outstanding shares of Series A Preferred Stock provide further written notice to the Company that they elect to deactivate the voting rights attributable to the Series A Preferred Stock, the holders of Series A Preferred Stock and the holders of common stock shall vote as a single class on an as-converted basis, with each holder of common stock entitled to one vote per share of common stock then held and each holder of Preferred Stock entitled to the number of votes equal to the number of shares of common stock into which the shares of Series A Preferred Stock held by such holder would be converted as of the record date, without giving effect to any limitations on conversion by such holder set forth in our amended and restated certificate of incorporation. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to common stock.

Election of Directors

Our Board is currently divided into three classes, where the term of Class I directors will expire at the first annual meeting of our stockholders, the term of Class II directors will expire at the second annual meeting of our stockholders, and the term of Class III directors will expire at the third annual meeting of our stockholders. Following the Business Combination closing, our Board will also be divided into three classes, where each of the newly elected director will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

The amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional, or special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

We revised the amended and restated certificate of incorporation in connection with the Business Combination, to reflect the issuance of Series A Convertible Preferred Stock. The following summary is qualified in its entirety by reference to the complete text of the amended and restated certificate of incorporation. Pursuant to the amended and restated certificate of incorporation, holders of the Series A Convertible Preferred Stock (the “Holders”) will be entitled to receive, when, if, and as declared by the Board, cumulative dividends at the Dividend Rate per share of Series A Convertible Preferred Stock, paid or accrued quarterly in arrears. Such Dividend Rate (as further described in the amended and restated certificate of incorporation) is equal to 5.75% of the then-applicable liquidation preference. If we fail to pay a dividend for any quarter on a dividend payment date in arrears in cash at the then-prevailing Dividend Rate, then for purposes of calculating the accrual of unpaid dividends for such quarter then ended, dividends will be calculated to have accrued at the then-prevailing Dividend Rate plus 300 basis points (other than for the first quarter in which we fail to pay the dividend in cash on the applicable payment date, which shall accrue at 5.75% per annum). The Dividend Rate will, in no event, exceed an annual rate of 14.50%, and will revert to 5.75% upon us paying in cash all then-accrued and unpaid dividends on the Series A Convertible Preferred Stock. If we breach certain protective provisions or fail to redeem the Series A Convertible Preferred Stock upon the proper exercise of any redemption right by the Holders, the Dividend Rate will increase to an annual rate of 15.00% for so long as such breach or failure to redeem remains in effect.

Transfer Agent

The Transfer Agent for our common stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders

Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman. Our bylaws provide that special meetings of our stockholders may be called only by (i) a majority vote of our Board, (ii) Chief Executive Officer or (iii) our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

The amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or amended and restated certificate of incorporation or the bylaws of the Company, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. The amended and restated certificate of incorporation also requires that the federal district courts of the United States situated in the State of Delaware shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act. Additionally, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provision.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Section 203 of the Delaware General Corporation Law

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the amended and restated certificate of incorporation, we have not opted out of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our amended and restated certificate of incorporation provides that our Board will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Action by Written Consent

The amended and restated certificate of incorporation provides that any action required to be taken at any meeting of stockholders may not be effected by written consent of the stockholders and must be effected by a duly called annual or special meeting of such stockholders.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, and as permitted under Delaware law, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

At the Closing Date, we entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Warrants

As of the Closing Date, there were 17,333,333 Warrants to purchase Haymaker Class A Common Stock outstanding, consisting of 13,333,333 Public Warrants and 4,000,000 Private Warrants. Each whole warrant entitles the registered holder to purchase one whole share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, as amended on the Closing Date, each whole warrant to purchase one share of Haymaker Class A Common Stock became a warrant to purchase one share of our common stock. Pursuant to the Warrant Agreement (as amended), a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. The Private Warrants are identical to the warrants sold as part of the units in the IPO, except that the Private Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor, Cantor Fitzgerald & Co. (“Cantor”), Stifel Nicolaus & Company, Incorporated (“Stifel”) or their permitted transferees.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We have agreed to use our reasonable best efforts to maintain the effectiveness of this registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement.

Notwithstanding the above, if the common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Public Warrants

Once the Warrants become exercisable, we may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•

if, and only if, the last reported sale price of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption Procedures and Cashless Exercise

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants. If we call our Public Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable common stock) multiplied by (ii) one minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of common stock in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement (as amended) based on the Black-Scholes value (as defined in the Haymaker Warrant Agreement) of the Warrant. You should review a copy of the Warrant Agreement (as amended), which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants. The Warrant Agreement (as amended) provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrant holder.

Private Warrants

The Private Warrants will not be transferable, assignable or salable until 30 days after the Closing Date (subject to certain limited exceptions) and they will not be redeemable by us so long as they are held by certain of the Selling Securityholders or their permitted transferees. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Warrants are held by holders other than certain of the Selling Securityholders or their permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Certain of the Selling Securityholders have agreed not to transfer, assign or sell any of the Private Warrants (including the common stock issuable upon exercise of any of these Warrants) until the date that is 30 days after the Closing Date, subject to certain limited exceptions.

New Ares Warrants

Pursuant to the GPM Equity Purchase Agreement, at the Closing Date, certain entities affiliated with Ares Capital Management LLC exchanged their warrants to acquire membership interests in GPM for warrants (the “New Ares Warrants”) to purchase 1,100,000 million shares of our common stock (the “New Ares Warrant Shares”). Each New Ares Warrant may be exercised to purchase one share of common stock at an exercise price of $10.00 per share, subject to adjustment as described below (the “New Ares Warrants Price”). Each New Ares Warrant may be exercised until the five year anniversary of the Closing Date (the “New Ares Expiration Date”).

Each New Ares Warrant may be exercised by surrendering such warrant as provided for in the warrant and by payment of an amount equal to the product obtained by multiplying (i) the number of New Ares Warrant Shares to be purchased by the Holder by (ii) the New Ares Warrant Price.

The number and character of the New Ares Warrant Shares issuable upon exercise of the New Ares Warrant and the New Ares Warrants Price therefor, are subject to adjustment upon each event described below occurring between the Closing Date and the earlier of the time that it is exercised or the New Ares Expiration Date.

The New Ares Warrants Price and the number of New Ares Warrant Shares for which each New Ares Warrant remains exercisable shall each be proportionally adjusted on an equitable basis in the event that we (i) forward split or subdivide our outstanding shares of common stock into a greater number of shares of common stock, or (ii) reverse split or combine our outstanding shares of common stock into a smaller number of shares of common stock.

(a) In case of any reclassification or reorganization of Arko or (b) in case Arko shall consolidate with or merge into one or more other corporations or entities, in each case that results in the holders of common stock becoming entitled to receive stock or securities or property (in each case other than common stock) with respect to or in exchange for such common stock (each, for this section, a “Reorganization Event”), then, and in each such case, the holder of the New Ares Warrant, upon the exercise of such New Ares Warrant after such Reorganization Event shall be entitled to receive, in lieu of the New Ares Warrant Shares, the stock or other securities or property which the holder of the New Ares Warrant would have been entitled to receive upon such Reorganization Event if, immediately prior to such Reorganization Event, such holder had completed such exercise of such New Ares Warrant, all subject to further adjustment as provided in the New Ares Warrant. If after such Reorganization Event, the New Ares Warrant is exercisable for securities of a corporation or entity other than Arko, then such corporation or entity shall duly execute and deliver to the holder thereof a supplement hereto acknowledging such corporation’s or other entity’s obligations under such New Ares Warrant; and in each such case, the terms of such New Ares Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of such New Ares Warrant after the consummation of such Reorganization Event.

In case all (a) the authorized and outstanding shares of common stock are converted into other securities or property of Arko, or (b) the common stock otherwise ceases to exist or to be authorized by Arko’s organizational documents (each, a “Conversion Event”), then each holder of a New Ares Warrant, upon exercise of such warrant at any time after such Conversion Event, shall receive, in lieu of the number of New Ares Warrant Shares that would have been issuable upon exercise of such warrant immediately prior to such Conversion Event, the other securities or property of Arko that such holder would have been entitled to receive upon the Conversion Event, if, immediately prior to such Conversion Event, such holder had completed such exercise of such warrant.

No fractional shares of common stock or strips representing fractional shares of common stock shall be issued upon the exercise of a New Ares Warrant. With respect to any fraction of a share of common stock called for upon any exercise of a New Ares Warrant, Arko shall pay to the holder of a New Ares Warrant an amount in cash equal to such fraction multiplied by the fair market value of a share of common stock.

A New Ares Warrant and all rights thereunder may not be transferred by the holder thereof, in whole or in part, without the written consent of Arko, which written consent may be withheld or given in Arko’s sole discretion; provided, however, no such written consent of Arko shall be required with respect to a transfer of such warrant by such holder to an affiliate thereof, provided however that any such transferee shall enter into a written agreement with Arko agreeing to be bound by the transfer restrictions set forth in the New Ares Warrant.

The New Ares Warrants are governed by, and construed in accordance with, the laws of the State of Delaware.

Rule 144 and Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

In general, Rule 144 of the Securities Act, which we refer to as “Rule 144,” permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of the Business Combination, we are no longer a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our restricted securities.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of our common stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock or Warrants, as applicable, then outstanding; or

•	the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.

As of May 13, 2021, we had 124,427,805 shares of common stock outstanding, of which 40,000,000 shares sold in the IPO (as automatically converted and exchanged in connection with the Business Combination) are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates. All of the Founder Shares owned by our Initial Stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. In addition, the 1,000,000 shares of our Series A Convertible Preferred Stock (and the PIPE Shares), the GPM Minority Investor Shares (as defined below), the ARKO Management Shares (as defined below), the Raymond James Shares (as defined below), the Nomura Shares (as defined below) and the Stifel Shares (as defined below) are restricted securities for purposes of Rule 144. All such restricted shares have been registered for resale under the Securities Act on the registration statement of which this prospectus is part.

As of May 13, 2021, there are 17,333,333 Warrants outstanding, consisting of 13,333,333 Public Warrants originally sold as part of the units issued in Haymaker’s IPO and 4,000,000 Private Warrants sold to certain of the Selling Securityholders in a private placement consummated concurrently with the IPO. Each warrant is exercisable for one share of our common stock, in accordance with the terms of the warrant agreement governing the warrants. The Public Warrants and are freely tradable, except for any Warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The Private Warrants and the New Ares Warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. The Private Warrants have been registered for resale under the Securities Act on the registration statement of which this prospectus is part.

We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Business Combination.

Registration Rights Agreement

Upon the closing of the Business Combination, we entered into the Registration Rights Agreement with the Selling Securityholders. Pursuant to the terms of the Registration Rights Agreement, we are obligated to file this registration statement to register the resale of certain of our securities held by the Selling Securityholders. The Registration Rights Agreement also provides for certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

The Registration Rights Agreement further provides that the Selling Securityholders and any other Holders (as defined therein) are subject to certain restrictions on transfer of our common stock (including the PIPE Shares, Founder Shares, Deferred Shares, GPM Minority Investor Shares, and ARKO Management Shares) for 180 days following the Closing Date, subject to certain exceptions and waivers granted by us. Our shares of common stock acquired by the Selling Securityholders from purchases in open market transactions prior to and after the date of the Registration Rights Agreement, the Raymond James Shares and the Nomura Shares are not subject to the 180 day lock-up. The Registration Rights Agreement replaced the letter agreement, dated June 6, 2019, pursuant to which the Sponsor and certain of Haymaker’s directors and officers had agreed to, among other things, certain restrictions on the transfer of Haymaker Class A Common Stock (and any securities into which such Haymaker Class A Common Stock is convertible into) for one year following the Business Combination closing date, subject to certain exceptions.

Listing of Securities

Our common stock and Public Warrants on The Nasdaq Capital Market under the symbols “ARKO” and “ARKOW,” respectively.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to us regarding beneficial ownership of common stock as of April 20, 2021 by:

•	each person known by us to be the beneficial owner of more than 5% of outstanding common stock;

•	each of the our executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, warrants and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of April 20, 2021, assuming that the liquidity-event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of our common stock is based on 124,427,805 shares of our common stock outstanding as of April 20, 2021.

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.

Name and Address of Beneficial Owner(1)	Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
Greater than 5% Stockholders:
Arie Kotler(2)	20,937,727	16.83%
Morris Willner	14,426,311	11.59%
Haymaker Sponsor II LLC(3)	6,484,866	5.07%
Entities affiliated with Davidson Kempner Capital Management LP(4)	25,273,004	20.22%
Harvest Partners(5)	10,241,940	8.23%
Entities affiliated with MSD Partners, L.P.(6)	8,333,333	6.28%
Vilna Holdings(7)	6,507,763	5.23%
Named Executive Officers and Directors:
Arie Kotler(2)	20,937,727	16.83%
Morris Willner	14,426,311	11.59%
Andrew R. Heyer(3)	6,484,866	5.07%
Steven J. Heyer(3)	6,484,866	5.07%
Michael Gade	—	—
Sherman Edmiston III	—	—
Donald Bassell	—	—
Maury Bricks	—	—
All current directors and executive officers as a group (8 persons)	41,848,904	32.73%

(1)	Unless otherwise noted, the business address of each of these shareholders is c/o ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227.

(2)

The shares listed as being owned by Arie Kotler include (i) 9,452,636 shares held by KMG Realty LLC and (ii) 473,075 shares held by Yahli Group Ltd., of which Mr. Kotler is the sole shareholder and member and the sole and exclusive beneficiary.

(3)

Haymaker Sponsor II LLC is the record holder of the shares reported herein. Steven J. Heyer and Andrew R. Heyer are the managing members of Haymaker Sponsor II LLC and have voting and investment discretion with respect to the common stock held of record by Haymaker Sponsor II LLC and may be deemed to have shared beneficial ownership of the common stock held directly by Haymaker Sponsor II LLC. The business address of each of Messrs. Heyer and Heyer and Haymaker Sponsor II LLC is c/o 501 Madison Avenue, Floor 12, New York, NY 10022. Beneficial ownership presented in the table includes 3,433,333 shares of our common stock issuable upon exercise of the Private Warrants.

(4)

Includes 533,333 shares issuable upon exercise of Public Warrants. The shares listed as being owned by Davidson Kempner are held of record by GPM Owner LLC, a Delaware limited liability company (“GPM Owner”), Davidson Kempner Long-Term Distressed Opportunities Fund II LP, a Delaware limited partnership (“Onshore Fund”), Davidson Kempner Long-Term Distressed Opportunities International Master Fund II LP, a Cayman Islands limited partnership (“Offshore Fund”), Davidson Kempner Partners, a New York limited partnership (“DKP”), Davidson Kempner Institutional Partners, L.P., a Delaware limited partnership (“DKIP”) and Davidson Kempner International, Ltd., a British Virgin Islands business company (“DKIL”). GPM Owner, Onshore Fund, Offshore Fund, DKP, DKIP and DKIL are collectively referred to as the “DK Funds.” MHD Management Co., a New York limited partnership (“MHD”), is the general partner of DKP and MHD Management Co. GP, L.L.C., a Delaware limited liability company is the general partner of MHD. Davidson Kempner Advisers Inc., a New York corporation, is the general partner of DKIP. Davidson Kempner Long-Term Distressed Opportunities GP II LLC, a Delaware limited liability company, is the general partner of Onshore Fund and Offshore Fund. The managing members of GPM Owner are Avram Z. Friedman and Shulamit Leviant. Davidson Kempner Capital Management LP, a Delaware limited partnership and a registered investment adviser with the U.S. Securities and Exchange Commission (“DKCM”) is responsible for the voting and investment decisions of acts as the investment manager to the DK Funds. DKCM acts as investment manager to each of the DK Funds, either directly or by virtue of a sub-advisory agreement with the investment manager of the relevant fund. DKCM GP LLC, a Delaware limited liability company, is the general partner of DKCM. The managing members of DKCM are Anthony A. Yoseloff, Eric P. Epstein, Avram Z. Friedman, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons. Anthony A. Yoseloff through DKCM, is responsible for the voting and investment decisions relating to the securities held by the DK Funds reported herein. Each of the foregoing disclaims any beneficial ownership of such shares. The address of the principal business office of the DK Funds is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, NY 10022.

(5)

Consists of 10,241,940 shares of common stock held of record by GPM HP SCF Investor, LLC (“GPM HP SCF”). HP Holding, LLC is the general partner of Harvest Capital Partners Holdings, L.P., which is the managing member of Harvest Partners Holdings, LLC, which is the general partner of Harvest Associates SCF GP, L.P., which is the general partner of Harvest Associates SCF, L.P., which is the general partner of Harvest Partners Structured Capital Fund, L.P., which is the managing member of GPM HP SCF Member, LLC, which is the managing member of GPM HP SCF (collectively, the “Harvest Entities”). HP Holding, LLC is controlled by its voting members Michael DeFlorio, John Wilkins, Ira Kleinman, Thomas Arenz and Stephen Eisenstein (together, the “Members”). Accordingly, each of the Members and Harvest Entities may be deemed to share beneficial ownership of the securities held of record by GPM HP SCF. Each of them disclaims any such beneficial ownership. The business address of each of the Harvest Entities and the Members is c/o Harvest Partners, LP, 280 Park Avenue, 26th Floor West, New York, NY, 10017.

(6)

Includes 8,333,333 shares issuable upon conversion of the Company’s Series A Preferred Stock. The shares are held of record by MSD Special Investments Fund, L.P., a Delaware limited partnership, MSD SIF Holdings, L.P., a Delaware limited partnership, MSD Credit Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership, MSD Private Credit Opportunity Master Fund 2, L.P., a Cayman Islands exempted limited partnership, Lombard International Life Ltd., a Bermuda corporation, on behalf of its Segregated Account BIGVA005, and MSD SBAFLA Fund, L.P., a Delaware limited partnership (collectively, the “MSD Funds”). MSD Partners, L.P., a Delaware limited partnership (“MSD Partners”), is the investment manager of, and may be deemed to beneficially own the securities beneficially owned by the MSD Funds. MSD Partners (GP), LLC (“MSD GP”) is the general partner of, and may be deemed to beneficially own the securities beneficially owned by, MSD Partners. Each of Brendan P. Rogers, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own the securities beneficially owned by, MSD GP. Each of Messrs. Rogers, Phelan and Lisker disclaims beneficial ownership of such securities. The address of the principal business office of the MSD Funds is c/o MSD Partners, L.P., 645 Fifth Avenue, 21st Floor, New York, NY 10022.
(7)

Vilna Holdings, a Florida Trust established September 4, 2019 by Mr. Willner over which he does not exercise or share investment control. The address of the principal business office of this stockholder is 1650 Market Street, Suite 2800, Philadelphia, PA 19103, c/o Lester E. Lipschutz, Trustee.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up to 99,251,253 shares of our common stock and 4,000,000 Private Warrants. A description of certain transactions in which the Selling Securityholders acquired the securities registered for resale by this prospectus and of our relationships with certain of the Selling Securityholders and their affiliates is set forth in “ —Certain Relationships with Selling Securityholders.”

When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees or other successors in interest who later come to hold any of the shares of our common stock covered by this prospectus listed in the following table or Private Warrants other than through a public sale, including through a distribution by such Selling Securityholders to their members.

The following table is prepared based on information provided to us by the Selling Securityholders and sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of common stock held by the Selling Securityholders immediately prior to the sale of the shares of common stock in this offering, the number of shares of our common stock that may be sold by the Selling Securityholders under this prospectus and that the Selling Securityholders will beneficially own after this offering. We have based percentage ownership prior to this offering on 124,427,805 shares of our common stock and 4,000,000 Private Warrants, in each case, outstanding as of January 21, 2021. For purposes of the table below, we have assumed that (i) after termination of this offering none of the shares of common stock covered by this prospectus will be beneficially owned by the Selling Securityholders, (ii) none of the Selling Securityholders hold any Public Warrants and (iii) the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of common stock covered by this prospectus. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock covered by this prospectus in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. See “Plan of Distribution.”

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. Information concerning the Selling Securityholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

Name of Selling Security holder	Common Stock Beneficially Owned Prior to Offering	Private Warrants Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Number of Private Warrants Being Offered	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Warrants Beneficially Owned After the Offered Private Warrants are Sold
					Number	Percent	Number	Percent
Haymaker Sponsor II LLC[1]	7,285,834	3,550,000	7,935,834	3,550,000	3,550,000	2.77%	—	—
Andrew R. Heyer[2]	7,285,834	3,550,000	7,935,834	3,550,000	3,550,000	2.77%	—	—
Steven J. Heyer[3]	7,285,834	3,550,000	7,935,834	3,550,000	3,550,000	2.77%	—	—
Cantor Fitzgerald & Co.[4]	383,333	383,333	—	383,333	383,333	*	—	—
Stifel, Nicolaus & Company, Incorporated[5]	535,917	66,667	469,250	66,667	66,667	*	—	—
Arie Kotler[6]	20,937,727	—	20,937,727	—	—	—	—	—
KMG Realty LLC[7]	9,452,636	—	9,452,636	—	—	—	—	—
Yahli Group Ltd.[8]	473,075	—	473,075	—	—	—		—
Vilna Holdings[9]	6,507,763	—	6,507,763	—	—	—	—	—
Morris Willner[10]	14,426,311	—	14,426,311	—	—	—	—	—

Name of Selling Security holder	Common Stock Beneficially Owned Prior to Offering	Private Warrants Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Number of Private Warrants Being Offered	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Warrants Beneficially Owned After the Offered Private Warrants are Sold
					Number	Percent	Number	Percent
Entities affiliated with Davidson Kempner Capital Management LP11	25,273,004	—	25,273,004	—	—	—	—	—
Harvest Partners[12]	10,241,940	—	10,241,940	—	—	—	—	—
ARCC Blocker II LLC c/o Ares Capital Management LLC[13]	2,088,478	—	2,088,478	—	—	—	—	—
CADC Blocker Corp. c/o Ares Capital Management LLC[14]	161	—	161	—	—	—	—	—
Ares Centre Street Partnership, L.P. c/o Ares Capital Management LLC[15]	8,025	—	8,025	—	—	—	—	—
Ares Private Credit Solutions, L.P. c/o Ares Capital Management LLC[16]	48	—	48	—	—	—	—	—
Ares PCS Holdings Inc. c/o Ares Capital Management LLC[17]	111	—	111	—	—	—	—	—
Ares ND Credit Strategies Fund LLC c/o Ares Capital Management LLC[18]	8,025	—	8,025	—	—	—	—	—
Ares Credit Strategies Insurance Dedicated Fund Series Interests of Sali Muli-Series Fund, L.P. c/o Ares Capital Management LLC[19]	8,025	—	8,025	—	—	—	—	—
Ares SDL Blocker Holdings LLC c/o Ares Capital Management LLC[20]	161	—	161	—	—	—	—	—
Ares SFERS Credit Strategies Fund LLC c/o Ares Capital Management LLC[21]	8,025	—	8,025	—	—	—	—	—
Ares Direct Finance I LP c/o Ares Capital Management LLC[22]	161	—	161	—	—	—	—	—
Ares Capital Corporation c/o Ares Capital Management LLC[23]	1,088,780	—	1,088,780	—	—	—	—	—
Entities affiliated with MSD Partners, L.P.[24]	8,333,333	—	8,333,333	—	—	—	—	—
Entities associated with Ion Asset Management Ltd.[25]	1,064,166	—	1,064,166	—	—	—	—	—
Raymond James & Associates, Inc.[26]	555,775	—	555,775	—	—	—	—	—
Nomura Securities International, Inc. (27)	296,150	—	296,150	—	—	—	—	—
Total	99,051,253	4,000,000	99,251,253	—	4,000,000	—	—	—

[1]

Haymaker Sponsor II LLC is the record holder of the shares reported herein. Steven J. Heyer and Andrew R. Heyer, are the managing members of Haymaker Sponsor II LLC and have voting and investment discretion with respect to the common stock held of record by Haymaker Sponsor II LLC and may be deemed to have shared beneficial ownership of the common stock held directly by Haymaker Sponsor II LLC. Beneficial ownership of 7,285,834 presented in the table includes 3,550,000 shares of our common stock issuable upon exercise of the Private Warrants and excludes 4,200,000 Deferred Shares, which are registered for resale under the Securities Act on the registration statement of which this prospectus is part.

[2]

Haymaker Sponsor II LLC is the record holder of the shares reported herein. Steven J. Heyer and Andrew R. Heyer are the managing members of Haymaker Sponsor II LLC and have voting and investment discretion with respect to the common stock held of record by Haymaker Sponsor II LLC and may be deemed to have shared beneficial ownership of the common stock held directly by Haymaker Sponsor II LLC. Beneficial ownership of 7,285,834 presented in the table includes 3,550,000 shares of our common stock issuable upon exercise of the Private Warrants and excludes 4,200,000 Deferred Shares, which are registered for resale under the Securities Act on the registration statement of which this prospectus is part.

[3]

Haymaker Sponsor II LLC is the record holder of the shares reported herein. Steven J. Heyer and Andrew R. Heyer are the managing members of Haymaker Sponsor II LLC and have voting and investment discretion with respect to the common stock held of record by Haymaker Sponsor II LLC and may be deemed to have shared beneficial ownership of the common stock held directly by Haymaker Sponsor II LLC. Beneficial ownership of 7,285,834 presented in the table includes 3,550,000 shares of our common stock issuable upon exercise of the Private Warrants and excludes 4,200,000 Deferred Shares, which are registered for resale under the Securities Act on the registration statement of which this prospectus is part.

[4]

Howard W. Lutnick, through indirect beneficial ownership of the general partners of Cantor Fitzgerald & Co., has voting and investment control over the shares. Mr. Lutnick disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein.

[5]

Stifel, Nicolaus & Company, Incorporated acted as a financial advisor to the Company in connection with the consummation of the Business Combination and received 469,250 shares of common stock as compensation for its services. The amount also includes 66,667 shares of common stock into which Private Warrants purchased by Stifel, Nicolaus & Company, Incorporated in connection with the IPO are exercisable. Stifel Financial Corp., as the sole stockholder of Stifel Nicolaus & Company, Incorporated, may be deemed the beneficial owner of the reported securities.

[6]

The shares listed as being owned by Arie Kotler include (i) 9,452,636 shares held by KMG Realty LLC and (ii) 473,075 shares held by Yahli Group Ltd., of which Mr. Kotler is the sole shareholder and member and the sole and exclusive beneficiary.

[7]	Arie Kotler holds voting and dispositive power over the 9,452,636 shares held by KMG Realty LLC, of which Mr. Kotler is the Manager.
[8]	Arie Kotler holds voting and dispositive power over the 473,075 shares held by Yahli Group Ltd., of which Mr. Kotler is the sole shareholder and member and the sole and exclusive beneficiary.
[9]

Vilna Holdings, a Florida Trust established September 4, 2019 by Mr. Willner over which he does not exercise or share investment control. The address of the principal business office of this stockholder is 1650 Market Street, Suite 2800, Philadelphia, PA 19103, c/o Lester E. Lipschutz, Trustee.

[10]	Does not include 6,507,763 shares held by Vilna Holdings, a trust, of which Mr. Willner does not exercise or share investment control.
[11]

Includes 533,333 shares issuable upon exercise of Public Warrants. The shares listed as being owned by Davidson Kempner are held of record by GPM Owner LLC, a Delaware limited liability company (“GPM Owner”), Davidson Kempner Long-Term Distressed Opportunities Fund II LP, a Delaware limited partnership (“Onshore Fund”), Davidson Kempner Long-Term Distressed Opportunities International Master Fund II LP, a Cayman Islands limited partnership (“Offshore Fund”), Davidson Kempner Partners, a New York limited partnership (“DKP”), Davidson Kempner Institutional Partners, L.P., a Delaware limited partnership (“DKIP”) and Davidson Kempner International, Ltd., a British Virgin Islands business company (“DKIL”). GPM Owner, Onshore Fund, Offshore Fund, DKP, DKIP and DKIL are collectively referred to as the “DK Funds.” MHD Management Co., a New York limited partnership (“MHD”), is the general partner of DKP and MHD Management Co. GP, L.L.C., a Delaware limited liability company is the general partner of MHD. Davidson Kempner Advisers Inc., a New York corporation, is the general partner of DKIP. Davidson Kempner Long-Term Distressed Opportunities GP II LLC, a Delaware limited liability company, is the general partner of Onshore Fund and Offshore Fund. The managing members of GPM Owner are Avram Z. Friedman and Shulamit Leviant. Davidson Kempner Capital Management LP, a Delaware limited partnership and a registered investment adviser with the U.S. Securities and Exchange Commission (“DKCM”) is responsible for the voting and investment decisions of acts as the investment manager to the DK Funds. DKCM acts as investment manager to each of the DK Funds, either directly or by virtue of a sub-advisory agreement with the investment manager of the relevant fund. DKCM GP LLC, a Delaware limited liability company, is the general partner of DKCM. The managing members of DKCM are Anthony A. Yoseloff, Eric P. Epstein, Avram Z. Friedman, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons. Anthony A. Yoseloff through DKCM, is responsible for the voting and investment decisions relating to the securities held by the DK Funds reported herein. Each of the foregoing disclaims any beneficial ownership of such shares. The address of the principal business office of the DK Funds is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, NY 10022.
[12]

Consists of 10,241,940 shares of our common stock held of record by GPM HP SCF Investor, LLC (“GPM HP SCF”). HP Holding, LLC is the general partner of Harvest Capital Partners Holdings, L.P., which is the managing member of Harvest Partners Holdings, LLC, which is the general partner of Harvest Associates SCF GP, L.P., which is the general partner of Harvest Associates SCF, L.P., which is the general partner of Harvest Partners Structured Capital Fund, L.P., which is the managing member of GPM HP SCF Member, LLC, which is the managing member of GPM HP SCF (collectively, the “Harvest Entities”). HP Holding, LLC is controlled by its voting members Michael DeFlorio, John Wilkins, Ira Kleinman, Thomas Arenz and Stephen Eisenstein (together, the “Members”). Accordingly, each of the Members and Harvest Entities may be deemed to share beneficial ownership of the securities held of record by GPM HP SCF. Each of them disclaims any such beneficial ownership. The business address of each of the Harvest Entities and the Members is c/o Harvest Partners, LP, 280 Park Avenue, 26th Floor West, New York, NY, 10017.

[13]

ARCC Blocker II LLC’s (“ARCC Blocker”) sole member is Ares Capital Corporation. The manager of Ares Capital Corporation is Ares Capital Management LLC, and the sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P., and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Holdings Inc., whose sole stockholder is Ares Management Corporation. Ares Management Corporation is indirectly controlled by Ares Partners Holdco LLC. We refer to all of the foregoing entities collectively as the Ares Entities. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Michael McFerran, Antony Ressler and Bennett Rosenthal. Mr. Ressler generally has veto authority over decisions by the board of managers of Ares Partners Holdco LLC. Each of the members of the board of managers expressly disclaims beneficial ownership of our shares of stock owned by ARCC Blocker. Each of the Ares Entities (other than ARCC Blocker, with respect to the securities owned by it) and the equity holders, partners, members and managers of the Ares Entities and the Board of Managers of Ares Partners expressly disclaims beneficial ownership of these shares. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

[14]

CADC Blocker Corp. (“CADEX Blocker”) is wholly owned by CION Ares Diversified Credit Fund. CION Ares Diversified Credit Fund is sub-advised by Ares Capital Management II LLC. The sole member of Ares Capital Management II LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P., and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Holdings Inc., whose sole stockholder is Ares Management Corporation. Ares Management Corporation is indirectly controlled by Ares Partners Holdco LLC. We refer to all of the foregoing entities collectively as the Ares Entities. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Michael McFerran, Antony Ressler and Bennett Rosenthal. Mr. Ressler generally has veto authority over decisions by the board of managers of Ares Partners Holdco LLC. Each of the members of the board of managers expressly disclaims beneficial ownership of our shares of stock owned by CADEX Blocker. Each of the Ares Entities (other than CADEX Blocker, with respect to the securities owned by it) and the equity holders, partners, members and managers of the Ares Entities and the Board of Managers of Ares Partners expressly disclaims beneficial ownership of these shares. Beneficial ownership presented in the table includes 55 shares of common stock issuable upon exercise of New Ares Warrants. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

[15]

Ares Centre Street Partnership, L.P. (“Ares Centre”) is managed by Ares Centre Street Management, L.P. The general partner of Ares Centre Street Management, L.P. is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P., and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Holdings Inc., whose sole stockholder is Ares Management Corporation. Ares Management Corporation is indirectly controlled by Ares Partners Holdco LLC. We refer to all of the foregoing entities collectively as the Ares Entities. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Michael McFerran, Antony Ressler and Bennett Rosenthal.

Mr. Ressler generally has veto authority over decisions by the board of managers of Ares Partners Holdco LLC. Each of the members of the board of managers expressly disclaims beneficial ownership of our shares of stock owned by Ares Centre. Each of the Ares Entities (other than Ares Centre, with respect to the securities owned by it) and the equity holders, partners, members and managers of the Ares Entities and the Board of Managers of Ares Partners expressly disclaims beneficial ownership of these shares. Beneficial ownership presented in the table includes 2,750 shares of common stock issuable upon exercise of New Ares Warrants. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.
[16]

The manager of Ares Private Credit Solutions, L.P. (“Ares PCS”) is Ares Capital Management LLC, and the sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P., and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Holdings Inc., whose sole stockholder is Ares Management Corporation. Ares Management Corporation is indirectly controlled by Ares Partners Holdco LLC. We refer to all of the foregoing entities collectively as the Ares Entities. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Michael McFerran, Antony Ressler and Bennett Rosenthal. Mr. Ressler generally has veto authority over decisions by the board of managers of Ares Partners Holdco LLC. Each of the members of the board of managers expressly disclaims beneficial ownership of our shares of stock owned by Ares PCS. Each of the Ares Entities (other than Ares PCS, with respect to the securities owned by it) and the equity holders, partners, members and managers of the Ares Entities and the Board of Managers of Ares Partners expressly disclaims beneficial ownership of these shares. Beneficial ownership presented in the table includes 18 shares of common stock issuable upon exercise of New Ares Warrants. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

[17]

The manager of Ares PCS Holdings Inc. (“Ares PCS Holdings”) is Ares Capital Management LLC, and the sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P., and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Holdings Inc., whose sole stockholder is Ares Management Corporation. Ares Management Corporation is indirectly controlled by Ares Partners Holdco LLC. We refer to all of the foregoing entities collectively as the Ares Entities. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Michael McFerran, Antony Ressler and Bennett Rosenthal. Mr. Ressler generally has veto authority over decisions by the board of managers of Ares Partners Holdco LLC. Each of the members of the board of managers expressly disclaims beneficial ownership of our shares of stock owned by Ares PCS Holdings. Each of the Ares Entities (other than Ares PCS Holdings, with respect to the securities owned by it) and the equity holders, partners, members and managers of the Ares Entities and the Board of Managers of Ares Partners expressly disclaims beneficial ownership of these shares. Beneficial ownership presented in the table includes 37 shares of common stock issuable upon exercise of New Ares Warrants. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

[18]

The manager of Ares ND Credit Strategies Fund LLC (“Ares ND”) is Ares Capital Management LLC, and the sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P., and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Holdings Inc., whose sole stockholder is Ares Management Corporation. Ares Management Corporation is indirectly controlled by Ares Partners Holdco LLC. We refer to all of the foregoing entities collectively as the Ares Entities. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Michael McFerran, Antony Ressler and Bennett Rosenthal. Mr. Ressler generally has veto authority over decisions by the board of managers of Ares Partners Holdco LLC. Each of the members of the board of managers expressly disclaims beneficial ownership of our shares of stock owned by Ares ND. Each of the Ares Entities (other than Ares ND, with respect to the securities owned by it) and the equity holders, partners, members and managers of the Ares Entities and the Board of Managers of Ares Partners expressly disclaims beneficial ownership of these shares. Beneficial ownership presented in the table includes 2,750 shares of common stock issuable upon exercise of New Ares Warrants. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.
[19]

The investment subadvisor of Ares Credit Strategies Insurance Dedicated Fund Series Interests of SALI Multi-Series Fund, L.P. (“Ares SALI”) is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P., and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Holdings Inc., whose sole stockholder is Ares Management Corporation. Ares Management Corporation is indirectly controlled by Ares Partners Holdco LLC. We refer to all of the foregoing entities collectively as the Ares Entities. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Michael McFerran, Antony Ressler and Bennett Rosenthal. Mr. Ressler generally has veto authority over decisions by the board of managers of Ares Partners Holdco LLC. Each of the members of the board of managers expressly disclaims beneficial ownership of our shares of stock owned by Ares SALI. Each of the Ares Entities (other than Ares SALI, with respect to the securities owned by it) and the equity holders, partners, members and managers of the Ares Entities and the Board of Managers of Ares Partners expressly disclaims beneficial ownership of these shares. Beneficial ownership presented in the table includes 2,750 shares of common stock issuable upon exercise of New Ares Warrants. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

[20]

The members of Ares SDL Blocker Holdings LLC (“Ares SDL”) are Ares Senior Direct Lending Master Fund Designated Activity Company (“ASDL DAC”), Ares Senior Direct Lending Parallel Fund (L), L.P. (“ASDL Parallel (L)”), Ares Senior Direct Lending Parallel Fund (U), L.P. (“ASDL Parallel (U)”) and Ares Senior Direct Lending Parallel Fund (B) B, L.P. (“ASDL Parallel (U) B”). Each of ASDL DAC, ASDL Parallel (L), ASDL Parallel (U) and ASDL Parallel (U) B are managed by Ares Capital Management LLC. The sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P., and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Holdings Inc., whose sole stockholder is Ares Management Corporation. Ares Management Corporation is indirectly controlled by Ares Partners Holdco LLC. We refer to all of the foregoing entities collectively as the Ares Entities. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Michael McFerran, Antony Ressler and Bennett Rosenthal. Mr. Ressler generally has veto authority over decisions by the board of managers of Ares Partners Holdco LLC. Each of the members of the board of managers expressly disclaims beneficial ownership of our shares of stock owned by Ares SDL. Each of the Ares Entities (other than Ares SDL, with respect to the securities owned by it) and the equity holders, partners, members and managers of the Ares Entities and the Board of Managers of Ares Partners expressly disclaims beneficial ownership of these shares. Beneficial ownership presented in the table includes 55 shares of common stock issuable upon exercise of New Ares Warrants. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

[21]

The manager of Ares SFERS Credit Strategies Fund LLC (“Ares SFERS”) is Ares Capital Management LLC, and the sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P., and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Holdings Inc., whose sole stockholder is Ares Management Corporation. Ares Management Corporation is indirectly controlled by Ares Partners Holdco LLC. We refer to all of the foregoing entities collectively as the Ares Entities. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Michael McFerran, Antony Ressler and Bennett Rosenthal. Mr. Ressler generally has veto authority over decisions by the board of managers of Ares Partners Holdco LLC. Each of the members of the board of managers expressly disclaims beneficial ownership of our shares of stock owned by Ares SFERS. Each of the Ares Entities (other than Ares SFERS, with respect to the securities owned by it) and the equity holders, partners, members and managers of the Ares Entities and the Board of Managers of Ares Partners expressly disclaims beneficial ownership of these shares. Beneficial ownership presented in the table includes 2,750 shares of common stock issuable upon exercise of New Ares Warrants. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

[22]

The manager of Ares Direct Finance I LP (“Ares ADF”) is Ares Capital Management LLC, and the sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P., and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Holdings Inc., whose sole stockholder is Ares Management Corporation. Ares Management Corporation is indirectly controlled by Ares Partners Holdco LLC. We refer to all of the foregoing entities collectively as the Ares Entities. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Michael McFerran, Antony Ressler and Bennett Rosenthal. Mr. Ressler generally has veto authority over decisions by the board of managers of Ares Partners Holdco LLC. Each of the members of the board of managers expressly disclaims beneficial ownership of our shares of stock owned by Ares ADF. Each of the Ares Entities (other than Ares ADF, with respect to the securities owned by it) and the equity holders, partners, members and managers of the Ares Entities and the Board of Managers of Ares Partners expressly disclaims beneficial ownership of these shares. Beneficial ownership presented in the table includes 55 shares of common stock issuable upon exercise of New Ares Warrants. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

[23]

The manager of Ares Capital Corporation (“ARCC”) is Ares Capital Management LLC, and the sole member of Ares Capital Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P., and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Holdings Inc., whose sole stockholder is Ares Management Corporation. Ares Management Corporation is indirectly controlled by Ares Partners Holdco LLC. We refer to all of the foregoing entities collectively as the Ares Entities. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Michael McFerran, Antony Ressler and Bennett Rosenthal. Mr. Ressler generally has veto authority over decisions by the board of managers of Ares Partners Holdco LLC. Each of the members of the board of managers expressly disclaims beneficial ownership of our shares of stock owned by ARCC. Each of the Ares Entities (other than ARCC, with respect to the securities owned by it) and the equity holders, partners, members and managers of the Ares Entities and the Board of Managers of Ares Partners expressly disclaims beneficial ownership of these shares. Beneficial ownership presented in the table consists of 1,088,780 shares of common stock issuable upon exercise of New Ares Warrants. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

[24]

Includes 8,333,333 shares issuable upon conversion of the Company’s Series A Preferred Stock. The shares are held of record by MSD Special Investments Fund, L.P., a Delaware limited partnership, MSD SIF Holdings, L.P., a Delaware limited partnership, MSD Credit Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership, MSD Private Credit Opportunity Master Fund 2, L.P., a Cayman Islands exempted limited partnership, Lombard International Life Ltd., a Bermuda corporation, on behalf of its Segregated Account BIGVA005, and MSD SBAFLA Fund, L.P., a Delaware limited partnership (collectively, the “MSD Funds”). MSD Partners, L.P., a Delaware limited partnership (“MSD Partners”), is the investment manager of, and may be deemed to beneficially own the securities beneficially owned by the MSD Funds. MSD Partners (GP), LLC (“MSD GP”) is the general partner of, and may be deemed to beneficially own the securities beneficially owned by, MSD Partners. Each of Brendan P. Rogers, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own the securities beneficially owned by, MSD GP. Each of Messrs. Rogers, Phelan and Lisker disclaims beneficial ownership of such securities. The address of the principal business office of the MSD Funds is c/o MSD Partners, L.P., 645 Fifth Avenue, 21st Floor, New York, NY 10022.

[25]

ION Asset Management Ltd. serves as an investment to hedge funds and managed accounts. Jonathan Half and Stephen Levey both serve as portfolio managers for ION Asset Management Ltd. Each portfolio manager shares voting power over 438,926 shares and dispositive power over 1,064,166 shares held by ION Asset Management Ltd. The address for ION Asset Management Ltd. is Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. The address for Messrs. Half and Levey is 13th Floor, Building E, 89 Medinat Hayehudim Street, Herzliya, Israel.

[26]

Raymond James & Associates, Inc. is the record holder and beneficial owner of the shares reported herein. The business address of this stockholder is 880 Carillon Parkway, St. Petersburg, FL 33716. Raymond James Financial, Inc., as the sole stockholder of Raymond James & Associates, Inc., may be deemed the beneficial owner of the reported securities.

[27]	Nomura Securities International, Inc. is the record holder and beneficial owner of the shares reported herein. The business address of this stockholder is 309 West 49th Street, New York, NY 10019.

Certain Relationships with Selling Securityholders

Business Combination Consideration

Pursuant to the Business Combination Agreement, at the effective time of the Second Merger on the Closing Date (the “Second Effective Time”), each ordinary share, par value 0.01 New Israeli Shekel per share, of Arko Holdings (all such issued and outstanding shares prior to the consummation of the Business Combination, including those issued in respect of Arko’s restricted stock units, are collectively referred to as the “Arko Ordinary Shares”) issued and outstanding immediately prior to the Second Effective Time was cancelled and each holder of Arko Ordinary Shares received the following consideration, at such holder’s election:

1.	Option A (Stock Consideration): 0.0862 validly issued, fully paid and nonassessable shares of our common stock.

2.

Option B (Mixed Consideration): (A) a cash amount equal to $0.0862 in consideration for each Arko Ordinary Share (the “Cash Option B Amount”) plus (B) 0.0761 of validly issued, fully paid and nonassessable shares of our common stock.

3.

Option C (Mixed Consideration): (A) a cash amount equal to $0.1803 in consideration for each Arko Ordinary Share (the “Cash Option C Amount”) plus (B) 0.0650 of validly issued, fully paid and nonassessable shares of our common stock

The equity holders of Arko received an aggregate of 65,208,698 shares of our common stock and approximately $55.4 million in cash. In addition, each holder of Arko Ordinary Shares received a pro rata cash payment, in the form of additional merger consideration in an amount of $0.0706 per share (a total of approximately $58.7 million). We issued Arie Kotler, Morris Willner and Vilna Holdings an aggregate of 41,871,801 shares of such common stock (the “ARKO Management Shares”).

Founder Shares

On March 15, 2019, Haymaker issued an aggregate of 8,625,000 Founder Shares to the Sponsor for an aggregate purchase price of $25,000. On June 6, 2019, Haymaker effected a 1.16666667 for 1 stock dividend for each share of Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 10,062,500 Founder Shares (up to 1,312,500 shares of which were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised). The Sponsor forfeited, as the result of the partial exercise of the over-allotment option of the underwriter, 62,500 of these Founder Shares, resulting in the Sponsor holding 10,000,000 Founder Shares, which was 20% of Haymaker’s issued and outstanding shares.

Pursuant to the Sponsor Support Agreement (as defined herein), the Sponsor agreed, among other things, that, on the Closing Date, (i) the Sponsor’s 10,000,000 shares of Haymaker’s Class B common stock be converted into 6,000,000 shares of common stock, (ii) the Sponsor automatically forfeited 1,000,000 shares of our common stock and 2,000,000 Private Warrants, and such shares and warrants were cancelled and no longer outstanding and (iii) 4,200,000 shares of our common stock that would otherwise be issuable to the Sponsor were deferred (subject to certain triggering events as described in the Business Combination Agreement) (the “Deferred Shares”), resulting in the Sponsor holding 4,800,000 Founder Shares. Subsequent to the Closing Date, Sponsor distributed 1,064,166 Founder Shares to entities associated with Ion Asset Management Ltd., which were members of the Sponsor.

Private Warrants

In connection with the IPO, the Sponsor, Cantor and Stifel purchased an aggregate of 6,000,000 Private Warrants at a price of $1.50 per warrant ($9,000,000 in the aggregate) in a private placement that closed simultaneously with the closing of the IPO. Following the Business Combination, each of the Private Warrants exercisable for one share of Haymaker Class A Common Stock at an exercise price of $11.50 per share, in accordance with its terms became exercisable for one share of our common stock. In connection with the Business Combination, the Sponsor forfeited 2,000,000 Private Warrants pursuant to the Sponsor Support Agreement.

PIPE Investment

On November 18, 2020, we entered into the Subscription Agreement with MSD Special Investments Fund, L.P., MSD SIF Holdings, L.P., MSD Credit Opportunity Master Fund, L.P., MSD Private Credit Opportunity Master Fund 2, L.P., Lombard International Life Ltd., on behalf of its Segregated Account BIGVA005, and MSD SBAFLA Fund, L.P. (collectively, the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and we agreed to issue and sell to such investors, 700,000 shares of Series A Convertible Preferred Stock, at a price per share of $100.00, and up to an aggregate of an additional 300,000 shares of Series A Convertible Preferred Stock (the “Additional Preferred Shares”) if, and to the extent, we exercised our right to sell such additional shares (the “PIPE Investment”). The conditions to completing the PIPE Investment under the Subscription Agreement included a condition that all conditions to the closing of the Business Combination shall have been satisfied or waived.

The PIPE Investment closed immediately prior to the Business Combination closing and we exercised our right to sell the Additional Preferred Shares resulting in the purchase by the PIPE Investors of a total of 1,000,000 shares of the Series A Convertible Stock. The shares of Series A Convertible Preferred Stock are convertible into the PIPE Shares. The PIPE Investors executed joinders and became parties to the Registration Rights Agreement described below.

GPM Equity Purchase Agreement

Contemporaneously with the execution of the Business Combination Agreement, we, Haymaker, and the GPM Minority Investors (as defined below) entered into the GPM Equity Purchase Agreement, pursuant to which, among other things, on the Closing Date, we purchased from GPM Owner, LLC, GPM HP SCF Investor, LLC, ARCC Blocker II LLC, CADC Blocker Corp., Ares Centre Street Partnership, L.P., Ares Private Credit Solutions, L.P., Ares PCS Holdings Inc., Ares ND Credit Strategies Fund LLC, Ares Credit Strategies Insurance Dedicated Fund Series Interests of SALI Multi-Series Fund, L.P., Ares SDL Blocker Holdings LLC, Ares SFERS Credit Strategies Fund LLC, Ares Direct Finance I LP and Ares Capital Corporation (collectively, the “GPM Minority Investors”), all of their (a) direct and indirect membership interests in GPM, including, in the case of GPM Owner, LLC, the purchase of the stock of GPM Holdings, Inc., (b) warrants, options or other rights to purchase or otherwise acquire securities of GPM, equity appreciation rights or profits interests relating to GPM, except as otherwise described below in connection with the exchange of the New Ares Warrants, and (c) obligations, evidences of indebtedness or other securities or interests, but only to the extent convertible or exchange into securities described in clauses (a) or (b), including their respective membership interests (the “Equity Securities”). In exchange for the Equity Securities, the GPM Minority Investors received approximately 33,772,660 shares of our common stock (the “GPM Minority Investor Shares”). In addition, at the closing of the Business Combination, certain entities affiliated with Ares Capital Management LLC exchanged their warrants to acquire membership interests in GPM for the New Ares Warrants.

Raymond James & Associates, Inc.

On July 1, 2020, Haymaker and Raymond James & Associates, Inc. (“Raymond James”) entered into an engagement letter, pursuant to which, Raymond James agreed to act as a capital markets advisor and financial advisor in connection with the Business Combination (the “M&A Engagement Letter”) and on July 31, 2020, Haymaker and Raymond James entered into an engagement letter, pursuant to which Raymond James agreed to provide Haymaker with certain private placement services in connection with the PIPE Investment (“PIPE Engagement Letter”). On December 21, 2020, Haymaker and Raymond James entered into a letter agreement amending the engagement letters to provide that all of the transaction fees (pursuant to the M&A Engagement Letter) and/or the financing fees (pursuant to the PIPE Engagement Letter) (in each case at Haymaker’s option) may be paid to Raymond James in the form of 555,775 newly issued shares of the combined company at the Business Combination closing, valued for this purpose at $10.13 per share. Upon closing of the Business Combination, we issued 555,775 shares of common stock to Raymond James (the “Raymond James Shares”).

Nomura Securities International, Inc.

On August 1, 2020, Haymaker and Nomura Securities International, Inc. (“Nomura”) entered into an engagement letter, pursuant to which Nomura agreed to act as a placement agent in connection with the PIPE Investment (the “PIPE Agreement”) and on September 8, 2020, Haymaker and Nomura entered into an engagement letter, pursuant to which Nomura agreed to act as a financial and capital markets advisor in connection with the Business Combination (the “Advisory Agreement”). On January 19, 2021, the Company, Haymaker and Nomura entered into a letter agreement amending the engagement letters to provide that all of the placement fee (pursuant to the PIPE Agreement) and the transaction fee (pursuant to the Advisory Agreement), in each case at Haymaker’s option, may be paid to Nomura in the form of 296,150 shares of common stock, valued for this purpose at $10.13 per share. On January 21, 2021, we issued 296,150 shares of common stock to Nomura (the “Nomura Shares”).

Stifel, Nicolaus & Company

On May 16, 2019 and July 1, 2020, Haymaker entered into engagement letters with Stifel, Nicolaus & Company (“Stifel”) pursuant to which Stifel agreed to provide financial advisory services in connection with the Business Combination. On December 20, 2020, Haymaker and Stifel amended the engagement letters to provide that the cash fees payable to Stifel pursuant the engagement letters will be paid in the form of 469,250 newly issued shares of the combined company at the Business Combination closing, valued for this purpose at $10.13 per share. Upon the closing of the Business Combination, we issued 469,250 shares of common stock to Stifel (the “Stifel Shares”).

Registration Rights and Lock-up

Upon the closing of the Business Combination, we entered into the Registration Rights Agreement with the Selling Securityholders. Pursuant to the terms of the Registration Rights Agreement, we are obligated to file this registration statement to register the resale of certain of our securities held by the Selling Securityholders. The Registration Rights Agreement also provides for certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

The Registration Rights Agreement further provides that the Selling Securityholders and any other Holders (as defined therein) are subject to certain restrictions on transfer of our common stock (including the PIPE Shares, the Founder Shares, the Deferred Shares, the GPM Minority Investor Shares, the ARKO Management Shares) for 180 days following the Closing Date, subject to certain exceptions and waivers granted by us. Our shares of common stock acquired by the Selling Securityholders from purchases in open market transactions prior to and after the date of the Registration Rights Agreement, the Stifel Shares, the Nomura Shares and the Raymond James Shares are not subject to the 180 day lock-up.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Private Placement

On November 18, 2020, we entered into a subscription agreement (the “Subscription Agreement”) with MSD Special Investments Fund, L.P., MSD SIF Holdings, L.P., MSD Credit Opportunity Master Fund, L.P., MSD Private Credit Opportunity Master Fund 2, L.P., Lombard International Life Ltd., on behalf of its Segregated Account BIGVA005, and MSD SBAFLA Fund, L.P. (collectively, the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and we agreed to issue and sell to such investors, 700,000 shares of our Series A convertible preferred stock, par value $0.0001 per share (the “Series A Convertible Preferred Stock), at a price per share of $100.00, and up to an aggregate of an additional 300,000 shares of Series A Convertible Preferred Stock (the “Additional Preferred Shares”) if, and to the extent, we exercised our right to sell such additional shares (the “PIPE Investment”). The conditions to completing the PIPE Investment under the Subscription Agreement included a condition that all conditions to the closing of the Business Combination shall have been satisfied or waived.

The PIPE Investment closed immediately prior to the Business Combination closing and we exercised our right to sell the Additional Preferred Shares resulting in the purchase by the PIPE Investors of a total of 1,000,000 shares of the Series A Convertible Stock. The shares of Series A Convertible Preferred Stock were issued in reliance on the exemption provided in Section 4(a)(2) of the Securities Act. The PIPE Investors executed joinders and became parties to the Registration Rights and Lock-Up Agreement described below.

GPM Equity Purchase Agreement

Contemporaneously with the execution of the Business Combination Agreement, we, Haymaker, and the GPM Minority Investors (as defined below) entered into the GPM Equity Purchase Agreement, pursuant to which, among other things, on the Business Combination closing date we purchased from GPM Owner, LLC, GPM HP SCF Investor, LLC, ARCC Blocker II LLC, CADC Blocker Corp., Ares Centre Street Partnership, L.P., Ares Private Credit Solutions, L.P., Ares PCS Holdings Inc., Ares ND Credit Strategies Fund LLC, Ares Credit Strategies Insurance Dedicated Fund Series Interests of SALI Multi-Series Fund, L.P., Ares SDL Blocker Holdings LLC, Ares SFERS Credit Strategies Fund LLC, Ares Direct Finance I LP and Ares Capital Corporation (collectively, the “GPM Minority Investors”), all of their (a) direct and indirect membership interests in GPM Investments, LLC (together with all of its subsidiaries, (“GPM”)), including, in the case of GPM Owner, LLC, the purchase of the stock of GPM Holdings, Inc., (b) warrants, options or other rights to purchase or otherwise acquire securities of GPM, equity appreciation rights or profits interests relating to GPM, except as otherwise described below in connection with the exchange of the New Ares Warrants, and (c) obligations, evidences of indebtedness or other securities or interests, but only to the extent convertible or exchange into securities described in clauses (a) or (b), including their respective membership interests (the “Equity Securities”). In exchange for the Equity Securities, the GPM Minority Investors received approximately 33,772,660 shares of our common stock.

Voting Letter Agreement

In connection with the transactions contemplated by the Business Combination Agreement, Arie Kotler, Morris Willner, WRDC Enterprises and Vilna Holdings entered into a letter agreement (the “Voting Letter Agreement”). Pursuant to the Voting Letter Agreement, until the seventh anniversary of the Business Combination’s closing, each of Mr. Willner and Vilna Holdings (each, a “Willner Party”) will vote, or cause to be voted, all shares of our common stock owned beneficially or of record, whether directly or indirectly, by such Willner Party or any of its affiliates, or over which such Willner Party or any of its affiliates maintains or has voting control, directly or indirectly, at any annual or special meeting of our stockholders, in favor of Arie Kotler if he is a nominee for election to our Board.

Registration Rights

Upon the closing of the Business Combination, we entered into a Registration Rights and Lock-Up Agreement with certain parties, including the Sponsor, GPM, the PIPE Investors, Vilna Holdings, Andrew Heyer, Steven Heyer, Arie Kotler and Morris Willner. Pursuant to the terms of the Registration Rights and Lock-Up Agreement, we are obligated to file a registration statement to register the resale of certain of our securities held by the Holders (as defined in the Registration Rights and Lock-Up Agreement). The Registration Rights and Lock-Up Agreement also provides for certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

The Registration Rights and Lock-Up Agreement further provides that the Holders are subject to certain restrictions on transfer of our common stock for 180 days following the closing of the Business Combination, subject to certain exceptions and waivers granted by us. The Registration Rights and Lock-Up Agreement replaces the letter agreement, dated June 6, 2019, pursuant to which the initial stockholder of Haymaker and its directors and officers had agreed to, among other things, certain restrictions on the transfer of shares of Haymaker Class A common stock issued as part of the units sold in its IPO (and any securities into which such Haymaker Class A Common Stock is convertible into) for one year following the closing of the Business Combination, subject to certain exceptions.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, we entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”) with the Sponsor, and for purposes of Section 6 and Section 12 thereof, Andrew R. Heyer and Steven J. Heyer, pursuant to which, among other things, the Sponsor, Andrew R. Heyer and Steven J. Heyer (each, a “Specified Holder”) have agreed to vote, or cause to be voted, all shares of our common stock owned beneficially or of record, whether directly or indirectly, by such Specified Holder or any of its affiliates, or over which such Specified Holder or any of its affiliates maintains or has voting control, directly or indirectly, in favor of Arie Kotler if he is a nominee for election to our Board from the Business Combination closing date for a period of up to seven years following of such date, subject to certain exceptions.

In connection with the Business Combination pursuant to the Sponsor Support Agreement, (i) the Sponsor automatically forfeited 1,000,000 shares of our common stock and 2,000,000 Private Warrants, and such shares and warrants were cancelled and are no longer outstanding and (ii) 4,200,000 shares of our common stock that would otherwise be issuable to the Sponsor were deferred (subject to certain triggering events as set forth in the Business Combination Agreement) (the “Deferred Shares”).

Indemnification Agreements

On the Business Combination closing date, we entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

For more information regarding these indemnification arrangements, see the section entitled “Management—Limitation on Liability and Indemnification of Directors and Officers.” We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Related Party Transaction Policy

Upon the closing of the Business Combination, we established a new audit committee and adopted a new related party transaction policy. Our related party transaction policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of the audit committee, or other independent members of the Board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.

All of the transactions described in this section were entered into prior to the adoption of this policy.

Related Party Transactions with Respect to Haymaker

Founder Shares

On March 15, 2019, Haymaker issued an aggregate of 8,625,000 Founder Shares to the Sponsor for an aggregate purchase price of $25,000. On June 6, 2019, Haymaker effected a 1.16666667 for 1 stock dividend for each share of Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 10,062,500 Founder Shares (up to 1,312,500 shares of which were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised). The Sponsor forfeited, as the result of the partial exercise of the over-allotment option of the underwriter, 62,500 of these Founder Shares, resulting in the Sponsor holding 10,000,000 Founder Shares, which was 20% of Haymaker’s issued and outstanding shares. The Founder Shares automatically converted into Haymaker Class A Common Stock upon the consummation of the Business Combination on a one-for-one basis, and each of such shares were automatically converted into and exchanged for one validly issued, fully paid and nonassessable share of our common stock.

Pursuant to a letter agreement executed on the date of the IPO, The Sponsor agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Pursuant to such letter agreement, the Sponsor, officers and directors of Haymaker agreed to vote any Founder Shares held by them and any shares of Haymaker Class A Common Stock purchased during or after the IPO (including in open market and privately negotiated transactions) in favor of the Business Combination.

Pursuant to the Sponsor Support Agreement, among other things, at the closing of the Business Combination, Sponsor’s 10.0 million shares of Haymaker’s Class B common stock converted into 6.0 million shares of our common stock (1.0 million of such shares were forfeited) and the Deferred Shares shall be issuable contingent upon our common stock share price exceeding certain thresholds.

Private Warrants

In connection with the IPO, the Sponsor, Cantor and Stifel purchased an aggregate of 6,000,000 Private Warrants at a price of $1.50 per warrant ($9,000,000 in the aggregate) in a private placement that closed simultaneously with the closing of the IPO. Following the Business Combination, each of the Private Warrants exercisable for one share of Haymaker Class A Common Stock at an exercise price of $11.50 per share, in accordance with its terms became exercisable for one share of our common stock.

The Private Warrants may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. Additionally, for so long as the Private Warrants are held by Cantor, Stifel or their designees or affiliates, they may not be exercised after five years June 6, 2019.

Pursuant to the Sponsor Support Agreement, the Sponsor agreed, among other things, to forfeit 2,000,000 Private Warrants.

Termination Fee Letter Agreement

On September 8, 2020, Haymaker and the Sponsor entered into a letter agreement related to the Company Termination Fee (the “Termination Fee Letter Agreement”). In the event of any payment of the Company Termination Fee under the Business Combination Agreement to Haymaker, Haymaker would allocate any such amounts as follows (and with the following priority): (i) to pay the expenses of Haymaker incurred in connection with the proposed Business Combination; (ii) to purchase from the Sponsor the Private Warrants that the Sponsor purchased in connection with the IPO; (iii) to reimburse Haymaker for its expenses in connection with the Proposed Transaction or any other potential business combinations; (iv) to pay $25,000 to the Sponsor; and (v) to pay any taxes applicable to Haymaker. Under the Termination Fee Letter, Haymaker would have caused the amount of the applicable Company Termination Fee remaining after such payments to be paid to its public stockholders at the time of Haymaker’s liquidation on a pro rata basis based on the number of shares of Haymaker Class A Common Stock held by such public stockholders.

Administrative Services Agreement

We agreed to reimburse an affiliate of our Sponsor up to $20,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Business Combination, we ceased paying these monthly reimbursements. During calendar year 2020, we incurred and paid $240,000 of expenses.

Related Party Policy

Prior to the consummation of the IPO, Haymaker adopted a code of ethics requiring it to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by the Board (or the appropriate committee of the board) or as disclosed in public filings with the SEC. Under the code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving Haymaker.

In addition, Haymaker’s audit committee, pursuant to a written charter that it adopted, was responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present was required in order to approve a related party transaction. A majority of the members of the entire audit committee constitutes a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee was required to approve a related party transaction. Haymaker also required each of Haymaker’s directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related Party Transactions with Respect to Arko Holdings

Arko Management Services

On November 1, 2005, Arko Holdings entered into an ongoing service agreement (as amended, the “Arko Management Services Agreement”) with KMG, an entity wholly owned and controlled by Arie Kotler, our Chairman, President and Chief Executive Officer, pursuant to which KMG, through Mr. Kotler, provided services to Arko Holdings as Chairman of the board of directors. Under the Arko Management Services Agreement, KMG was entitled to a monthly management fee of approximately $5,000, linked to the Consumer Price Index, and to a reimbursement for reasonable expenses incurred by KMG in connection with the provision of management services.

During 2020, KMG received a total of approximately $51,900 from Arko Holdings related to Mr. Kotler’s services as Chairman of the board of directors. The Arko Management Services Agreement ended on October 31, 2020.

GPM Management Services

On December 1, 2016, GPM entered into an Amended and Restated Management Services Agreement (as amended from time to time, the “GPM Management Services Agreement”) with KMG, pursuant to which KMG designated Mr. Kotler to provide general management and advisory services to GPM from January 1, 2017 through December 31, 2019. Under this agreement, KMG was entitled to a management fee in the amount of $60,000 per month. In addition, KMG was entitled to receive an annual bonus in accordance with GPM’s Corporate Incentive Plan (described under “GPM Executive Compensation Program – Bonuses”). The annual bonus to which KMG was entitled could not exceed six monthly management fee payments.

On January 1, 2020, GPM and KMG entered into a Second Amended and Restated Management Services Agreement which extended the term of the GPM Management Services Agreement from January 1, 2020 through December 31, 2022 and increased the management fee to $90,000 per month. In addition, a portion of bonus equal to four monthly management fees is payable subject to increases in Arko Holdings’ share price. Upon the closing of the Business Combination, the GPM Management Services Agreement was terminated and KMG is entitled to receive $540,000, the bonus payable for the full fiscal 2020 period.

Profits Participation Agreement

In December 2016, the members of GPM and KMG entered into a Partner Profits Participation Agreement (as amended from time to time, the “Profits Participation Agreement”) which entitled KMG to an annual net profit participation amount for the years 2017 through 2019 calculated as the lower of (i) 3% of GPM’s annual net profit, based on GPM’s US GAAP consolidated financial statements for years ended December 31, 2017, 2018 and 2019, or (ii) $280,000. In December 2019, the members of GPM and KMG entered into an Amended and Restated Partner Profits Participation Agreement, which entitled KMG to an annual net profit participation amount for the years 2020 through 2022 calculated as the higher of (i) 5% of GPM’s annual net profits for such calendar year based on GPM’s US GAAP consolidated financial statements after adjustments as defined below, or (ii) 5% of the positive difference (if any) between the adjusted EBITDA (as defined in Profits Participation Agreement) for such alendar year and the adjusted EBITDA for the prior calendar year, up to an annual maximum amount of $400,000. At the request of KMG, at the end of the first, second and third quarters of each calendar year, GPM will pay an advance on the annual net profit participation amount in an amount of 25% of the $400,000, subject to GPM’s commitment to offset any excess amounts from future amounts to which it will be entitled. Based on GPM’s performance in 2019, KMG was not entitled to an annual profit participation for 2019. KMG received $210,000 in advances for 2019, which will be offset against future payments by GPM. The Profits Participation Agreement terminated upon the termination of the GPM Management Services Agreement and KMG is entitled to receive $400,000 (which includes the $210,000 received in advance in 2019), accrued unpaid annual net profit participation amounts for 2020.

Policies and Procedures for Related Party Transactions

Pursuant to Arko Holdings’ written policy, GPM’s compliance officer notified Arko Holdings’ compliance officer if GPM is to engage with a related party or make any payment not previously disclosed to a related party, so that Arko’s compliance officer could verify that any engagement takes place only after or subject to receipt of the necessary approvals according to applicable law. Under Israeli law the required approvals vary from board approval only, audit committee and board approval, and in some cases, shareholder approval is also required (in some cases by a super majority). No new transaction will be carried out with a related party without prior written notice to Arko’s compliance officer.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our common stock who are initial purchasers of such common stock pursuant to this offering and hold the common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our common stock and any consideration received by a holder in consideration for the sale or other disposition of our common stock will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of our shares;

•	persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to our common stock;

•	persons holding our common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•	tax-exempt entities;

•	controlled foreign corporations; and

•	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non- corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our common stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our common stock.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to an aggregate of up to 1,100,000 shares of our common stock, issuable upon exercise of the New Ares Warrants, for which we will receive the proceeds from any exercise of any such warrants for cash. We are also registering the offer and sale, from time to time, by the Selling Securityholders of up to 99,251,253 shares of common stock and up to 4,000,000 Private Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Private Warrants and the Selling Securityholder Warrants exercised in the event that such warrants are exercised for cash.

Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes the pledgees, donees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

Subject to the limitations set forth in any applicable registration rights agreement or other agreement with us, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

To the extent required, the shares of our common stock to be sold, the name of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In connection with the sale of shares of our common stock, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their respective affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The audited consolidated financial statements of ARKO Corp. included in this prospectus and elsewhere in the registration statement, have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accounting firm, upon the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of Empire Petroleum Partners, LLC included in this prospectus and elsewhere in the registration statement, have been so included in reliance upon the report of Grant Thornton LLP, independent certified public accounting firm, upon the authority of such firm as experts in accounting and auditing.

CHANGE IN AUDITOR

We engaged Grant Thornton LLP (“Grant Thornton”) on December 29, 2020 to serve as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2020. Grant Thornton served as the independent registered public accounting firm of Arko Holdings prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), Haymaker’s independent registered public accounting firm prior to the Business Combination, was dismissed as of December 22, 2020, upon the closing of the Business Combination, as recommended by the audit committee of Arko.

Marcum served as the independent registered public accounting firm for Haymaker since March 2019. Marcum’s report on Haymaker’s financial statements for the for the period from February 13, 2019 (inception) through December 31, 2019 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph as to the Company’s ability to continue as a going concern. During the period of Marcum’s engagement and the subsequent interim period preceding Marcum’s dismissal, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Marcum’s engagement and the subsequent interim period preceding Marcum’s dismissal.

We provided Marcum with a copy of the foregoing disclosures and requested that Marcum furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us set forth above. A copy of Marcum’s letter, dated December 30, 2020, is filed as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.arkocorp.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

ARKO Corp.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$204,986	$293,666
Restricted cash with respect to bonds	—	1,230
Restricted cash	18,017	16,529
Trade receivables, net	57,597	46,940
Inventory	171,123	163,686
Other current assets	80,425	87,355

Total current assets	532,148	609,406
Non-current assets:
Property and equipment, net	493,420	491,513
Right-of-use assets under operating leases	947,568	961,561
Right-of-use assets under financing leases, net	203,706	198,317
Goodwill	173,937	173,937
Intangible assets, net	212,144	218,132
Restricted investments	31,825	31,825
Non-current restricted cash with respect to bonds	—	1,552
Equity investment	2,612	2,715
Deferred tax asset	42,345	40,655
Other non-current assets	10,849	10,196

Total assets	$2,650,554	$2,739,809

Liabilities
Current liabilities:
Long-term debt, current portion	$29,495	$40,988
Accounts payable	172,910	155,714
Other current liabilities	108,021	133,637
Operating leases, current portion	49,590	48,878
Financing leases, current portion	7,598	7,834

Total current liabilities	367,614	387,051
Non-current liabilities:
Long-term debt, net	644,764	708,802
Asset retirement obligation	53,351	52,964
Operating leases	961,621	973,695
Financing leases	233,575	226,440
Deferred tax liability	2,663	2,816
Other non-current liabilities	107,644	96,621

Total liabilities	2,371,232	2,448,389

Commitments and contingencies—see Note 10
Series A redeemable preferred stock (no par value)—authorized: 1,000 shares; issued and outstanding: 1,000 and 1,000 shares, respectively; redemption value: $100,000 and $100,000, respectively	100,000	100,000
Shareholders’ equity:
Common stock (par value $0.0001)—authorized: 400,000 shares; issued and outstanding: 124,428 and 124,132 shares, respectively	12	12
Additional paid-in capital	214,727	212,103
Accumulated other comprehensive income	9,119	9,119
Accumulated deficit	(44,389)	(29,653)

Total shareholders’ equity	179,469	191,581
Non-controlling interest	(147)	(161)

Total equity	179,322	191,420

Total liabilities, redeemable preferred stock and equity	$2,650,554	$2,739,809

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARKO Corp.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	For the three months ended March 31,
	2021	2020
Revenues:
Fuel revenue	$1,102,947	$563,041
Merchandise revenue	359,281	323,679
Other revenues, net	22,128	13,160

Total revenues	1,484,356	899,880
Operating expenses:
Fuel costs	1,012,798	499,803
Merchandise costs	260,754	239,091
Store operating expenses	144,938	128,830
General and administrative expenses	26,713	18,893
Depreciation and amortization	24,242	17,071

Total operating expenses	1,469,445	903,688

Other expenses, net	1,672	4,176

Operating income (loss)	13,239	(7,984)
Interest and other financial income	2,407	3,245
Interest and other financial expenses	(31,024)	(9,896)

Loss before income taxes	(15,378)	(14,635)
Income tax benefit	722	2,011
Loss from equity investment	(6)	(233)

Net loss	$(14,662)	$(12,857)

Less: Net income (loss) attributable to non-controlling interests	74	(2,401)

Net loss attributable to ARKO Corp.	$(14,736)	$(10,456)

Series A redeemable preferred stock dividends	(1,402)

Net loss attributable to common shareholders	$(16,138)

Net loss per share attributable to common shareholders—basic and diluted	$(0.13)	$(0.16)
Weighted average shares outstanding:
Basic and Diluted	124,361	66,731

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARKO Corp.

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited, in thousands)

	For the three months ended March 31,
	2021	2020
Net loss	$(14,662)	$(12,857)
Other comprehensive loss:
Foreign currency translation adjustments	—	(1,709)

Total other comprehensive loss	—	(1,709)

Comprehensive loss	$(14,662)	$(14,566)

Less: Comprehensive income (loss) attributable to non-controlling interests	74	(2,401)

Comprehensive loss attributable to ARKO Corp.	$(14,736)	$(12,165)

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARKO Corp.

Condensed Consolidated Statements of Changes in Equity

(Unaudited, in thousands)

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Shareholders’ Equity	Non- Controlling Interests	Total Equity
	Shares	Par Value
Balance at January 1, 2020	65,541	$6	$104,686	$4,444	$(43,363)	$65,773	$129,117	$194,890

Share-based compensation	—	—	127	—	—	127	—	127
Conversion of convertible bonds	6	—	26	—	—	26	—	26
Transactions with non-controlling interests	—	—	(777)	—	—	(777)	20,194	19,417
Distributions to non-controlling interests	—	—	—	—	—	—	(2,375)	(2,375)
Other comprehensive loss	—	—	—	(1,709)	—	(1,709)	—	(1,709)
Net loss	—	—	—	—	(10,456)	(10,456)	(2,401)	(12,857)

Balance at March 31, 2020	65,547	$6	$104,062	$2,735	$(53,819)	$52,984	$144,535	$197,519

Balance at January 1, 2021	124,132	$12	$212,103	$9,119	$(29,653)	$191,581	$(161)	$191,420

Share-based compensation	—	—	1,026	—	—	1,026	—	1,026
Distributions to non-controlling interests	—	—	—	—	—	—	(60)	(60)
Dividends on redeemable preferred stock	—	—	(1,402)	—	—	(1,402)	—	(1,402)
Issuance of shares	296	—	3,000	—	—	3,000	—	3,000
Net (loss) income	—	—	—	—	(14,736)	(14,736)	74	(14,662)

Balance at March 31, 2021	124,428	$12	$214,727	$9,119	$(44,389)	$179,469	$(147)	$179,322

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARKO Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the three months ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(14,662)	$(12,857)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,242	17,071
Deferred income taxes	(1,843)	389
Loss on disposal of assets and impairment charges	1,375	3,382
Foreign currency gain	(1,042)	(2,874)
Amortization of deferred financing costs, debt discount and premium	(185)	1,780
Amortization of deferred income	(2,484)	(2,380)
Accretion of asset retirement obligation	445	327
Non-cash rent	1,771	1,801
Charges to allowance for credit losses	141	49
Loss from equity investment	6	233
Share-based compensation	1,026	127
Fair value adjustment of financial assets and liabilities	11,049	(418)
Other operating activities, net	224	—
Changes in assets and liabilities:
(Increase) decrease in trade receivables	(10,798)	7,732
(Increase) decrease in inventory	(7,437)	17,402
Decrease in other assets	7,688	4,737
Increase (decrease) in accounts payable	17,309	(10,996)
Decrease in other current liabilities	(15,829)	(966)
Decrease in asset retirement obligation	(89)	(36)
Increase (decrease) in non-current liabilities	369	(591)

Net cash provided by operating activities	$11,276	$23,912

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARKO Corp.

Condensed Consolidated Statements of Cash Flows (cont’d)

(Unaudited, in thousands)

	For the three months ended March 31,
	2021	2020
Cash flows from investing activities:
Purchase of property and equipment	$(17,525)	$(12,048)
Purchase of intangible assets	—	(30)
Proceeds from sale of property and equipment	880	—
Business acquisitions, net of cash	—	(320)
Loans to equity investment	—	(143)

Net cash used in investing activities	(16,645)	(12,541)

Cash flows from financing activities:
Lines of credit, net	—	(39,364)
Repayment of related-party loans	—	(4,517)
Receipt of long-term debt, net	1,115	156,694
Repayment of debt	(75,963)	(41,722)
Principal payments on financing leases	(1,990)	(2,124)
Investment of non-controlling interest in subsidiary	—	19,325
Payment of Merger Transaction issuance costs	(4,686)	—
Dividends paid on redeemable preferred stock	(1,559)	—
Distributions to non-controlling interests	(60)	(2,375)

Net cash (used in) provided by financing activities	(83,143)	85,917

Net (decrease) increase in cash and cash equivalents and restricted cash	(88,512)	97,288
Effect of exchange rate on cash and cash equivalents and restricted cash	(1,462)	(1,306)
Cash and cash equivalents and restricted cash, beginning of period	312,977	52,763

Cash and cash equivalents and restricted cash, end of period	$223,003	$148,745

Reconciliation of cash and cash equivalents and restricted cash
Cash and cash equivalents, beginning of period	$293,666	32,117
Restricted cash, beginning of period	16,529	14,423
Restricted cash with respect to bonds, beginning of period	2,782	6,223

Cash and cash equivalents and restricted cash, beginning of period	$312,977	$52,763

Cash and cash equivalents, end of period	$204,986	128,513
Restricted cash, end of period	18,017	12,609
Restricted cash with respect to bonds, end of period	—	7,623

Cash and cash equivalents and restricted cash, end of period	$223,003	$148,745

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARKO Corp.

Condensed Consolidated Statements of Cash Flows (cont’d)

(Unaudited, in thousands)

	For the three months ended March 31,
	2021	2020
Supplementary cash flow information:
Cash received for interest	$55	$403
Cash paid for interest	18,057	8,083
Cash received for taxes	9	67
Cash paid for taxes	72	226
Supplementary noncash activities:
Prepaid insurance premiums financed through notes payable	2,171	2,872
Purchases of equipment in accounts payable and accrued expenses	3,715	3,310
Purchase of property and equipment under leases	11,534	2,448
Disposals of leases of property and equipment	2,254	1,447
Issuance of shares	3,000	—
Receipt of related-party receivable payment offset by related-party loan payments	—	7,133

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARKO Corp.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.	General

ARKO Corp. (the “Company”) is a Delaware corporation whose common stock, par value $0.0001 per share (“common stock”) and publicly-traded warrants were registered to trade on the Nasdaq Stock Market on December 22, 2020 and commenced trading on December 23, 2020. The Company’s common stock is also listed on the Tel Aviv Stock Exchange.

On September 8, 2020, the Company (a newly-formed company) entered into a business combination agreement, as amended on November 18, 2020 (the “Merger Agreement”), together with Arko Holdings Ltd. (“Arko Holdings”), Haymaker Acquisition Corp. II, a Delaware corporation and special purpose acquisition company (“Haymaker”), and additional newly-formed wholly owned subsidiaries of Haymaker that were formed in order to enable the consummation of the merger transaction (the “Merger Transaction”). Arko Holdings is a corporation incorporated in Israel, whose securities were listed on the Tel Aviv Stock Exchange prior to the consummation of the Merger Transaction and which held a majority of the outstanding equity of GPM Investments, LLC, a Delaware limited liability company (“GPM”). On December 22, 2020, the Merger Transaction was consummated (the “Merger Closing Date”), following which Arko Holdings and Haymaker became wholly owned subsidiaries of the Company.

The Company’s operations are primarily performed by its subsidiary, GPM, which became a wholly owned subsidiary, indirectly, upon consummation of the Merger Transaction. GPM is engaged directly and through fully owned and controlled subsidiaries (directly or indirectly) in retail activity, which includes the operations of a chain of convenience stores, most of which include adjacent gas stations, and in wholesale activity, which includes the supply of fuel to gas stations operated by third parties. As of March 31, 2021, GPM’s activity included the self-operation of 1,324 sites and the supply of fuel to 1,625 gas stations operated by external operators (dealers), throughout 33 states and the District of Columbia in the Mid-Atlantic, Midwestern, Northeastern, Southeastern and Southwestern United States (“US”).

The Company has three reporting segments: retail, wholesale and GPMP. Refer to Note 9 below for further information with respect to the segments.

Accounting Treatment of the Merger Transaction

The Merger Transaction was accounted for as a reverse recapitalization. Under this method of accounting, Haymaker was treated as the “acquired” company and Arko Holdings was considered the accounting acquirer for accounting purposes. The Merger Transaction was treated as the equivalent of Arko Holdings’ issuing stock in exchange for the net assets of Haymaker, accompanied by a recapitalization. The net assets of Arko Holdings and Haymaker were stated at historical cost. No goodwill or intangible assets were recorded in connection with the Merger Transaction.

Because Arko Holdings was deemed the accounting acquirer, upon the consummation of the Merger Transaction, the historical financial statements of Arko Holdings became the historical financial statements of the combined company. As a result, the financial statements included in this prospectus reflect the historical operating results of Arko Holdings prior to the Merger Closing Date and the combined results of the Company, including those of Haymaker, following the Merger Closing Date. Additionally, the Company’s equity structure has been reclassified in all comparative periods up to the Merger Closing Date to reflect the number of shares of the Company’s common stock issued to Arko Holdings’ stockholders in connection with the recapitalization transaction. As such, the share counts, corresponding common stock amounts and earnings per share related to Arko Holdings’ common stock prior to the Merger Transaction have been retroactively reclassified as shares reflecting the exchange ratio established in accordance with the Merger Agreement.

2.	Summary of Significant Accounting Policies

Basis of Presentation

All significant intercompany balances and transactions have been eliminated in the accompanying condensed consolidated financial statements, which are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Interim Financial Statements

The accompanying condensed consolidated financial statements as of March 31, 2021 and for the three months periods ended March 31, 2021 and 2020 (“interim financial statements”) are unaudited and have been prepared in accordance with GAAP for interim financial information and Regulation S-X set forth by the Securities and Exchange Commission for interim reporting. In the opinion of management, all adjustments (consisting of normal and recurring adjustments except those otherwise described herein) considered necessary for a fair presentation have been included in the accompanying interim financial statements. However, they do not include all of the information and disclosures required by GAAP for complete financial statements. Therefore, the interim financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2020 (the “annual financial statements”).

The same significant accounting policies, presentation and methods of computation have been followed in these interim financial statements as were applied in the preparation of the annual financial statements.

Accounting Periods

The Company’s fiscal periods end on the last day of the month, and its fiscal year ends on December 31. This results in the Company experiencing fluctuations in current assets and current liabilities due to purchasing and payment patterns which change based upon the day of the week. As a result, working capital can change from period to period not only due to changing business operations, but also due to a change in the day of the week in which each period ends. The Company earns a disproportionate amount of its annual operating income in the second and third quarters as a result of the climate and seasonal buying patterns of its customers. Inclement weather, especially in the Midwest and Northeast regions of the US during the winter months, can negatively impact financial results.

Use of Estimates

In the preparation of interim condensed consolidated financial statements, management may make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include right-of-use assets and lease liabilities; impairment of goodwill, intangible, right-of-use and fixed assets; useful lives of fixed assets; environmental assets and liabilities; deferred tax assets; and asset retirement obligations.

Revenue Recognition

Revenue is recognized when control of the promised goods or services is transferred to the customers. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a single point in time or over time, based on when control of goods and services transfers to a customer. Control is transferred to the customer over time if the customer simultaneously receives and consumes the benefits provided by the Company’s performance. If a performance obligation is not satisfied over time, the Company satisfies the performance obligation at a single point in time.

Revenue is recognized in an amount that reflects the consideration to which the Company expects to be entitled in exchange for goods or services.

When the Company satisfies a performance obligation by transferring control of goods or services to the customer, revenue is recognized against contract assets in the amount of consideration for which the Company is entitled. When the consideration amount received from the customer exceeds the amounts recognized as revenue, the Company recognizes a contract liability for the excess.

An asset is recognized related to the costs incurred to obtain a contract (i.e. sales commissions) if the costs are specifically identifiable to a contract, the costs will result in enhancing resources that will be used in satisfying performance obligations in future and the costs are expected to be recovered. These capitalized costs are recorded as a part of other current assets and other non-current assets and are amortized on a systematic basis consistent with the pattern of transfer of the goods or services to which such costs relate. The Company expenses the costs to obtain a contract, as and when they are incurred, in cases where the expected amortization period is one year or less.

The Company evaluates if it is a principal or an agent in a transaction to determine whether revenue should be recorded on a gross or a net basis. In performing this analysis, the Company considers first whether it controls the goods before they are transferred to the customers and if it has the ability to direct the use of the goods or obtain benefits from them. The Company also considers the following indicators: (1) the primary obligor, (2) the latitude in establishing prices and selecting suppliers, and (3) the inventory risk borne by the Company before and after the goods have been transferred to the customer. When the Company acts as principal, revenue is recorded on a gross basis. When the Company acts as agent, revenue is recorded on a net basis.

Fuel revenue and fuel costs included fuel taxes of $222.5 million and $115.1 million for the three months ended March 31, 2021 and 2020, respectively.

Refer to Note 9 for disclosure of the revenue disaggregated by segment and product line, as well as a description of the reportable segment operations.

New Accounting Pronouncements Adopted During 2021

Simplifying the Accounting for Income Taxes — In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. The amendments in this ASU simplify the accounting for income taxes by removing certain exceptions to the general principles in ASC 740. The amendments also improve consistent application of and simplify GAAP for other areas of ASC 740 by clarifying and amending existing guidance, such as the accounting for a franchise tax (or similar tax) that is partially based on income. This standard is effective January 1, 2021 for the Company. The adoption of this guidance had no material impact on the Company’s consolidated financial statements.

New Accounting Pronouncements Not Yet Adopted

Reference Rate Reform — In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) — Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This standard included optional guidance for a limited period of time to help ease the burden in accounting for the effects of reference rate reform. The new standard is effective for all entities through December 31, 2022. The Company is examining the impact of this standard on its consolidated financial statements.

3.	Debt

The components of debt were as follows:

	March 31, 2021	December 31, 2020
	(in thousands)
Bonds (Series C)	$—	$76,582
PNC term loans	32,362	32,354
M&T debt	28,420	27,898
Ares term loan	215,208	215,433
Insurance premium notes	3,935	3,488
Capital One line of credit	394,334	394,035

Total debt, net	$674,259	$749,790

Less current portion	(29,495)	(40,988)

Total long-term debt, net	$644,764	$708,802

Bonds (Series C)

On March 30, 2021, Arko Holdings fully redeemed its Bonds (Series C) in accordance with the optional redemption provisions of the deed of trust governing the Bonds (Series C). Arko Holdings redeemed the Bonds (Series C) at a redemption price equal to approximately NIS 1.084 for every NIS 1 par value (approximately $0.325 as of March 30, 2021 per NIS 1 par value) of Bonds (Series C) outstanding (including additional interest for the early redemption and accrued and unpaid interest thereon to the redemption date for the Bonds (Series C)). The total amount paid to holders of the Bonds (Series C) was approximately NIS 264 million (approximately $79 million).

Ares Credit Agreement

On March 30, 2021, GPM entered into an amendment to its credit agreement (the “Ares Credit Agreement”) with Ares Capital Corporation (“Ares”) which amended the credit agreement to adjust the interest rate effective from and after March 1, 2021, by (A) reducing the applicable margin for the term loan facility by 0.125% and (B) reducing the LIBOR Rate (as defined in the credit agreement) to be not less than 1.0%, such that following these changes, effective March 1, 2021, the term loan facility bears interest, as elected by GPM, at (a) a rate per annum equal to the Ares alternative base rate (“ABR”) plus a margin of 3.50%, or (b) the LIBOR Rate as defined in the credit agreement (not less than 1.0%) plus a margin of 4.50%.

4.	Leases

As of March 31, 2021, the Company leased 1,125 of its convenience stores that it operates, 158 dealer locations and certain office spaces used as its headquarters in the US, including land and buildings in certain cases. Most of the lease agreements are for long-term periods, ranging from 15 to 20 years, and generally include several renewal options for extension periods for five to 25 years each. Additionally, the Company leases certain store equipment, office equipment, automatic tank gauges, store lighting and fuel dispensers.

Under ASC 842, the components of lease cost recorded on the condensed consolidated statements of operations were as follows:

	For the three months ended March 31,
	2021	2020
	(in thousands)
Finance lease cost:
Depreciation of right-of-use assets	$3,317	$3,192
Interest on lease liabilities	4,446	4,326
Operating lease costs included in store operating expenses	32,334	27,244
Operating lease costs included in general and administrative expenses	396	327
Lease cost related to variable lease payments, short-term leases and leases of low value assets	375	150
Right-of-use asset impairment charges	111	639

Total lease costs	$40,979	$35,878

5.	Equity

On August 1, 2020, Haymaker and Nomura Securities International, Inc. (“Nomura”) entered into an engagement letter, pursuant to which Nomura agreed to act as a placement agent in connection with the Company’s issuance of its Series A redeemable preferred stock and on September 8, 2020, Haymaker and Nomura entered into an engagement letter, pursuant to which Nomura agreed to act as a financial and capital markets advisor in connection with the Merger Transaction. On January 19, 2021, the Company, Haymaker and Nomura entered into a letter agreement, amending the engagement letters to provide that all of the placement fee and the transaction fee, in each case at Haymaker’s option, may be paid to Nomura in the form of 296,150 shares of common stock. On January 21, 2021, the Company issued 296,150 shares of common stock to Nomura in a private placement.

6.	Share-Based Compensation

In March 2021, the Compensation Committee of the Company’s Board of Directors (the “Board”) approved the grant of non-qualified stock options and restricted stock units (“RSUs”) to certain employees, non-employees and members of the Board under the ARKO Corp. 2020 Incentive Compensation Plan (the “Plan”). Stock options granted under the Plan expire no later than ten years from the date of grant and the exercise price shall not be less than the fair market value of the shares on the date of grant. Vesting periods are assigned to stock options and restricted share units on a grant-by-grant basis at the discretion of the Board. The Company issues new shares of common stock upon exercise of stock options and vesting of restricted share units.

Additionally, a non-employee director may elect to defer up to 100% of his or her cash fees and instead receive RSUs, which must be settled in common stock upon the director’s departure from the Board. There were 60,000 RSUs issued to non-employee directors outstanding at March 31, 2021.

The following table summarizes share activity related to stock options and restricted stock units:

	Stock Options	Restricted Stock Units
Options Outstanding/Nonvested RSUs, December 31, 2020	—	—
Granted	126,000	1,570,600
Options Exercised/RSUs released	—	(60,000)
Forfeited	—	—

Options Outstanding/Nonvested RSUs, March 31, 2021	126,000	1,510,600

The following table summarizes the stock options granted in 2021:

Weighted average fair value	$9.60
Weighted average exercise price	$10.00
Remaining average contractual term (years)	9.9

The fair value of each stock option award is estimated by management on the date of the grant using the Black-Scholes option pricing model. The following table summarizes the assumptions utilized in the valuation of the stock option awards for the three months ended March 31, 2021:

Expected dividend rate	0.0%
Expected stock price volatility	28.8%
Risk-free interest rate	1.6%
Expected term of options (years)	10.0

The expected stock price volatility is based on the historical volatility of the Company’s peer group’s stock price. The volatilities are estimated for a period of time equal to the expected term of the related option. The risk-free interest rate is based on the implied yield of U.S. Treasury zero-coupon issues with an equivalent remaining term. The expected term of the options represents the estimated period of time until exercise and is determined by considering the contractual terms, vesting schedule and expectations of future employee behavior. All of the stock option awards were out of money as of March 31, 2021.

The weighted average grant date fair value of time-vested RSUs granted in March 2021 was $9.60 with a grant date fair value of $8.3 million during the three months ended March 31, 2021 and vest over 2.8 years.

The Company granted a target of 644,867 performance-based RSUs with a grant date fair value of $6.2 million during the three months ended March 31, 2021. The 2021 performance-based RSUs were awarded to certain members of senior management in connection with the achievement of specific key financial metrics measured over a three-year period and also vest over a three-year period. The number of 2021 performance-based RSUs that will ultimately vest is contingent upon the achievement of these key financial metrics by the end of year three. The Company assesses the probability of achieving these metrics on a quarterly basis. For these awards, the Company recognizes the fair value expense ratably over the performance and vesting period. These awards are included above in RSUs Granted.

Total compensation cost recorded for employees, non-employees and members of the Board for the three months ended March 31, 2021 and 2020 was $1.0 million and $0.1 million, respectively, and included in general and administrative expenses on the condensed consolidated statements of operations. As of March 31, 2021 and December 31, 2020, total unrecognized compensation cost related to unvested shares, stock options and RSUs granted was approximately $15.1 million and $0.6 million, respectively.

7.	Earnings per Share

The following table sets forth the computation of basic and diluted net income per share of common stock:

	For the three months ended March 31,
	2021	2020
	(in thousands)
Net loss available to common stockholders	$(16,138)	$(10,456)

Weighted average common shares outstanding — Basic	124,361	66,731
Effect of dilutive securities:
Common stock equivalents	—	—

Weighted average common shares outstanding — Diluted	124,361	66,731

Net loss per share available to common stockholders — Basic and Diluted	$(0.13)	$(0.16)

The following potential shares of common stock have been excluded from the computation of diluted earnings per share because their effect would have been antidilutive:

	As of March 31,
	2021	2020
	(in thousands)
Stock options	126	—
Ares warrants	1,100	—
Public and Private warrants	17,333	—
Series A redeemable preferred stock	8,333	—
Restricted share units	1,511	184
Convertible bonds (par value)	—	51
Ares Put Option	*	—

*	Refer to description of this instrument in Note 8 below.

8.	Fair Value Measurements and Financial Instruments

The fair value of cash and cash equivalents, restricted cash and investments, and restricted cash with respect to bonds, trade receivables, accounts payable and other current liabilities approximated their carrying values as of March 31, 2021 and December 31, 2020 primarily due to the short-term maturity of these instruments. The fair value of the long-term debt approximated their carrying values as of March 31, 2021 and December 31, 2020 due to the frequency with which interest rates are reset based on changes in prevailing interest rates.

The Bonds (Series C) were presented in the consolidated balance sheets at amortized cost. The fair value of the Bonds (Series C) was $80.6 million as of December 31, 2020. The fair value measurements were classified as Level 1.

The contingent consideration from the acquisition of the Empire business is measured at fair value at the end of each reporting period and amounted to $7.6 million and $7.4 million as of March 31, 2021 and December 31, 2020, respectively. The fair value methodology for the contingent consideration liability is categorized as Level 3 because inputs to the valuation methodology are unobservable and significant to the fair value adjustment. Approximately $0.2 million was recorded as a component of interest and other financial expenses in the consolidated statements of operations for the change in the fair value of the Contingent Consideration for the three months ended March 31, 2021.

The Public Warrants (as defined in Note 12) are measured at fair value at the end of each reporting period and amounted to $27.3 million and $18.1 million as of March 31, 2021 and December 31, 2020, respectively. The fair value methodology for the Public Warrants is categorized as Level 1. Approximately $9.2 million was recorded as a component of interest and other financial expenses in the consolidated statements of operations for the change in the fair value of the Public Warrants for the three months ended March 31, 2021.

The Private Warrants (as defined in Note 12) are measured at fair value at the end of each reporting period and amounted to $9.5 million and $6.7 million as of March 31, 2021 and December 31, 2020, respectively. The fair value methodology for the Private Warrants is categorized as Level 2 because certain inputs to the valuation methodology are unobservable and significant to the fair value adjustment. The Private Warrants have been recorded at fair value based on a Black-Scholes option pricing model with the following material assumptions based on observable and unobservable inputs:

As of March 31, 2021
Expected term (in years)	4.73
Volatility	32.3%
Risk-free interest rate	0.85%
Strike price	$11.50

Approximately $2.8 million was recorded as a component of interest and other financial expenses in the consolidated statements of operations for the change in the fair value of the Private Warrants for the three months ended March 31, 2021.

The Deferred Shares (as defined in Note 12) are measured at fair value at the end of each reporting period and amounted to $1.8 million and $1.6 million as of March 31, 2021 and December 31, 2020, respectively. The fair value methodology for the Deferred Shares categorized as Level 3 because inputs to the valuation methodology are unobservable and significant to the fair value adjustment. The Deferred Shares have been recorded at fair value based on a Monte Carlo pricing model with the following material assumptions based on observable and unobservable inputs:

As of March 31, 2021
Expected term (in years)	6.17
Volatility	36.1%
Risk-free interest rate	1.21%
Stock price	$9.94

Approximately $0.2 million was recorded as a component of interest and other financial expenses in the consolidated statements of operations for the change in the fair value of the Deferred Shares for the three months ended March 31, 2021.

The Ares Put Option, which generally guarantees Ares a value of approximately $27.3 million at the end of February 2023 for the shares of common stock that the Company issued on the Merger Closing Date in consideration for its acquisition of equity in GPM, is measured at fair value at the end of each reporting period and amounted to $8.6 million and $9.8 million as of March 31, 2021 and December 31, 2020, respectively. The fair value methodology for the Ares Put Option is categorized as Level 3 because inputs to the valuation methodology are unobservable and significant to the fair value adjustment. The Ares Put Option has been recorded at its fair value based on a Monte Carlo pricing model with the following material assumptions based on observable and unobservable inputs:

As of March 31, 2021
Expected term (in years)	1.91
Volatility	37.6%
Risk-free interest rate	0.15%
Strike price	$12.935

Approximately $1.2 million was recorded as a component of interest and other financial income in the consolidated statements of operations for the change in the fair value of the Ares Put Option for the three months ended March 31, 2021.

9.	Segment Reporting

The reportable segments were determined based on information reviewed by the chief operating decision maker for operational decision-making purposes and the segment information is prepared on the same basis that our chief operating decision maker reviews such financial information. The Company’s reporting segments are the retail segment, the wholesale segment and the GPMP segment. The Company defines segment earnings as operating income.

The retail segment includes the operation of a chain of retail stores, which includes convenience stores selling fuel products and other merchandise to retail customers. At its Company operated convenience stores, the Company owns the merchandise and fuel inventory and employs personnel to manage the store.

The wholesale segment supplies fuel to independent dealers, sub-wholesalers and bulk purchasers, on either a cost plus or consignment basis. For consignment arrangements, the Company retains ownership of the fuel inventory at the site, is responsible for the pricing of the fuel to the end consumer, and shares the gross profit with the independent outside operators.

The GPMP segment includes GPM Petroleum LP (“GPMP”) and primarily includes the sale and supply of fuel to GPM and its subsidiaries selling fuel (both in the Retail and Wholesale segments) at GPMP’s cost of fuel (currently including taxes and certain transportation) plus a fixed margin (4.5 cents per gallon prior to October 1, 2020 and effective October 1, 2020 through September 30, 2021, 5.0 cents per gallon) and the supply of fuel to a small number of independent outside operators and bulk purchasers.

The “All Other” segment includes the results of non-reportable segments which do not meet both quantitative and qualitive criteria as defined under ASC 280, Segment Reporting.

The majority of general and administrative expenses, depreciation and amortization, net other expenses, net interest and other financing expenses and income taxes are not allocated to the segments, as well as minor other income items including intercompany operating leases.

With the exception of goodwill, assets and liabilities relevant to the reportable segments are not assigned to any particular segment, but rather, managed at the consolidated level. All segment revenues were generated from sites within the US and substantially all assets were within the US.

Inter-segment transactions primarily included the distribution of fuel by GPMP to GPM and its subsidiaries selling fuel (both in the Retail and Wholesale segments). The effect of these inter-segment transactions was eliminated in the consolidated financial statements.

For the three months ended March 31, 2021	Retail	Wholesale	GPMP	All Other	Total
	(in thousands)
Revenues
Fuel revenue	$576,304	$525,488	$1,155	$—	$1,102,947
Merchandise revenue	359,281	—	—	—	359,281
Other revenues, net	16,977	4,939	255	—	22,171

Total revenues from external customers	952,562	530,427	1,410	—	1,484,399

Inter-segment	—	—	819,467	317	819,784

Total revenues from reportable segments	952,562	530,427	820,877	317	2,304,183

Operating income	40,347	2,308	20,123	317	63,095
Interest and financial expenses, net			(3,841)	—	(3,841)
Income tax expense				(56)	(56)
Loss from equity investment				(6)	(6)

Net income from reportable segments					$59,192

For the three months ended March 31, 2020	Retail	Wholesale	GPMP	All Other	Total
	(in thousands)
Revenues
Fuel revenue	$532,886	$28,938	$1,217	$—	$563,041
Merchandise revenue	323,679	—	—	—	323,679
Other revenues, net	11,700	1,283	215	—	13,198

Total revenues from external customers	868,265	30,221	1,432	—	899,918

Inter-segment	—	—	379,125	2,378	381,503

Total revenues from reportable segments	868,265	30,221	380,557	2,378	1,281,421

Operating income	21,411	278	8,786	2,378	32,853
Interest and financial expenses, net			(847)	23	(824)
Income tax benefit				(162)	(162)
Loss from equity investment				(233)	(233)

Net income from reportable segments					$31,634

A reconciliation of total revenues from reportable segments to total revenues on the condensed consolidated statements of operations was as follows:

	For the three months ended March 31,
	2021	2020
	(in thousands)
Total revenues from reportable segments	$2,304,183	$1,281,421
Other revenues, net	(43)	(38)
Elimination of inter-segment revenues	(819,784)	(381,503)

Total revenues	$1,484,356	$899,880

A reconciliation of net income from reportable segments to net loss on the condensed consolidated statements of operations was as follows:

	For the three months ended March 31,
	2021	2020
	(in thousands)
Net income from reportable segments	$59,192	$31,634
Amounts not allocated to segments:
Other revenues, net	(43)	(38)
Store operating expenses	577	(892)
General and administrative expenses	(26,002)	(18,125)
Depreciation and amortization	(22,399)	(15,228)
Other expenses, net	(1,672)	(4,176)
Interest and other financial expenses, net	(25,093)	(8,205)
Income tax benefit	778	2,173

Net loss	$(14,662)	$(12,857)

10.	Commitments and Contingencies

Environmental Liabilities and Contingencies

The Company is subject to certain federal and state environmental laws and regulations associated with convenience store sites where it stores and sells fuel and other fuel products. As of March 31, 2021 and December 31, 2020, environmental obligations totaled $13.3 million and $13.5 million, respectively. These amounts were recorded as other current and non-current liabilities in the consolidated balance sheets. Environmental reserves have been established on an undiscounted basis based upon internal and external estimates in regard to each site. It is reasonably possible that these amounts will be adjusted in the future due to changes in estimates of environmental remediation costs, the timing of the payments or whether the federal and/or state regulations in which the Company operates, and which deal with the environment, will be amended.

The Company maintains certain environmental insurance policies and participates in various state underground storage tank funds that entitle it to be reimbursed for environmental loss mitigation. Estimated amounts that will be recovered from its insurance policies and various state funds for the exposures totaled $5.4 million and $5.6 million as of March 31, 2021 and December 31, 2020, respectively, and were recorded as other current and non-current assets in the consolidated balance sheets.

Asset Retirement Obligations

As part of the fuel operations at its operated convenience stores, at most of the consignment dealer locations and at most of the other owned and leased locations leased to dealers, there are underground storage tanks for which the Company is responsible. The future cost to remove an underground storage tank is recognized over the estimated remaining useful life of the underground storage tank or the termination of applicable lease. A liability for the fair value of an asset retirement obligation with a corresponding increase to the carrying value of the related long-lived asset is recorded at the time an underground storage tank is installed. The estimated liability is based upon historical experience in removing underground storage tanks, estimated tank useful lives, external estimates as to the cost to remove the tanks in the future and current and anticipated federal and state regulatory requirements governing the removal of tanks, and discounted. The Company has recorded an asset retirement obligation of $53.6 million and $53.2 million at March 31, 2021 and December 31, 2020, respectively. The current portion of the asset retirement obligation is included in other current liabilities in the consolidated balance sheets.

Purchase Commitments

In the ordinary course of business, the Company has entered into various purchase agreements related to its fuel supply, which include varying volume commitments. In light of the reduction in the number of gallons sold due to the COVID-19 pandemic, the Company’s principal fuel suppliers have temporarily suspended (for periods that vary among the different suppliers) the requirements under their agreements with the Company to purchase minimum quantities of gallons, including such requirements under the incentive agreements from such suppliers. As of March 31, 2021, the reduction in gallons sold did not affect the Company’s compliance with its commitments under the agreements with its principal suppliers.

Legal Matters

The Company is a party to various legal actions, as both plaintiff and defendant, in the ordinary course of business. The Company’s management believes, based on estimations with support from legal counsel for these matters, that these legal actions are routine in nature and incidental to the operation of the Company’s business and that it is not reasonably possible that the ultimate resolution of these matters will have a material adverse impact on the Company’s business, financial condition, results of operations and cash flows.

11.	Related Party Transactions

There have been no material changes to the description of related party transactions as set forth in the annual financial statements.

12.	Revision of Previously Issued Financial Statements

As of the Merger Closing Date, there were 17.3 million warrants to purchase Haymaker common stock outstanding, consisting of 13.3 million public warrants (the “Public Warrants”) and four million private warrants (the “Private Warrants”). Pursuant to the warrant agreement as amended on the Merger Closing Date, each whole warrant to purchase one share of Haymaker common stock became a warrant to purchase one share of the Company’s common stock. In addition, following the Merger Closing Date, Haymaker’s founders will be entitled to up to 200 thousand shares of common stock to be issued subject to the number of incremental shares of common stock issued to the holders of the Series A redeemable preferred stock not being higher than certain thresholds (the “Deferred Shares”).

The Company has adjusted its consolidated balance sheet as of December 31, 2020 in order to reflect its Public Warrants, Private Warrants and Deferred Shares as liability instruments measured at fair value rather than as equity instruments. The Company has evaluated the materiality of this adjustment and concluded it was not material to any of the prior periods presented and has elected to revise the previously issued financial statements contained within these interim financial statements for the periods impacted to correct the effect of this immaterial adjustment. As a result, the consolidated balance sheet as of December 31, 2020 included as comparative figures within these interim financial statements was revised as follows:

	As of December 31, 2020
	As Previously Reported	Adjustment	As Revised
	(in thousands)
Other non-current liabilities	$70,166	$26,455	$96,621
Total liabilities	2,421,934	26,455	2,448,389
Additional paid-in capital	239,081	(26,978)	212,103
Accumulated deficit	(30,176)	523	(29,653)
Total equity	217,875	(26,455)	191,420

13.	Significant Events

COVID-19 – Coronavirus

An outbreak of coronavirus (“COVID-19”) began in China in December 2019 and subsequently spread throughout the world. On March 11, 2020, the World Health Organization declared COVID-19 as a pandemic. Throughout the pandemic, the convenience stores and independent outside operations have continued to operate and have remained open to the public because convenience store operations and gas stations have been deemed an essential business by numerous federal and state authorities, including the US Department of Homeland Security, and therefore are exempt from many of the closure orders that were, or are currently, imposed on US businesses.

Potential Acquisition

On March 8, 2021, the Company entered into an agreement with third parties for the acquisition of approximately 60 self-operated convenience stores and gas stations located in the Midwestern US for consideration of approximately $102 million plus the value of inventory and cash in stores on the closing date. The Company intends to finance a portion of the consideration from its own sources and two US real estate funds that are unrelated third parties (the “Real Estate Funds”) will pay the purchase agreement for the seller’s real estate as described below.

At the closing of the transaction, (i) the Company will purchase and assume, among other things, certain vendor agreements, fee simple ownership in some of the sites, equipment in the sites, inventory and goodwill with regard to the acquired activity; and (ii) according to agreements between the Company and each of the Real Estate Funds, in consideration of approximately $92 million, the Real Estate Funds will purchase the fee simple ownership in most of the sites. Such sites will be leased to the Company under customary lease terms. In addition, one of the Real Estate Funds will grant the Company an option to purchase the fee simple ownership in 26 of the sites following an initial four-year period for consideration as was agreed between the parties.

The purchase agreement includes the sellers’ undertaking with regard to indemnification subject to certain scope, time and amounts limitations as determined in the purchase agreement.

The closing of the transaction is subject to fulfillment of conditions precedent which includes, among other things, obtaining the approvals required by law, including permits and licenses relating to the acquired activity. Subject to the above, the closing is planned to occur during the second quarter of 2021. There is no certainty that the transaction will close.

14.	Subsequent Events

Amendment to Credit Facilities

On April 30, 2021, GPM entered into a sixth amendment (the “Sixth Amendment”) to the Ares Credit Agreement. The Sixth Amendment amended the Ares Credit Agreement as follows: the definition of Consolidated EBITDA was amended to increase the amount of fees, expenses and other charges related to Permitted Acquisitions (as defined in the Ares Credit Agreement) that can be added back when calculating Consolidated EBITDA; the definition of Consolidated Total Debt was amended to increase the amount of GPM’s cash and cash equivalents on hand deducted from GPM’s indebtedness when calculating Consolidated Total Debt; various changes were made to facilitate potential new equipment and real estate financings from M&T Bank; certain permitted debt baskets were increased to allow GPM to have more flexibility in its operations and the financial statement and budget delivery requirements were updated primarily to reflect that GPM currently owns 99.71% of GPMP.

On April 30, 2021, GPM entered into a fourth amendment to its credit agreement, dated February 28, 2020, by and among GPM, and certain of its subsidiaries as borrowers and guarantors, the lenders from time to time party thereto and PNC Bank, National Association, as lender and as agent (the “PNC Credit Agreement”). This amendment effected substantially similar changes to the PNC Credit Agreement as those made by the Sixth Amendment to the Ares Credit Agreement described above.

Standby Real Estate Program

On May 3, 2021, GPM entered into a standby real estate purchase, designation and lease program agreement (the “Program Agreement”) with Oak Street Real Estate Capital Net Lease Property Fund, LP (“Oak Street”). Pursuant to the Program Agreement, Oak Street has agreed to purchase, subject to the conditions contained in the Program Agreement, up to $1.0 billion of convenience store and gas station real property, including in connection with purchase agreements that GPM or an affiliate thereof, may from time to time enter into to acquire convenience stores and gas stations from third parties (each, a “Property”). Pursuant to the Program Agreement, upon any acquisition of a Property by Oak Street, or an affiliate thereof, GPM, or an affiliate thereof, would enter into a triple-net lease agreement with Oak Street or such affiliate pursuant to which GPM or such affiliate would lease such Property from Oak Street or such affiliate based upon commercial terms contained in the Program Agreement. The purchase price for any Property would similarly be subject to commercial terms agreed upon by GPM and Oak Street in the Program Agreement. The Program Agreement has a one-year term, during which GPM may not sell or designate any Property pursuant to a sale-leaseback or similar transaction without first offering such Property to Oak Street in accordance with the terms and conditions of the Program Agreement. Certain Properties specified by GPM are not subject to the foregoing right of first offer, and the Program Agreement does not obligate GPM to sell any Property, or acquire any property from a third party for purposes of its sale, to Oak Street, unless GPM elects, in its sole discretion, to enter into a sale leaseback (or similar transaction) governed by the Program Agreement.

Grant Thornton LLP 201 S College St. Suite 2500 Charlotte, NC 28244 D +1 704 632 3500 F +1 704 344 7701	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders ARKO Corp.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of ARKO Corp. and Subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows for each of the three years in the period ended December 31, 2020, and the related notes and financial statement schedule I (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

Critical audit matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Empire wholesale fuel supply contracts

As described in Note 4 to the consolidated financial statements, in connection with the Empire Business Combination, the Company acquired a wholesale fuel supply contracts intangible asset which management has recorded at a preliminary fair value of $194 million. We identified the Company’s determination of the preliminary fair value of the Empire fuel supply contracts intangible asset as a critical audit matter.

The principle considerations for our determination that the preliminary fair value of the Empire fuel supply contracts intangible is a critical audit matter is that inherent in the determination of the Empire fuel supply contacts intangible are significant management estimates, which when subjected to audit, require a high degree of judgement and increased effort including the involvement of valuation specialists. In particular, the Company’s estimate was sensitive to key assumptions including the projected gallons to be sold and price per gallon, life expectancy of estimated future cash flows, and discount rate.

Our audit procedures related to the Company’s determination of preliminary fair value of the Empire fuel supply contracts intangible asset included the following, among others:

•  We compared the Company’s population of supply contracts used in the calculation to the acquisition agreement to evaluate its completeness.

•  We evaluated management’s ability to accurately estimate projected gallons to be sold and price per gallon by (1) comparing projected amounts to prior historical periods and trends and (2) comparing underlying projected amounts to industry information and economic trends.

•  We inspected a sample of supply contracts and compared the contract life to the underlying details of the Company’s calculation.

•  We corroborated management’s estimate of life expectancy of estimated future cash flows by using industry data and historical results.

•  We utilized our valuation specialist to assist in evaluating the Company’s methodology and assessing the appropriateness of the discount rate used by the Company in the preliminary analysis by developing an independent discount rate using market participant inputs.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2003.

Charlotte, North Carolina March 25, 2021

ARKO Corp.

Consolidated balance sheets

(in thousands)

	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$293,666	$32,117
Restricted cash with respect to bonds	1,230	4,260
Restricted cash	16,529	14,423
Trade receivables, net	46,940	23,190
Inventory	163,686	157,752
Other current assets	87,355	58,369

Total current assets	609,406	290,111
Non-current assets:
Property and equipment, net	491,513	367,151
Right-of-use assets under operating leases	961,561	793,086
Right-of-use assets under financing leases, net	198,317	180,557
Goodwill	173,937	133,952
Intangible assets, net	218,132	24,971
Restricted investments	31,825	31,825
Non-current restricted cash with respect to bonds	1,552	1,963
Equity investment	2,715	3,770
Deferred tax asset	40,655	—
Other non-current assets	10,196	19,979

Total assets	$2,739,809	$1,847,365

Liabilities
Current liabilities:
Lines of credit	$—	$82,824
Long-term debt, current portion	40,988	19,131
Accounts payable	155,714	128,828
Other current liabilities	133,637	67,519
Operating leases, current portion	48,878	34,303
Financing leases, current portion	7,834	7,876

Total current liabilities	387,051	340,481
Non-current liabilities:
Long-term debt, net	708,802	218,680
Asset retirement obligation	52,964	36,864
Operating leases	973,695	816,558
Financing leases	226,440	202,470
Deferred tax liability	2,816	1,041
Other non-current liabilities	70,166	36,381

Total liabilities	2,421,934	1,652,475

Commitments and contingencies—see Note 13
Series A redeemable preferred stock, no par value; 1,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2020; Redemption value of $100,000 at December 31, 2020	100,000	—
Shareholders’ equity:
Common stock (par value $0.0001)—authorized: 400,000 shares; issued and outstanding: 124,132 and 65,541 shares, respectively	12	6
Additional paid-in capital	239,081	104,686
Accumulated other comprehensive income	9,119	4,444
Accumulated deficit	(30,176)	(43,363)

Total shareholders’ equity	218,036	65,773
Non-controlling interest	(161)	129,117

Total equity	217,875	194,890

Total liabilities, redeemable preferred stock and equity	$2,739,809	$1,847,365

The accompanying notes are an integral part of these consolidated financial statements.

ARKO Corp.

Consolidated statements of operations

(in thousands, except per share data)

	For the year ended December 31,
	2020	2019	2018
Revenues:
Fuel revenue	$2,352,884	$2,703,440	$2,734,538
Merchandise revenue	1,494,342	1,375,438	1,281,611
Other revenues, net	63,489	49,812	48,734

Total revenues	3,910,715	4,128,690	4,064,883
Operating expenses:
Fuel costs	2,031,899	2,482,472	2,517,302
Merchandise costs	1,088,032	1,002,922	935,936
Store operating expenses	532,422	506,524	470,444
General and administrative expenses	94,424	69,311	62,017
Depreciation and amortization	74,396	62,404	53,814

Total operating expenses	3,821,173	4,123,633	4,039,513

Other expenses (income), net	9,228	3,733	(10,543)

Operating income	80,314	1,324	35,913
Interest and other financial income	1,245	1,451	10,020
Interest and other financial expenses	(51,673)	(43,263)	(29,951)

Income (loss) before income taxes	29,886	(40,488)	15,982
Income tax benefit (expense)	1,499	(6,167)	7,933
Loss from equity investee	(1,269)	(507)	(451)

Net income (loss)	$30,116	$(47,162)	$23,464

Less: Net income (loss) attributable to non-controlling interests	16,929	(3,623)	12,498

Net income (loss) attributable to ARKO Corp.	$13,187	$(43,539)	$10,966

Accretion of redeemable preferred stock	(3,120)
Series A redeemable preferred stock dividends	(157)

Net income (loss) attributable to common shareholders	$9,910

Net earnings (loss) per share attributable to common shareholders—basic and diluted	$0.14	$(0.65)	$0.16
Weighted average shares outstanding:
Basic and Diluted	71,074	66,701	66,601

The accompanying notes are an integral part of these consolidated financial statements.

ARKO Corp.

Consolidated statements of comprehensive income (loss)

(in thousands)

	For the year ended December 31,
	2020	2019	2018
Net income (loss)	$30,116	$(47,162)	$23,464
Other comprehensive income (loss):
Foreign currency translation adjustments	4,675	4,520	(4,332)

Total other comprehensive income (loss)	4,675	4,520	(4,332)

Comprehensive income (loss)	$34,791	$(42,642)	$19,132

Less: Comprehensive income (loss) attributable to non-controlling interests	16,929	(3,623)	12,498

Comprehensive income (loss) attributable to ARKO Corp.	$17,862	$(39,019)	$6,634

The accompanying notes are an integral part of these consolidated financial statements.

ARKO Corp.

Consolidated statements of changes in equity

(in thousands)

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Shareholders’ Equity	Non- Controlling Interests	Total Equity
	Shares	Par Value
Balance at December 31, 2017	65,355	$6	$93,834	$4,256	$(16,101)	$81,995	$131,228	$213,223

Share-based compensation	—	—	490	—	—	490	—	490
Vesting and exercise of restricted share units	85	—	—	—	—	—	—	—
Conversion of convertible bonds	13	—	55	—	—	55	—	55
Transactions with non-controlling interests	—	—	223	—	—	223	(223)	—
Distributions to non-controlling interests	—	—	—	—	—	—	(8,731)	(8,731)
Other comprehensive loss	—	—	—	(4,332)	—	(4,332)	—	(4,332)
Net income	—	—	—	—	10,966	10,966	12,498	23,464

Balance at December 31, 2018	65,453	$6	$94,602	$(76)	$(5,135)	$89,397	$134,772	$224,169

Cumulative effect of adoption of new accounting standard	—	—	—	—	5,311	5,311	2,289	7,600

Balance at January 1, 2019 after adjustments	65,453	$6	$94,602	$(76)	$176	$94,708	$137,061	$231,769

Share-based compensation	—	—	516	—	—	516	—	516
Vesting and exercise of restricted share units	85	—	—	—	—	—	—	—
Conversion of convertible bonds	3	—	16	—	—	16	—	16
Transactions with non-controlling interests	—	—	9,552	—	—	9,552	4,341	13,893
Distributions to non-controlling interests	—	—	—	—	—	—	(8,662)	(8,662)
Other comprehensive income	—	—	—	4,520	—	4,520	—	4,520
Net loss	—	—	—	—	(43,539)	(43,539)	(3,623)	(47,162)

Balance at December 31, 2019	65,541	$6	$104,686	$4,444	$(43,363)	$65,773	$129,117	$194,890

Share-based compensation	—	—	1,891	—	—	1,891	—	1,891
Vesting and exercise of restricted share units	187	—	—	—	—	—	—	—
Issuance of shares to employees	200	—	—	—	—	—	—	—
Conversion of convertible bonds	29	—	137	—	—	137	—	137
Issuance of rights	5,749	1	11,324	—	—	11,325	—	11,325
Transactions with non-controlling interests	—	—	6,361	—	—	6,361	11,469	17,830
Purchase of non-controlling interest in GPMP	—	—	(19,092)	—	—	(19,092)	(73,982)	(93,074)
Distributions to non-controlling interests	—	—	—	—	—	—	(8,710)	(8,710)
Issuance of shares—Merger Transaction and purchase of GPM Minority, net of $41.8 million issuance costs, of which $10.4 million was paid in the form of common stock	52,426	5	137,051	—	—	137,056	(74,984)	62,072
Accretion and accrued dividends on redeemable preferred stock	—	—	(3,277)	—	—	(3,277)	—	(3,277)
Other comprehensive income	—	—	—	4,675	—	4,675	—	4,675
Net income	—	—	—	—	13,187	13,187	16,929	30,116

Balance at December 31, 2020	124,132	$12	$239,081	$9,119	$(30,176)	$218,036	$(161)	$217,875

The accompanying notes are an integral part of these consolidated financial statements.

ARKO Corp.

Consolidated statements of cash flows

(in thousands)

	For the year ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net income (loss)	$30,116	$(47,162)	$23,464
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	74,396	62,404	53,814
Deferred income taxes	(4,747)	4,299	(9,783)
Gain on bargain purchase	—	(406)	(24,026)
(Gain) loss on disposal of assets and impairment charges	6,060	(1,291)	1,517
Foreign currency loss (gain)	6,754	10,158	(9,216)
Amortization of deferred financing costs, debt discount and premium	2,236	522	301
Amortization of deferred income	(7,650)	(8,848)	(7,982)
Accretion of asset retirement obligation	1,359	1,549	1,321
Non-cash rent	7,051	7,582	4,695
Charges to allowance for credit losses	260	91	175
Loss from equity investment	1,269	507	451
Share-based compensation	1,891	516	490
Fair value adjustment of financial assets and liabilities	(491)	—	—
Provision—Pension Fund	—	—	19,000
Indemnification asset	—	—	(1,500)
Cancellation of Midwest Seller Note	—	—	(16,338)
Other operating activities, net	115	—	(3,258)
Changes in assets and liabilities:
(Increase) decrease in trade receivables	(24,010)	(1,692)	6,446
Decrease (increase) in inventory	6,618	(7,302)	(7,352)
(Increase) decrease in other assets	(7,864)	7,212	1,058
Increase in accounts payable	26,893	8,830	6,313
Increase in other current liabilities	46,303	5,064	12,150
Decrease in asset retirement obligation	(393)	(450)	(79)
Increase in non-current liabilities	7,676	1,714	6,841

Net cash provided by operating activities	$173,842	$43,297	$58,502

The accompanying notes are an integral part of these consolidated financial statements.

ARKO Corp.

Consolidated statements of cash flows (cont’d)

(in thousands)

	For the year ended December 31,
	2020	2019	2018
Cash flows from investing activities:
Purchase of property and equipment	$(44,646)	$(58,261)	$(51,619)
Purchase of intangible assets	(30)	—	—
Proceeds from sale of property and equipment	1,302	18,982	1,885
Business acquisitions, net of cash	(363,988)	(33,587)	(71,373)
Loans to equity investment	(189)	(174)	(185)
Decrease in designated cash	—	—	16,638

Net cash used in investing activities	(407,551)	(73,040)	(104,654)

Cash flows from financing activities:
Lines of credit, net	(83,515)	34,893	12,280
Repayment of related-party loans	(4,517)	(850)	—
Buyback of long-term debt	(1,995)	—	—
Receipt of long-term debt, net	570,207	50,934	8,512
Repayment of debt	(58,792)	(18,079)	(17,072)
Payment of Provision—Pension Fund	—	(17,500)	—
Proceeds from issuance of long-term debt, net	—	—	59,197
Principal payments on financing leases	(8,116)	(9,051)	—
Principal payments on capital leases	—	—	(8,356)
Proceeds from issuance of rights, net	11,332	—	—
Purchase of non-controlling interest in GPMP	(99,048)	—	—
Investment of non-controlling interest in subsidiary	19,325	—	—
Issuance of shares in Merger Transaction	57,997	—	—
Issuance of redeemable preferred stock, net	96,880	—	—
Distributions to non-controlling interests	(8,710)	(8,654)	(8,724)

Net cash provided by financing activities	491,048	31,693	45,837

Effect of exchange rate on cash and cash equivalents and restricted cash	2,875	1,263	(1,397)
Net increase (decrease) in cash and cash equivalents and restricted cash	257,339	1,950	(315)
Cash and cash equivalents and restricted cash, beginning of year	52,763	49,550	51,262

Cash and cash equivalents and restricted cash, end of year	$312,977	$52,763	$49,550

Reconciliation of cash and cash equivalents and restricted cash
Cash and cash equivalents, beginning of year	$32,117	$29,891	$35,215
Restricted cash, beginning of year	14,423	13,749	12,447
Restricted cash with respect to bonds, beginning of year	6,223	5,910	3,600

Cash and cash equivalents and restricted cash, beginning of year	$52,763	$49,550	$51,262

Cash and cash equivalents, end of year	$293,666	$32,117	$29,891
Restricted cash, end of year	16,529	14,423	13,749
Restricted cash with respect to bonds, end of year	2,782	6,223	5,910

Cash and cash equivalents and restricted cash, end of year	$312,977	$52,763	$49,550

The accompanying notes are an integral part of these consolidated financial statements.

ARKO Corp.

Consolidated statements of cash flows (cont’d)

(in thousands)

	For the year ended December 31,
	2020	2019	2018
Supplementary cash flow information:
Cash received for interest	$1,323	$1,809	$538
Cash paid for interest	40,026	30,622	26,808
Cash received for taxes	1,856	3,445	3,308
Cash paid for taxes	1,163	2,784	1,833
Supplementary noncash activities:
Prepaid insurance premiums financed through notes payable	7,224	2,941	2,023
Purchases of equipment in accounts payable and accrued expenses	4,805	5,017	4,450
Purchase of property and equipment under leases	29,625	16,893	5,885
Disposals of leases of property and equipment	7,593	2,129	—
Receipt of related-party receivable payment offset by related-party loan payments	7,133	—	—
Ares Put Option	9,201	—	—
Deferred income not yet received	—	—	1,080
Payment to the pension fund by use of funds held in the indemnification escrow account.	—	1,500	—

The accompanying notes are an integral part of these consolidated financial statements.

ARKO Corp.

Notes to Consolidated Financial Statements

1. General

ARKO Corp. (the “Company”) is a Delaware corporation whose common stock and publicly-traded warrants were registered to trade on the Nasdaq Stock Market on December 22, 2020 and commenced trading on December 23, 2020. The Company’s common stock is also listed on the Tel Aviv Stock Exchange.

On September 8, 2020, the Company (a newly-formed company) entered into a business combination agreement, as amended on November 18, 2020 (the “Merger Agreement”), together with Arko Holdings Ltd. (a corporation incorporated in Israel, whose securities were listed on the Tel Aviv Stock Exchange prior to the consummation of the Merger Transaction and which held GPM as set forth below) (“Arko Holdings”), Haymaker Acquisition Corp. II (a special purpose acquisition company) (“Haymaker”) and additional newly-formed wholly owned subsidiaries of Haymaker that were formed in order to enable the consummation of the merger transaction, as described below (the “Merger Transaction”). On December 22, 2020, the Merger Transaction was consummated, following which Arko Holdings and Haymaker became wholly owned subsidiaries of the Company.

The Company’s operations are primarily performed by its subsidiary, GPM Investments, LLC (“GPM”). GPM is a Delaware limited liability company formed on June 12, 2002 and engaged directly and through fully owned and controlled subsidiaries (directly or indirectly) in retail activity, which includes the operations of a chain of convenience stores, most of which include adjacent gas stations, and in wholesale activity, which includes the supply of fuel to gas stations operated by third parties. As of December 31, 2020, GPM’s activity included the self-operation of approximately 1,330 sites and the supply of fuel to approximately 1,600 gas stations operated by external operators (dealers), throughout 33 states and the District of Columbia in the Mid-Atlantic, Midwestern, Northeastern, Southeastern and Southwestern United States (“US”).

Subsequent to the Merger Transaction and as of December 31, 2020, Arko Holdings, through wholly owned subsidiaries, held approximately 67.99% of the equity rights in GPM and Haymaker, directly and indirectly, held the remainder of the equity rights in GPM, which the Company purchased from GPM’s minority holders on December 22, 2020 in connection with the closing of the Merger Transaction.

As of December 31, 2020, GPM, directly and through certain subsidiaries wholly owned and controlled by it, held approximately 99.71% of the limited partnership interests in GPM Petroleum LP (“GPMP”) (as of December 31, 2019 and until December 21, 2020, approximately 80.68%) and all of the rights in the general partner of GPMP. For additional information, see Note 3 below.

The Company has three reporting segments: retail, wholesale and GPMP. Refer to Note 22 below for further information with respect to the segments.

Haymaker Acquisition Corp. II Merger Agreement

Below are the primary terms regarding the Merger Transaction, Merger Agreement and additional binding agreements that were signed simultaneously with its execution.

i.

Structure of the Merger Transaction: On December 22, 2020, the date of completion of the Merger Transaction (the “Merger Closing Date”), pursuant to the mergers contemplated by the Merger Agreement after fulfilment of all the closing conditions , Arko Holdings and Haymaker became wholly owned and controlled subsidiaries of the Company. Concurrently with the execution of the Merger Agreement, the third parties who held approximately 32% of the equity rights in GPM (collectively, the “GPM Minority”) entered into an agreement with the Company and Haymaker for the sale of all of the GPM Minority’s rights, directly or indirectly, in GPM, such that, upon the consummation of the Merger Transaction, the Company indirectly held full ownership and control of GPM.

ii.

Consideration for the Merger Transaction: Each holder of Arko Holdings’ ordinary shares outstanding immediately prior to the consummation of the Merger Transaction received the following consideration, at such holder’s election between three separate payout methods as detailed below:

a.	Option A (Stock Consideration): 0.0862 validly issued, fully paid and nonassessable shares of Company common stock for each Arko Holdings ordinary share.

b.

Option B (Mixed Consideration): (A) a cash amount equal to $0.0862 in consideration for each Arko Holdings ordinary share plus (B) 0.0761 of validly issued, fully paid and nonassessable shares of Company common stock.

c.

Option C (Mixed Consideration): (A) a cash amount equal to $0.1803 in consideration for each Arko Holdings ordinary share plus (B) 0.0650 of validly issued, fully paid and nonassessable shares of Company common stock.

Based on their respective elections, on the Merger Closing Date, the equity holders of Arko Holdings received an aggregate of 65,208,698 shares of Company common stock and approximately $55.4 million in cash.

In addition, in accordance with the Merger Agreement, on the Merger Closing Date, each holder of Arko Holdings ordinary shares received a pro rata cash payment, in the form of additional merger consideration in an amount of $0.0706 per share (a total of approximately $58.7 million). This amount was determined based on the amount of Arko Holdings’ cash and cash equivalents (including restricted cash with respect to Arko Holdings’ bonds) in excess of the outstanding indebtedness plus the balance of any loans Arko Holdings made to its subsidiaries (including accrued interest).

In accordance with the agreement with the GPM Minority (the “GPM Equity Purchase Agreement”), the GPM Minority received 33,772,660 shares of Company common stock. In addition, on the Merger Closing Date, the Company issued to Ares Capital Corporation and certain funds managed or controlled by Ares Capital Management (collectively, “Ares”) 1.1 million warrants exercisable into 1.1 million shares of Company common stock, at an exercise price of $10 per share (the “New Ares Warrants”) in lieu of the Ares Warrants (as defined in Note 3 below), and entered into an arrangement that guarantees Ares a value of $27.3 million for the shares of common stock received pursuant to the GPM Equity Purchase Agreement at the end of February 2023, by way of purchase of the shares or allotment of additional shares of the Company (the “Ares Put Option”). The embedded derivative recorded for the Ares Put Option has been evaluated under Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging, and has been determined to not be clearly and closely related to the host instrument. The embedded derivative (a put option) is classified as liability. For further details, see Note 21 below.

iii.

The share capital of the Company following the Merger Closing Date and details regarding the holdings of Haymaker’s Founders: According to Haymaker’s prospectus dated June 2019, 40.25 million shares were offered to the public at a price of $10 per share together with approximately 13.3 million warrants exercisable for a period of five years from the Merger Closing Date entitling the warrant holders to approximately 13.3 million shares for an exercise price of $11.50 per share. In addition, approximately 0.5 million warrants were issued to financial institutions as part of the public issuance at a price of $11.50 per share.

At the time of the above allotment, Haymaker’s founders (the “Haymaker Founders”) were allotted 10 million shares of Haymaker, for a nominal consideration, together with approximately 5.55 million warrants allotted in consideration for $8.325 million exercisable for a period of five years from the Merger Closing Date to acquire approximately 5.55 million shares for an exercise price of $11.50 per share. According to the Merger Agreement, on the Merger Closing Date, 1.0 million shares out of 10 million shares that Haymaker Founders were entitled to and 2.0 million warrants, out of 5.55 million warrants they were entitled to, were forfeited and 4.2 million shares were deferred, so that at the Merger Closing Date, the Haymaker Founders were entitled to 4.8 million common shares and

3.55 million warrants in the Company. An additional 2.0 million common shares of the Company will be issued subject to the share price of the Company’s common shares reaching $13.00 or higher within five years from the Merger Closing Date; an additional 2.0 million common shares will be issued subject to the share price of the Company’s common shares reaching $15.00 or higher within seven years from the Merger Closing Date and additional up to 200 thousand common shares of the Company will be issued subject to the number of Bonus Shares as defined in Note 17 below issued to the holders of Series A Convertible Preferred Stock not being higher than an amount determined.

iv.

The Company’s Board of Directors: The Company’s Board of Directors is a staggered board with the initial directors, as of the Merger Closing Date, consisting of seven directors, four of whom were determined by Arko Holdings (including Mr. Kotler as chairman of the board), two directors who were determined by Haymaker and one director who will be determined by agreement between Haymaker and Arko Holdings. Mr. Willner (as referenced in Note 19 below) and some of the Haymaker Founders undertook that as long as they hold shares of the Company for a period of seven years from the Merger Closing Date, they will vote their shares in favor of Mr. Kotler’s appointment to the Company’s board of directors, subject to mechanisms set forth in the agreements.

v.

Mr. Kotler’s tenure at the Company: Together with the engagement in the Merger Agreement, Mr. Kotler entered into an employment agreement with the Company, according to which Mr. Kotler will serve as CEO of the Company and the Company’s chairman of the board of directors.

Accounting Treatment of the Merger Transaction

The Merger Transaction was accounted for as a reverse recapitalization. Under this method of accounting, Haymaker was treated as the “acquired” company and Arko Holdings was considered the accounting acquirer for accounting purposes. The Merger Transaction was treated as the equivalent of Arko Holdings’ issuing stock in exchange for the net assets of Haymaker, accompanied by a recapitalization. The net assets of Arko Holdings and Haymaker were stated at historical cost. No goodwill or intangible assets were recorded in connection with the Merger Transaction.

Because Arko Holdings was deemed the accounting acquirer, upon the consummation of the Merger Transaction, the historical financial statements of Arko Holdings became the historical financial statements of the combined company. As a result, the financial statements included in the Annual Report on Form 10-K reflect the historical operating results of Arko Holdings prior to the Merger Closing Date and the combined results of the Company, including those of Haymaker, following the Merger Closing Date. Additionally, the Company’s equity structure has been reclassified in all comparative periods up to the Merger Closing Date to reflect the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Arko Holdings’ stockholders in connection with the recapitalization transaction. As such, the share counts, corresponding common stock amounts and earnings per share related to Arko Holdings’ common stock prior to the Merger Transaction have been retroactively reclassified as shares reflecting the exchange ratio established in accordance with the Merger Agreement.

2. Summary of Significant Accounting Policies

Basis of Presentation

All significant intercompany balances and transactions have been eliminated in the consolidated financial statements, which are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

In the preparation of consolidated financial statements, management may make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include right-of-use assets and lease liabilities; impairment of goodwill, intangible, right-of-use and fixed assets; useful lives of fixed assets; environmental assets and liabilities; deferred tax assets; and asset retirement obligations.

Foreign Currency Translation

Transactions and balances that are denominated in currencies that differ from the functional currencies have been remeasured into US dollars in accordance with principles set forth in ASC 830, Foreign Currency Matters. At each balance sheet date, monetary items denominated in foreign currencies are translated at exchange rates in effect at the balance sheet date. All exchange gains and losses from the remeasurement mentioned above are reflected in the statement of operations as financial expenses or income, as appropriate.

The revenues of the Company and most of its subsidiaries are generated in US dollars. In addition, most of the costs of the Company and most of its subsidiaries are incurred in US dollars. The Company’s management believes that the US dollar is the primary currency of the economic environment in which the Company and most of its subsidiaries operate. Thus, the functional currency of the Company and most of its subsidiaries is the US dollar.

For Arko Holdings and its investee whose functional currency has been determined to be other than the US dollar, assets and liabilities are translated at year-end exchange rates, and statement of operations items are translated at average exchange rates prevailing during the year. Resulting translation differences are recorded as a separate component of accumulated other comprehensive income (loss) in equity.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase, which are not restricted, to be cash equivalents, of which there were $102.4 million and $21.1 million at December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, $35.5 million and $3.3 million of cash and cash equivalents, respectively, were denominated in New Israeli Shekels (“NIS”). Cash and cash equivalents are maintained at financial institutions.

Restricted Cash

The Company classifies as restricted cash any cash and cash equivalents that are currently restricted from use in order to comply with agreements with third parties, including cash related to net lottery proceeds.

Restricted Cash with Respect to Bonds

The Company classifies designated cash for specific use only in accordance with the provisions as established in the bonds’ Deed of Trust, as defined in Note 12 below, as restricted cash with respect to bonds. These amounts are deposited in a financial institution as Reserved Principal and Interest and are intended for use according to the Bonds (Series C) Deed of Trust, as defined in Note 12 below. The designated cash is classified as current assets and non-current assets according to the date on which the Company is expected to use the balances or according to the nature of the assets to which they are designated. As of December 31, 2020 and 2019, $2.8 million and $3.4 million of restricted cash, respectively, with respect to the bonds was denominated in NIS.

Trade Receivables

The majority of trade receivables are typically from dealers, customer credit accounts and credit card companies in the ordinary course of business. Balances due in respect of credit cards processed through the

Company’s fuel suppliers and other providers are collected within two to three days depending upon the day of the week of the purchase and time of day of the purchase. Receivables from dealers and customer credit accounts are typically due within two to 10 days and are stated as amounts due. Accounts that are outstanding longer than the payment terms are considered past due.

At each balance sheet date, the Company recognizes a loss allowance for expected credit losses on trade receivables. The amount of expected credit losses is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument. The expected credit losses on trade receivables are estimated based on historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecasted direction of conditions at the reporting date, including time value of money where appropriate. The expected credit loss is estimated as the difference between all contractual cash flows that are due to the Company in accordance with the contract and all the cash flows that the Company expects to receive, discounted at the original effective interest rate, as long as the discount impact is material. The Company records an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account.

The Company writes off receivable amounts when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings. Financial assets written off may still be subject to enforcement activities under the Company’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognized in profit or loss. The Company has not experienced significant write-offs for the years ended December 31, 2020, 2019 and 2018.

Inventory

Inventory is stated at the lower of cost or net realizable value. Inventory cost is determined using the average cost, net of vendor rebates or discounts in the event that they can be attributed to inventory, using the first-in, first-out (FIFO) basis, which approximates the actual cost of the inventory. The net realizable value is an estimate of the sales price in the ordinary course of business less an estimate of the costs required in order to execute the sale. The Company periodically reviews inventory for obsolescence and records a charge to merchandise costs for any amounts required to reduce the carrying value of inventories to net realizable value.

Restricted Investments

Restricted investments consist primarily of US Treasury and other investment grade securities with maturities no longer than one year. Investments are considered held-to-maturity and carried at amortized cost. When applicable, the cost of securities sold will be based on the specific identification method. The balance of the restricted investments at December 31, 2020 and 2019 secured 98% of the outstanding principal amount of the GPMP PNC Term Loan as defined and described in Note 12 below, and will secure this balance until the loan is fully repaid. As a result, the balance was classified as a non-current asset.

Property and Equipment

Property and equipment are carried at cost or, if acquired through a business combination, at the fair value of the assets as of the acquisition date, less accumulated depreciation and accumulated impairment losses. Expenditures for maintenance and repairs are charged directly to expense when incurred and major improvements are capitalized. Depreciation is recognized using the straight-line method over the estimated useful lives of the related assets as follows:

Range in Years
Buildings and leasehold improvements	15 to 40
Signs	5 to 15
Other equipment (primarily office equipment)	5 to 7
Computers, software and licenses	3 to 5
Motor vehicles	7
Fuel equipment	5 to 30
Equipment in convenience stores	5 to 15

Amortization of leasehold improvements is recorded using the straight-line method based upon the shorter of the remaining terms of the leases including renewal periods that are reasonably assured or the estimated useful lives.

Impairment of Long-lived Assets

The Company reviews its long-lived assets, including property and equipment, right-of-use assets and amortizable intangible assets, for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If a review indicates that the assets will not be recoverable, based on the expected undiscounted net cash flows of the related asset, an impairment loss is recognized to the extent carrying value of the assets exceeds their estimated fair value and the asset’s carrying value is reduced to fair value. Impairment losses related to property and equipment and right-of-use assets of $4.7 million, $5.1 million and $1.5 million were recorded in relation to closed and non-performing stores during the years ended December 31, 2020, 2019 and 2018, respectively. No impairment was recognized for long-lived intangible assets during the years ended December 31, 2020, 2019 and 2018.

Business Combinations

The Company applies the provisions of ASC 805, Business Combinations, and allocates the fair value of purchase consideration to the tangible and intangible assets acquired, and liabilities assumed based on their estimated fair values. When determining the fair values of assets acquired and liabilities assumed, management makes significant estimates and assumptions, especially with respect to intangible assets. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. In subsequent periods, the goodwill is measured at cost less accumulated impairment losses.

If, after reassessment, the net of the acquisition-date amounts of the identifiable assets acquired and liabilities assumed exceeds the sum of the consideration transferred, the excess is recognized immediately within the other expenses (income), net in the consolidated statements of operations as a gain on bargain purchase.

When the consideration transferred in a business combination includes assets or liabilities resulting from a contingent consideration arrangement, the contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination.

Goodwill and Intangible Assets

Goodwill represents the excess of cost over fair value of net assets of businesses acquired. For the purpose of impairment testing, goodwill is allocated to each reporting unit (or groups of reporting units) expected to benefit from the synergies of the business combination. Intangible assets acquired in a business combination are recorded at fair value as of the date acquired. Amortization of finite lived intangible assets is provided using the straight-line method of amortization over the estimated useful lives of the intangible assets as follows:

Range in Years
Goodwill	Indefinite life
Trade names	5
Wholesale fuel supply contracts	9 to 14
Option to acquire ownership rights	0.5 to 15
Option to develop stores	5
Franchise rights	9 to 20

Goodwill is reviewed annually on December 31 for impairment, or more frequently if indicators of impairment exist, such as disruptions in the business, unexpected significant declines in operating results or a sustained market capitalization decline. In the goodwill impairment test, the reporting unit’s carrying amount (including goodwill) and its fair value are compared. If the estimated fair value of a reporting unit is less than its carrying amount, an impairment charge is recognized for the deficit up to the amount of goodwill recorded. The Company completed the annual impairment analyses for goodwill for the years ended December 31, 2020, 2019 and 2018, and no impairment was recognized.

Non-controlling Interest

These consolidated financial statements reflect the application of ASC 810, Consolidation, which establishes accounting and reporting standards that require: (i) the ownership interest in subsidiaries held by parties other than the parent to be clearly identified and presented in the consolidated balance sheet within shareholders’ equity, but separate from the parent’s equity, (ii) the amount of consolidated net income attributable to the parent and the non-controlling interest to be clearly identified and presented on the face of the consolidated statements of operations, and (iii) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary to be accounted for consistently.

The Company’s investments in GPM (until the purchase of the GPM Minority on the Merger Closing Date as described in Note 1 above) and GPMP (until the purchase of the Investors’ interest in GPMP on December 21, 2020 as described in Note 3 below) were accounted for under the method of accounting referred to as the hypothetical liquidation at book value method (“HLBV”) for allocating the profits and losses. In accordance with this method, profits and losses are allocated between the Company and the non-controlling interest assuming at the end of the reporting period, GPM and GPMP would liquidate or distribute its assets and redeem its liabilities at their book value.

Until December 21, 2020, due to the terms of GPMP’s Agreement of Limited Partnership, and the preference provided to the Investor (as defined in Note 3 below) in the monthly distributions of GPMP as well as in liquidation, the Investor’s investment was classified in the consolidated statements of changes in equity as ‘Non-controlling interests.’ A non-controlling interest was also recorded for the interests owned by the seller of the Fuel USA sites (the “FUSA Seller”) and the seller of the Riiser sites (the “Riiser Seller”).

Equity Investment

For equity investments that are not required to be consolidated, the Company evaluates the level of influence it is able to exercise over an entity’s operations to determine whether to use the equity method of accounting. Equity investments for which the Company determines that the Company has significant influence are accounted for as equity method investment. The Company evaluates its equity method investment presented for impairment whenever events or changes in circumstances indicate that the carrying amounts of such investment may be impaired.

Since January 2014, the Company holds joint control (50%) of Ligad Investments and Construction Ltd. (“Ligad”), which is presented on the Company’s books using the equity method of accounting. As of December 31, 2020, Ligad owed the Company approximately $1.0 million, bearing interest at the prime rate plus 1%, and payable on December 31, 2021.

In September 2020, Ligad entered into an agreement with a third party for the lease of the properties held by it for a period of three years beginning March 1, 2021, in consideration of a fixed lease payment of NIS 1.2 million (approximately $0.4 million) per year. At the same time, Ligad entered into an option agreement, exercisable until September 2022, for the sale of its properties to a third party who is not the tenant in consideration for NIS 26.5 million (approximately $8.2 million) plus value-added taxes, from which the lease payments that Ligad will receive will be deducted.

Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the item being valued.

Significant estimates of fair value include, among other items, tangible and intangible assets acquired and liabilities assumed through business combinations, certain leases, contingent consideration in business combinations and the Ares Put Option. The Company also uses fair value measurements to routinely assess impairment of long-lived assets, intangible assets and goodwill.

Revenue Recognition

Revenue is recognized when control of the promised goods or services is transferred to the customers. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a single point in time or over time, based on when control of goods and services transfers to a customer. Control is transferred to the customer over time if the customer simultaneously receives and consumes the benefits provided by the Company’s performance. If a performance obligation is not satisfied over time, the Company satisfies the performance obligation at a single point in time.

Revenue is recognized in an amount that reflects the consideration to which the Company expects to be entitled in exchange for goods or services.

When the Company satisfies a performance obligation by transferring control of goods or services to the customer, revenue is recognized against contract assets in the amount of consideration for which the Company is entitled. When the consideration amount received from the customer exceeds the amounts recognized as revenue, the Company recognizes a contract liability for the excess.

An asset is recognized related to the costs incurred to obtain a contract (i.e. sales commissions) if the costs are specifically identifiable to a contract, the costs will result in enhancing resources that will be used in satisfying performance obligations in future and the costs are expected to be recovered. These capitalized costs are recorded as a part of other current assets and other non-current assets and are amortized on a systematic basis consistent with the pattern of transfer of the goods or services to which such costs relate. The Company expenses the costs to obtain a contract, as and when they are incurred, in cases where the expected amortization period is one year or less.

The Company evaluates if it is a principal or an agent in a transaction to determine whether revenue should be recorded on a gross or a net basis. In performing this analysis, the Company considers first whether it controls the goods before they are transferred to the customers and if it has the ability to direct the use of the goods or obtain benefits from them. The Company also considers the following indicators: (1) the primary obligor, (2) the latitude in establishing prices and selecting suppliers, and (3) the inventory risk borne by the Company before and after the goods have been transferred to the customer. When the Company acts as principal, revenue is recorded on a gross basis. When the Company acts as agent, revenue is recorded on a net basis.

Revenue recognition patterns are described below by reportable segment:

Retail

•

Fuel revenue and merchandise revenue — Revenues from the sale of merchandise and fuel less discounts given and returns are recognized upon delivery, which is the point at which control and title is transferred, the customer has accepted the product and the customer has significant risks and rewards of owning the product. The Company typically has a right to payment once control of the product is transferred to the customer. Transaction prices for these products are typically at market rates for the product at the time of delivery. Payment terms require customers to pay shortly after delivery and do not contain significant financing components.

•

Customer loyalty program — The customer loyalty program provides the Company’s customers rights to purchase products at a lower price or at no cost in future periods. The sale of products in accordance with the loyalty program are recognized as multiple performance obligations. The consideration for the sale is allocated to each performance obligation identified in the contract (the actual purchases and the future purchases) on a relative stand-alone selling price basis. Revenue for the rights granted is deferred and recognized on the date on which the Company completes its obligations in respect thereof or when it expires. The related contract liability for the customer loyalty program was approximately $1.2 million and $1.9 million as of December 31, 2020 and December 31, 2019, respectively, and was included in other current liabilities on the consolidated balance sheets.

•

Fuel taxes — Certain fuel and sales taxes are invoiced by fuel suppliers or collected from customers and remitted to governmental agencies either directly, or through suppliers, by the Company. Whether these taxes are presented on a gross or net basis is dependent on whether the Company is acting as a principal or agent in the sales transaction. Fuel excise taxes are presented on a gross basis for fuel sales because the Company is acting as the primary obligor, has pricing latitude, and is also exposed to inventory and credit risks. Fuel revenue and fuel cost of revenue included fuel taxes of $501.3 million, $500.1 million and $464.1 million for 2020, 2019 and 2018, respectively.

•

Commissions on sales of lottery products, money orders and prepaid value cards — The Company recognizes a commission on the sale of lottery products, money orders, and sales of prepaid value cards (gift or cash cards) at the time of the sale to the consumer.

GPMP

•	GPMP recognizes revenue upon delivery of the fuel to GPM and its subsidiaries selling fuel (both in the Retail and Wholesale segments) and is eliminated in consolidation.

Wholesale

•

Consignment transactions — In transactions of this type, the Company continues to be the owner of the fuel until the date of sale to the final customer (the consumer). In these transactions, the gross profit which is created from the sale of the fuel is allocated between the Company and the outside operator based on the terms of the relevant agreement with the outside operator. The Company recognizes revenues on the date of the sale to the final customer (namely, upon dispensing of the fuel by the consumer which is the date of transfer of control, risks and rewards to the final customer).

•

Fuel supply transactions — In transactions of this type, the outside operator purchases the fuel from the Company. The Company recognizes revenue upon delivery of the fuel to the outside operator (executed by an outside delivery company) which is the date of transfer of ownership of the fuel to the outside operator. In transactions of this type, the sales price to the outside operator is determined according to the terms of the relevant agreement with the outside operator, which generally includes a stated price of the fuel plus the cost of transportation to the operator’s facility plus a margin.

Refer to Note 22 for disclosure of the revenue disaggregated by segment and product line, as well as a description of the reportable segment operations.

Fuel Costs and Merchandise Costs

The Company records discounts and rebates received from suppliers as a reduction of inventory cost if the discount or rebate is based upon purchases or to merchandise costs if the discount relates to product sold. Discounts and rebates conditional upon the volume of the purchases or on meeting certain other goals are included in the consolidated financial statements on a basis relative to the progress toward the goals required to obtain a discount or rebate, as long as receiving the discounts or rebates is reasonably assured and its amount can be reasonably estimated. The estimate of meeting the goals is based, among other things, on contract terms and historical purchases/sales as compared to required purchases/sales.

The Company includes in fuel costs all costs incurred to acquire fuel, including the costs of purchasing and transporting inventory prior to delivery to customers. The Company does not own transportation equipment and utilizes third-party carriers to transport fuel inventory to the retail location. Fuel costs do not include any depreciation of property and equipment as there are no significant amounts that could be attributed to fuel costs. Accordingly, depreciation is separately classified in the consolidated statements of operations.

The Company recognizes merchandise vendor rebates based upon the period of time in which it has completed the unit purchases and/or sales as specified in the merchandise vendor agreements. The Company records such rebates as a reduction of merchandise costs.

Certain upfront amounts paid by merchandise suppliers are presented as a liability and are recorded to operations as a reduction of merchandise costs on a straight-line basis relative to the period of the agreement. In the event that the Company does not comply with the conditions of the agreement with the supplier, the Company may be required to repay the unamortized balance of the amount received based on the amortization schedule as defined in each agreement with the merchandise suppliers. These amounts are classified in other non-current liabilities, except for the current maturity which is classified in other current liabilities.

Amounts paid to the Company by fuel suppliers for renovation and upgrade costs associated with the rebranding of gas stations are presented as a liability and are recorded to operations as a periodic reduction of fuel costs on a straight-line basis relative to the period of the agreement. In the event that the Company does not comply with the conditions of the agreement with the supplier, the Company may be required to repay the unamortized balance of the grant to the supplier, based on the amortization schedule as defined in each applicable agreement. These grants are classified in other non-current liabilities, except for the current maturity which is classified in other current liabilities.

Total purchases from suppliers who accounted for 10% or more of total purchases for the periods presented were as follows:

	For the year ended December 31,
	2020	2019	2018
	(in thousands)
Fuel products — Supplier A	$256,606	$401,657	$453,559
Fuel products — Supplier B	312,231	420,805	410,995
Fuel products — Supplier C	217,905	290,935	310,223
Fuel products — Supplier D	251,174	307,029	305,452
Merchandise products — Supplier E	653,994	610,685	465,738

Environmental Costs

Environmental expenditures related to existing conditions, resulting from past or current operations and from which no current or future benefit is discernible, are expensed. A liability for environmental matters is established when it is probable that an environmental obligation exists and the cost can be reasonably estimated. If there is a range of reasonably estimated costs, the most likely amount will be recorded, or if no amount is most likely, the minimum of the range is used. Related expenditures are charged against the liability. Expenditures that extend the life of the related property or prevent future environmental contamination are capitalized.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs, net of co-op advertising reimbursement from certain vendors/suppliers, for the years ended December 31, 2020, 2019 and 2018 were $3.8 million, $4.0 million and $4.7 million, respectively, and were included in store operating and general and administrative expenses in the consolidated statements of operations.

Income Taxes

Income taxes are accounted for under the provisions of ASC 740, Income Taxes. Current and deferred taxes are recognized in profit or loss, except when they arise from the initial accounting for a business acquisition, in which case the tax effect is included in the accounting for the business acquisition. The current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. Deferred tax is provided using the asset and liability method on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts. Deferred tax assets are recognized for future tax benefits and credit carryforwards to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized. The carrying amount of deferred tax assets is reviewed at each balance sheet date. Deferred tax liabilities are not recognized if the temporary difference arises from the initial recognition of goodwill. Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on the tax rates (and tax laws) that have been enacted by the end of the reporting periods. After determining the total amount of deferred tax assets, a determination is made as to whether it is more likely than not that some portion of the deferred tax assets will not be realized. If it is determined that a deferred tax asset is not likely to be realized, a valuation allowance is established. Deferred tax assets and deferred tax liabilities are offset if the Company had a legally enforceable right to offset current tax assets against current tax liabilities and the deferred tax relates to the same taxable entity and the same tax authority.

GPM is taxed as a partnership for US federal and certain state jurisdiction for income tax purposes. Certain subsidiaries of GPM are taxed as a corporation for US federal and state income tax purposes. The taxable income and loss from all activities of GPM, excluding the activities of GPM’s subsidiaries which are taxed as a corporation for US federal purposes, are included in the taxable income or loss of GPM’s members, including Arko Convenience Stores, LLC (“ACS”), a wholly owned subsidiary of Arko Holdings. As a result, current and deferred taxes reflected in the consolidated financial statements until the Merger Closing Date did not include the income or loss allocated to GPM members other than ACS.

Uncertain tax positions meeting the more likely than not recognition threshold are measured and recognized in the consolidated financial statements at the largest amount of benefit that has a greater than 50% likelihood of being realized upon settlement.

The Company classifies interest and penalties related to income tax matters as a component of income tax expense on the statements of operations.

Earnings Per Share

Basic earnings per share are calculated in accordance with ASC 260, Earnings Per Share, by dividing net income (loss) attributable to the Company by the weighted average number of common shares outstanding during the year. Diluted earnings per share are calculated, if applicable, by adjusting net income (loss) attributable to the Company and the weighted average number of common shares, taking into effect all potential dilutive common shares.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation (“ASC 718”), requires the cost of all share-based payments to employees to be recognized in the statement of operations and establishes fair value as the measurement objective in accounting for share-based payment arrangements. ASC 718 requires the use of a valuation model to calculate the fair value of stock-based awards on the date of grant.

Restricted share units are valued based on the fair market value of the underlying stock on the date of grant. The Company records compensation expense for these awards based on the grant date fair value of the award, recognized ratably over the vesting period of the award.

The Company recognizes compensation expense related to stock-based awards with graded vesting on a straight-line basis over the vesting period. The Company’s share-based compensation expense includes estimates for forfeitures. If actual forfeitures differ from estimates, the Company adjusts share-based compensation expense accordingly.

Employee Benefits

GPM has a 401(k) retirement plan for its employees who may contribute up to 75% of eligible wages as defined in the plan, subject to limitations defined in the plan and applicable law. GPM matches a percentage of employee contributions according to the plan, subject to applicable law. The expense for matching contributions was approximately $226 thousand, $237 thousand and $185 thousand for the years ended December 31, 2020, 2019 and 2018, respectively.

Leases — Prior to January 1, 2019

General

Lease arrangements were classified as capital leases when the terms of the contract conveyed all significant risks and benefits derived from ownership to the lessee. The remaining leases were classified as operating leases.

The minimum lease payments included periods where an option was reasonably certain to be exercised as of the date of the commitment. The minimum lease payments did not include contingent rent which was that portion of the lease payments that was not fixed in amount but was based on the future amount of a factor that changes other than with the passage of time (i.e. future consumer price index increases, lease payments which are contingent upon fuel and merchandise sales). The contingent rent payments were accounted as expense in the period in which they were incurred. In instances where it was determined that an increase in the consumer price index coupled with a multiplier and a percentage increase cap effectively assures the cap will be reached each year, the capped payments were considered minimum lease payments.

The Company as Lessee

Operating leases

Minimum lease payments with respect to leasing agreements which have been classified as operating leases were charged to operations on the straight-line basis over the lease period.

Capital leases

On the date of the initial recognition of an agreement classified as a capital lease, a leased asset was recognized according to the present value of the future minimum lease payments or the fair value of the leased asset, whichever was lower. Such assets were recorded in the fixed assets section and were treated accordingly. A liability was also included on that date to the extent of the present value of the future minimum lease payments. This liability was repaid in installments over the length of the lease utilizing the effective interest method.

The Company as Lessor

Operating leases

Rental income from operating leases were recognized on the straight-line basis over the lease period.

Leases — Beginning January 1, 2019

The Company as Lessee

The Company assesses whether a contract is, or contains, a lease at inception of the contract. A contract contains a lease on the basis of whether the Company has the right to control the use of an identified asset for a period of time in exchange for consideration. While assessing whether a contract conveys the right to control the use of an identified asset, the Company assesses whether, throughout the period of use, it has both of the following:

•	the right to obtain substantially all of the economic benefits from use of the identified assets; and

•	the right to direct the use of the identified asset.

The lease term is the non-cancellable period of a lease together with periods covered by an option to extend the lease if the Company is reasonably certain it will exercise that option.

In assessing the lease term, the Company takes into account extension options that, as of the date of the initial implementation (January 1, 2019) of ASC 842, Leases (“ASC 842”) or at the inception of the lease, if after January 1, 2019, it is reasonably certain that it will exercise. The likelihood of the exercise of the extension options is examined considering, among other things, the lease payments during the extension periods in relation to the market prices, significant improvements in the leased properties that are expected to have a significant economic benefit during the extension period, actual profitability characteristics and expected profitability of the sites, the remaining non-cancellable period, the number of years under the extension periods, location of the leased property and the availability of suitable alternatives.

Because the interest rate implicit in the lease cannot be readily determined, the Company generally utilizes the incremental borrowing rates of the Company. These rates are defined as the interest rates that the Company would have to pay, on the commencement date of the lease, to borrow, over a similar term and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in the lease agreement and in a similar economic environment.

Lease payments included in the measurement of the lease liability consist of:

•	fixed lease payments (including in-substance fixed payments), including those in extension option periods which are reasonably certain to be exercised;

•	variable lease payments that depend on an index, initially measured using the index at the commencement date; and

•	the exercise price of purchase options, if the Company is reasonably certain it would exercise the options.

Variable rents that do not depend on an index or rate and which are not in-substance fixed lease payments (for example, payments that are determined as a percentage of sales) are not included in the measurement of the lease liability and the right-of-use asset. The related payments are recognized as an expense in the period in which the event or condition that triggers those payments occurs and are included in store operating expenses in the statements of operations.

For variable lease payments that depend on an index or a rate (such as the consumer price index or a market interest rate), on the commencement date, the lease payments were initially measured using the index or rate at the commencement date. The Company does not remeasure the lease liability for changes in future lease payments arising from changes in an index or rate unless the lease liability is remeasured for another reason. Therefore, after initial recognition, such variable lease payments are recognized in statements of operations as they are incurred.

The Company determines if the lease is an operating lease or a financing lease and recognizes right-of-use assets and lease liabilities for all leases, except for short-term leases (lease term of one year or less) and leases of low value assets. For these leases, the Company recognizes lease expense on a straight-line basis over the lease term.

At the commencement date, the lease liability is measured at the present value of future lease payments that are not paid at that date (not including payments made at the commencement date of the lease), discounted generally using the relevant incremental borrowing rate, and presented as a separate line item in the consolidated balance sheets. The operating lease liability is subsequently remeasured each period at the present value of future lease payments that are not paid at that date. The financing lease liability is subsequently measured by increasing the carrying amount to reflect interest on the lease liability (using the effective interest method) and by reducing the carrying amount to reflect the lease payments made.

Some of the lease agreements include an increase in the consumer price index coupled with a multiplier and a percentage increase cap effectively assures the cap will be reached each year. The Company determined, based on past experience and consumer price index increase expectations, that these types of variable payments are in-substance fixed payments and such payments are included in the measurement of the lease liabilities as of the date of the initial lease liability measurement.

The Company remeasures the lease liability (and makes corresponding adjustments to the related right-of-use asset) whenever the following occurs:

•

the lease term has changed as a result of, among other factors, a change in the assessment of exercising an extension option or a purchase option that results from the occurrence of a significant event or a significant change in circumstances that is within the Company’s control, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate; or

•

a lease contract is modified and the lease modification is not accounted for as a separate lease, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate. For lease modifications that decrease the scope of the lease, the lessee recognizes in profit or loss any gain or loss relating to the partial or full termination of the lease.

The right-of-use asset is measured at cost and presented as a separate line item in the consolidated balance sheets. The cost of the right-of-use asset comprises the initial measurement of the corresponding lease liability, lease payments made at or before the commencement date, and any initial direct costs. In business combinations, the amount is adjusted to reflect favorable or unfavorable terms of the lease relative to market terms. Subsequently, the right-of-use asset under operating leases is measured at the carrying amount of the lease liability, adjusted for prepaid or accrued lease payments, unamortized lease incentives received and accumulated impairment losses. The right-of-use asset under financing leases is measured at cost less accumulated depreciation and accumulated impairment losses.

Whenever the Company incurs an obligation for costs (either on the commencement date or consequently) to dismantle and remove a leased asset, restore the site on which it is located, or restore the underlying asset to the condition required by the terms and conditions of the lease, a provision is recognized. The costs are included in the related right-of-use asset.

Right-of-use assets under financing leases are depreciated based on the straight-line method over the shorter period of lease term and the useful life of the underlying asset, with weighted average depreciation periods are as follows:

Years
Leasehold improvements, buildings and real estate assets	17
Equipment	6

If the lease transfers ownership of the underlying asset to the Company by the end of the lease term or if the cost of the right-of-use asset reflects that the Company will exercise a purchase option, the Company will depreciate the right-of-use asset from the commencement date to the end of the useful life of the underlying asset.

The Company adjusts the right-of-use asset and as a result, the depreciation period in the following periods when it remeasures the respective lease liability as described above.

The Company as Lessor

Leases for which the Company is a lessor are classified as financing or operating leases. Whenever the terms of the lease transfer substantially all the risks and rewards incidental to ownership to the lessee, the contract is classified as a financing lease, including provisions such as the following:

•	the lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

•

the lessee has the option to purchase the underlying asset at a price that is expected to be sufficiently lower than its fair value at the date the option becomes exercisable for it to be reasonably certain, at the inception date, that the option will be exercised;

•	the lease term is for the major part of the economic life of the underlying asset even if title is not transferred; or

•	at the inception date, the present value of the lease payments amounts to at least substantially all of the fair value of the underlying asset.

All other leases are classified as operating leases.

When the Company is an intermediate lessor, it accounts for the head lease and the sublease as two separate contracts. The sublease is classified as a financing or operating lease by reference to the head lease’s underlying asset.

Rental income from operating leases is recognized on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and depreciated on a straight-line basis over the lease term. Rental income on leased and subleased property to dealers and other third-parties is recognized on a straight-line basis based upon lease agreements with tenants.

New Accounting Pronouncements Adopted During 2020

Accounting for Financial Instrument Credit Losses — The Company adopted Accounting Standards Update (“ASU”) 2016-13, Measurement of Credit Losses on Financial Instruments, on January 1, 2020. This standard requires that for most financial assets, losses be based on an expected loss approach which includes estimates of losses over the life of exposure that considers historical, current and forecasted information. Expanded disclosures related to the methods used to estimate the losses as well as a specific disaggregation of balances for financial assets are also required. The Company adopted ASU 2016-13 with no material impact on its consolidated financial statements.

Lease Modifications — In April 2020, the FASB staff issued a question and answer document (the “Lease Modification Q&A”) focused on the application of lease accounting guidance to lease concessions obtained as a result of the COVID-19 pandemic. Under existing lease guidance, the Company would have to determine, on a lease by lease basis, if a lease concession obtained was a result of a new arrangement reached with the lessor (treated within the lease modification accounting framework) or if a lease concession obtained was under the enforceable rights and obligations within the existing lease agreement (precluded from applying the lease modification accounting framework). The Lease Modification Q&A allows lessees, if certain criteria have been met, to bypass the lease-by-lease analysis, and instead elect to either apply the lease modification accounting framework or not, with such election applied consistently to leases with similar characteristics and similar circumstances. The Company has elected to apply this practical expedient for the period beginning as of April 1, 2020 with no material impact on its consolidated financial statements.

Fair Value Measurement Disclosures — In August 2018, the FASB issued ASU 2018-13, Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement. This ASU eliminated, amended and added disclosure requirements for fair value measurements in Topic 820, Fair Value Measurements. This guidance was effective for the Company on January 1, 2020. The Company adopted ASU 2018-13 with no material impact on its consolidated financial statements.

New Accounting Pronouncements Not Yet Adopted

Simplifying the Accounting for Income Taxes — In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. The amendments in this ASU simplify the accounting for income taxes by removing certain exceptions to the general principles in ASC 740. The amendments also improve consistent application of and simplify GAAP for other areas of ASC 740 by clarifying and amending existing guidance, such as the accounting for a franchise tax (or similar tax) that is partially based on income. This standard is effective January 1, 2021 for the Company. The Company is assessing the impact of adopting this guidance on its consolidated financial statements.

Reference Rate Reform — In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848)—Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This standard included optional guidance for a limited period of time to help ease the burden in accounting for the effects of reference rate reform. The new standard is effective for all entities through December 31, 2022. The Company is examining the impact of this standard and announcement on its consolidated financial statements.

3. GPM Investments, LLC

Membership Units of GPM

As of December 31, 2020, following the Merger Transaction, the Company held the entire Class B membership units of GPM, as held by ACS since December 2011, representing approximately 73.38% of the common units of GPM (effectively approximately 67.99% of the equity rights in GPM). Following the purchase of the GPM Minority as described in Note 1 above, the Company holds (indirectly through Haymaker) Class C, Class E and Class F membership units and senior preferred member units of GPM (approximately 26.62% of the common units of GPM (effectively approximately 32.01% of the equity rights in GPM)), so that following the Merger Transaction, GPM is a wholly owned subsidiary of the Company.

Class F Membership Units

On February 28, 2020, GPM entered into an agreement with Ares in which for consideration of $20.0 million (prior to transaction costs), GPM issued to Ares membership units which represented 2.0% of GPM’s equity (the “Class F Membership Units”), together with warrants that for an exercise price of $10.0 million in the aggregate could be exercised to acquire membership units that represent 1.0% of GPM’s equity (the “Ares Warrants”).

On December 22, 2020, the Ares Warrants were cancelled as part of the GPM Minority purchase by the Company as detailed in Note 1 above.

GPM has the right at any time to redeem the Class F Membership Units (all of which are currently owned indirectly by the Company) (in full and not in part) (the “Call Option”) for consideration (the “Call Option Price”) as follows: (1) approximately $27.3 million up to three years from the date of issuance; (2) approximately $33.6 million after the third year and up to the end of five years from the date of issuance; (3) approximately $45.8 million after the fifth year and up to the end of eight years from the date of issuance: and (4) approximately $45.8 million plus 10.5% per annum (quarterly accrued) up to the date the Call Option is exercised if exercised after the eighth year.

The Class F Membership Units have preference over all other membership units in the event of liquidation, amounting to $20.0 million during the first three years and at the end of each third, fifth and eighth year from the date of issuance will be raised to the Call Option Price which was in effect for the period prior to the period in which the liquidation occurs. After the end of the eighth year, the priority amount will be increased in case of liquidation at a rate of 10.5% per annum.

Senior preferred member units and Class E Membership Units

The senior preferred member units (all of which are currently owned indirectly by the Company) grant their holders: (1) the right to 7.35% of distributions made by GPM, however, if the distributions are not generated out of operating cash flow (as defined in the LLC Agreement that regulates the rights between the holders of the membership units of GPM), then the holders of the senior preferred member units shall be entitled to all such distributions up to the amount invested in the purchase of the senior preferred member units ($47.5 million less any and all distributions and other payments previously made in respect of such senior preferred member units other than tax distributions), unless approved by the holder of the senior referred member units to make such distribution on a pro rata basis to all unit holders, and (2) preference in receiving the amount invested in the purchase of the senior preferred member units in the event of foreclosure, bankruptcy, etc.

For details regarding restrictions included in financing agreements related to the payments GPM is allowed to pay for the holders of the senior preferred member units and Class E membership units, refer to Note 12 below.

Limited Partnership

Formation of GPMP

GPMP commenced its operation in January 2016 and from thereafter the following applies:

i.

Fuel distribution agreements – GPMP is a party to the agreements with fuel suppliers relating to the supply of fuel to GPM and its subsidiaries and GPM guarantees the obligations under certain of such agreements.

ii.

Distribution agreement with GPM – GPM and its subsidiaries are engaged with GPMP in an exclusive supply agreement pursuant to which they purchase fuel from GPMP at GPMP’s cost of fuel including taxes and transportation plus a fixed margin. Such supply arrangements have a duration of 10 years from the date they were entered into and, with respect to acquired sites, for 10 years from the date of the applicable acquisition.

Private issuances

Issuance of A Units — On January 11, 2016, GPM and certain of its subsidiaries, including GPMP, signed an agreement with an unrelated US investment company (collectively, the “Investor”), pursuant to which, on January 12, 2016, the Investor acquired 3.5 million Class A Preferred Units (the “A Units”) of GPMP, which entitled it to 22.46% of the limited partnership interests in GPMP at that time, for a total consideration of $70.0 million.

Issuance of AQ Units — On March 1, 2016, the FUSA Seller was issued approximately 844 thousand Class AQ Units of GPMP (the “AQ Units”) with a value of approximately $16.9 million.

Issuance of X Units — On December 3, 2019, the Riiser Seller was issued approximately 348 thousand Class X Units of GPMP (the “X Units”) with a value of approximately $15.1 million.

Issuance to GPM and its subsidiaries — Throughout 2016 through 2019, following the closing of certain acquisitions, GPMP issued to GPM or its subsidiaries partnership units in exchange for entering into additional supply agreements, or amended existing supply agreements, pursuant to which GPM and its subsidiaries agreed to purchase fuel from GPMP with a 10 year term for the newly acquired sites at GPMP’s cost of fuel including taxes and transportation plus a fixed margin.

Purchase of the minority interests in GPMP

In accordance with purchase agreements dated December 17, 2020 and December 18, 2020, on December 21, 2020, GPM purchased all of the A Units and the AQ Units and the majority of the X Units (except for approximately 69 thousand X Units, representing 0.29% of the limited partnership interests in GPMP) for a total consideration of approximately $98.0 million, plus consideration for the amount of outstanding distributions not yet distributed, which was funded from GPM’s own sources. As a result of the above, at December 31, 2020, GPM’s (direct and indirect) interest in GPMP was approximately 99.71% of the limited partnership interests of GPMP. Part of the proceeds paid by GPM were used to purchase shares of Haymaker in privately negotiated transactions and upon consummation of the Merger Transaction, these shares automatically converted into shares of the Company.

The X Units which the Riiser Seller continues to hold are pledged to GPM to secure certain indemnification and payment obligations granted to GPM by the Riiser Seller. At the end of the pledge period, GPM will have the right to purchase these units for approximately $3.0 million, to be paid by cash or shares as to be determined by GPM and the Riiser Seller has the right to cause certain payment obligations to be satisfied by tendering X Units to the Company.

4.	Acquisitions

Empire Acquisition

Following a purchase agreement entered into on December 17, 2019 (the “Purchase Agreement”) between a fully owned subsidiary of GPM, GPMP and unrelated third-parties (the “Empire Sellers”), on October 6, 2020 (the “Closing Date”), the acquisition closed for the purchase of (i) the Empire Sellers’ wholesale business of supplying fuel which included 1,453 gas stations operated by others (dealers) and (ii) 84 self-operated convenience stores and gas stations, all in 30 states, out of which 10 states in which GPM was not active in prior to the Closing Date and the District of Columbia (the “Empire Acquisition”).

As part of the Empire Acquisition, on the Closing Date, the Empire Sellers: (i) sold to GPMP the rights according to agreements with fuel suppliers and all of the rights to supply fuel to 1,537 sites; (ii) sold to a subsidiary of GPM the fee simple ownership rights in 64 sites; (iii) assigned to various of GPM’s subsidiaries leases of 132 sites (including two vacant parcels and one non-operating site) (the “third party leases”); (iv) leased to certain of GPM’s subsidiaries 34 sites (including one vacant parcel) that are valued at approximately $60 million that are owned by the Empire Sellers, at terms as specified below (collectively the “Sellers’ Leases”); and (v) sold and assigned to various of GPM’s subsidiaries and GPMP the equipment, inventory, agreements, intangible assets and other rights with regard to the wholesale and retail businesses acquired (collectively, the “Acquired Operations”).

The consideration to the Empire Sellers for the Acquired Operations, based on the Purchase Agreement and an amendment dated October 5, 2020, was as follows:

•

The consideration paid to the Empire Sellers on the Closing Date totaled approximately $353 million (the “Base Consideration”), and in addition, approximately $10.6 million was paid for the cash and inventory in the stores, net of deposit amounts and other collateral provided by the dealers, as of the Closing Date (collectively, the “Closing Consideration”). The Closing Consideration is subject to post-closing adjustments.

•

On each of the first five anniversaries of the Closing Date, the Empire Sellers will be paid an amount of $4.0 million (total of $20.0 million) (the “Additional Consideration”). If the Empire Sellers are entitled to amounts on account of the Contingent Consideration (as defined below), these amounts will initially be applied to accelerate payments on account of the Additional Consideration.

•

An amount of up to $45.0 million (the “Contingent Consideration”) will be paid to the Empire Sellers according to mechanisms set forth in the Purchase Agreement, with regard to the occurrence of the following events during the five years from the Closing Date (the “Earnout Period”): (i) sale and lease to third parties or transfer to self-operation by GPM of sites which leases to third parties expired or are scheduled to expire during the Earnout Period, (ii) renewal of agreements with dealers at sites not leased or owned by GPM which agreements expired or are scheduled to expire during the Earnout Period, (iii) improvement in the terms of the agreements with fuel suppliers (with regard to the Acquired Operations and/or GPM’s sites as of the Closing Date), (iv) improvement in the terms of the agreements with transportation companies (with regard to the Acquired Operations and/or GPM’s sites as of the Closing Date), and (v) the closing of additional wholesale transactions that the Empire Sellers has engaged in prior to the Closing Date. The measurement and payment of the Contingent Consideration will be made once a year.

Each of the Empire Sellers’ Leases is for a term of 15 years, which can be extended by six additional five- year terms, in consideration for an initial total annual base rent payment of approximately $4.2 million, with increases during the term of the lease as set forth in the lease agreement. GPM was granted options to purchase each of the sites during and at the end of the initial five year term and has a right of first refusal to purchase the assets in the event of sale of the assets to third parties during such term, all as determined in the lease agreements.

The Purchase Agreement includes the Empire Sellers’ undertaking to indemnify GPM for certain breaches of representations and warranties made by the Empire Sellers as specified in the Purchase Agreement, subject to certain time and amounts limitations as determined in the Purchase Agreement.

$350 million of the Closing Consideration was paid by use of the Capital One Line of Credit (as defined in Note 12 below). In addition, on the Closing Date, in accordance with the Ares Credit Agreement as described in Note 12 below, the Delayed Term Loan A in an amount of $63 million was provided to GPM, and was used for the payment of the balance of the Closing Consideration and is to be used by GPM to finance working capital, other payments related to the Empire Acquisition, including payments on account of the Additional Consideration and the Contingent Consideration, at GPM’s discretion.

The details of the business combination were as follows:

Amount
(in thousands)
Fair value of consideration transferred:
Cash	$13,842
GPMP Capital One Line of Credit	350,000
Liability resulting from Additional Consideration	17,560
Liability resulting from Contingent Consideration	7,205

Total consideration	$388,607

Assets acquired and liabilities assumed at the date of acquisition:
Cash and cash equivalents	$174
Inventory	12,552
Other current assets	6,491

Current assets	19,217
Property and equipment, net	125,630
Wholesale fuel supply contracts	194,000
Option to acquire ownership rights	11,285
Right-of-use assets under operating leases	210,352
Right-of-use assets under financing leases	15,120
Environmental receivables	451
Deferred tax asset	8,385
Other non-current assets	750

Non-current assets	565,973
Other current liabilities	(2,558)
Operating leases, current portion	(9,737)
Financing leases, current portion	(192)

Current liabilities	(12,487)
Other non-current liabilities	(1,834)
Environmental liabilities	(1,151)
Asset retirement obligations	(15,168)
Operating leases	(192,763)
Financing leases	(13,165)

Non-current liabilities	(224,081)
Total identifiable net assets	348,622

Goodwill	$39,985

Consideration paid in cash	$363,842
Less: cash and cash equivalent balances acquired	(174)

Net cash outflow on acquisition date	$363,668

The Company included identifiable tangible assets and identifiable liabilities at their fair value based on the information available to the Company’s management on the Closing Date, including, among other things, an evaluation performed by external consultants for this purpose. Specifically, the valuation of the wholesale fuel supply contracts was performed by an external consultant using a combination of the income approach with a weighted average discount rate of 13% and the market approach with a multiple of 4.0x EBITDA. The weighted average useful life of the wholesale fuel supply contracts on the date of acquisition was 12 years. The option to acquire ownership rights was valued using a Black-Scholes model and is not being amortized.

The initial accounting treatment of the Empire Acquisition reflected in these consolidated financial statements is provisional as the Company has not yet finalized the initial accounting treatment of the business combination, and in this regard, has not finalized the valuation of the fair value of the business acquisition consideration, some of the assets and liabilities acquired and the goodwill resulting from the acquisition, mainly due to the period of time between the acquisition date and the date of the consolidated financial statements. Therefore, some of the fair value information is still provisional and changes may occur that will affect the information as included in the consolidated financial statements.

As a result of the business acquisition, the Company recorded goodwill of approximately $40.0 million, all of which was allocated to the GPMP segment and attributable to the opportunities to expand into new geographic locations and add a significant amount of volume to the GPMP segment. None of the goodwill recognized is tax deductible for US income tax purposes.

Acquisition-related costs amounting to approximately $4.2 million and $1.5 million have been excluded from the consideration transferred and have been recognized as an expense within the other expenses (income), net line in the consolidated statements of operations for the years ended December 31, 2020 and 2019, respectively. No acquisition-related costs were recognized for the year ended December 31, 2018.

Results of operations for the acquisition were reflected in the consolidated statement of operations for the year ended December 31, 2020 for the period subsequent to the Closing Date. For the period from the Closing Date through December 31, 2020, the Company recognized $377.8 million in revenues and $7.7 million in net loss related to the Empire Acquisition.

Impact of Acquisitions (unaudited)

The following summary of the results of operations of the Company is presented using the assumption that the Empire Acquisition had been effective January 1, 2019. These pro forma results of the Company have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would have resulted had the acquisition occurred as of January 1, 2019, nor is it indicative of future operating results.

	For the year ended December 31,
	2020	2019
	(unaudited) (in thousands)
Total revenue	$5,114,694	$6,472,820
Net income (loss)	39,265	(60,050)

Riiser Acquisition

On December 3, 2019, GPM purchased 64 company-operated sites (the “Purchased Sites” and the “Acquired Activity”) located in Wisconsin (the “Riiser Acquisition”) from a third party (the “Riiser Seller”).

At the closing, GPM purchased and assumed, among other things, agreements with suppliers (other than fuel suppliers), lease agreements relating to all the Purchased Sites, equipment at the Purchased Sites, franchises and licenses for use of trade names, inventory and goodwill with regard to the Acquired Activity. In addition, at the closing, the Riiser Seller contributed to GPMP all of the Riiser Seller’s rights to existing fuel supply contracts with fuel suppliers and the right to supply fuel to the Purchased Sites.

The majority of the Purchased Sites are leased from third parties. The annual rent for the Purchased Sites is approximately $7.6 million, to be increased during the terms of the leases as customary.

The cash consideration paid at closing was approximately $27.8 million, as detailed below:

•	An amount of $13.2 million was paid by GPM, out of which $6.8 million was paid for cash and inventory at the Purchased Sites on the closing date and other adjustments. This was financed with the GPM PNC Line of Credit (as described in Note 12 below). In accordance with the purchase agreement, since the store level EBITDA of the Acquired Activity (as defined by the parties) for 2020 was less than the amount specified in the purchase agreement, the Riiser Seller owes the Company $3.4 million as of December 31, 2020.

•	An amount of approximately $14.6 million was funded by GPMP by use of the Capital One Line of Credit (as described in Note 12 below).

In addition, approximately $15.1 million was paid to the Riiser Seller by way of issuing limited partnership units of GPMP as described above.

The purchase agreement includes the Riiser Seller’s undertaking with regard to indemnification subject to certain time and amount limitations as determined in the purchase agreement.

The details of the business combination were as follows:

Amount
(in thousands)
Fair value of consideration transferred:
Cash	$13,186
Non-controlling interest in GPMP	13,893
GPMP Capital One Line of Credit	14,600
Payable to Riiser Seller	320
Less: asset resulting from contingent consideration	(2,088)

Total consideration	$39,911

Assets acquired and liabilities assumed at the date of acquisition:
Cash and cash equivalents	$489
Inventory	6,973
Other current assets	235

Current assets	7,697
Property and equipment, net	15,345
Trade name	1,000
Right-of-use assets under operating leases	75,171
Other non-current assets	699
Deferred tax assets	3,324

Non-current assets	95,539
Other current liabilities	(1,395)

Current liabilities	(1,395)
Other non-current liabilities	(14)
Environmental liabilities	(153)
Asset retirement obligations	(4,226)
Operating leases	(87,458)

Non-current liabilities	(91,851)
Total identifiable net assets	9,990

Goodwill	$29,921

Consideration paid in cash	$27,786
Less: cash and cash equivalent balances acquired	(489)

Net cash outflow on acquisition date	$27,297

The Company included identifiable tangible assets and identifiable liabilities at their fair value based on the information available to the Company’s management on the acquisition closing date, including, among other things, an evaluation performed by external consultants for this purpose. The useful life of the trade name on the date of acquisition was five years.

As a result of the business acquisition, the Company recorded goodwill of approximately $29.9 million, all of which was allocated to the GPMP segment and attributable to the opportunities to expand into new geographic locations and add a significant amount of volume to the GPMP segment. None of the goodwill recognized is tax deductible for US income tax purposes.

Acquisition-related costs amounting to approximately $0.5 million and $0.9 million have been excluded from the consideration transferred and have been recognized as an expense within the other expenses (income), net line in the consolidated statements of operations for the years ended December 31, 2020 and 2019, respectively. No acquisition-related costs were recognized for the year ended December 31, 2018.

Results of operations for the acquisition were reflected in the consolidated statement of operations for the year ended December 31, 2019 for the period subsequent to the closing date. For the period from the closing date through December 31, 2019, the Company recognized $15.2 million in revenues and an immaterial amount in net income (loss) related to the Riiser Acquisition.

Additional 2019 Acquisitions

Town Star Acquisition – On April 2, 2019, GPM purchased from a third party 18 company-operated convenience stores and gas stations located in Florida, which were leased from third parties (the “Town Star Acquisition”). The consideration paid on account of the Town Star Acquisition (including transition service agreement costs of $1.2 million) was approximately $4.1 million and was primarily financed with the GPMP Capital One Line of Credit (as described in Note 12). At the closing, GPMP purchased the right to supply fuel to the acquired sites in exchange for GPM amending its fuel supply agreement with GPMP for 10 years with respect to such acquired sites. The seller was in a Chapter 11 bankruptcy proceeding.

Cash and Sons Acquisition – On October 16, 2019, GPM purchased from a third party five company-operated convenience stores and gas stations located in Arkansas (the “Cash and Sons Acquisition”). The consideration paid at closing was approximately $3.0 million plus $0.5 million primarily for the value of cash and inventory in the stores on the closing date. As part of the purchase agreement, GPM leases the stores under a master lease from the seller for 15 years, with six additional five year options. The master lease contains purchase options granting GPM the right to purchase the sites.

The details of these two additional business acquisitions were as follows:

Amount
(in thousands)
Fair value of consideration transferred:
Cash	$867
GPMP Capital One Line of Credit	5,500

Total consideration	$6,367

Assets acquired and liabilities assumed at the dates of acquisition:
Cash and cash equivalents	$77
Inventory	1,623
Other current assets	98

Current assets	1,798
Environmental receivables	18
Property and equipment, net	3,910
Right-of-use assets under operating leases	20,189
Options to acquire ownership rights	1,315
Other non-current assets	20

Non-current assets	25,452
Other current liabilities	(215)

Current liabilities	(215)
Environmental liabilities	(431)
Asset retirement obligations	(768)
Operating leases	(19,291)
Deferred tax liabilities	(29)
Other non-current liabilities	(8)

Non-current liabilities	(20,527)
Total identifiable net assets	6,508

Bargain gain recorded on the Town Star Acquisition	(406)
Goodwill recorded on the Cash and Sons Acquisition	$265

Consideration paid in cash	$6,367
Less: cash and cash equivalent balances acquired	(77)

Net cash outflow on acquisition dates	$6,290

The Company included identifiable tangible assets and identifiable liabilities at their fair value based on the information available to the Company’s management on the acquisition closing date, including, among other things, an evaluation performed by external consultants for this purpose. The useful life of the options to acquire ownership rights on the date of acquisition was approximately 10 years.

The Town Star Acquisition resulted in a gain on bargain purchase of approximately $0.4 million which represented the difference between the fair value of the assets acquired and liabilities recognized of approximately $3.3 million and the total fair value of the consideration transferred of approximately $2.9 million, and was primarily the result of the seller being in bankruptcy. The Company recognized this gain within the other expenses (income), net line item in the consolidated statements of operations.

As a result of the Cash and Sons Acquisition, the Company recorded goodwill of approximately $0.3 million. The goodwill was fully allocated to the GPMP segment and attributable to the opportunities to expand within existing geographic locations and add volume to the GPMP segment. None of the goodwill recognized is tax deductible for US income tax purposes.

Acquisition-related costs amounting to $2.0 million (which include a transition service agreement with the Town Star seller) have been excluded from the consideration transferred and have been recognized as an expense within other expenses (income), net line in the consolidated statements of operations for the year ended December 31, 2019. No acquisition-related costs were recognized for the years ended December 31, 2020 and 2018.

Results of operations for the acquisition were reflected in the consolidated statement of operations for the year ended December 31, 2019 for the period subsequent to the closing date. For the period from the closing dates through December 31, 2019, the Company recognized $46.1 million in revenues and $0.7 million in net loss related to these acquisitions.

E-Z Mart Acquisition

On December 21, 2017, GPM, together with a fully owned subsidiary, entered into a purchase agreement with unrelated third-parties (the “E-Z Sellers”) for the acquisition of retail activity that included 267 self-operated convenience stores and gas stations, wholesale activity that included fuel distribution to six sites and additional assets, in four states in the southern part of the US (the “E-Z Mart Acquisition”). The closing occurred on April 17, 2018.

At the closing, the E-Z Sellers: (i) sold to GPM the fee simple ownership in 48 sites, together with the fee simple ownership in two assets that are used for offices and maintenance and in seven land parcels; (ii) assigned to GPM the leases of 33 sites; (iii) leased to GPM 114 sites that remain owned by the E-Z Sellers, at terms specified below; (iv) sold to GPM the rights under the contracts with third-party fuel suppliers relating to the 273 sites and all of the rights to supply fuel to the sites (the “Fuel Distribution Rights”) and (v) sold to GPM and assigned to it the E-Z Sellers’ agreements with suppliers, equipment, inventory, intangible assets and other rights with regard to the 273 sites (all sites and assets described above, including purchased and assigned agreements, collectively, the “Acquired Operations”).

The total consideration paid to the E-Z Sellers was approximately $62.1 million (including post-closing adjustments of $2.3 million that were recorded at the closing date as a payable to E-Z Sellers primarily related to adjustments for cash and inventory and subsequently paid in June 2018), out of which approximately $26.5 million was for cash and inventory at the sites and other adjustments. A total of $35.0 million of the consideration was financed through a related-party loan from Arko Holdings, approximately $16.2 million was financed from the net proceeds of a sale-leaseback transaction of property unrelated to the acquisition completed in December 2017 and the balance primarily from the GPM PNC Line of Credit.

The lease from the E-Z Sellers is for a term of 15 years, which can be extended for up to six additional five year terms, in consideration for an initial annual base rent payment of approximately $10.2 million, with increases during the term of the lease as set forth in the lease agreement. In addition to the rent, the E-Z Sellers are entitled to an additional amount for the E-Z Sellers to provide certain services for the benefit of the sites and payment of real property tax and insurance costs.

According to the lease terms, GPM was granted the option to purchase (which cannot be partially exercised without the E-Z Sellers’ permission) the fee simple ownership in 92 of the sites leased from the E-Z Sellers (the “option to acquire ownership rights”) for a purchase price of approximately $114 million as of December 31, 2020. The option can be exercised within the first three years from the closing or within 60 days of the expiration of the fifth year from the closing. To the extent the option is exercised and the closing of the purchase of the sites occurs prior to the expiration of the third year from the closing, the E-Z Sellers shall receive rent for a minimum period of three years from the closing of the E-Z Mart Acquisition in addition to the exercise price. In addition, during the lease term, GPM was granted a right of first refusal for the purchase of these sites if the E-Z Sellers wish to sell them to any third party.

Regarding up to five additional sites, the E-Z Sellers were granted the right to require GPM to purchase those sites. In November 2019, GPM purchased four out of the five sites. The E-Z Sellers’ right with regard to the fifth site expired. Concurrently, an unrelated real estate investment trust acquired the fee simple ownership rights in the above four sites plus four other owned sites (collectively, the “Sold Sites”), and simultaneously with such closing, those sites were leased back to GPM. According to the agreement with the real estate investment trust, the purchase price for the Sold Sites was approximately $16.0 million. The lease of the Sold Sites is for a term of 20 years, which can be extended for up to four additional five year terms, in consideration for an initial annual base rent payment of approximately $1.2 million. The lease of the Sold Sites was classified as an operating lease in the consolidated financial statements. As a result of this transaction, the Company recorded a $6.0 million gain in other expenses (income), net in the consolidated statements of operations for the year ended December 31, 2019.

Regarding seven additional sites, GPM has options to purchase each of those sites for a per site purchase price determined in the lease agreement (a total of approximately $11.0 million for all seven sites). The option to purchase each of the seven sites can be exercised at the same periods as the option to acquire ownership rights.

At the closing, two US real estate funds purchased directly from the E-Z Sellers the fee simple ownership in 78 of the Purchased Sites for consideration of approximately $135 million and leased those sites as financing leases to GPM for terms of 15 and 20 years, including five year extension options each so the lease term under the options is 20 years. The initial annual base rent payments were approximately $9.8 million.

The purchase agreement included provisions according to which up to 10 additional sites may be built by the E-Z Sellers on land parcels currently owned by the E-Z Sellers and leased to GPM (the “options to develop stores”).

On the closing date, GPM contributed the Fuel Distribution Rights to GPMP in exchange for units of GPMP.

The details of the business combination were as follows:

Amount
(in thousands)
Fair value of consideration transferred:
Cash	$52,244
PNC Line of Credit	9,891

Total consideration	$62,135

Assets acquired and liabilities assumed at the date of acquisition:
Cash and cash equivalents	$1,112
Inventory	22,532
Other current assets	3,855

Current assets	27,499
Property and equipment, net	169,596
Option to acquire ownership rights	8,613
Options to develop stores	1,734
Trade name	9,185
Fair value of favorable leases	8,366
Environmental receivables	239

Non-current assets	197,733
Other current liabilities	(893)

Current liabilities	(893)
Other non-current liabilities	(105)
Environmental liabilities	(567)
Asset retirement obligations	(7,436)
Fair value of unfavorable leases	(19,131)
Deferred tax liability	(5,039)
Capital leases	(105,900)

Non-current liabilities	(138,178)
Total identifiable net assets	86,161

Bargain gain	$(24,026)

Consideration paid in cash	$62,135
Less: cash and cash equivalent balances acquired	(1,112)

Net cash outflow on acquisition date	$61,023

The Company included identifiable tangible assets and identifiable liabilities at their fair value based on the information available to the Company’s management on the acquisition closing date, including, among other things, an evaluation performed by external consultants for this purpose. The useful life of the options to acquire ownership rights, the options to develop stores and the trade name on the date of acquisition was approximately five years each.

The E-Z Mart Acquisition resulted in a gain on bargain purchase of approximately $24.0 million which represented the difference between the fair value of the assets acquired and liabilities recognized of approximately $86.2 million and the total fair value of the consideration transferred of approximately $62.1 million. The Company recognized this gain and recorded it within the other expenses (income), net line item in the consolidated statements of operations.

The Company believes there were several advantages to the E-Z Sellers embedded in the transaction which made the E-Z Sellers prefer the transaction with GPM according to the agreed upon terms. These advantages included, per the Company’s belief, primarily: (1) the preference for the sale of all the Purchased Sites to a buyer who would continue to operate and manage all the Purchased Sites under the E-Z Sellers’ brand (E-Z Mart), in view of the fact that E-Z Mart was a private, family-owned company that was established by the father of the owner of the E-Z Sellers and managed by the E-Z Sellers for 30 years; (2) the relatively high degree of certainty that the transaction would indeed be consummated, among other things, in light of the absence of a financing arrangement as a condition precedent to the transaction; (3) GPM’s proven track record of completing acquisitions of this scale in a timely and efficient manner in the past; (4) the lower likelihood of not requiring a second-round antitrust review or divestitures that might have been required in case of a sale to other convenience stores chains operating in the areas in which E-Z Mart operates; (5) the advantage in obtaining consents from E-Z Mart’s fuel suppliers for the sale to the GPM versus a sale to other convenience store chains that do not work with those fuel suppliers or that operate only unbranded gas stations; (6) economic advantages (including tax advantages) arising from the agreement with GPM, especially derived from the fact that the E-Z Sellers retained the real estate ownership in more than 100 sites and leased them under a long-term lease to GPM in consideration for rent, instead of an immediate sale of those sites; and (7) economic advantages (including tax advantages) for the E-Z Sellers embodied in the future development of approximately 10 additional sites and their lease to GPM instead of an immediate sale of those sites.

Acquisition-related costs amounting to approximately $6.4 million have been excluded from the consideration transferred and have been recognized as an expense within the other expenses (income), net line in the consolidated statements of operations for the year ended December 31, 2018. No acquisition-related costs were recognized for the years ended December 31, 2020 and 2019.

Results of operations for the acquisition were reflected in the consolidated statement of operations for the year ended December 31, 2018 for the period subsequent to the closing date. For the period from the closing date through December 31, 2018, the Company recognized $640.0 million in revenues and $6.8 million in net income related to the E-Z Mart Acquisition.

Additional 2018 Acquisitions

1-Stop Acquisition: On June 13, 2018, 11 convenience stores and gas stations located in Michigan were acquired (the “1-Stop Acquisition”). The consideration paid at closing was approximately $3.5 million plus $0.9 million primarily for the value of cash and inventory in the stores on the closing date less other adjustments. At the closing, GPMP purchased the right to supply fuel to the acquired sites in exchange for GPM amending its fuel supply agreement with GPMP for 10 years with respect to such acquired sites. As part of the purchase agreement, GPM leases the stores from the former owner.

Crenco Acquisition: On March 7, 2018, five convenience stores and gas stations located in the South Carolina, were acquired (the “Crenco Acquisition”). The consideration paid was approximately $5.3 million plus approximately $0.7 million for cash and inventory in the stores on the closing date. At the closing, GPMP purchased the right to supply fuel to the acquired sites in exchange for GPM amending its fuel supply agreement with GPMP for 10 years with respect to such acquired sites. At the closing, GPM purchased three of the properties and leased the other two stores from the former owner. The leases each contain a purchase option granting GPM the right to purchase the sites.

The details of these two additional 2018 business acquisitions were as follows:

Amount
(in thousands)
Fair value of consideration transferred:
Cash	$1,194
GPMP KeyBank Revolving Credit Facility	8,300
PNC Line of Credit	935

Total consideration	$10,429

Assets acquired and liabilities assumed at the dates of acquisition:
Cash and cash equivalents	$79
Inventory	1,630
Other current assets	94

Current assets	1,803
Environmental receivables	22
Property and equipment, net	5,240
Option to acquire ownership rights	1,397
Deferred tax asset	456

Non-current assets	7,115
Other current liabilities	(174)

Current liabilities	(174)
Environmental liabilities	(42)
Asset retirement obligations	(449)

Non-current liabilities	(491)
Total identifiable net assets	8,253

Goodwill	$2,176

Consideration paid in cash	10,429
Less: cash and cash equivalent balances acquired	(79)

Net cash outflow on acquisition dates	$10,350

The Company included identifiable tangible assets and identifiable liabilities at their fair value based on the information available to the Company’s management on the acquisition closing dates, including, among other things, an evaluation performed by external consultants for this purpose. The useful life of the options to acquire ownership rights on the date of acquisition was approximately six years.

As a result of the business acquisitions, the Company recorded goodwill of approximately $2.2 million. The goodwill was fully allocated to the GPMP segment and attributable to the opportunities to expand within existing geographic locations and add a significant amount of volume to the GPMP segment. None of the goodwill recognized is tax deductible for US income tax purposes.

Acquisition-related costs amounting to $0.4 million have been excluded from the consideration transferred and have been recognized as an expense within other expenses (income), net line in the consolidated statements of operations for the year ended December 31, 2018. No acquisition-related costs were recognized for the years ended December 31, 2020 and 2019.

Results of operations for the acquisition were reflected in the consolidated statement of operations for the year ended December 31, 2018 for the period subsequent to the closing dates. For the period from the closing date through December 31, 2018, the Company recognized $67.0 million in revenues and $1.1 million in net income related to these acquisitions.

5. Trade Receivables

Trade receivables consisted of the following:

	As of December 31,
	2020	2019
	(in thousands)
Credit card receivables	$23,593	$19,895
Dealer and customer credit accounts receivables, net	23,347	3,295

Total trade receivables, net	$46,940	$23,190

An allowance for credit losses is provided based on management’s evaluation of outstanding accounts receivable. The Company had reserved $569 thousand and $384 thousand for uncollectible dealer and customer credit accounts receivables as of December 31, 2020 and 2019, respectively.

6. Inventory

Inventory consisted of the following:

	As of December 31,
	2020	2019
	(in thousands)
Fuel inventory	$38,125	$41,508
Merchandise inventory	118,285	109,170
Lottery inventory	7,276	7,074

Total inventory	$163,686	$157,752

Merchandise inventory consisted primarily of cigarettes, other tobacco products, beer, wine, non-alcoholic drinks, candy, snacks, dairy products, prepackaged food and other grocery items.

7. Other Current Assets

Other current assets consisted of the following:

	As of December 31,
	2020	2019
	(in thousands)
Vendor receivables	$42,210	$32,538
Asset resulting from contingent consideration	3,375	2,088
Prepaid expenses	11,152	6,587
Environmental receivables	1,238	998
Income tax receivable	803	2,086
Due from related parties	1,673	1,033
Other current assets	26,904	13,039

Total other current assets	$87,355	$58,369

8. Property and Equipment

Property and equipment consisted of the following:

	As of December 31,
	2020	2019
	(in thousands)
Land	$92,283	$62,995
Buildings and leasehold improvements	183,075	143,277
Equipment	441,084	343,823
Accumulated depreciation	(224,929)	(182,944)

Total property and equipment, net	$491,513	$367,151

Depreciation expense, including property and equipment under capital leases in 2018, was $49.5 million, $40.4 million and $45.8 million for the years ended December 31, 2020, 2019 and 2018, respectively.

9. Goodwill and Intangible Assets

Goodwill

The Company reports revenue and operating results for three operating segments: retail, wholesale and GPMP (see Note 22 for a description of these operating segments). The following summarizes the activity in goodwill, by segment:

	Retail	GPMP	Total
	(in thousands)
Beginning balance, January 1, 2019	$14,861	$88,905	$103,766
Goodwill attributable to acquisitions during the year	—	30,186	30,186

Ending balance, December 31, 2019	$14,861	$119,091	$133,952
Goodwill attributable to acquisitions during the year	—	39,985	39,985

Ending balance, December 31, 2020	$14,861	$159,076	$173,937

Intangible Assets

Intangible assets consisted of the following:

	As of December 31,
	2020	2019
	(in thousands)
Wholesale fuel supply agreements	$198,069	$4,069
Trade names	32,494	32,494
Options to acquire ownership rights and develop stores	25,319	14,034
Other intangibles	18,105	18,055
Accumulated amortization — Wholesale fuel supply agreements	(7,566)	(3,336)
Accumulated amortization — Trade names	(26,127)	(22,203)
Accumulated amortization — Options to acquire ownership rights and develop stores	(6,376)	(3,994)
Accumulated amortization — Other intangibles	(15,786)	(14,148)

	$218,132	$24,971

Franchise rights of $0.3 million and $0.3 million as of December 31, 2020 and 2019, respectively, were not currently being amortized. Options to acquire ownership rights of $11.3 million as of December 31, 2020 were not being amortized.

As of December 31, 2020, the weighted average remaining amortization period for wholesale fuel supply agreements, trade names, options to acquire ownership rights and develop stores, and franchise rights are approximately 12 years, two years, two years and 16` years, respectively. Amortization expense related to definite lived intangible assets was $12.2 million, $9.0 million and $8.0 million for the years ended December 31, 2020, 2019 and 2018, respectively.

Estimated amortization expense for each of the next five years and thereafter is expected to be as follows:

Future Amortization Expense	Amount
(in thousands)
2021	$23,607
2022	20,885
2023	18,069
2024	16,745
2025	16,483
Thereafter	110,738

$206,527

10. Other Current Liabilities

The components of other current liabilities were as follows:

	As of December 31,
	2020	2019
	(in thousands)
Accrued employee costs	$28,404	$6,714
Fuel and other taxes	29,817	21,034
Accrued insurance liabilities	8,139	7,477
Accrued expenses	36,629	15,974
Environmental liabilities	3,714	3,317
Deferred vendor income	11,328	9,294
Accrued income taxes payable	3,521	730
Liabilities resulting from Additional and Contingent Consideration	9,569	—
Other accrued liabilities	2,516	2,979

Total other current liabilities	$133,637	$67,519

11. Other Non-current Liabilities

The components of other non-current liabilities were as follows:

	As of December 31,
	2020	2019
	(in thousands)
Environmental liabilities	$9,798	$11,777
Deferred vendor income	22,806	22,049
Liabilities resulting from Additional and Contingent Consideration	15,546	—
Ares Put Option	9,831	—
Other non-current liabilities	12,185	2,555

Total other non-current liabilities	$70,166	$36,381

12. Debt

The components of debt were as follows:

	As of December 31,
	2020	2019
	(in thousands)
Bonds (Series C)	$76,582	$84,531
Bonds (Series H)	—	277
Related-party loan	—	11,718
PNC lines of credit	—	82,824
PNC term loans	32,354	72,069
M&T debt	27,898	25,142
Ares term loan	215,433	—
Insurance premium notes	3,488	714
Capital One line of credit	394,035	43,360
Less current portion	(40,988)	(101,955)

Total long-term debt, net	$708,802	$218,680

Bonds

Bonds (Series C)

On June 26, 2016, Arko Holdings issued NIS 138,337,000 (approximately $35.6 million) par value of bonds (Series C), bearing a fixed annual interest rate of 4.85% not linked (principal and interest) to any index (the “Bonds (Series C)”). The immediate proceeds of the offering amounted to approximately $35.6 million (approximately $35.0 million net of issuance costs). On February 23, 2017 (through a private placement) and on February 18, 2018 (through a public placement), Arko Holdings raised an additional NIS 35 million and NIS 200 million par value of Bonds (Series C) for a total gross consideration of approximately $9.8 million and $59.9 million, respectively.

The principal of Bonds (Series C) is payable in eight unequal annual installments on June 30 of each year from 2017 through 2024.

The interest on the Bonds (Series C) is paid in equal semi-annual installments at a rate of 2.425% on June 30 and December 31 of each year from 2017 through 2023 and on June 30, 2024. As of December 31, 2020, the par value of Bonds (Series C) was NIS 243,234,808, and the effective interest rate was approximately 4.40%.

For details regarding intercompany loans provided by Arko Holdings to GPM from the proceeds of the Bonds (Series C) offerings and their full repayment on February 28, 2020, see Note 19 below.

On March 8, 2021, Arko Holdings delivered a notice of optional full redemption (the “Redemption”) of the Bonds (Series C). The notice provides that the Redemption will occur on March 30, 2021 in accordance with the optional redemption provisions of the deed of trust governing the Bonds (Series C) (“Deed of Trust”). Arko Holdings will redeem the Bonds (Series C) at a redemption price equal to approximately NIS 1.084 for every NIS 1 par value (approximately $0.325 as of March 8, 2021 per NIS 1 par value) of Bonds (Series C) outstanding (including additional interest for the early redemption and accrued and unpaid interest thereon to the redemption date for the Bonds (Series C)). The total amount paid to holders of the Bonds (Series C) will be approximately NIS 264 million (approximately $79 million as of March 8, 2021).

Collateral — To secure the Bonds (Series C), Arko Holdings has registered in favor of the trustee for the Bonds (Series C) holders: (i) a first-degree fixed pledge on 33.8% of the issued and outstanding share capital of A.C.S Stores Ltd. (“ACL”), a wholly owned and controlled subsidiary of Arko Holdings which wholly owns and controls ACS; and (ii) a fixed and current first degree pledge on Arko Holdings’ bank account in which reserve amounts in respect of the principal and interest are deposited (“Reserved Principal and Interest Account”). Under the Deed of Trust, Arko Holdings undertook to deposit in the Reserved Principal and Interest Account an amount equal to the semi-annual interest payment for the subsequent semi-annual period and any amount received by it from ACS, ACL or GPM, up to an amount equal to half of the next principal payment. As of December 31, 2020, a total of approximately $2.8 million is deposited in the Reserved Principal and Interest Account.

Restrictions and Limitations under the Deed of Trust — The Deed of Trust includes certain restrictions and limitations on Arko Holdings, including with regard to dividend distributions and assumption of financial obligations by ACL and ACS. The Deed of Trust also requires full early redemption in certain events, including if Arko Holdings ceases to indirectly control GPM.

Buyback Plan — On March 29, 2020, Arko Holdings adopted a buyback plan for the acquisition of Bonds (Series C), in an amount of up to $13.9 million, effective until March 31, 2021, at a price to be determined at the discretion of management. In April 2020, Arko Holdings purchased approximately NIS 7.2 million par value Bonds (Series C) in consideration for approximately $2.0 million (NIS 7.2 million).

Bonds (Series H)

In 2014 and 2015, Arko Holdings issued approximately NIS 180.4 million par value of bonds (Series H), convertible to Arko Holdings’ shares (the “Bonds (Series H)”). In the year ended December 31, 2020, the entire outstanding balance of Bonds (Series H) was fully redeemed following a voluntary redemption of NIS 309,204 par value of Bonds (Series H) and an early redemption (in accordance with an approval from the district court) of NIS 142,477 par value of Bonds (Series H).

Financing Agreements

Type of financing	Amount of financing	Financing payment terms	Interest rate (1)	Interest rate as of December 31, 2020	Amount financed as of December 31, 2020 (in thousands)	Balance as of December 31, 2020 (net of deferred financing costs) (in thousands)
GPM Investments, LLC
Ares Term Loan	$225 million	The principal of the loan will be repaid in four equal quarterly installments in a total amount of 1% per annum with the remaining balance due on the maturity date of February 28, 2027. Beginning February 28, 2021, GPM has the right to repayment without prepayment penalty.	ABR plus 3.75% (2) LIBOR (not less than 1.5%) plus 4.75% (3) Unused fee — 1.0%	7.00% 6.25%	No borrowings under ABR 223,785 with fixed LIBOR for 30 days	215,433

PNC Line of Credit	Up to $140 million (prior to October 6, 2020, $110 million)	Maturity date of December 22, 2022 Beginning December 21, 2020, GPM has the right to repayment without prepayment penalty.	LIBOR plus 1.75% (4) ABR plus 0.5% (5) (6) Unused fee — 0.375%	1.40% based on a 1.25% margin 3.25%	None 112,858 unused based on borrowing base	—

M&T Term Loan	$26 million	The principal is paid in equal monthly installments of approximately $207 thousand (principal and interest) with the remaining balance of $19.8 million due on the maturity date of December 10, 2021. The M&T Term Loan can be prepaid at anytime subject to a fee calculated as approximately 1% of the principal amount of the loan.	Fixed rate	5.06%	20,685	20,588

Other M&T Term Loans	$8.1 million	The principal is being paid in equal monthly installments including interest of approximately $114 thousand with the remaining balance due on the maturity dates ranging from December 2021 through August 2024. The other M&T Term Loans can be prepaid at anytime subject to a fee calculated as a percentage of the principal amount of the loan, with such percentage decreasing over the term of the loan from 5% to 1%.	Fixed rate	3.06% to 5.26%	7,343	7,310

Type of financing	Amount of financing	Financing payment terms	Interest rate (1)	Interest rate as of December 31, 2020	Amount financed as of December 31, 2020 (in thousands)	Balance as of December 31, 2020 (net of deferred financing costs) (in thousands)
GPMP
GPMP PNC Term Loan (7)	$32.4 million	The principal of the loan will be repaid in full in one payment on the maturity date of December 22, 2022, and the interest is paid on a monthly basis. GPMP will repay the GPMP PNC Term Loan when the obligations owed under the PNC Credit Line Agreement are repaid in full. See below.	LIBOR plus 0.50% Base rate (5)	0.65% 3.25%	32,400 with fixed LIBOR rate for 30 days 16 under base rate	32,354

GPMP Capital One Line of Credit	Up to $500 million (prior to October 6, 2020 — $300 million)	The full amount of the principal is due on the maturity date of July 15, 2024.	LIBOR plus 2.25% to 3.25% Base rate (8) plus 1.25% to 2.25% Unused fee ranges from 0.3% to 0.50% The margin will be determined according to a formula in the financing agreement that depends on the leverage level of GPMP.	3.40% 5.50%	398,300 No borrowings under the Base rate 101,000 unused	394,035

Total						669,720

(1)	The LIBOR can be fixed for 30, 60 or 90 day periods per the discretion of management and in accordance with the mechanisms set in the financing agreements.
(2)

The Alternate Base Rate (“ABR”) is equal to the greatest of: (i) the prime rate, (ii) the federal funds rate plus 0.5% and (iii) the one-month LIBOR plus 1.00% (not less than 1.5%), all as defined in the agreement. Beginning February 28, 2021, if the leverage ratio will be lower than 4.00 to 1, the margin will be reduced to 3.625%. The interest is being paid in quarterly installments under ABR loans.

(3)

Beginning February 28, 2021, if the leverage ratio is lower than 4.00 to 1, the margin will be reduced to 4.625%. The interest is being paid for LIBOR loans at the end of each LIBOR period but at least every three months.

(4)

Beginning in April 2020, every quarter the LIBOR margin rate is updated based on the quarterly average undrawn availability of the PNC Line of Credit, so that in the event of quarterly average undrawn availability of greater than or equal to 50%, the margin is reduced to 1.25%; in the event of quarterly average undrawn availability less than 50% and greater than or equal to 25%, the margin is reduced to 1.5%; and in the event of quarterly average undrawn availability less than 25%, the margin is 1.75%. For the second quarter ended June 30, 2020, the third quarter ended September 30, 2020 and the fourth quarter ended December 31, 2020, the LIBOR margin rate was 1.75%, 1.25% and 1.25%, respectively. Interest is paid at the end of each LIBOR period.

(5)	ABR is equal to the greatest of (i) PNC’s base rate (prime rate), (ii) the overnight bank funding rate plus 0.5% or (iii) the daily LIBOR plus 1.0%. Interest is paid in monthly installments.
(6)	Beginning in April 2020, the ABR margin rate is updated according to the quarterly average undrawn availability to 0%, 0.25% and 0.5%, based on the credit line usage percentages detailed in (4) above.
(7)	Until this loan is fully repaid, 98% of the outstanding principal amount of this loan is secured by restricted investments.
(8)	Base Rate is equal to the greatest of (i) the administrative agent’s (Capital One) prime rate, (ii) the one-month LIBOR plus 1.00% or (iii) the federal funds rate plus 0.50%.

Ares Credit Agreement

On February 28, 2020 (the “Ares Closing Date”), GPM entered into an agreement with Ares to provide financing in a total amount of up to $347 million (the “Ares Credit Agreement” and the “Ares Loan”). On May 27, 2020, an amendment to the Ares Credit Agreement was signed (the “May 2020 amendment”) pursuant to which the Ares Loan amount was reduced to a total of up to $225 million, as detailed below.

The following is a description of the key terms of the Ares Credit Agreement as amended by the May 2020 amendment.

A loan provided was comprised of the following:

•

Initial Term Loan — $162 million that was provided at the Ares Closing Date. The Initial Term Loan and the proceeds of the Class F Membership Units (as described in Note 3 above) were primarily used to repay the entire outstanding balance of GPM’s related-party loans in the total amount of approximately $118 million (out of which $110 million was paid to Arko Holdings), as well as to prepay the outstanding balance of the term loans from PNC for a total amount of $39.5 million.

•	Delayed Term Loan A — the Delayed Term Loan A in an amount of $63 million was provided to GPM on October 6, 2020 as described in Note 4 above.

All of the above bear the same terms as to payment terms, interest and liens.

The Ares Loan is secured by a pledge on substantially all of the assets of GPM and all of its fully owned subsidiaries which are guarantors (other than assets that cannot be pledged due to regulatory or contractual obligations and assets pledged to M&T) including all of such entities’ rights in their subsidiaries (other than GPMP and certain other subsidiaries).

All of the membership units in GPM have been pledged as collateral to Ares.

Such pledges are in first priority other than second priority pledges on those assets pledged in first priority to PNC and certain other permitted liens. To the extent that GPM has financing agreements or leasing agreements with other third parties as defined according to ASC 842, GPM has also granted liens in favor of these third parties, which liens have priority over the collateral given to Ares.

The Ares Credit Agreement includes limitations and covenants as follows:

•

The total indebtedness of GPM and its subsidiaries (including GPMP) with regard to existing and future indebtedness, including, among other things, that the revolving line of credit to fund working capital (not including GPMP) will not exceed $200 million, limitations on incurrence of additional debt by GPMP if its total leverage ratio exceeds 4.75 to 1, and additional limitations on existing and future indebtedness, including with regard to indebtedness secured by specific assets.

•

Distributions to the members of GPM other than from equity issuance are subject to, among other things, the existence of excess cash flows (as defined in the Ares Credit Agreement) not required to be applied to prepay loans (or any portion thereof) and to a leverage ratio after such distribution not to exceed 2.85 to 1.

•

Payments on account of the senior preferred membership units of GPM and holders of Class E common membership units of GPM are subject to (unless made from equity issuance proceeds) a leverage ratio not to exceed 2.35 to 1.

•	Additional customary limitations and provisions exist as to payments to related parties, new investments, sale of assets, payment of other indebtedness, liens and reporting requirements, among others.

Defaults of the Ares Credit Agreement include, among other things, the failure to pay principal and interest as required or non-compliance with financial covenants subject to a cure period in accordance with the Ares Credit Agreement. Upon the occurrence of an event of default in accordance with the Ares Credit Agreement, Ares has variety of remedies, which includes the immediate repayment of the Ares Loan according to the Ares Credit Agreement.

The Ares Credit Agreement includes events in which prepayments of the loan will be mandatory which include, among other things, excess cash flows according to mechanisms determined in the Ares Credit Agreement, net proceeds from sale of assets and net proceeds from additional indebtedness incurred as defined in the Ares Credit Agreement.

Financing Agreements with PNC Bank, National Association (“PNC”)

GPM PNC Facility

Beginning from November 2011, GPM and certain subsidiaries had a financing agreement with PNC (the “GPM PNC Facility”), which was amended from time to time, that provides term loans as well as a line of credit for purposes of financing working capital. On the Ares Closing Date, the outstanding balance of the PNC term loans were fully paid (other than the GPMP PNC Term Loan) and GPM, certain other of its fully owned subsidiaries and PNC have entered into an amendment, restatement and consolidation of the current financing agreements between the parties (the “PNC Credit Line Agreement”). As part of the amendment, definitions in the PNC Credit Line Agreement were changed to conform to the Ares Credit Agreement.

The PNC Credit Line Agreement consolidated GPM’s two separate lines of credit into one credit line in the amount of up to $110 million (the “PNC Line of Credit”). Simultaneously with the closing of the Empire Acquisition, in October 2020, the PNC Credit Line Agreement was amended to increase the PNC Line of Credit to up to $140 million.

The calculation of the availability under the PNC Credit Line Agreement is determined monthly subject to terms and limitations as set forth in the PNC Credit Line Agreement, taking into account the balances of receivables, inventory and letters of credit, among other things.

GPMP PNC Term Loan

GPMP has a term loan in the total amount of $32.4 million (the “GPMP PNC Term Loan”).

Intercreditor Agreements

Ares and PNC have entered into an intercreditor agreement that governs each of the rights in respect of the liens as set forth above and below and the manner of its exercise.

Restrictions and Limitations under the PNC Financing Agreements

The PNC Credit Line Agreement includes restrictions similar to those included in the Ares Credit Agreement as set forth above. In addition, the PNC Credit Line Agreement requires that payments to the holders of the Class F Membership Units of GPM be made subject to undrawn availability of at least 20% of the PNC Line of Credit and payments on account of the senior preferred membership units of GPM and the Class E common membership units of GPM are subject to a limit of $62 million and undrawn availability of at least 20% of the PNC Line of Credit.

The PNC Credit Line Agreement provides for customary representations, limitations and provisions including, among others, as to payments to related parties, new investments, sale of assets, payment of other indebtedness, liens and reporting requirements.

Defaults of the PNC Credit Line Agreement include, among other things, the failure to pay interest as required or non-compliance with restrictions and limitations under the GPM PNC Facility agreement subject to a cure period in accordance with the PNC Credit Line Agreement. Upon the occurrence of an event of default in accordance with the PNC Credit Line Agreement, PNC has variety of remedies, which includes the immediate repayment of the PNC Line of Credit and cancellation of the commitment to provide the remaining obligations for subsequent drawings according to the PNC Credit Line Agreement.

Collateral

PNC has a first priority lien on receivables, inventory and rights in bank accounts (other than assets that cannot be pledged due to regulatory or contractual obligations), and a second-degree lien on liens granted to Ares, including the liens on the membership interests in GPM.

The GPMP PNC Term Loan is secured by US Treasury or other investment grade securities equal to 98% of the outstanding principal amount of the GPMP PNC Term Loan. GPM executed a guaranty of collection of GPMP’s obligations under the GPMP PNC Term Loan, which guaranty is secured by GPM’s assets securing the PNC Facility.

Additional Information

In accordance with the Ares Credit Agreement and the PNC Credit Line Agreement, an event of default under the other agreement or the M&T Term Loans will also constitute an event of default of the other agreements. A default under the Capital One Credit Facility will also be a default under the Ares Credit Agreement and indirectly under the PNC Credit Line Agreement.

Although GPM and GPMP’s subsidiary are the only guarantors of the GPMP PNC Term Loan, to the extent GPM does not fulfill its guaranty obligations, such default would also trigger a default under the PNC Credit Line Agreement.

Financing Agreements with M&T Bank

On December 21, 2016, GPM entered into an agreement with M&T Bank (“M&T”) for a $26.0 million loan which primarily financed at that date the purchase of 34 stores that were leased by the GPM (the “M&T Term Loan”). In connection with the M&T Term Loan, GPM pledged the property of the 34 sites as collateral. Over the past several years, additional term loans were provided by M&T. The M&T Term Loan agreement contains similar restrictions as the PNC Credit Line Agreement as described above. Additional acquisitions, other than permitted acquisitions as defined under the M&T Term Loan are subject to the approval of M&T, but will not be required if the loan to value of the M&T Term Loan is 65% or lower (or is paid-down to 65% or lower), as long as PNC approved such additional acquisitions.

On May 7, 2020, an amendment was signed to conform the agreements and limitations that are included in the financing agreements with M&T with those in the PNC Credit Line Agreement.

Financing agreement with a syndicate of banks led by Capital One, National Association

On July 15, 2019, GPMP entered into a credit agreement for a revolving credit facility with a syndicate of banks led by Capital One, National Association (the “Capital One Credit Facility”), in an aggregate principal amount of up to $300 million (the “Capital One Line of Credit”).

On April 1, 2020, GPMP entered into an amendment whereby the Capital One Line of Credit was increased from $300 million to $500 million, in accordance with commitments in a total amount of $200 million (the “Increased Amount”) received from US banks, led by Capital One, which Increased Amount was committed by most of the banks in the current syndicate of the Capital One Line of Credit along with one additional bank.

The commitment to the Increased Amount was contingent upon the completion of the Empire Acquisition by December 31, 2020 without any material changes affecting the lenders, including GPMP’s leverage ratio (pro forma) after the transaction is completed not to exceed 4.15 to 1.00. On October 6, 2020, $350 million of the Empire Closing Consideration was funded through the Capital One Line of Credit.

At GPMP’s request, the Capital One Line of Credit can be increased up to $700 million (instead of up to $500 million), subject to obtaining additional financing commitments from lenders or from other banks, and subject to certain terms as detailed in the Capital One Line of Credit.

The Capital One Credit Facility is available for general partnership purposes, including working capital, capital expenditures and permitted acquisitions. All borrowings and letters of credit under the Capital One Credit Facility are subject to the satisfaction of certain customary conditions, including the absence of any default or event of default and the accuracy of representations and warranties.

All obligations under the Capital One Credit Facility are guaranteed by all of GPMP’s present and future direct and indirect domestic subsidiaries (subject to certain exceptions as permitted under the Capital One Credit Facility).

The Capital One Credit Facility is secured by (i) substantially all of GPMP’s properties and assets and the properties and assets of GPMP’s subsidiaries and (ii) pledges of the equity interests in all present and future subsidiaries (subject to certain exceptions as permitted under the Capital One Credit Facility).

The Capital One Credit Facility provides for customary representations, warranties and covenants, including, among other things, covenants relating to (i) financial and collateral reporting and notices of material events and (ii) limitations on indebtedness and liens, dividends and distributions, transactions with affiliates and certain fundamental transactions.

Upon the occurrence of an Event of Default in accordance with Capital One Credit Facility, Capital One has variety of remedies, which includes the immediate repayment of the Capital One Line of Credit and cancellation of the commitment to provide the remaining obligations for subsequent drawings according to the Capital One Credit Facility.

Letters of Credit

Financing Facility	Amount available for letters of credit	Letters of credit issued as of December 31, 2020 (*)
PNC Line of Credit	$40.0 million	$6.6 million
Capital One Credit Facility	$40.0 million	$0.7 million

(*)

The letters of credit were issued in connection with certain workers’ compensation and general insurance liabilities and unpaid fuel purchases from one supplier. The letters of credit will be drawn upon only if GPM does not comply with the time schedules for the payment of associated liabilities.

In accordance with the PNC Credit Line Agreement, letters of credit availability is up to $40 million. The annual cost of the amount of letters of credit issued is 1.5% of the amount of the letters of credit issued until April 2020 and beginning in April 2020, once every quarter the cost is updated according to the quarterly average undrawn availability, so that in the event of quarterly average undrawn availability of greater than or equal to 50%, the annual cost is reduced to 1%; in the event of quarterly average undrawn availability less than 50% and greater than or equal to 25%, the annual cost is reduced to 1.25%; and in the event of quarterly average undrawn availability less than 25%, the annual cost is 1.5%. For the second quarter ended June 30, 2020, the third quarter ended September 30, 2020 and the fourth quarter ended December 31, 2020, the annual cost of the amount of letters of credit issued was 1.5%, 1.0% and 1.0%, respectively.

As of December 31, 2020, letters of credit may be issued from Capital One at an annual cost of 1.5% of the amount of the letters of credit issued. In accordance with the April 1, 2020 amendment, letters of credit availability was increased to $40.0 million.

Insurance Premium Notes

During the ordinary course of business, the Company finances insurance premiums with notes payable. These notes are generally entered into for a term of 18 months or less.

Total scheduled future principal payments required and amortization of deferred financing costs and debt discount under these debt agreements were as follows as of December 31, 2020:

Amount
(in thousands)
2021	$41,082
2022	48,409
2023	15,109
2024	442,287
2025	2,250
Thereafter	212,535

761,672
Deferred financing costs, debt discount and premium	(11,882)

Total debt	$749,790

Deferred Financing Costs

Deferred financing costs of $11.9 million and $3.1 million were incurred in the years ended December 31, 2020 and 2019, respectively. At December 31, 2020 and 2019, the gross value of deferred financing costs of $14.1 million and $3.0 million, respectively, and accumulated amortization of $1.7 million and $0.3 million, respectively, were recorded as a direct reduction from the carrying amount of the associated debt liabilities, with the exception of $0.5 million which was recorded as a prepaid asset related to the unused PNC Line of Credit. Amortization of deferred financing costs, debt discount and premium was $2.2 million, $0.5 million and $0.3 million for the years ended December 31, 2020, 2019 and 2018, respectively. Such amounts were classified as a component of interest and other financing expenses in the consolidated statements of operations.

Financial Covenants

To the extent that the Bonds (Series C) are outstanding, Arko Holdings has undertaken to meet certain financial covenants, including a net financial debt to net CAP ratio, GPM’s store level EBITDA and GPM’s financial debt to GPM’s store level EBITDA ratio, each as defined under the Bonds (Series C) Deed of Trust. As of December 31, 2020, the Company was in compliance with all terms and commitments in accordance with the Bonds’ (Series C) Deed of Trust.

The Ares Credit Agreement includes a leverage ratio covenant.

As part of the PNC Credit Line Agreement, increased reporting requirements were set in cases where the usage of the PNC Line of Credit exceeds certain thresholds, and also it is required that the undrawn availability of the PNC Line of Credit will equal to or be greater than 10%, subject to exceptions included in the PNC Credit Line Agreement.

The amendment signed with M&T as described above included the cancellation of the requirement to comply with certain financial covenants and added a requirement to include compliance with the leverage ratio defined in the Ares Credit Agreement. The M&T Term Loan agreement also requires GPM to maintain a debt service coverage ratio.

The GPMP PNC Term Loan and the Capital One Credit Facility require GPMP to maintain certain financial covenants, including a leverage ratio and an interest coverage expense ratio.

As of December 31, 2020, the Company was in compliance with all of the obligations and financial covenants under the terms and provisions of its loans with financial institutions.

13. Commitments and Contingencies

Environmental Liabilities and Contingencies

The Company is responsible for certain environmental costs and legal expenses arising in the ordinary course of business. See Note 15 for further discussion.

Asset Retirement Obligations

As part of the fuel operations at its operated convenience stores, at most of the consignment dealer locations and at most of the other owned and leased locations leased to dealers, there are underground storage tanks for which the Company is responsible. The future cost to remove an underground storage tank is recognized over the estimated remaining useful life of the underground storage tank or the termination of applicable lease. A liability for the fair value of an asset retirement obligation with a corresponding increase to the carrying value of the related long-lived asset is recorded at the time an underground storage tank is installed. The amount added to equipment or right-of-use asset is amortized and accretion expense is recognized in connection with the discounted liability over the remaining life of the respective underground storage tanks. The accretion of the asset retirement obligation is recorded in interest and other financing expenses in the consolidated statements of operations.

The estimated liability is based upon historical experience in removing underground storage tanks, estimated tank useful lives, external estimates as to the cost to remove the tanks in the future and current and anticipated federal and state regulatory requirements governing the removal of tanks, and discounted. The asset retirement obligations are re-evaluated annually and revisions to the liability could occur due to changes in estimates of tank removal costs or timing, tank useful lives or whether federal or state regulators enact new guidance on the removal of such tanks. The non-current portion of the asset retirement obligation is included in non-current liabilities in the consolidated balance sheets.

A reconciliation and roll forward of the liability for the removal of its underground storage tanks was as follows:

	2020	2019
	(in thousands)
Beginning Balance as of January 1,	$37,224	$31,535
Additions	196	34
Acquisitions in year	15,168	4,994
Accretion expense	1,359	1,549
Adjustments	(319)	(438)
Retirement of tanks	(393)	(450)

Ending Balance as of December 31, (*)	$53,235	$37,224

(*)	$271 thousand and $360 thousand were recorded to other current liabilities in the consolidated balance sheets at December 31, 2020 and 2019, respectively.

Fuel Vendor Agreements

GPMP enters into fuel supply contracts with various major fuel suppliers. These fuel supply contracts have expiration dates at various times through March 31, 2026. In connection with certain of these fuel supply and related incentive agreements, upfront payments and other vendor assistance payments for rebranding costs and other incentives were received. If GPMP defaults under the terms of any contract, including not purchasing committed fuel purchase volume, or terminates any supply agreement prior to the end of the applicable term, GPMP must refund and reimburse the respective fuel supplier for the unearned unamortized portion of the payments received to date, based on the amortization schedule outlined in each respective agreement and refund other benefits from each supplier subject to the terms that were set in the incentive agreement, as well as pay a penalty with regard to the early termination if applicable. The payments are amortized and recognized as a reduction to fuel costs using the straight-line method based on the term of each agreement or based on fuel volume purchased. The amount of the unamortized liability was $26.6 million and $24.3 million as of December 31, 2020 and 2019, respectively, which were recorded in other current and non-current liabilities on the consolidated balance sheets. The legal liability period in these fuel supply agreements can extend beyond the amortization period, and differ in the amortization schedule, used for book purposes. As of December 31, 2020, the Company was in compliance with its principal fuel vendor agreements.

Purchase Commitments

In the ordinary course of business, GPMP has entered into agreements with suppliers to purchase inventories for varying periods of time. GPMP’s fuel vendor agreements with suppliers require minimum volume purchase commitments of branded gasoline, which vary throughout the period of supply agreements and distillates annually. The future minimum volume purchase requirements under the existing supply agreements are based on gallons, with a purchase price at prevailing market rates for wholesale distributions. If GPMP fails to purchase the required minimum volume during a contract year, the underlying supplier’s exclusive remedies (depending on the magnitude of the failure) are either termination of the supply agreement and/or an agreed monetary compensation. Based upon GPMP’s current and future expected purchases, the Company does not anticipate incurring penalties for volume shortfalls with isolated de minimis exceptions.

In 2020, in light of the reduction in the number of gallons sold due to COVID-19 (see Note 25 below), the Company’s principal fuel suppliers have temporarily suspended (for periods that vary among the different suppliers) the requirements under their agreements with GPMP to purchase minimum quantities of gallons, including such requirements under the incentive agreements from such suppliers.

The total future minimum gallon volume purchase requirements from fuel vendors were as follows:

Gallons
(in thousands)
2021	198,115
2022	195,198
2023	181,928
2024	174,615
2025	172,949
Thereafter	42,404

Total	965,209

Merchandise Vendor Agreements

GPM enters into various merchandise product supply agreements with major merchandise vendors. GPM receives incentives for agreeing to exclusive distribution rights for the suppliers of certain supplies. As of December 31, 2020, the Company was in compliance with all of its principal merchandise vendor agreements.

Legal Matters

The Company is a party to various legal actions, as both plaintiff and defendant, in the ordinary course of business. The Company’s management believes, based on estimations with support from legal counsel for these matters, that these legal actions are routine in nature and incidental to the operation of the Company’s business and that it is not reasonably possible that the ultimate resolution of these matters will have a material adverse impact on the Company’s business, financial condition, results of operations and cash flows.

14. Leases

Lessee

As of December 31, 2020, the Company leases 1,132 of the convenience stores that it operates, 158 dealer locations and certain office spaces used as its headquarters in the US, including land and buildings in certain cases. Most of the lease agreements are for long-term periods, ranging from 15 to 20 years, and generally include several renewal options for extension periods for five to 25 years each. Additionally, the Company leases certain store equipment, office equipment, automatic tank gauges, store lighting and fuel dispensers.

As of December 31, 2020, there are approximately 680 sites which are leased under 31 separate master lease agreements. Master leases with 10 lessors encompass a total of approximately 650 sites. Master leases with the same landlord contain cross-default provisions, in most cases. In most instances of leases of multiple stores from one landlord, each one under a separate lease agreement, the lease agreements contain cross-default provisions between all or some of the other lease agreements with the same landlord.

The lease agreements include lease payments that are set at the beginning of the lease, but which may increase by a specified increment or pursuant to a formula both during the course of the initial period and any additional option periods.

Some of the lease agreements include escalation clauses based on the consumer price index, and some of the lease agreements include an increase in the consumer price index coupled with a multiplier and a percentage increase cap effectively assures the cap will be reached each year. Lease payments determined as in-substance fixed payments are included in the lease payments used for the measurement of the lease liabilities. Some of the lease agreements include lease payments which are contingent upon petroleum and merchandise sales (these amounts were not material during the above periods). In some of the lease agreements, the right of first refusal to purchase the sites from the lessor is given and in some of the lease agreements an option to purchase the sites from the lessor is given.

The leases are typically triple net leases whereby the lessor is responsible for the repair and maintenance at the site, insurance and property taxes in addition to environmental compliance.

Under ASC 842, the components of lease cost recorded on the consolidated statements of operations were as follows:

	For the year ended December 31,
	2020	2019
	(in thousands)
Finance lease cost:
Depreciation of right-of-use assets	$12,743	$12,992
Interest on lease liabilities	17,391	17,781
Operating lease costs included in store operating expenses	112,541	100,059
Operating lease costs included in general and administrative expenses	1,404	1,259
Lease cost related to variable lease payments, short-term leases and leases of low value assets	1,153	797
Right-of-use asset impairment charges	2,352	3,097

Total lease costs	$147,584	$135,985

Total rent expense associated with these operating leases as measured under ASC 840 for the year ended December 31, 2018 was $90.8 million and was primarily recorded in store operating expenses on the consolidated statements of operations. Total interest expense associated with the financing leases was $15.4 million for the year ended December 31, 2018.

In 2020 and 2019, the total cash outflows for leases amounted to approximately $106.3 million and $93.2 million for operating leases, respectively, and $24.7 million and $26.7 million for financing leases, respectively.

Supplemental balance sheet data related to leases was as follows:

	As of December 31,
	2020	2019
	(in thousands)
Operating leases
Assets
Right-of-use assets under operating leases	$961,561	$793,086
Liabilities
Operating leases, current portion	48,878	34,303
Operating leases	973,695	816,558

Total operating leases	1,022,573	850,861
Weighted average remaining lease term (in years)	13.4	14.5
Weighted average discount rate	7.7%	8.2%
Financing leases
Assets
Right-of-use assets	$237,740	$213,434
Accumulated amortization	(39,423)	(32,877)

Right-of-use assets under financing leases, net	198,317	180,557
Liabilities
Financing leases, current portion	7,834	7,876
Financing leases	226,440	202,470

Total financing leases	234,274	210,346
Weighted average remaining lease term (in years)	23.7	23.6
Weighted average discount rate	7.7%	8.6%

As of December 31, 2020, maturities of lease liabilities for operating lease obligations and finance lease obligations having an initial or remaining non-cancellable lease terms in excess of one year were as follows. The minimum lease payments presented below include periods where an option is reasonably certain to be exercised and do not take into consideration any future consumer price index adjustments for these agreements.

	Operating	Financing
	(in thousands)
2021	$124,556	$25,396
2022	123,068	23,216
2023	123,732	21,657
2024	124,303	20,601
2025	124,430	20,748
Thereafter	1,055,389	471,230

Gross lease payments	$1,675,478	$582,848
Less: imputed interest	(652,905)	(348,574)

Total lease liabilities	$1,022,573	$234,274

Lessor

The Company leases and subleases owned and leased properties to independent dealers and other tenants and subtenants which are accounted for as operating subleases. These leases and subleases are generally for periods of up to 10 years, which may be a fixed period or a shorter period with an option or series of renewal options, and in certain cases with additional renewal options past such 10-year period. Some of the lease agreements include lease payments which are based upon such tenant’s or subtenants’ sales subject to fixed minimum lease payments. At the time that an agreement is entered into, the dealers and other tenants and subtenants often post a security deposit as collateral. Total operating sublease income was approximately $11.8 million, $8.5 million and $7.9 million for the years ended December 31, 2020, 2019 and 2018, respectively. Sublease income is included in other revenues, net in the consolidated statements of operations.

As of December 31, 2020, the future minimum cash payments to be received under these operating subleases that have initial or remaining non-cancelable terms in excess of one year were as follows:

Amount
(in thousands)
2021	$18,472
2022	12,667
2023	9,854
2024	7,836
2025	6,962
Thereafter	24,519

$80,310

15. Environmental Liabilities and Contingencies

The Company is subject to certain federal and state environmental laws and regulations associated with convenience store sites where it stores and sells fuel and other fuel products.

Costs incurred to comply with federal and state environmental regulations are accounted for as follows:

•	Annual payments for registration of underground storage tanks are recorded as prepaid expenses when paid and expensed throughout the year.

•	Environmental compliance testing costs of underground storage tanks are expensed as incurred.

•

Payments for upgrading and installing corrosion protection for tank systems and installation of leak detectors and overfill/spill devices are capitalized and depreciated over the expected remaining useful life of the relevant UST or the lease period of the relevant site in which the UST is installed, whichever is shorter. Leak detectors installed are capitalized and depreciated over the expected remaining useful life of the equipment.

•	Costs for removal of underground storage tanks located at the convenience stores and selected dealer locations are classified under the asset retirement obligation section as described in Note 13.

•

A liability for future remediation costs of contaminated sites related to underground storage tanks as well as other exposures, is established when such losses are probable and reasonably estimable. Reimbursement for these expenses from government funds or from insurance companies is recognized as a receivable. The liabilities and receivables are not discounted to their present value. The net change in the reimbursement asset and liability for future remediation costs is recorded in store expenses in the consolidated statements of operations. The adequacy of the reimbursement asset and liability is evaluated by a third party at least twice annually and adjustments are made based on past experience, changing environmental conditions and changes in government policy.

As of December 31, 2020 and 2019, environmental obligations totaled $13.5 million and $15.1 million, respectively. These amounts were recorded as other current and non-current liabilities in the consolidated balance sheets. Environmental reserves have been established on an undiscounted basis based upon internal and external estimates in regard to each site. It is reasonably possible that these amounts will be adjusted in the future due to changes in estimates of environmental remediation costs, the timing of the payments or whether the federal and/or state regulations in which the Company operates, and which deal with the environment, will be amended.

The Company maintains certain environmental insurance policies and participates in various state UST funds that entitle it to be reimbursed for environmental loss mitigation. Estimated amounts that will be recovered from its insurance policies and various state funds for the exposures totaled $5.6 million and $6.7 million as of December 31, 2020 and 2019, respectively, and were recorded as other current and non-current assets in the consolidated balance sheets.

The undiscounted amounts of future estimated payments and anticipated recoveries from insurance policies and various state funds as of December 31, 2020 were as follows:

	Payments	Recoveries	Net Obligations
	(in thousands)
2021	$3,714	$1,238	$2,476
2022	3,911	2,177	1,734
2023	2,413	1,149	1,264
2024	927	332	595
2025	660	253	407
Thereafter	1,887	452	1,435

Total Future Payments and Recoveries	$13,512	$5,601	$7,911

16. Income Taxes

The Company and its subsidiaries file federal, state, local and foreign income tax returns in jurisdictions with varying statutes of limitation. The Company’s subsidiary, GPM, is taxed as a partnership for US federal and certain state jurisdictions for income tax purposes. The Company’s US subsidiaries, other than GPM, are taxed as corporations for US federal and state income tax purposes. The income and loss from all activities of GPM, excluding the activities of GPM’s direct subsidiaries taxed as corporations, are included in the Company’s taxable income and loss attributable to the period the Company’s subsidiaries held equity rights in GPM and the Company had ownership in the subsidiaries.

The Company has income tax net operating losses (“NOL”) and tax credit carryforwards related to both domestic and international operations. As of December 31, 2020, the Company has recorded a deferred tax asset of $16.6 million reflecting the benefit of $90.0 million in loss carryforwards and $14.7 million in tax credits. The deferred tax assets expire as follows:

	Amount	Expiration Date
	(in thousands)
Domestic federal NOL	$39,076	2037—Indefinite
Domestic state NOL	22,584	2035—Indefinite
Domestic tax credits	7,960	2028—2035
Foreign NOL	28,321	Indefinite life
Foreign capital loss	3,240	Indefinite life
Foreign tax credits	6,726	2020—2025

At each balance sheet date, the Company’s management assesses available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. This assessment is performed tax jurisdiction by tax jurisdiction. On the basis of this assessment, a valuation allowance has been recorded to reflect the portion of the deferred tax asset that is more likely than not to be realized.

The valuation allowance recorded related to US jurisdictions as of December 31, 2020 and 2019 was $5.5 million and $15.4 million, respectively. The Company released the valuation allowance in one tax jurisdiction which resulted in an $11.2 million benefit to the current rate. The release of the prior valuation allowance was based on the Company’s current earnings and anticipated future earnings. If sufficient taxable income is not generated, a valuation allowance to reduce the Company’s US deferred tax assets may be required which would increase the Company’s tax expense in the period the allowance is recognized. The exact timing and amount of the valuation allowance are subject to change on the basis of the level of profitability that the Company is actually able to achieve.

The Company has recorded a 100% valuation allowance against its foreign subsidiaries’ deferred tax assets in the amount of $12.3 million to recognize that the deferred tax asset is more likely than not to be realized. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the respective three-year period in this jurisdiction. Such objective evidence limits the ability to consider other subjective evidence such as the Company’s projections for future growth.

The benefits of tax positions are not recorded unless it is more likely than not the tax position would be sustained upon challenge by the appropriate tax authorities. A reconciliation of the beginning and ending balances of uncertain tax positions included in other current liabilities on the consolidated balance sheets was as follows:

	2020	2019
	(in thousands)
Beginning Balance as of January 1,	$—	$—
Additions for tax positions taken in prior years	600	—
Reductions of tax positions taken in prior years	—	—
Reductions for settlements on tax positions of prior years	—	—
Ending Balance as of December 31,	$600	$—

The Company’s Israeli subsidiary is subject to US withholding on payments of interest from the Company’s US subsidiaries. The withholding rate for the US- Israel Tax Treaty in respect of such interest payments is 17.5%.

Each of the Company’s subsidiaries is subject to examination in their respective filing jurisdiction. For the Company’s US subsidiaries, tax years ending after December 31, 2016 remain open. The Company’s foreign subsidiaries’ tax returns up to and including tax year 2015 are considered closed due to the statute of limitations.

Earnings before income taxes, inclusive of the loss from equity investee, were as follows:

	For the year ended December 31,
	2020	2019	2018
	(in thousands)
Domestic (US)	$38,239	$(39,907)	$11,865
Foreign (Israel)	(9,622)	(1,088)	3,666

Total	$28,617	$(40,995)	$15,531

The components of the income tax provision were as follows:

	For the year ended December 31,
	2020	2019	2018
	(in thousands)
Current:
Domestic federal	$236	$—	$—
Domestic state and local	2,558	728	573
Foreign	454	1,140	1,277

Total current	3,248	1,868	1,850

Deferred:
Domestic federal	(3,399)	4,311	(8,929)
Domestic state and local	(1,348)	(12)	(854)
Foreign	—	—	—

Total deferred	(4,747)	4,299	(9,783)

Total income tax (benefit) expense	$(1,499)	$6,167	$(7,933)

The reconciliation of significant differences between income tax expense applying the US statutory rate and the actual income tax expense (benefit) at the effective rate were as follows:

	For the year ended December 31,
	2020		2019		2018
	(in thousands)
Income tax expense (benefit) at the statutory rate	$6,012	21.0%	$(8,609)	21.0%	$3,262	21.0%
Increases (decreases):
Non-controlling interest in partnership	(3,412)	(11.9)%	(179)	0.4%	(2,701)	(17.4)%
State income taxes, net of federal income tax benefit	2,188	7.6%	(512)	1.2%	73	0.5%
International rate differential	(192)	(0.7)%	—	—%	196	1.3%
Foreign taxes paid	454	1.6%	1,140	(2.8)%	1,277	8.3%
Gain on bargain purchase	—	0.0%	—	—	(3,519)	(22.7)%
Non-deductible expenses	577	2.0%	354	(0.9)%	—	0.0%
Other permanent items	—	0.0%	—	0.0%	(4,227)	(27.2)%
Investment in partnership	850	3.0%	—	0.0%	—	0.0%
Valuation allowance	(7,550)	(26.4)%	16,109	(39.3)%	609	3.9%
Credits	(1,066)	(3.7)%	(2,601)	6.3%	(2,474)	(15.9)%
Change to prior state rate	640	2.3%	465	(1.1)%	(429)	(2.8)%

Total	$(1,499)	(5.2)%	$6,167	(15.2)%	$(7,933)	(51.0)%

The above components reflect that for the three years ended December 31, 2020, the registrant filer was the Company, a US (domestic) entity. Refer to Note 1 for details regarding the Merger Transaction.

Significant components of deferred income tax assets and liabilities consisted of the following:

	As of December 31,
	2020	2019
	(in thousands)
Deferred tax assets:
Asset retirement obligation	$1,526	$1,499
Inventory	302	488
Lease obligations	72,308	69,778
Accrued expenses	226	249
Deferred income	1,304	1,767
Environmental liabilities	171	245
Transaction costs	2,478	—
Investment in partnership	29,046	—
Net operating loss carryforwards	16,629	19,444
Credits	14,686	12,740
Interest limitation	—	2,142
Other	1,728	2,561

Total deferred tax assets	140,404	110,913

Valuation allowance	(17,841)	(24,802)

Total deferred tax assets, net	122,563	86,111

Deferred tax liabilities:
Property and equipment	(10,075)	(10,381)
Intangible assets	(1,304)	(1,513)
Right-of-use assets	(67,261)	(66,532)
Prepaid expenses	(709)	(191)
Investment in partnership	—	(5,205)
Translation adjustments	(2,097)	—
Other	(3,278)	(3,330)

Total deferred tax liabilities	(84,724)	(87,152)

Net deferred tax asset (liability)	$37,839	$(1,041)

17. Equity and Temporary Equity

Rights Offering

In April and May 2020, rights were exercised for the purchase of 5,749,458 common shares of Arko Holdings offered by way of a rights offering, according to a shelf offering report published by Arko Holdings in April 2020, in exchange for a gross amount of $11.4 million. The Company adjusted the basic and diluted earnings per share retroactively for the bonus element for all periods presented.

Series A Redeemable Preferred Stock

On November 18, 2020, the Company entered into a subscription agreement with certain investors (the “Subscription Agreement”) for the purchase by such investors of 700,000 shares of the Company’s Series A convertible preferred stock, par value $0.0001 per share (the “Series A Stock”) at the Merger Closing Date and up to an aggregate of additional 300,000 shares of the Company’s Series A Stock if, and to the extent the Company exercises its right to sell such additional shares (which the Company exercised on December 14, 2020) so that on the Merger Closing Date, 1,000,000 shares of Series A Stock were issued. The shares of the Series A Stock were issued at a price per share of $100.

The key terms of the Subscription Agreement were as follows:

•

Conversion: Each share of Series A Stock is convertible into shares of the Company at the holder’s option at any time after the date of issuance of such share for a conversion price equal to $12.00 per share of Series A Stock, adjusted for customary recapitalization events (the “Conversion Rate”). Holders are entitled to up to a total of 1.2 million additional shares of the Company’s common stock (the “Bonus Shares”) upon any optional conversion of Series A Stock by the holder for which notice of conversion is provided after June 1, 2027, but prior to August 31, 2027. The specific number of Bonus Shares will be determined according to the Company’s volume weighted average price (the “VWAP”) for the 30 trading days prior to June 1, 2027, adjusted for customary recapitalization events. Commencing from the 18 month anniversary of the Merger Closing Date, each share of Series A Stock will automatically convert into fully paid and nonassessable shares of the Company’s common stock at the then-applicable Conversion Rate, if, at any time during target periods as set forth in the amended and restated Certificate of Incorporation of the Company (the “Charter”), the VWAP of the Company’s common stock equals or exceeds the applicable target price as agreed in the Charter for that period (ranging between $15.50 to $18 per share for the period until March 31, 2025 and $18 thereafter, adjusted for any customary recapitalization events), provided that the average daily trading volume for the Company’s common stock is at least $7.5 million.

•

Dividends: Holders are entitled to receive, when, if, and as declared by the Company’s Board of Directors, cumulative dividends at the annual rate of 5.75% of the then-applicable Liquidation Preference (as defined below) per share of Series A Stock, paid or accrued quarterly in arrears (the “Dividend Rate”). If the Company fails to pay a dividend for any quarter at the then-prevailing Dividend Rate, then for purposes of calculating the accrual of unpaid dividends for such quarter then ended, dividends will be calculated to have accrued at the then-prevailing Dividend Rate plus 3% on an annual basis provided that the Dividend Rate will, in no event, exceed an annual rate of 14.50%, and will revert to 5.75% upon the Company paying in cash all then-accrued and unpaid dividends on the Series A Stock. If the Company breaches any of the protective provisions set forth below or fails to redeem the Series A Stock upon the proper exercise of any redemption right by the holders, the Dividend Rate will increase to an annual rate of 15% for so long as such breach or failure to redeem remains in effect.

•

Redemption: At any time on or after August 31, 2027, holders of at least a majority of the then outstanding shares of the Series A Stock or the Company may deliver written notice requesting or notifying of redemption of all or a portion of shares of the Series A Stock at a price equal to the Liquidation Preference (as defined below).

In addition, if the Company undergoes a change of control (as defined in the Charter), each holder, at such holder’s election, may require the Company to purchase all or a portion of such holder’s shares of Series A Stock that have not been converted, at a purchase price per share of Series A Stock, payable in cash, equal to the greater of (A) the sum of (x) the product of 101% multiplied by $100.00 per share of Series A Stock, adjusted for any customary recapitalization events, plus (y) all accrued but unpaid dividends in respect of such share as of the effective date of the change of control or (B) the amount payable in respect of such share in such change of control if such share of Series A Stock had been converted into common stock immediately prior to such change of control. In the event that a holder shall be entitled to redemption or a payment under this section and such payment is prohibited by Delaware law, then the Dividend Rate will be raised as set forth above to 15%.

•

Voting Rights: Except as required by Delaware law or with regard to matters relating to their rights, holders are not entitled to vote on any matter presented to the holders of the Company’s common stock for their action or consideration. Provided that at any time, the holders of a majority of the outstanding shares of Series A Stock are entitled to provide written notification to the Company that such holders are electing, on behalf of all holders, to activate their voting rights so that holders and holders of the Company’s common stock will vote as a single class in an as converted basis. Holders will be and continue to be entitled to vote their shares of Series A Stock unless and until holders of at least a majority of the outstanding shares of Series A Stock provide further written notice to the Company that they are electing to deactivate their voting rights. As part of its dual listing undertakings, the Company undertook that if the holders exercise their right to vote on an as converted basis, unless permitted under section 46b of the Israeli Securities Law, the Company’s shares will be delisted from the Tel-Aviv Stock Exchange.

•

Liquidation Preference: Upon the occurrence of the liquidation, dissolution or winding up of the Company, either voluntary or involuntary, or a change of control of the Company (a “Liquidation Event”), holders of Series A Stock will be entitled to receive, prior and in preference to any distribution of any of the Company’s assets to the holders of the Company’s common stock, an amount equal to the greater of (x) $100 per share of Series A Stock, plus all accrued and unpaid dividends thereon, if any (the “Liquidation Preference”), for such holders’ shares of Series A Stock or (y) the amount such holder would have received if such holder had converted such holders’ shares of Series A Stock into the Company’s common stock immediately prior to such Liquidation Event.

•

Protective Rights: As long as the Series A Stock is outstanding, the Company will not be permitted without the consent of the holders of a majority of the then outstanding shares of such Series A Stock to: (i) incur indebtedness if the incurrence of such indebtedness results in the leverage ratio (as defined in the Ares Credit Agreement) being greater than 7:00:1:00, (ii) change or amend or waive the Charter or the Company’s by laws if that will result in the rights, preference or privileges with respect to the Series A Stock being changed or diminish in a material way, and (iii) issuance or undertaking to issue any new class of equity rights that are entitled to dividends or payments upon liquidation senior to or pari passu with the Series A Stock.

•

Transfer Restrictions: Holders may not transfer shares of Series A Stock for three years following the initial issue date of the Series A Stock without the prior written consent of the Company (not to be unreasonably withheld). After such date, shares of Series A Stock may be transferred without the prior written consent of the Company.

•

Short Position: Each holder undertook that it and certain of its affiliates are not be permitted to hold a “put equivalent position” (as defined under the Securities Exchange Act of 1934, as amended) or other short position in the Company’s common stock at periods specified in the Charter.

•	Registration Rights and Lock Up: The investors joined the Registration and Lock Up Agreement as signed by some of the Company’s common shareholders.

Classification of Convertible Preferred Stock – The Series A Stock are considered contingently redeemable based on events which are not solely within the Company’s control. Accordingly, Series A Stock have been presented outside of permanent equity in the temporary equity section of the consolidated balance sheets. As of December 31, 2020, the Series A Stock was accreted to its full redemption value.

Public and Private Warrants

As of the Merger Closing Date, there were 17.3 million warrants to purchase Haymaker common stock outstanding, consisting of 13.3 million public warrants and four million private warrants. Pursuant to the warrant agreement as amended on the Merger Closing Date, each whole warrant to purchase one share of Haymaker common stock became a warrant to purchase one share of the Company’s common stock. The warrants will expire five years after the completion of the Merger Transaction, or earlier upon redemption or liquidation.

The Company is not obligated to deliver any shares of the Company pursuant to the exercise of a warrant and has no obligation to settle such warrant exercised unless a registration statement under the Securities Act with respect to the shares of the Company common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations to use its reasonable best efforts to maintain the effectiveness of the registration statement filed, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. No warrant will be exercisable and the Company will not be obligated to issue shares of the Company common stock upon exercise of a warrant unless the Company’s common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentence are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant.

Notwithstanding the above, if the Company’s common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may redeem not less than all of the outstanding public warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalization and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the public warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.”

Private Warrants

The private warrants will not be redeemable by the Company so long as they are held by certain of the Haymaker Founders or their permitted transferees. Otherwise, the private warrants have terms and provisions that are substantially identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private warrants are held by holders other than certain of the Haymaker Founders or its permitted transferees, the private warrants will be redeemable by the Company and exercisable by the holders on the same basis as the public warrants.

If holders of the private warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

New Ares Warrants

Pursuant to the agreement with the GPM Minority, on the Merger Closing Date, certain entities affiliated with Ares exchanged their warrants to acquire membership interests in GPM for warrants (the “New Ares Warrants”) to purchase 1.1 million shares of the Company’s common stock (the “New Ares Warrant Shares”). Each New Ares Warrant may be exercised to purchase one share of common stock at an exercise price of $10.00 per share, subject to adjustment as described below (the “New Ares Warrants Price”). Each New Ares Warrant may be exercised until the five year anniversary of the Merger Closing Date.

The New Ares Warrants Price and the number of New Ares Warrant Shares for which each New Ares Warrant remains exercisable will each be proportionally adjusted on an equitable basis in the event of a stock split, reverse stock split or similar recapitalization event.

A New Ares Warrant and all rights thereunder may not be transferred by the holder thereof, in whole or in part, without the written consent of the Company, which written consent may be withheld or given in the Company’s sole discretion; provided, however, no such written consent of the Company shall be required with respect to a transfer of such warrant by such holder to an affiliate thereof.

18. Share-Based Compensation

On March 30, 2017 and on March 27, 2019, the board of directors of Arko Holdings approved the grant of approximately 357 thousand restricted share units (“RSUs”) to officers and other employees of Arko Holdings. The RSUs were allocated under section 102 of the Israeli Income Tax Ordinance (capital gains scheme with a trustee). In connection with the consummation of the Merger Transaction, all of the remaining approximately 96 thousand unvested RSUs became fully vested and were exercised into ordinary shares of Arko Holdings.

The fair value of the RSUs when issued of $1.8 million was calculated with the assistance of an independent external specialist with the required knowledge, experience and expertise, and is based on the market value of Arko Holdings shares at the time of grant.

The following table summarizes the activity related to RSUs granted to officers and employees of Arko Holdings:

	As of December 31,
	2020	2019
	(in thousands)
Nonvested RSUs, beginning of year	184	255
Granted	—	17
Forfeited	—	(3)
Vested and exercised	(184)	(85)

Nonvested RSUs, end of the year	—	184

In accordance with the approval of the Arko Holdings’ shareholders meeting held on November 18, 2020, on December 16, 2020 (and effective on December 20, 2020), the board of directors of Arko Holdings approved the grant of approximately 200 thousand ordinary shares of Arko Holdings to officers of Arko Holdings and at the Merger Closing Date, such officers were entitled to consideration for the Merger Transaction as detailed in Note 1 above. The shares were allocated under section 102 of the Israeli Income Tax Ordinance (capital gains scheme with a trustee) and are governed by the Israel Appendix to the ARKO Corp. 2020 Incentive Compensation Plan.

The shares are subject to the following terms: (a) approximately 133 thousand shares were granted with no vesting period; (b) approximately 67 thousand shares vest over a two year period from the grant date, subject to the grantees being employed by Arko Holdings; and (c) the fair value of the total Arko Holdings’ shares granted, based on the market value of Arko Holdings’ shares at the time of grant, was $1.8 million. As of December 31, 2020, total unrecognized compensation cost related to unvested shares granted was approximately $0.6 million.

During the years ended on December 31, 2020, 2019 and 2018, the Company recognized compensation expense for the RSUs and Arko Holdings’ ordinary shares granted of approximately $1.9 million, $0.5 million and $0.5 million, respectively.

In March 2021, the Compensation Committee of the Company’s Board of Directors approved the grant of non-qualified stock options, RSUs and performance based units to certain employees, non-employees and members of the Company’s Board of Directors under the ARKO Corp. 2020 Incentive Compensation Plan.

19. Related Party Transactions

Balances outstanding with related parties as of December 31, 2020 and 2019 were as follows:

	As of December 31,
	2020	2019
	(in thousands)
Current assets:
Due from equity investment	$122	$113
Loan to equity investment	951	672
Due from KMG Realty LLC	—	210
Due from related parties	600	38
Non-current assets:
Due from holders of Class C membership units (1)	—	7,133
Current liabilities:
Due to KMG Realty LLC	(640)	(5)
Due to related parties	(144)	(50)
Loan from holders of Class C membership units, including accrued interest	—	(906)
Non-current liabilities:
Loans from holders of Class C membership units (2)	—	(10,868)

(1)	The maturity date of the Promissory Note was August 31, 2021 which was fully paid as of February 28, 2020.
(2)

During 2015 through 2019, Arko Holdings provided loans to GPM in the total amount of approximately $160 million, which were primarily used to finance the consideration paid by GPM and its subsidiaries for acquisitions and were denominated mainly in NIS. The NIS loans bore annual interest rates ranging from 4.04% to 5.90% and the dollar denominated loans bore an annual interest rate of 7.5% and were secured by various liens. On February 28, 2020, all of the loans provided by Arko Holdings to GPM were fully repaid in advance in a total amount of approximately $110 million from funds received from the Ares Loan as defined in Note 12 above.

Simultaneously with the repayment of the aforementioned loans, an early prepayment took place (instead of the original repayment date, as extended, set for August 2021) of an original amount of a loan of $10 million provided in 2015 by the holders of GPM’s Class C membership units to GPM, which bore an annual interest rate at 7.5%.

Mr. Kotler

From November 1, 2005 until October 31, 2020, under an ongoing service agreement with KMG Realty LLC (“KMG”), a US registered entity wholly owned and controlled by Mr. Arie Kotler, one of Arko Holdings’

controlling shareholders throughout this period, Mr. Kotler’s services were provided to Arko Holdings as chairman of Arko Holdings’ board of directors. The terms and period of the agreement had been updated and extended from time to time (the “KMG Management Agreement”).

The extension of the KMG Management Agreement throughout this period was approved at Arko Holdings’ general shareholders meeting, which also approved Mr. Kotler’s authorization to serve as CEO of Arko Holdings in parallel with his tenure as chairman of the board of Arko Holdings at no additional cost.

According to the KMG Management Agreement, which was extended at Arko Holdings’ general shareholders meeting on October 2, 2017, KMG was entitled to annual management fees in the amount of $60 thousand, linked to the Israeli consumer price index, and to a reimbursement for reasonable expenses incurred by KMG in connection with the provision of management services. Total amounts paid to KMG in accordance with the KMG Management Agreement, recorded in general and administrative expenses, were approximately $50 thousand, $60 thousand and $70 thousand in the years ended December 31, 2020, 2019 and 2018, respectively.

Subject to the limitations of the law, KMG (including its employees, agents or anyone acting on its behalf) was entitled to indemnification from Arko Holdings for any damage, debt, loss or expense resulting from the provision of management services or related to these management services, except due to gross negligence, bad faith or malice.

The general shareholders meeting of Arko Holdings approved on December 6, 2020 Mr. Kotler’s entitlement to indemnification from Arko Holdings for his position of CEO and the chairman of the board of directors of Arko Holdings for the period beginning November 1, 2020.

Commencing from December 27, 2011, Mr. Kotler serves as GPM’s CEO. Until December 21, 2020, his services were provided under the terms of a management services agreement between GPM and KMG, which were approved by resolutions of the shareholders of Arko Holdings from time to time (the “Management Agreement”).

Accordingly, on November 11, 2019, Arko Holdings’ general shareholders meeting approved the terms of the Management Agreement, in respect of the period commencing from January 1, 2020 to December 31, 2022, which extended and updated the terms approved for the period up to December 31, 2019, as specified below.

•

Beginning January 1, 2020, KMG was entitled to a monthly management fee of approximately $90,000 (instead of a monthly management fee of approximately $60,000 paid from January 1, 2017 to December 31, 2019).

•

KMG was entitled to receive an annual bonus (the “annual bonus”) in accordance with GPM’s bonus program, applicable to most of GPM’s headquarters’ staff. The annual bonus to which KMG was entitled could not exceed six monthly management fee payments and its entitlement commencing from 2020 was subject to an increase in Arko Holdings’ share price above a certain threshold. Based on GPM’s results for the year ended December 31, 2020 and the increase in Arko Holdings’ share price, KMG was entitled to $540 thousand for the annual bonus. For the years ended December 31, 2019 and 2018, KMG was not entitled to an annual bonus.

In December 2016, a Profits Participation Agreement was signed which entitled KMG to an annual net profit participation amount for the years 2018 through 2019 which was calculated as the lower of (i) 3% of GPM’s annual net profit for such calendar year based on GPM’s US GAAP consolidated financial statements or (ii) $280 thousand. On account of 2018 annual net profit, KMG was entitled to approximately $280 thousand. KMG was not entitled to an annual profit participation amount on account of 2019 annual net profit.

Approximately $210 thousand was paid as advances in 2019 which was recorded as a prepaid asset on the December 31, 2019 consolidated balance sheet.

Effective from January 1, 2020, the Profits Participation Agreement was amended such that the annual net profit participation amount for 2020 was calculated as the higher of (i) 5% of GPM’s annual net profits for such calendar year based on GPM’s US GAAP consolidated financial statements after adjustments (as defined in the Profits Participation Agreement), or (ii) 5% of the positive difference (if any) between the adjusted EBITDA for 2020 and the adjusted EBITDA (as defined in the Profits Participation Agreement) for the prior calendar year, up to an annual maximum amount of $400 thousand. On account of 2020, KMG was entitled to $400 thousand, of which $100 thousand was recorded as other current liabilities on the December 31, 2020 consolidated balance sheet.

At the Merger Closing Date, the Management Agreement and the Profit Participation Agreement terminated, other than Mr. Kotler’s continued entitlement to the annual bonus and the annual profit participation amount as specified in the agreements for 2020 and Mr. Kotler entitlement to indemnification from Arko Holdings, GPM and or GPMP and/or any other entity controlled by GPM for the period up to the Merger Closing Date.

Total amounts owed to KMG in accordance with the Management Agreement and the Profit Participation Agreement, recorded in general and administrative expenses, were approximately $2.0 million, $0.7 million and $1.0 million in the years ended December 31, 2020, 2019 and 2018, respectively.

In accordance with an employment agreement dated September 8, 2020 effective from the Merger Closing Date, Mr. Kotler is employed by the Company, and serves as the Company’s CEO and president and the Company’s chairman of the board of directors.

Mr. Willner

Mr. Morris Willner, one of Arko Holdings’ controlling shareholders until the Merger Closing Date, served as chairman of the board of managers of GPM. The terms of the management services agreement between GPM and a US registered entity owned and controlled by Mr. Willner (the “Willner Management Company”) were first approved in 2015 (the “Willner Management Agreement”). On October 2, 2017, Arko Holdings’ general shareholders’ meeting approved the extension of the Willner Management Agreement for an additional period of three years, from January 1, 2018 to December 31, 2020 pursuant to which the Willner Management Company was entitled to receive from GPM monthly management fees in the amount of $24,000.

In addition, during the period of providing the management services and for the purpose of providing these services, the Willner Management Company was entitled to reimbursement for all reasonable expenses incurred in providing the management services. Total amounts paid to Mr. Willner in accordance with the Willner Management Agreement, recorded in general and administrative expenses, were approximately $0.3 million in each of the years ended December 31, 2020, 2019 and 2018.

The Willner Management Company was entitled to receive an annual payment based on GPM’s bonus plan, provided that in any case the payment will not exceed six monthly management fee payments. Based on GPM’s results for the years ended December 31, 2020, 2019 and 2018, the Willner Management Company was eligible for $0.1 million, $0 and $0, respectively, for the annual bonus, which was recorded in other current liabilities at December 31, 2020.

In addition and subject to the limitations of the law, the Willner Management Company (including its employees, agents and / or anyone acting on its behalf) was entitled to indemnification from GPM for any damage, liability, loss or expense arising from providing the management services or related to such management services, and GPM had the Willner Management Company and / or Mr. Willner as chairman of the board of managers of GPM covered by a directors and officers’ insurance policy.

At the Merger Closing Date, the Willner Management Agreement terminated, other than Mr. Willner’s continued entitlement to the annual bonus as specified in the existing management agreement for 2020 and Mr. Willner’s entitlement to indemnification for the period up to the Merger Closing Date.

20. Earnings per Share

The following table sets forth the computation of basic and diluted net income per common share:

	For the year ended December 31,
	2020	2019	2018
	(in thousands)
Net income (loss) available to common stockholders	$9,910	$(43,539)	$10,966

Weighted average common shares outstanding — Basic (*)	71,074	66,701	66,601
Effect of dilutive securities:
Common stock equivalents	—	—	—

Weighted average common shares outstanding — Diluted	71,074	66,701	66,601

Net income (loss) per share available to common stockholders — Basic and Diluted	$0.14	$(0.65)	$0.16

(*)	adjusted to reflect the right offering completed in 2020, as detailed in Note 17 above.

The following convertible bonds and restricted share units have been excluded from the computation of diluted earnings per share because their effect would be antidilutive:

	As of December 31,
	2020	2019	2018
	(in thousands)
Convertible bonds (par value)	—	86	120
Restricted share units	—	184	255
Ares warrants	122	—	—
Public and private warrants	4,815	—	—
Ares Put Option	739	—	—
Series A redeemable preferred stock	13	—	—

21. Fair Value Measurements and Financial Instruments

The Company utilizes fair value measurement guidance prescribed by accounting standards to value its financial instruments. The guidance specifies a three-level hierarchy that is used when measuring and disclosing fair value. The fair value hierarchy gives the highest priority to quoted prices available in active markets (i.e., observable inputs) and the lowest priority to data lacking transparency (i.e., unobservable inputs). An instrument’s categorization within the fair value hierarchy is based on the lowest level of significant input to its valuation. The following is a description of the three hierarchy levels.

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets.

Level 2:	Inputs to the valuation methodology include quoted market prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value adjustment.

The fair value of cash and cash equivalents, restricted cash and investments, and restricted cash with respect to bonds, trade receivables, accounts payable and other current liabilities approximated their carrying values as of December 31, 2020 and 2019 primarily due to the short-term maturity of these instruments. The fair value of the long-term debt approximated their carrying values as of December 31, 2020 and 2019 due to the frequency with which interest rates are reset based on changes in prevailing interest rates.

The Bonds (Series C) were presented in the consolidated balance sheets at amortized cost. The fair value of the Bonds (Series C) was $80.6 million and $86.3 million as of December 31, 2020 and 2019, respectively. The fair value measurements were classified as Level 1.

The Contingent Consideration from the Empire Acquisition is measured at fair value at the end of each reporting period. The fair value methodology for the Contingent Consideration liability is categorized as Level 3 because inputs to the valuation methodology are unobservable and significant to the fair value adjustment. Approximately $0.2 million was recorded as a component of interest and other financing expenses in the consolidated statement of operations for the change in the fair value of the Contingent Consideration for the year ended December 31, 2020.

The Ares Put Option is measured at fair value at the end of each reporting period. The fair value methodology for the Ares Put Option is categorized as Level 3 because inputs to the valuation methodology are unobservable and significant to the fair value adjustment. The Ares Put Option has been recorded at its fair value based on a Monte Carlo pricing model with the following material assumptions based on observable and unobservable inputs:

As of December 31,
2020
Expected term (in years)	2.16
Volatility	35.6%
Risk-free interest rate	0.14%
Strike price	$12.935

Approximately $0.6 million was recorded as a component of interest and other financing expenses in the consolidated statements of operations for the change in the fair value of the Ares Put Option for the year ended December 31, 2020.

22. Segment Reporting

The reportable segments were determined based on information reviewed by the chief operating decision maker for operational decision-making purposes and the segment information is prepared on the same basis that our chief operating decision maker reviews such financial information. The Company’s reporting segments are the retail segment, the wholesale segment and the GPMP segment. The Company defines segment earnings as operating income.

The retail segment includes the operation of a chain of retail stores which include convenience stores selling fuel products and other merchandise to retail customers. At its Company operated convenience stores, the Company owns the merchandise and fuel inventory and employs personnel to manage the store.

The wholesale segment supplies fuel to independent dealers, sub-wholesalers and bulk purchasers, on either a cost plus or consignment basis. For consignment arrangements, the Company retains ownership of the fuel inventory at the site, is responsible for the pricing of the fuel to the end consumer, and shares the gross profit with the independent outside operators.

The GPMP segment includes GPMP and primarily includes the sale and supply of fuel to GPM and its subsidiaries selling fuel (both in the Retail and Wholesale segments) at GPMP’s cost of fuel including taxes and transportation plus a fixed margin (4.5 cents per gallon as of September 30, 2020 and effective October 1, 2020 through September 30, 2021, 5.0 cents per gallon) and the supply of fuel to a small number of independent outside operators and bulk purchasers.

The “All Other” segment includes the results of non-reportable segments which do not meet both quantitative and qualitive criteria as defined under ASC 280, Segment Reporting.

The majority of general and administrative expenses, depreciation and amortization, net other expenses, net interest and other financing expenses and income taxes are not allocated to the segments, as well as minor other income items including intercompany operating leases.

With the exception of goodwill as described in Note 9 above, assets and liabilities relevant to the reportable segments are not assigned to any particular segment, but rather, managed at the consolidated level. All segment revenues were generated from sites within the US and substantially all assets were within the US. No external customer represented more than 10% of revenues.

Inter-segment transactions primarily included the distribution of fuel by GPMP to GPM and its subsidiaries selling fuel (both in the Retail and Wholesale segments). The effect of these inter-segment transactions was eliminated in the consolidated financial statements.

Year ended December 31, 2020	Retail	Wholesale	GPMP	All Other	Total
	(in thousands)
Revenues
Fuel revenue	$1,940,303	$408,658	$3,923	$—	$2,352,884
Merchandise revenue	1,494,342	—	—	—	1,494,342
Other revenues, net	53,424	9,335	897	—	63,656

Total revenues from external customers	3,488,069	417,993	4,820	—	3,910,882

Inter-segment	—	—	1,706,233	3,041	1,709,274

Total revenues from reportable segments	3,488,069	417,993	1,711,053	3,041	5,620,156

Operating income	200,000	3,523	47,036	3,041	253,600
Interest and financial expenses, net			(6,277)	(1,817)	(8,094)
Income tax expense				(303)	(303)
Loss from equity investment				(1,269)	(1,269)

Net income from reportable segments					$243,934

Year ended December 31, 2019	Retail	Wholesale	GPMP	All Other	Total
	(in thousands)
Revenues
Fuel revenue	$2,537,455	$159,597	$6,388	$—	$2,703,440
Merchandise revenue	1,375,438	—	—	—	1,375,438
Other revenues, net	43,882	5,264	784	—	49,930

Total revenues from external customers	3,956,775	164,861	7,172	—	4,128,808

Inter-segment	—	—	2,042,714	6,394	2,049,108

Total revenues from reportable segments	3,956,775	164,861	2,049,886	6,394	6,177,916
Operating income	90,454	52	43,500	6,394	140,400
Interest and financial expenses, net			(2,484)	(677)	(3,161)
Income tax expense				(1,038)	(1,038)
Loss from equity investment				(507)	(507)

Net income from reportable segments					$135,694

Year ended December 31, 2018	Retail	Wholesale	GPMP	All Other	Total
	(in thousands)
Revenues
Fuel revenue	$2,558,018	$169,518	$7,002	$—	$2,734,538
Merchandise revenue	1,281,611	—	—	—	1,281,611
Other revenues, net	42,044	5,013	724	—	47,781

Total revenues from external customers	3,881,673	174,531	7,726	—	4,063,930

Inter-segment	—	—	2,098,906	6,302	2,105,208

Total revenues from reportable segments	3,881,673	174,531	2,106,632	6,302	6,169,138

Operating income (loss)	91,041	(427)	40,006	6,302	136,922
Interest and other financial (expenses) income, net			(2,136)	673	(1,463)
Income tax expense				(1,180)	(1,180)
Loss from equity investment				(451)	(451)

Net income from reportable segments					$133,828

A reconciliation of total revenues from reportable segments to total revenues on the consolidated statements of operations was as follows:

	For the year ended December 31,
	2020	2019	2018
	(in thousands)
Total revenues from reportable segments	$5,620,156	$6,177,916	$6,169,138
Other revenues, net	(167)	(118)	953
Elimination of inter-segment revenues	(1,709,274)	(2,049,108)	(2,105,208)

Total revenues	$3,910,715	$4,128,690	$4,064,883

A reconciliation of net income from reportable segments to net (loss) income on the consolidated statements of operations was as follows:

	For the year ended December 31,
	2020	2019	2018
	(in thousands)
Net income from reportable segments	$243,934	$135,694	$133,828
Amounts not allocated to segments:
Other revenues, net	(167)	(118)	953
Store operating expenses	(2,380)	(4,116)	1,659
General and administrative expenses	(91,447)	(66,743)	(59,271)
Depreciation and amortization	(67,023)	(58,031)	(50,068)
Other (expenses) income, net	(9,228)	(3,674)	12,020
Interest and other financial expenses, net	(45,375)	(45,045)	(24,770)
Income tax benefit (expense)	1,802	(5,129)	9,113

Net income (loss)	$30,116	$(47,162)	$23,464

23. Store Operating Expenses

Store operating expenses consisted of the following:

	For the year ended December 31,
	2020	2019	2018
	(in thousands)
Salaries and wages	$217,121	$206,946	$191,126
Rent	113,694	100,856	89,714
Credit card fees	57,644	61,079	57,944
Utilities, upkeep, and taxes	51,811	48,499	46,339
Repairs and maintenance	28,469	28,311	27,403
Insurance	18,956	17,549	15,323
Other store operating expenses	44,727	43,284	42,595

Total store operating expenses	$532,422	$506,524	$470,444

24. General and Administrative Expenses

General and administrative expenses consisted of the following:

	For the year ended December 31,
	2020	2019	2018
	(in thousands)
Salaries and wages	$64,246	$40,515	$37,282
Legal, audit, professional and management fees expenses	7,251	4,678	5,845
Rent	1,404	1,259	1,129
Insurance	6,247	5,598	5,401
Other general and administrative expenses	15,276	17,261	12,360

Total general and administrative expenses	$94,424	$69,311	$62,017

25. Significant Events

COVID-19 — Coronavirus

An outbreak of coronavirus (“COVID-19”) began in China in December 2019 and subsequently spread throughout the world. On March 11, 2020, the World Health Organization declared COVID-19 as a pandemic. Since the second half of March 2020, the pandemic has caused the issuance of orders in the US by the federal government, as well as governments of states and localities within the US, in an attempt to contain the spread of the coronavirus including restrictions on gathering and the closure of certain businesses.

During this period and until the issuance date of the consolidated financial statements, the convenience stores and independent outside operations have continued to operate and have remained open to the public because convenience store operations and gas stations have been deemed an essential business by numerous federal and state authorities, including the US Department of Homeland Security, and therefore are exempt from many of the closure orders that were, or are currently, imposed on US businesses. Commencing in May 2020, various states and localities began to gradually ease their stay-at-home orders and the orders requiring certain types of businesses to be closed. In addition, during the pandemic and until the issuance date of the consolidated financial statements, the supply of products and gas to GPM’s convenience stores and gas stations has continued without any significant interruption. The Company’s convenience stores and independent outside operations are, however, subject to many of COVID-19 operational requirements that were, or are currently, imposed on the activity of US businesses, such as frequent sanitation, the enforcement of face covering orders, and social distancing.

For details regarding the Company’s principal fuel suppliers which temporarily suspended (for periods that vary among the different suppliers) the requirements under their agreements with GPMP, in light of the reduction in the number of gallons sold due to COVID-19, see Note 13 above.

On March 27, 2020, the CARES Act was enacted in response to the COVID-19. The CARES Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the US economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act, among other things, increases the interest deductibility from 30% to 50% of adjusted taxable income for tax years beginning in 2019 and 2020; permits net operating loss (“NOL”) carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021; allows NOLs incurred in 2018, 2019 and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes; accelerates refunds of any remaining alternative minimum tax carryforwards to the 2019 tax year; and changes the depreciable life of qualified improvement property to 15 years for income tax purposes making it eligible for bonus depreciation. Additionally, the Company is able to defer payment of the total accrued amount of the employer portion of the FICA payroll tax from the date of the enactment of the CARES Act until December 31, 2020. Half of that deferment must be paid by December 31, 2021 and the remaining half must be paid by December 31, 2022. The Company estimates that the positive impact expected from the CARES Act on the Company’s financial condition, results of operations or cash flows is not significant.

Because the pandemic is an event that is characterized by great uncertainty, as well as rapid and frequent changes, such as the implementation of measures intended to limit the spread of the pandemic, the Company cannot predict the ultimate impact of the pandemic on its business or results of operations.

The pandemic is an event that is out of the Company’s control and its continuance and evolvement may include, among other things: (a) an increase or decrease in demand for products sold in convenience stores and gas stations; (b) disruptions or suspension of the Company’s activities as a result of imposing restrictions on customer and employee traffic, among other things; (c) disruptions or delays in delivering products to the Company and limiting employee availability; (d) restrictions on the sale and pricing of certain types of products; and (e) changes in laws at federal, state and local levels related to the pandemic. Any changes or developments, as well as the length of the pandemic and its impact on the US economy, may adversely affect the Company’s business operations as well as its results of operations.

26. Subsequent Events

Potential Acquisition

On March 8, 2021, the Company entered into an agreement with third parties for the acquisition of 61 self-operated convenience stores and gas stations located in the Midwestern US for consideration of approximately $102 million plus the value of inventory and cash in stores on the closing date. The Company intends to finance the consideration from its own sources and by two US real estate funds that are unrelated third parties (the “Real Estate Funds”).

At the closing of the transaction, (i) the Company will purchase and assume, among other things, certain vendor agreements, fee simple ownership in some of the sites, equipment in the sites, inventory and goodwill with regard to the acquired activity; and (ii) according to agreements between the Company and each of the Real Estate Funds, in consideration of approximately $92 million, the Real Estate Funds will purchase the fee simple ownership in most of the sites. Such sites will be leased to the Company under customary lease terms. In addition, one of the Real Estate Funds will grant the Company an option to purchase the fee simple ownership in 26 of the sites following an initial four-year period for consideration as was agreed between the parties.

The purchase agreement includes the sellers’ undertaking with regard to indemnification subject to certain scope, time and amounts limitations as determined in the purchase agreement.

The closing of the transaction is subject to fulfillment of conditions precedent which includes, among other things, obtaining the approvals required by law, including permits and licenses relating to the acquired activity. Subject to the above, the closing is planned to occur during the first half of 2021. There is no certainty that the transaction will close.

SCHEDULE I

ARKO Corp. (Parent Company Only)

Condensed balance sheets

(in thousands)

	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$117,179	$21,302
Restricted cash with respect to bonds	—	4,260
Short-term loans to subsidiaries	40,035	—
Long-term loans to subsidiaries and other investee, current portion	—	15,242
Other current assets	2,147	2,928

Total current assets	159,361	43,732
Non-current assets:
Non-current restricted cash with respect to bonds	—	1,963
Investment in subsidiaries	178,948	9,669
Long-term loans to subsidiaries and other investee	—	99,815
Deferred tax asset	2,922	—
Other	—	210

Total assets	$341,231	$155,389

Liabilities
Current liabilities:
Long-term debt, current portion	$1,752	$11,228
Operating leases, current portion	—	95
Other current liabilities	11,612	516

Total current liabilities	13,364	11,839
Non-current liabilities:
Long-term debt, net	—	73,580
Intercompany capital notes	—	4,128
Operating leases	—	45
Other non-current liabilities	9,831	24

Total liabilities	$23,195	$89,616
Series A redeemable preferred stock	100,000	—
Shareholders’ equity	218,036	65,773

Total liabilities, redeemable preferred stock and shareholders’ equity	$341,231	$155,389

The accompanying notes are an integral part of the condensed financial statements.

SCHEDULE I

ARKO Corp. (Parent Company Only)

Condensed statements of operations

(in thousands)

	For the year ended December 31,
	2020	2019	2018
Income:
Income from loans to subsidiaries and other investee	$3,960	$6,992	$8,138
Other income	597	712	1,492

	4,557	7,704	9,630
Expenses:
General and administrative	4,562	2,471	2,380
Expenses related to loans to subsidiaries and other investee	2,692	1,281	—

	7,254	3,752	2,380

Loss (income) before interest and financing income (expenses)	(2,697)	3,952	7,250
Interest and other financial income	570	299	851
Interest and other financial expenses	(8,225)	(4,832)	(3,984)

Loss (income) before income taxes	(10,352)	(581)	4,117
Income tax expense	(324)	(1,140)	(1,282)
Equity income (loss) from subsidiaries	23,863	(41,818)	8,131

Net income (loss)	$13,187	$(43,539)	$10,966

Accretion of redeemable preferred stock	(3,120)	—	—
Series A redeemable preferred stock dividends	(157)	—	—

Net income (loss) attributable to common shareholders	$9,910	$(43,539)	$10,966

The accompanying notes are an integral part of the condensed financial statements.

SCHEDULE I

ARKO Corp. (Parent Company Only)

Condensed statements of comprehensive income (loss)

(in thousands)

	For the year ended December 31,
	2020	2019	2018
Net income (loss)	$13,187	$(43,539)	$10,966
Other comprehensive income (loss):
Foreign currency translation adjustments	4,675	4,520	(4,332)

Total other comprehensive income (loss)	4,675	4,520	(4,332)

Comprehensive income (loss)	$17,862	$(39,019)	$6,634

The accompanying notes are an integral part of the condensed financial statements.

SCHEDULE I

ARKO Corp. (Parent Company Only)

Condensed statements of cash flows

(in thousands)

	Year ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net income (loss)	$13,187	$(43,539)	$10,966
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Equity (income) loss from subsidiaries	(23,863)	41,818	(8,121)
Deferred income taxes	(130)	—	—
Amortization of debt discount and premium	(331)	(409)	(718)
Depreciation and amortization	8	11	8
Foreign currency loss (gain) and interest related to intercompany loans	4,703	1,645	(4,288)
Share-based compensation	1,891	516	490
Fair value adjustment related to financial liabilities	630	—	—
Other operating activities, net	(38)	—	—
Changes in assets and liabilities:
Decrease (increase) in other current assets	490	(707)	(1,433)
Increase (decrease) in other current liabilities	942	15	(7)

Net cash used in operating activities	$(2,511)	$(650)	$(3,103)

Cash flows from investing activities:
Loans to investees	$(68,939)	$(174)	$(56,759)
Repayments of loans to subsidiaries and other investees	109,946	14,133	11,750
Investment in subsidiary	(107,299)	—	—
Other	—	(3)	(5)

Net cash (used in) provided by investing activities	(66,292)	13,956	(45,014)

Cash flows from financing activities:
Issuance of shares in Merger Transaction	60,318	—	—
Issuance of redeemable preferred stock, net	96,880	—	—
Proceeds from issuance of long-term debt, net	—	—	59,197
Repayment of long-term debt	(10,953)	(10,861)	(10,543)
Buyback of long-term debt	(1,995)	—	—
Proceeds from issuance of rights, net	11,332	—	—
Other	—	(18)	(11)

Net cash provided by (used in) financing activities	155,582	(10,879)	48,643

Net increase in cash and cash equivalents and restricted cash	86,779	2,427	526
Effect of exchange rate on cash and cash equivalents and restricted cash	2,875	1,263	(926)
Cash and cash equivalents and restricted cash, beginning of year	27,525	23,835	24,235

Cash and cash equivalents and restricted cash, end of year	$117,179	$27,525	$23,835

Reconciliation of cash and cash equivalents and restricted cash
Cash and cash equivalents, beginning of year	21,302	17,925	20,635
Restricted cash with respect to bonds, beginning of year	6,223	5,910	3,600

Cash and cash equivalents and restricted cash, beginning of year	$27,525	$23,835	$24,235

Cash and cash equivalents, end of year	117,179	21,302	17,925
Restricted cash with respect to bonds, end of year	—	6,223	5,910

Cash and cash equivalents and restricted cash, end of year	$117,179	$27,525	$23,835

The accompanying notes are an integral part of the condensed financial statements.

SCHEDULE I

ARKO Corp. (Parent Company Only)

Condensed statements of cash flows (cont’d)

(in thousands)

	Year ended December 31,
	2020	2019	2018
Supplementary cash flow information:
Cash received for interest	$2,340	$6,714	$4,548
Cash paid for interest	3,840	4,266	4,565
Cash paid for taxes	305	1,123	1,124

Supplementary noncash activities:
Prepaid insurance premiums financed through notes payable	2,190	—	—
Ares Put Option	9,201	—	—
Purchase of property and equipment under operating leases	—	49	—
Loans to investees by offsetting principal repayments of loans to investees	—	—	1,481
Loans to investees by offsetting interest payments from loans to investees	—	—	2,533

The accompanying notes are an integral part of the condensed financial statements.

ARKO Corp. (Parent Company Only)

Notes to Condensed Financial Statements

1. General

The condensed financial statements represent the financial information required by SEC Regulation S-X Rule 5-04 for ARKO Corp. (the “Company”), which requires the inclusion of parent company only financial statements if the restricted net assets of consolidated subsidiaries exceed 25% of total consolidated net assets as of the last day of its most recent fiscal year. As of December 31, 2020, the Company’s restricted net assets of its consolidated subsidiary, GPM Investments, LLC (“GPM”), were approximately $176.2 million and exceeded 25% of the Company’s total consolidated net assets. The primary restrictions as of December 31, 2020 were driven by GPM’s financing agreements with PNC and Ares which restrict the transfer of non-cash assets from GPM to the Company. These financing agreements also include restrictions on distributions according to which, among other things, GPM’s ability to distribute is subject to certain conditions as defined in the underlying agreements. For more information about GPM’s financing agreements with Ares and PNC, refer to Note 12 to the consolidated financial statements.

The Merger Transaction was accounted for as a reverse recapitalization. Under this method of accounting, Haymaker was treated as the “acquired” company and Arko Holdings was considered the accounting acquirer for accounting purposes. The Merger Transaction was treated as the equivalent of Arko Holdings issuing stock in exchange for the net assets of Haymaker, accompanied by a recapitalization. Because Arko Holdings was deemed the accounting acquirer, upon the consummation of the Merger Transaction, the historical financial statements of Arko Holdings became the historical financial statements of the combined company. As a result, the financial statements included in these parent only financial statements reflect the historical operating results of Arko Holdings prior to the Merger Closing Date.

2. Summary of Significant Accounting Policies

The accompanying condensed financial statements have been prepared to present the financial position, results of operations and cash flows of the Company on a stand-alone basis as a holding company. Investments in subsidiaries are accounted for using the equity method. The condensed parent company only financial statements should be read in conjunction with the Company’s consolidated financial statements.

3. Debt

As of December 31, 2019, the long-term debt outstanding was Arko Holdings’ Bonds (Series C) and Convertible Bonds (Series H), both denominated in New Israeli Shekel (“NIS”). Refer to Note 12 to the consolidated financial statements for a description of their terms, including liens and financial covenants and the expected redemption of such bonds. As of December 31, 2020, the debt outstanding related to premium financing agreements due within one year.

EMPIRE PETROLEUM PARTNERS, LLC

CONSOLIDATED BALANCE SHEETS

	(Unaudited) September 30, 2020	December 31, 2019
	($ in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,010	$4,310
Trade accounts receivable, net of allowance for doubtful accounts of $4,605 and $4,195, respectively	36,492	53,173
Other receivables	590	746
Notes receivable, current portion	885	1,635
Inventories	15,067	18,490
Prepaid expenses and other current assets	9,189	8,301

Total current assets	77,233	86,655

Property and equipment, net	146,592	144,781
Intangible assets, net	71,584	83,375
Goodwill	47,487	47,487
Restricted cash	915	915
Deferred financing costs, net	1,786	2,166
Notes receivable, noncurrent	364	491
Other noncurrent assets	20,866	15,245

Total noncurrent assets	$289,594	$294,460

Total assets	$366,827	$381,115

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$37,690	$53,437
Fuel taxes payable	8,648	8,507
Other current liabilities	13,560	12,557
Current maturities of long-term debt	—	9,225

Total current liabilities	59,898	83,726

Long-term debt, net of current maturities	226,246	224,692
Other noncurrent liabilities	25,058	24,304

Total liabilities	311,202	332,722

Members’ equity	55,625	48,393

Total liabilities and members’ equity	$366,827	$381,115

See accompanying notes to Condensed Consolidated Financial Statements

EMPIRE PETROLEUM PARTNERS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	Unaudited
	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	($ in thousands)
REVENUES:
Motor fuel sales	$403,076	$570,103	$1,105,626	$1,673,082
Merchandise sales	26,449	25,699	73,459	73,852
Rental income and other	2,981	3,241	9,361	9,705

Total revenues	432,506	599,043	1,188,446	1,756,639

COST OF SALES (excluding depreciation and amortization expenses):
Motor fuel sales	372,625	540,686	1,017,230	1,595,135
Merchandise sales	19,069	18,326	53,339	53,253
Rental income and other	2,331	2,370	7,047	6,816

Total cost of sales (excluding depreciation, amortization and accretion expenses)	394,025	561,382	1,077,616	1,655,204

Total gross profit (excluding depreciation, amortization and accretion expenses)	38,481	37,661	110,830	101,435

OPERATING EXPENSES:
Selling, general and administrative expenses	21,917	22,847	66,522	68,178
Depreciation, amortization and accretion	8,362	8,336	24,905	23,910
Gain on sale of assets, net	(2,296)	(798)	(3,842)	(976)

Total operating expenses	27,983	30,385	87,585	91,112

Operating income	10,498	7,276	23,245	10,323

OTHER EXPENSES:
Interest expense, net	(3,786)	(4,942)	(11,898)	(14,136)

Income (loss) before income taxes	6,712	2,334	11,347	(3,813)

INCOME TAX PROVISION	—	(49)	(115)	(138)

Net income (loss)	$6,712	$2,285	$11,232	$(3,951)

See accompanying notes to Condensed Consolidated Financial Statements

EMPIRE PETROLEUM PARTNERS, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

(Unaudited)

	Class A	Class B	Member Receivable	Total Members’ Equity
	($ in thousands)
At December 31, 2018	$4,480	$56,358	$(226)	$60,612

Distributions to members	—	(1,000)	—	(1,000)
Net loss	(3,930)	(2,210)	—	(6,140)

At March 31, 2019	550	53,148	(226)	53,472

Distributions to members	—	(1,600)	—	(1,600)
Net loss	(70)	(39)	—	(109)

At June 30, 2019	$480	$51,509	$(226)	$51,763

Distributions to members	—	(1,850)	—	(1,850)
Net income	1,471	827	—	2,298

At September 30, 2019	$1,951	$50,486	$(226)	$52,211

At December 31, 2019	$1,186	$47,433	$(226)	$48,393

Net loss	(362)	(204)	—	(566)

At March 31, 2020	$824	$47,229	$(226)	$47,827

Distributions to members	—	(2,000)	—	(2,000)
Net income	3,255	1,831	—	5,086

At June 30, 2020	$4,079	$47,060	$(226)	$50,913

Distributions to members	—	(2,000)	—	(2,000)
Net income	4,262	2,450	—	6,712

At September 30, 2020	$8,341	$47,510	$(226)	$55,625

See accompanying notes to Condensed Consolidated Financial Statements

EMPIRE PETROLEUM PARTNERS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited)
	Nine Months ended September 30,
	2020	2019
	($ in thousands)
Cash flows from operating activities
Net income (loss)	$11,232	$(3,951)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization, and accretion	24,905	23,910
Amortization of deferred financing costs	943	1,196
Amortization of unfavorable lease obligations and dealer termination agreements	412	(180)
Gain on sale of assets	(3,842)	(976)
Provision for doubtful accounts	410	370
Changes in other operating assets and liabilities
Trade accounts receivable, net	16,271	(9,750)
Inventories	3,423	66
Prepaid expenses and other assets, current and noncurrent	(6,353)	(3,115)
Trade accounts payable	(15,747)	309
Fuel tax payable and other liabilities	1,828	6,360

Net cash provided by operating activities	33,482	14,239

Cash flows from investing activities
Purchases of long-lived assets	(16,142)	(11,863)
Proceeds from sales of assets	4,718	2,250
Issuance of notes receivable	(727)	(917)
Collections on notes receivable	1,604	572

Net cash used in investing activities	(10,547)	(9,958)

Cash flows from financing activities
Distributions to members	(4,000)	(4,450)
Payments for deferred financing costs	(10)	(1,731)
(Payments on) proceeds from swingline commitment, net	(8,776)	6,279
Proceeds from long-term debt	5,000	—
Payments on long-term debt	(4,000)	(3,560)
Payments on other long-term debt	(449)	(413)

Net cash used in financing activities	(12,235)	(3,875)

Net increase in cash and cash equivalents	10,700	406

Cash and cash equivalents, beginning of period	4,310	4,656

Cash and cash equivalents, end of period	$15,010	$5,062

See accompanying notes to Condensed Consolidated Financial Statements

EMPIRE PETROLEUM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(Dollars in thousands)

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

Empire Petroleum Partners, LLC and its subsidiaries (“EPP,” “we,” “our,” “us” or the “Company”) was formed on June 15, 2011 as a Delaware limited liability company and commenced operations on July 7, 2011 when it acquired substantially all of the assets and liabilities of Empire Petroleum Holdings, LLC (“EPH”). EPP is one of the largest and most geographically diversified independent wholesale distributors of motor fuel in the United States. EPP’s motor fuel distribution network serves retail fuel outlets primarily in its four core markets of the Southwest, East, North and Central regions of the United States.

We generate wholesale revenue primarily through long-term, fixed margin motor fuel supply agreements with dealers. In addition to income from our wholesale distribution of motor fuel, we receive income from our retail sales of motor fuel to consumers at our consignment sites and company-operated sites, income from our sales of convenience store merchandise at company-operated sites and rental income from sites that we lease or sublease to dealers or consignment agents.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) for interim financial information. Accordingly, these interim financial statements do not include all of the information and disclosures required by GAAP for annual financial statements and should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2019. These financial statements include all known accruals and adjustments necessary, in the opinion of management, for a fair presentation of the financial position, results of operations, cash flows, and changes in members’ equity for the period presented. The results of operations for the three and nine month periods ended September 30, 2020 and 2019 are not necessarily indicative of operating results for the full year.

These unaudited condensed consolidated financial statements include the accounts and operations of the Company and its wholly owned subsidiaries. Intercompany accounts and transactions are eliminated in consolidation.

Assessment of COVID-19 Impact

The Company assessed certain accounting matters that generally require consideration of forecasted financial information, in context with the information reasonably available to the Company and the unknown future impacts of the novel coronavirus (COVID-19) pandemic as of September 30, 2020, and through the date on which these condensed financial statements are issued. The accounting matters assessed included, but were not limited to, the Company’s carrying value of goodwill and other long-lived assets, allowance for doubtful accounts, inventory valuation and related reserves, fair value of financial assets and revenue recognition. Based on our assessment, there was no material impact to the Company’s condensed consolidated financial statements for the nine-month period ended September 30, 2020. The Company’s future assessment of the magnitude and duration of COVID-19, as well as other factors, could result in material impacts to the Company’s condensed consolidated financial statements in future reporting periods.

EMPIRE PETROLEUM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(Dollars in thousands)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies applied in the preparation of the unaudited condensed consolidated financial statements are consistent with those applied in the preparation of the Company’s audited annual consolidated financial statements for the year ended December 31, 2019.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. We base our estimates and judgments on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. The significant estimates and assumptions that affect our accompanying unaudited consolidated financial statements include, but are not limited to, the allowance for doubtful accounts, depreciation and amortization periods, future obligations for asset retirements, impairment of long-lived assets and the recognition and impairment of goodwill and other intangible assets. Actual results could differ from our estimates.

Fair Value Measurements

Fair value, as defined in GAAP, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). A three-tier fair value hierarchy prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

Level 1:	Unadjusted quoted prices in active markets for identical assets or liabilities

Level 2:

Unadjusted quoted prices in active markets for similar assets or liabilities, or unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability

Level 3:	Unobservable inputs for the asset or liability

Recurring Fair Value Measurements — Fair values of our cash and cash equivalents, restricted cash, trade accounts receivable, short-term borrowings, accounts payable and customer advance payments approximate their carrying values due to the short-term nature of these instruments. Our financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s carrying value for its revolving credit facility and subordinated promissory note agreement approximates fair value due either to the variable interest rates associated with these financial instruments or current interest rates for obligations with similar terms and maturities.

Nonrecurring Fair Value Measurements — Fair value measurements were applied with respect to our nonfinancial assets and liabilities measured on a nonrecurring basis, which consist primarily of intangible assets, other long-lived assets and other assets acquired and liabilities assumed related to purchased businesses in business combinations and impairments.

New Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes FASB Accounting Standards Codification Topic 840, Leases (Topic 840) and provides principles for the recognition, measurement,

EMPIRE PETROLEUM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(Dollars in thousands)

presentation, and disclosure of leases for both lessees and lessors. Among its provisions, this standard requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date; (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Additional disclosures are also required to allow the user to assess the amount, timing and uncertainty of cash flows arising from leasing activities. This ASU is effective for annual periods beginning after December 15, 2020 and interim periods beginning after December 31, 2021. The Company is currently evaluating the effect that this standard will have on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments,” as amended, which requires, among other things, the use of a new current expected credit loss (“CECL”) model in order to determine our allowances for doubtful accounts with respect to accounts receivable. The CECL model requires that we estimate our lifetime expected credit loss with respect to our receivables and contract assets and record allowances that, when deducted from the balance of the receivables, represent the net amounts expected to be collected. We will also be required to disclose information about how we developed the allowances, including changes in the factors that influenced our estimate of expected credit losses and the reasons for those changes. This ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2022. We do not expect adoption of this ASU to have a material impact on our consolidated financial condition and results of operations.

NOTE 3 — INVENTORIES

Inventories consisted of the following:

	September 30, 2020	December 31, 2019
Petroleum products	$7,626	$10,673
Store merchandise and other	7,441	7,817

	$15,067	$18,490

EMPIRE PETROLEUM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(Dollars in thousands)

NOTE 4 — INTANGIBLE ASSETS, NET

Identifiable intangible assets consisted of the following:

	Estimated Useful Life (in Years)	September 30, 2020
		Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Motor fuel supply agreements — independent dealer sites	1 - 38	$132,143	$(81,716)	$50,427
Motor fuel supply agreements — consignment sites	1 - 38	41,261	(21,888)	19,373
Non-compete agreements	2 - 10	3,619	(2,604)	1,015
Transportation agreements	10	297	(181)	116
In-place leases	7	1,014	(842)	172
Trade names	5 - 17	1,136	(1,040)	96
Software and other	7	601	(216)	385

		$180,071	$(108,487)	$71,584

	Estimated Useful Life (in Years)	December 31, 2019
		Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Motor fuel supply agreements — independent dealer sites	1 - 38	$131,946	$(72,763)	$59,183
Motor fuel supply agreements — consignment sites	1 - 38	41,689	(19,490)	22,199
Non-compete agreements	2 - 10	3,557	(2,376)	1,181
Transportation agreements	10	292	(154)	138
In-place leases	7	997	(802)	195
Trade names	5 - 17	1,117	(1,006)	111
Software and other	7	504	(136)	368

		$180,102	$(96,727)	$83,375

Amortization expense was $3,675 and $11,297 for the three and nine months ended September 30, 2020, respectively. Amortization expense was $4,347 and $12,310 for the three and nine months ended September 30, 2019, respectively.

EMPIRE PETROLEUM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(Dollars in thousands)

Estimated aggregate amortization expense of the Company’s intangible assets for the next five years and thereafter is as follows:

Year ended December 31,	Total
2020 (remainder)	$3,642
2021	13,696
2022	11,467
2023	9,983
2024	7,160
2025	5,799
Thereafter	19,837

Total	$71,584

NOTE 5 — LONG-TERM DEBT

Long-term debt consists of the following:

	September 30, 2020	December 31, 2019
Revolving credit facility (including swingline)	$163,000	$170,776
Subordinated debt	53,452	53,452
Less:
Unamortized discount and warrants	(2,455)	(1,936)
Deferred financing costs, net	(477)	(1,551)
Other financing agreement	12,726	12,726
Other debt	—	450

Total debt	226,246	233,917
Less: current portion	—	9,225

Total long-term debt	$226,246	$224,692

NOTE 6 — SUBSEQUENT EVENTS

The Company sold substantially all its assets on October 6, 2020. Proceeds from the sale were used to pay the outstanding balances of the revolving credit facility and subordinated debt arrangement which were then closed.

In preparing the accompanying condensed consolidated financial statements, management of the Company has evaluated all subsequent events and transactions for potential recognition or disclosure through December 4, 2020, the date the condensed consolidated financial statements were available for issuance.

GRANT THORNTON LLP 1717 Main St., Suite 1800 Dallas, TX 75201-4657	REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

D +1 214 561 2300 F +1 214 561 2370
Board of Directors Empire Petroleum Partners, LLC

We have audited the accompanying consolidated financial statements of Empire Petroleum Partners, LLC (a Delaware limited liability company) and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, members’ equity, and cash flows for the three years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Empire Petroleum Partners, LLC and subsidiaries as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the three years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Dallas, Texas April 16, 2020

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

Empire Petroleum Partners, LLC

CONSOLIDATED BALANCE SHEETS

December 31,

($ in thousands)

	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,310	$4,656
Trade accounts receivable, net	53,173	47,332
Other receivables	746	579
Notes receivable, current portion	1,635	253
Inventories	18,490	17,351
Prepaid expenses and other current assets	8,301	6,355

Total current assets	86,655	76,526

Property and equipment, net	144,781	142,429
Intangible assets, net	83,375	94,214
Goodwill	47,487	47,487
Restricted cash	915	1,590
Deferred financing costs, net	2,166	1,231
Notes receivable, noncurrent	491	873
Other noncurrent assets	15,245	13,805

Total noncurrent assets	294,460	301,629

Total assets	$381,115	$378,155

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$53,437	$49,905
Fuel taxes payable	8,507	6,355
Other current liabilities	12,557	15,891
Current maturities of long-term debt	9,225	558

Total current liabilities	83,726	72,709

Long-term debt, net of current maturities	224,692	220,034
Other noncurrent liabilities	24,304	24,800

Total liabilities	332,722	317,543

Members’ equity	48,393	60,612

Total liabilities and members’ equity	$381,115	$378,155

The accompanying notes are an integral part of these consolidated financial statements.

Empire Petroleum Partners, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31,

($ in thousands, except per unit amounts)

	2019	2018	2017
REVENUES:
Motor fuel sales	$2,213,385	$2,425,767	$1,874,192
Merchandise sales	97,725	96,226	43,993
Rental income and other	12,907	14,102	9,356

Total revenues	2,324,017	2,536,095	1,927,541

COST OF SALES (excluding depreciation and amortization expenses):
Motor fuel sales	2,107,366	2,325,988	1,799,260
Merchandise sales	70,389	71,778	31,242
Rental income and other	8,222	8,588	8,059

Total cost of sales (excluding depreciation, amortization and accretion expenses)	2,185,977	2,406,354	1,838,561

Total gross profit (excluding depreciation, amortization and accretion expenses)	138,040	129,741	88,980

OPERATING EXPENSES:
Selling, general and administrative expenses	93,799	94,300	52,051
Acquisition costs	239	2,602	5,167
Depreciation, amortization and accretion	30,980	31,379	29,926
Gain on sale of assets, net	(1,050)	(2,647)	(12,167)

Total operating expenses	123,968	125,634	74,977

Operating income	14,072	4,107	14,003

OTHER INCOME (EXPENSE):
Interest expense, net	(19,049)	(19,070)	(16,040)
Other income, net	—	—	5,460

Income/(loss) before income taxes	(4,977)	(14,963)	3,423
INCOME TAX PROVISION	(178)	(182)	(122)

Net income/(loss)	$(5,155)	$(15,145)	$3,301

Earnings (loss) per unit - basic and diluted:	$(0.59)	$(1.72)	$0.38

Net income/(loss)
Weighted average units outstanding — basic and diluted	8,796,907	8,796,907	8,796,907

The accompanying notes are an integral part of these consolidated financial statements.

Empire Petroleum Partners, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

Years ended December 31,

($ in thousands)

	Class A	Class B	Member Receivable	Total Members’ Equity
At December 31, 2016	$26,203	$78,979	$(816)	$104,366
Distributions to members	(10,944)	(10,456)	—	(21,400)
Repayment of member receivable	—	—	285	285
Net income	2,096	1,205	—	3,301

At December 31, 2017	17,355	69,728	(531)	86,552
Distributions to members	(3,258)	(7,842)	—	(11,100)
Repayment of member receivable	—	—	305	305
Net loss	(9,617)	(5,528)	—	(15,145)

At December 31, 2018	4,480	56,358	(226)	60,612
Distributions to members	—	(7,064)	—	(7,064)
Net loss	(3,273)	(1,882)	—	(5,155)

At December 31, 2019	$1,207	$47,412	$(226)	$48,393

The accompanying notes are an integral part of these consolidated financial statements.

Empire Petroleum Partners, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31,

($ in thousands)

	2019	2018	2017
Cash flows from operating activities
Net income (loss)	$(5,155)	$(15,145)	$3,301
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, amortization, and accretion	30,980	31,379	29,926
Amortization of deferred financing costs	1,442	1,691	2,634
Amortization of unfavorable lease obligations	(107)	(144)	(497)
Gain on sale of assets, net	(1,050)	(2,647)	(12,167)
Provision for doubtful accounts	2,185	350	229
Impairment of notes receivable	—	1,882	—
Non-cash interest expense	—	1,759	1,693
Gain on bargain purchase	—	—	(5,460)
Changes in other operating assets, current and noncurrent
Trade accounts receivable and notes receivable	(8,026)	9,984	(12,032)
Inventories	(1,139)	1,453	(1,921)
Prepaid expenses and other assets, current and noncurrent	(3,553)	(1,672)	(3,011)
Trade accounts payable	2,539	(12,168)	12,585
Fuel tax payable and other liabilities	(1,432)	794	10,860

Net cash provided by operating activities	16,684	17,516	26,140

Cash flows from investing activities
Acquisitions of businesses, including acquired working capital, net of cash acquired	—	—	(39,459)
Acquisitions of intangible assets	(6,059)	(14,560)	(12,012)
Escrow deposit for acquisitions	—	(1,590)	(13)
Purchases of property and equipment	(18,272)	(13,325)	(15,754)
Proceeds from sales of assets	4,419	7,821	55,142
Issuance of notes receivable	(1,829)	(700)	(2,330)
Collections on notes receivable	829	1,015	1,858

Net cash used in investing activities	(20,912)	(21,339)	(12,568)

Cash flows from financing activities
Distributions to members	(7,064)	(11,100)	(21,400)
Member note payment	—	305	285
Payments for deferred financing costs	(1,712)	(268)	(153)
(Payments on) proceeds from swingline commitment, net	8,776	(6,050)	(2,148)
Proceeds from long-term debt	18,440	27,760	59,400
Payments on long-term debt	(14,000)	(5,000)	(46,459)
Payments on other long-term debt	(558)	(506)	(635)

Net cash (used in) provided by financing activities	3,882	5,141	(11,110)

Net increase (decrease) in cash and cash equivalents	(346)	1,318	2,462
Cash and cash equivalents, beginning of period	4,656	3,338	876

Cash and cash equivalents, end of period	$4,310	$4,656	$3,338

The accompanying notes are an integral part of these consolidated financial statements.

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

(in thousands, except per unit amounts)

NOTE 1 — BUSINESS OVERVIEW

Nature of Operations

Empire Petroleum Partners, LLC and its subsidiaries (“EPP,” “we,” “our,” “us” or the “Company”) was formed on June 15, 2011 as a Delaware limited liability company and commenced operations on July 7, 2011 when it acquired substantially all of the assets and liabilities of Empire Petroleum Holdings, LLC (“EPH”). EPP is one of the largest and most geographically diversified independent wholesale distributors of motor fuel in the United States. EPP’s motor fuel distribution network serves retail fuel outlets primarily in its four core markets of the Southwest, East, North and Central regions of the United States.

We generate wholesale revenue primarily through long-term, fixed margin motor fuel supply agreements with dealers. In addition to income from our wholesale distribution of motor fuel, we receive income from our retail sales of motor fuel to consumers at our consignment sites and company-operated sites, income from our sales of convenience store merchandise at company-operated sites and rental income from sites that we lease or sublease to dealers or consignment agents.

Basis of Presentation

The consolidated financial statements are prepared in conformity with generally accepted accounting principles in the United States (“GAAP”). These consolidated financial statements include the accounts and operations of the Company and its wholly owned subsidiaries. Intercompany accounts and transactions are eliminated in consolidation.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. We base our estimates and judgments on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. The significant estimates and assumptions that affect our accompanying consolidated financial statements include, but are not limited to, the allowance for doubtful accounts, depreciation and amortization periods, future obligations for asset retirements, impairment of long-lived assets and the recognition and impairment of goodwill and other intangible assets. Actual results could differ from our estimates.

Fair Value Measurements

Fair value, as defined in GAAP, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). A three-tier fair value hierarchy prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

These tiers include:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities

Level 2	Unadjusted quoted prices in active markets for similar assets or liabilities, or unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability

Level 3	Unobservable inputs for the asset or liability

Recurring Fair Value Measurements — Fair values of our cash and cash equivalents, restricted cash, trade accounts receivable, short-term borrowings, accounts payable and customer advance payments approximate their carrying values due to the short-term nature of these instruments. Our financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s carrying value for its revolving credit facility and subordinated promissory note agreement approximates fair value due either to the variable interest rates associated with these financial instruments or current interest rates for obligations with similar terms and maturities.

Nonrecurring Fair Value Measurements — Fair value measurements were applied with respect to our nonfinancial assets and liabilities measured on a nonrecurring basis, which consist primarily of intangible assets, other long-lived assets and other assets acquired and liabilities assumed related to purchased businesses in business combinations and impairments.

Input levels used for fair value measurements are as follows:

Description	Disclosure	Input Level
Acquired assets and liabilities	Note 3	Level 3
Warrants	Note 13	Level 3

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents include cash on hand, demand and time deposits, and funds invested in highly liquid instruments with maturities of three months or less at the date of purchase. At times, certain account balances may exceed federally insured limits.

Restricted cash is comprised of deposits held in escrow with law firms, primarily related to an agreement to purchase long-term assets.

Trade Accounts Receivable, Net

Trade accounts receivable reflects routine customer obligations due under normal trade terms, generally on net 3-10 day terms, and credit card transactions in the process of clearing that typically clear within one to two business days. We provide for the amount of receivables estimated to become uncollectible in the future by establishing an allowance for doubtful accounts. Management reviews trade accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. Trade accounts receivable balances that are determined to be uncollectible are included in the overall allowance for doubtful accounts. After all attempts to

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

collect a receivable have failed, the receivable is written off. Based on our assessment, we recorded an allowance for doubtful accounts of $4,195 and $2,010 as of December 31, 2019 and 2018, respectively. In 2019, we increased the provision for doubtful accounts by $2,185 included in selling, general and administrative expenses in the consolidated statement of operations.

Notes Receivable

Notes receivable consist of notes acquired in various business combinations and from loans to customers for the purchase of convenience store related equipment or buildings. The notes bear interest ranging from zero to 15.0% and are payable monthly with various maturity dates between January 2020 and June 2025.

Inventories

Fuel inventory is valued at the lower of cost or market, with cost determined using the weighted-average cost method. Merchandise inventory is stated at the lower of average costs, as determined by the retail inventory method, or market. Market is determined based on estimated replacement cost using prices at the end of the reporting period.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets mainly consist of prepaid items that are short-term in nature, such as insurance and licenses, and store repair parts.

Property and Equipment, Net

Property and equipment are recorded at cost, except for those assets acquired through acquisition, which are recorded at fair value on the date of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 40 years. Leasehold improvements are amortized over the shorter of the lease term or the useful lives of the leasehold improvements. Repairs and maintenance are expensed as incurred.

Impairment of Long-Lived Assets

We are required to review long-lived assets for impairment whenever events or changes in circumstances indicate a possible significant deterioration in the future cash flows expected to be generated by an asset group. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, then the carrying value is written down to estimated fair value through additional depreciation provisions and reported as impairments in the periods in which the determination of the impairment is made. Individual assets are grouped for impairment purposes at the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets. Because there is a lack of quoted market prices for our long-lived assets, the fair value of potentially impaired assets is determined based on the present values of expected future cash flows using discount rates believed to be consistent with those used by principal market participants or based on a multiple of operating cash flow validated with historical market transactions of similar assets, where possible.

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

The expected future cash flows used for impairment reviews and related fair value calculations are based on estimated future prices, operating costs and capital project decisions, considering all available evidence at the date of review. We concluded that there was no impairment during the years ended December 31, 2019, 2018 or 2017.

Goodwill

Goodwill represents the excess of cost over the fair value of net assets of a business acquired and is allocated to our respective reporting units in which such goodwill arose. In the event we dispose of a business, as defined under GAAP, from a reporting unit with goodwill, which is less than the entire reporting unit, we allocate a portion of the reporting unit’s goodwill to that business in determining the gain or loss on the disposal of the business. The amount of goodwill allocated to the business is based on the relative fair value of the business for the reporting unit.

Goodwill is tested for impairment for each reporting unit at least annually (or whenever events or changes in circumstances indicate the carrying amount may be impaired) in accordance with the authoritative accounting guidance on goodwill. The Company first assesses qualitative factors to evaluate whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as the basis for determining whether it is necessary to perform a quantitative goodwill impairment test. The Company may bypass the qualitative assessment for any reporting unit in any period and proceed directly with the quantitative analysis. The quantitative analysis compares the fair value of the reporting unit with its carrying amount. The Company estimates the fair value of a reporting unit using a combination of discounted expected future cash flows (income approach) and guideline public companies method (market approach).

The qualitative criteria that we use includes an analysis of (1) economic conditions and industry and market considerations; (2) comparisons of prior valuations of reporting units to current carrying value; (3) a sensitivity analysis of the valuations previously prepared that would impact the reporting unit’s fair value; (4) forecasting capabilities in comparison to prior valuation of projected performance; and (5) consideration over significant changes to the business model since the last reporting date. The Company performed its annual goodwill assessment in the fourth quarter of 2019, 2018 and 2017 and determined that no impairment charge was required.

Intangible Assets, Net

We record identifiable intangible assets at fair value or cost at the date of the acquisition. Identifiable intangible assets consist of motor fuel supply agreements, non-compete agreements, transportation agreements, in-place leases and trade names. Amortization of intangible assets is provided using the straight-line method over their respective estimated useful lives, generally ranging from 1 to 38 years.

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with the revolving credit facility and are included in interest expense. Deferred financing costs related to the issuance of subordinated debt are deducted from the carrying amount of the loan. These costs are amortized over the life of the loan and included in interest expense.

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

Other Noncurrent Assets

Other noncurrent assets consist primarily of security deposits made for various leased properties and prepaid sales incentives.

Other Current Liabilities

Other current liabilities consist of the following:

	December 31, 2019	December 31, 2018
Compensation and benefits	$2,415	$2,730
Other payables and accrued invoices	6,859	5,832
Interest	2,379	1,569
Fuel tax liabilities	120	3,007
Property tax liabilities	784	1,914
Professional fees and insurance	—	839

Total	$12,557	$15,891

Other Noncurrent Liabilities

Other noncurrent liabilities consist of the following:

	December 31, 2019	December 31, 2018
Tenant security deposits held	$4,096	$4,041
Deferred gain on sale-leaseback	5,136	6,562
Deferred vendor rebates and allowances	6,812	7,030
Lease obligation	3,693	2,802
Asset retirement obligations	4,535	4,314
Other	32	51

Total	$24,304	$24,800

Unfavorable Lease Obligations

Unfavorable lease obligations represent the lease obligations that were assumed with certain acquisitions for leases that were determined to be valued below their fair market value at that time. The obligations are amortized as an increase to rental expense over the remaining term of the lease agreements, which range from 1 to 13 years. The obligation is included in the other noncurrent liabilities line item in the accompanying consolidated balance sheets.

Asset Retirement Obligations

We recognize as a liability the fair value of a legal obligation to perform asset retirement activities, including those that are conditional on a future event, when the amount can be reasonably estimated. These obligations

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

relate to the net present value of estimated costs to remove underground storage tanks (“UST”) at owned and leased sites when so required under the applicable leases. The asset retirement obligation for UST removal on each site is accreted over the expected life of the owned site or the average lease term of leased sites.

A roll forward of the asset retirement obligation balance for the periods ended December 31 is as follows:

	2019	2018
Balances at beginning of the year	$4,314	$4,135
Liabilities settled	(20)	(34)
Accretion expense	241	213

Balances at end of the year	$4,535	$4,314

In order to determine fair value, management is required to make certain estimates and assumptions including, among other things, projected replacement cost, a credit-adjusted risk-free rate and an assessment of market conditions that could significantly impact the estimated fair value of the asset retirement obligation. The obligation is included in the other noncurrent liabilities line item in the accompanying consolidated balance sheets.

Environmental Costs

Environmental expenditures are expensed or capitalized, depending upon their future economic benefit. Expenditures relating to an existing condition caused by past operations, and those having no future economic benefit, are expensed. Liabilities for environmental expenditures are recorded on an undiscounted basis (unless acquired in a purchase business combination) when environmental assessments or cleanups are probable and the costs can be reasonably estimated. Recoveries of environmental remediation costs from other parties, such as state reimbursement funds, are recorded as assets when their receipt is probable and estimable.

Concentration of Credit Risk

During 2019 and 2018, our largest customer represented less than 5% of revenue. Our top 10 customers represented less than 10% of revenue. Credit risk is diversified across over 1,000 customers.

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which amended its guidance on revenue recognition. The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance is effective for interim and annual reporting periods beginning after December 15, 2018. The Company adopted this guidance on January 1, 2019, using the modified retrospective method of adoption with the cumulative effect, if any, recorded to retained earnings for all open contracts at the date of adoption.

We completed a detailed review of revenue contracts representative of our revenue streams as of the adoption date. As a result of the evaluation performed, we have determined that the timing and/or amount of revenue that we recognize on our contracts will not be materially impacted by the adoption of the new standard. Accordingly, we did not recognize a cumulative effect adjustment to our opening retained earnings upon the adoption as the adjustment has an immaterial impact to the financial statements.

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

We recognize revenues to depict the transfer of control of promised goods or services to our customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. The Company recognizes revenue in accordance with the five-step model outlined in Topic 606 as follows: when (i) a contract with a customer exists, (ii) performance obligation have been identified, (iii) the price to the customer has been determined, (iv) the transaction price has been allocated to performance obligations and (v) the performance obligations are satisfied. The Company has 3 primary models upon which it derives revenue:

Motor fuel revenue: Motor fuel revenue consists primarily of the sale of motor fuel under supply agreements with third party customers and affiliates. Fuel supply contracts with our customers generally provide that we distribute motor fuel at a formula price based on published rates, volume-based profit margin, and other terms specific to the agreement. Shipment and delivery of motor fuel generally occurs on the same day. The customer is invoiced the agreed-upon price with most payment terms ranging less than 30 days. If the consideration promised in a contract includes a variable amount, we estimate the variable consideration amount and factor in such an estimate to determine the transaction price under the expected value method.

Revenue is recognized for wholesale motor fuel contracts at the point in time the customer (i.e. Dealer) takes control of the fuel. At the time control is transferred to the customer, the sale is considered final, because the agreements do not grant customers the right to return motor fuel. We charge customers for transportation costs and sales tax, which are recorded gross in revenue and cost of sales.

Additionally we recognized motor fuel revenue through our consignment sites and through the sale of motor fuel at our company-operated retail stores. The consignment sites are operated by commission agents, in which we retain title to inventory and control access to and sale of fuel inventory to the customer. At both consignment sites and our company-operating retail stores, we recognize revenue at the time the fuel is sold to the ultimate customer. At the time control is transferred to the customer, the sale is considered final, because the agreements do not grant customers the right to return motor fuel.

Merchandise sales: Merchandise sales comprises the in-store merchandise and foodservice sales at company-operated retail stores, including sales of lottery ticket sales, money orders, prepaid phone cards and wireless services, ATM transactions, car washes, movie rentals, and other ancillary product and service offerings. Revenue is recognized when all steps of the five-step revenue recognition model have been completed, which is upon sale of the product is sold or when the service is rendered.

Rental income and other: We receive lease income from leased or subleased properties. Revenues from leasing arrangements for which we are the lessor are recognized ratably over the term of the underlying lease.

Costs to Obtain or Fulfill a Contract

We recognize an asset related to the costs incurred to obtain a contract (e.g. sales commissions) if the costs are specifically identifiable to a contract, the costs will result in enhancing resources that will be used in satisfying performance obligations in future and the costs are expected to be recovered. These capitalized costs are recorded as a part of other current assets and other noncurrent assets and are amortized as a reduction of revenue on a systematic basis consistent with the pattern of transfer of the goods or services to which such costs relate. The Company has also made a policy election of expensing the costs to obtain a contract, as and when they are incurred, in cases where the expected amortization period is one year or less.

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

Practical Expedients Selected

We elected the following practical expedients in accordance with ASC 606:

•

Significant financing component — We elected to not account for a financing component for time periods between the Company’s performance and collections from customers as this time period is less than one year on its contracts.

•	Incremental costs of obtaining a contract — We elected to expense the incremental costs of obtaining a contract when the amortization period for such contracts would have been one year or less.

•	Shipping and handling costs — We elected to account for shipping and handling costs as fulfillment activities and expense the costs incurred as part of cost of sales.

•

Sales taxes — We have elected to include within the measurement of transaction price all taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction and collected by us from a customer (i.e., sales tax, value added tax, etc.).

Cost of Sales

Cost of motor fuel sales includes all costs incurred to acquire wholesale fuel, such as the costs of purchasing and transporting inventory prior to delivery to the wholesale customers, net of any purchase discounts or incentives. Cost of sales does not include any depreciation of our property, plant and equipment. Amortization expense related to our intangible assets is excluded from cost of sales because those assets are not directly associated with the cost of providing wholesale motor fuel distribution services.

Depreciation and amortization expenses are separately classified in our consolidated statements of operations.

Vendor Rebates / Dealer Incentives

From time to time, we receive rebates from the major oil companies from which we purchase motor fuel under structured programs based on the volume of fuel purchased, as specified in the applicable fuel purchase agreements. These volume rebates are recognized as a reduction of motor fuel cost of sales over the life of the contract with the major oil company when the amounts to be earned are probable and estimable, typically on a straight-line or volume basis over the term of the fuel purchase agreement.

We may also receive incentive payments from major oil companies to defray the costs of branding and imaging improvements provided to our dealers. Generally, the branding allowances received are deferred and recorded as a reduction of motor fuel cost of sales over the term of the fuel purchase agreement.

We may also provide our dealers with similar rebates and upfront payments to enter into motor fuel supply agreements with us. Costs incurred for rebates are expensed as incurred as a reduction to sales. Upfront incentives paid to customers in return for entering motor fuel supply agreements with us are deferred and recognized over the life of the contract as a reduction to sales on a straight-line basis.

Income Taxes

We are treated as a partnership for income tax purposes and our income, deductions, losses and credits flow through to the returns of our members. As a result, we have excluded income taxes from these consolidated

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

financial statements, except for certain state taxes. Any interest and penalties associated with these income taxes are included in the provision for income taxes. We perform an annual review for any uncertain tax positions and record expected future tax consequences of uncertain tax positions in our consolidated financial statements. At December 31, 2019 and 2018, we did not identify any uncertain tax positions.

Earnings per Unit

The Company computes income per unit using the two-class method, under which any excess of distributions declared over net income are allocated to the members based on their respective sharing of income specified in the limited liability company agreement. Net income per unit applicable to members (including Class A and Class B) is computed by dividing the members’ interest in net income, after deducting any distributions, by the weighted-average number of outstanding Class A and B units. There were no differences in treatment of Class A and Class B units that impacted the calculation of earnings per unit for 2019, 2018 or 2017.

The Company has issued phantom units associated with its Long-Term Incentive Plan (Note 13) that are not considered dilutive because they are contingent upon both service and a change in control event that has not occurred by the end of our reporting period. The Company also has an agreement with the former owners of Empire Petroleum Holdings, LLC (Note 14) that requires a payment of Class A units valued at $2,000, contingent upon an initial public offering, that are not considered dilutive because the event has not occurred by the end of our reporting period.

Recently Issued Accounting Pronouncement

In November 2019, the FASB issued ASU 2019-10, Leases (Topic 842), which replaces existing lease accounting guidance. The new standard is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet. The new guidance will require lessees to continue to classify leases as either operating or financing, with classification affecting the pattern of expense recognition in the income statement. For us, the amendments in this ASU are effective for fiscal years beginning after December 15, 2020. We plan to adopt the standard in the first quarter of fiscal 2020. The ASU is required to be applied using a modified retrospective approach at the beginning of the earliest period presented, with optional practical expedients. We are currently evaluating the effect that the updated standard will have on our consolidated balance sheets and related disclosures.

NOTE 3 — ACQUISITIONS

The acquisitions discussed below have been accounted for as business combinations under ASC 805, Business Combinations (“ASC 805”). The purchase price for each respective acquisition was allocated to the net tangible and identifiable intangible assets acquired and liabilities assumed based on fair value estimates. The excess of the purchase price over the fair values of the assets acquired and liabilities assumed for each respective acquisition was recorded as goodwill. The excess of fair value of the assets acquired over the purchase consideration for one acquisition is included in the other income line of the accompanying consolidated statements of operations.

For all periods presented, the fair value of the motor fuel supply agreements was determined using an income approach, with the fair value estimated to be the present value of incremental after-tax cash flows attributable

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

solely to the motor fuel supply agreements over their respective estimated remaining useful life, using probability-weighted cash flows, generally assumed to extend through the term of the motor fuel supply agreements, and using discount rates considered appropriate given the inherent risks associated with these types of agreements. We believe the level and timing of cash flows represent relevant market participant assumptions. The motor fuel supply agreements are being amortized on a proportional basis corresponding to the average attrition rate of the motor fuel supply agreements over their respective estimated useful lives, which range from 1 to 38 years.

Goodwill from each of the acquisitions principally resulted from expected synergies from combining our operations and the operations of the acquired businesses. The amortization of goodwill related to our acquisitions for the periods presented is deductible for income tax purposes over 15 years.

2017 Transactions

Circle K Stores Inc. and CST Brands, Inc.

In September 2017, we acquired operations at 69 retail fuel and convenience locations (68 company-operated and one consignment) as well as certain fixed assets, personal property and one undeveloped land bank site from Circle K Stores Inc. (“Circle K”) and CST Brands, Inc. (“CST”) for approximately $27,312 in cash, funded with our revolving credit facility. The Company also acquired 10 fee properties and assumed 11 operating leases as part of the acquisition. The stores are located in Arizona, Texas, Colorado, Florida, New Mexico, Louisiana and Georgia. The acquisition significantly expanded our retail operations. Concurrently, Empire entered into a long-term operating lease agreement with Getty Realty Corp. (“Getty”) at 49 locations which were purchased by Getty from Circle K and CST.

On the date of acquisition, the fair value of the assets acquired exceeded the purchase consideration by $5,460, which is included in the other income line of the accompanying consolidated statement of operations for the year ended December 31, 2017. The identifiable intangible assets acquired represent supplier fuel agreement.

The following table presents acquisition date fair value of the assets acquired and liabilities assumed:

Cash	$146
Inventory	6,980
Land	7,780
Real estate and improvements	9,998
Property and equipment	11,126
Intangibles	461
Less: Asset retirement obligations	(3,689)
Fair value of leases, net	(30)

$32,772

Superior Transport, Inc.

On June 1, 2017, we acquired certain assets of Superior Transport, Inc. for $12,292 in cash. The transaction was funded in cash from our revolving credit facility. The acquisition expanded our operations in Georgia, Tennessee and Alabama. The identifiable intangible assets acquired primarily represent motor fuel supply agreements.

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

The following table presents acquisition date fair value of the assets acquired:

Accounts receivable	$1,123
Inventory	1,462
Equipment	693
Identifiable intangibles	9,003
Goodwill	47
Less: deposits	(36)

$12,292

NOTE 4 — INVENTORIES

Inventories consisted of the following as of:

	December 31,
	2019	2018
Petroleum products	$10,673	$10,251
Store merchandise and other	7,817	7,100

	$18,490	$17,351

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of:

	Estimated Useful Life (in Years)	December 31,
		2019	2018
Buildings	15 - 40	$35,542	$36,638
Machinery and equipment	3 - 15	81,796	62,803
Leasehold improvements	5 - 20	28,587	29,210
Furniture and fixtures	3 - 20	16,198	16,530
Vehicles	5	253	65

		162,376	145,246
Less: Accumulated depreciation		(61,758)	(47,650)

		100,618	97,596
Land		44,163	44,833

Property and equipment, net		$144,781	$142,429

Depreciation expense was $15,503, $13,921, and $12,013 for the years ended December 31, 2019, 2018, and 2017, respectively.

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

NOTE 6 — INTANGIBLE ASSETS, NET

Identifiable intangible assets consisted of the following as of:

	Estimated Useful Life (in Years)	December 31, 2019
		Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Motor fuel supply agreements — independent dealer sites	1 - 38	$131,946	$(72,763)	$59,183
Motor fuel supply agreements — consignment sites	1 - 38	41,689	(19,490)	22,199
Non-compete agreements	2 - 10	3,557	(2,376)	1,181
Transportation agreements	10	292	(154)	138
In-place leases	7	997	(802)	195
Trade names	5 - 17	1,117	(1,006)	111
Software and other	7	504	(136)	368

		$180,102	$(96,727)	$83,375

	Estimated Useful Life (in Years)	December 31, 2018
		Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Motor fuel supply agreements — independent dealer sites	1 - 38	$129,267	$(62,518)	$66,749
Motor fuel supply agreements — consignment sites	1 - 38	41,853	(16,666)	25,187
Non-compete agreements	2 - 10	3,619	(2,209)	1,410
Transportation agreements	10	297	(129)	168
In-place leases	7	1,052	(831)	221
Trade names	5 - 17	1,136	(1,019)	117
Software and other	7	415	(53)	362

		$177,639	$(83,425)	$94,214

Amortization expense was $15,236, $17,161, and $17,820 for the years ended December 31, 2019, 2018 and 2017, respectively. Estimated aggregate amortization expense of the Company’s intangible assets for the next five years and thereafter is as follows:

Year ended December 31,	Total
2020	$14,614
2021	13,064
2022	10,821
2023	9,598
2024	6,602
Thereafter	28,676

Total	$83,375

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

NOTE 7 — LONG-TERM DEBT

Long-term debt consists of the following as of:

	December 31,
	2019	2018
Revolving credit facility (including swingline)	$170,776	$157,560
Subordinated debt	53,452	53,452
Less:
Unamortized discount and warrants	(1,936)	(2,045)
Deferred financing costs, net	(1,551)	(2,108)
Other financing agreement	12,726	12,726
Other debt	450	1,007

Total debt	233,917	220,592
Less: current portion	9,225	558

Total long-term debt	$224,692	$220,034

Revolving credit facility

In October 2013 and as amended in 2016, the Company entered into a credit agreement with a bank which had available borrowings of up to $250,000 under a revolving credit facility (“2016 revolving credit facility”). The 2016 revolving credit facility included a $25,000 swing-line commitment sublimit and a $35,000 letter of credit facility sublimit, with a maturity date of January 8, 2020. The revolving credit facility accrued interest at a Base Rate or Adjusted LIBOR Rate (each as defined in the revolving credit facility agreement) for amounts advanced under the revolving credit facility and at the swing-line rate for advances under the swing-line sublimit. We elected the Adjusted LIBOR rate, which is based on the applicable margin plus the company chosen LIBOR interest rate.

On March 22, 2019, the Company amended and restated its 2016 revolving credit facility (“revolving credit facility”) whereby Empire extended the maturity until March 22, 2024. As part of the amended terms, Empire decreased the size of the revolving commitment to $225,000, increased the swing-line limit to $35,000 and increased the letter of credit limit to $55,000. Additionally, the 2019 revolving credit facility allows a consolidated leverage ratio of up to 6.0 to 1 through March 30, 2020, stepping down to 5.0 to 1 for the period March 31, 2023 and thereafter, as well as a consolidated senior leverage ratio of up to 4.5 to 1 through March 30, 2020, stepping down to 3.75 to 1 for the period March 31, 2023 and thereafter. The 2019 revolving credit facility includes a springing maturity of 90 days prior to the maturity of the subordinated promissory note agreement.

At December 31, 2019 and 2018, the interest rate on the revolving credit facility was 4.875% and 5.375%, with commitment fees of 0.50% on the unused portion. As of December 31, 2019 and 2018, we had $162,000 and $157,560, respectively, outstanding under the revolving credit facility. At December 31, 2019, the interest rate on the swing-line was 6.875%. Outstanding swing-line borrowings were $8,776 at December 31, 2019. There were no outstanding borrowings at December 31, 2018. We have remaining availability at December 31, 2019 of $28,630 pursuant to being in compliance with all covenant calculations included in our amended revolving credit facility.

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

The swing-line portion of the revolving credit facility bears interest at the Swingline Rate (as defined in the revolving credit facility) and is payable in full on the earlier of the date of demand by the lender or the Revolving Commitment Termination Date (as defined in the revolving credit facility). Consequently, any amount outstanding under the swing-line portion of the revolving credit facility is classified as a current liability.

The outstanding indebtedness under the revolving credit facility is collateralized by substantially all of our assets and may be prepaid without a penalty (subject to certain notice and timing requirements). The revolving credit facility permits the lenders to accelerate the repayment of the outstanding obligations upon the occurrence of an Event of Default (as defined in the revolving credit facility), including a material change in the business. In addition, we are required to meet certain financial and other covenants, including but not limited to: a Fixed Charge Coverage Ratio, an Asset Coverage Ratio and a Total Debt to EBITDA Ratio (each as defined in the revolving credit facility). The Company was in compliance with its debt covenants at December 31, 2019 and 2018.

Sales leaseback transaction

On December 30, 2015, Empire entered into a sale leaseback transaction whereby the Company sold approximately $12,726 in real estate assets. As the transaction did not qualify as a sale, this transaction was accounted for as a financing arrangement over the course of the lease agreement. In conjunction with this transaction, Empire entered into a 25 year lease agreement with an option to extend the term for another 25 years. The lease is classified as a debt obligation under GAAP and is included in our long-term debt balance as of December 31, 2019 and 2018. The obligation matures in October 2040 and requires monthly interest payments at an average rate of 9.32%.

Subordinated debt

During October 2016, Empire entered into a subordinated promissory note agreement in the amount of $50,000, which bears interest at 11.375% per annum with a maturity date of October 3, 2023. As of December 31, 2019 and 2018, we had $53,452 and $53,452, respectively, outstanding indebtedness with approximately $26,500 of remaining availability under the note agreement at December 31, 2019. As part of the note agreement, the Company issued 366,538 warrants to purchase Series B units at a strike price of $32.74. The warrants were valued at $1,871 on the issuance date. The fair value of the warrants was recorded in Series B Members’ Equity and as a discount to the subordinated debt on the balance sheet. This amount will be accreted to interest expense over the life of the indebtedness using the straight-line method, which approximates the effective interest rate method. During 2019 and 2018, $220 and $168, respectively, of the discount was accreted to interest expense. $1,368 remained unamortized as of December 31, 2019.

Empire also amended its subordinated promissory note agreement on March 22, 2019 to conform to the amended terms of the credit facility. The interest rate increased from 11.38% to 12.75% per annum.

Other debt

Our other debt was $450 and $1,007 at December 31, 2019 and 2018, respectively. Other debt relates to an obligation to a major oil supplier that bears interest at a rate of 10%. This obligation was assumed with a prior year acquisition.

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

Outstanding letters of credit were $25,594 as of December 31, 2019 and $29,194 as of December 31, 2018, and remaining availability was $9,406 under the sublimit for letters of credit. Letter of credit fees were $979, $934, and $536 for the years ended December 31, 2019, 2018 and 2017, respectively, and are included in interest expense, net in the accompanying consolidated statements of operations.

The scheduled maturities of our debt are as follows as of December 31, 2019:

Year ended December 31,	Total
2020	$9,225
2021	85
2022	92
2023	53,552
2024	162,107
Thereafter	12,343

237,404
Less:
Unamortized discount and warrants	(1,936)
Deferred financing cost, net	(1,551)

Total	$233,917

NOTE 8 — RELATED PARTY TRANSACTIONS

We have an agreement with an affiliate of American Infrastructure MLP Fund, L.P. (“AIM”) to provide advisory services. Related party consulting expense, including reimbursed expenses, amounted to $562, $870, and $611 for the years ended December 31, 2019, 2018 and 2017, respectively, and has been included in selling, general and administrative expenses of the accompanying consolidated statements of operations.

We lease office space and sites from entities that are affiliates of one of our members. Related party rental expense incurred in connection with these properties amounted to $77, $281, and $295 for the years ended December 31, 2019, 2018 and 2017, respectively, and has been included in selling, general and administrative expenses in the accompanying consolidated statements of operations. There are no amounts due on these leases as of December 31, 2019 and 2018. We incurred $57 of legal and computer services expenses with entities affiliated with one of our members during 2019, which is included in selling, general and administrative expenses.

We purchase fuel from a related party affiliate. The total fuel purchased and included in motor fuel cost of sales in the accompanying consolidated statements of operations was $1,953, $5,984, and $8,907 for the years ended December 31, 2019, 2018 and 2017, respectively. Amounts due to related parties in connection with fuel purchases totaled $32 and $19 as of December 31, 2019 and 2018, respectively, and are included in trade accounts payable on the accompanying consolidated balance sheets.

We arrange for fuel delivery utilizing transportation from entities that are affiliates of certain members. Related party transportation expenses of $8,764, $9,336, and $12,316 for the years ended December 31, 2019, 2018 and 2017, respectively, and have been included in fuel cost of sales in the accompanying consolidated statements of

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

operations. Amounts due to related parties in connection with transportation services totaled $226 and $108 as of December 31, 2019 and 2018, respectively, and are included in trade accounts payables on the accompanying consolidated balance sheets.

We sell fuel to various affiliated entities owned by certain members. Related party fuel sales totaled $5,877, $7,147, and $6,977 for the years ended December 31, 2019, 2018 and 2017, respectively, and have been included in motor fuel revenues in the accompanying consolidated statements of operations. Amounts due from these affiliated entities for fuel purchased as of December 31, 2019 and 2018, were $209 and $210, respectively, and are included in trade accounts receivable on the accompanying consolidated balance sheets.

We had a receivable from one of our members as a result of a working capital adjustment provision from an acquisition in 2011 that was paid in full during 2018. The related party receivable from the sellers totaled $305 at December 31, 2017 and was included within member receivable in the accompanying consolidated statements of changes in members’ equity.

We have a receivable from one of our members as a result of a confidential release and settlement agreement between the member and an unrelated Tennessee limited liability company. The related party receivable from the member totaled $226 at both December 31, 2019 and 2018 and is included within member receivable in the accompanying consolidated statements of changes in members’ equity. The advances are non-interest bearing and collected through reduced future distributions.

NOTE 9 — MAJOR SUPPLIERS

In the ordinary course of business, we transact the majority of our business with several significant major oil companies from whom we purchase motor fuel. During the years ended December 31, 2019, 2018 and 2017, we purchased approximately 44%, 43%, and 37%, respectively, of our motor fuel from three major oil companies as follows:

	2019	2018	2017
Major Oil Company A	17%	15%	17%
Major Oil Company B	15%	14%	10%
Major Oil Company C	12%	14%	10%

	44%	43%	37%

As of December 31, 2019 and 2018, respectively, $14,415 and $12,680 were due to the above companies, and such amounts have been included in trade accounts payable in the accompanying consolidated balance sheets.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

We generally do not take title to USTs as part of our supply agreements. However, there are some instances where we are in the chain of title on a limited number of USTs, and therefore may have exposure to environmental remediation costs. Environmental remediation costs are generally covered by insurance, various state UST funds or are covered by indemnification agreements with dealers at dealer-operated sites. In the event that a dealer defaults on its indemnification, we could be liable for corrective action and/or compensating third parties for bodily injury and property damage caused by accidental releases from operating USTs. The Company

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

does not have any liabilities related to environmental remediation costs associated with its USTs at its sites that are probable or estimable as of December 31, 2019 and 2018.

In the normal course of business, we are subject to lawsuits. We regularly assess the need for accounting recognition or disclosure of legal contingencies. In the case of all known contingencies, we accrue a liability when the loss is probable and the amount is reasonably estimable. If a range of amounts can be reasonably estimated and no amount within the range is a better estimate than any other amount, then the minimum of the range is accrued. We do not reduce these liabilities for potential insurance or third-party recoveries. If applicable, we accrue receivables for probable insurance or other third-party recoveries. Any amount recorded is based on the status of current activity and the advice from legal counsel. As of December 31, 2019 and 2018, there were no amounts accrued for such events.

Motor Fuel Contractual Purchase Commitments

We have a long-term contract with a major oil company that sets forth minimum volume requirements per year and is subject to penalties relating to any shortfalls if the minimum volume requirements are not met. The minimum requirement under this contract was approximately 148 million gallons for the year ended December 31, 2019, and approximately 143 million gallons for the years ended December 31, 2018 and 2017. This requirement is reduced by amounts purchased in the previous year in excess of the minimum quantities. If in any one-year period we fail to meet the minimum volume purchase obligation, the seller may impose a penalty of four cents per gallon times the difference between the actual volume purchased and the minimum volume requirement. We met the minimum volume purchase obligation for the years ended December 31, 2019, 2018 and 2017. The minimum requirement is 148 million gallons for the year ended December 31, 2020 and each of the subsequent two years, then decreasing to 98 million gallons and 63 million gallons in the final two years of the agreement.

Deferred Branding Incentives

We receive deferred branding incentives and other incentive payments from a number of major oil companies from whom we purchase motor fuel. Under some, but not all, of our motor fuel supply agreements, a portion of the deferred branding incentives may be passed on to our branded dealers under the same terms as required by our fuel suppliers. Many of the agreements require repayment of all or a portion of the amount received if we or our branded dealers elect to discontinue selling the specified brand of fuel at certain locations. As of December 31, 2019 and 2018, the estimated amount of deferred branding incentives that would have to be repaid upon debranding at these locations was approximately $52,415 and $46,821, respectively. Of these amounts, as of December 31, 2019 and 2018, $44,544 and $38,798, respectively, would be the responsibility of our branded dealers under reimbursement agreements with the dealers. In the event dealers were to default on this reimbursement obligation, we would be required to make the necessary payment. No liabilities have been recorded as of December 31, 2019 and 2018, for the amount of dealer obligations which would become payable upon debranding. The amounts recorded as a reduction of motor fuel cost of sales in the accompanying consolidated statements of operations related to volume rebates received from vendors was approximately $15,773, $12,755, and $10,239, for the years ended December 31, 2019, 2018 and 2017, respectively. Deferred vendor rebates and allowances as of December 31, 2019 and 2018 were approximately $6,871 and $8,023, respectively, and are included in other noncurrent liabilities in the accompanying consolidated balance sheets. Amortization of incentives received is recorded in cost of sales on a straight-line basis over the term of the respective agreement.

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

NOTE 11 — LEASES

Operating Leases — Lessee

We lease real property under agreements classified as operating leases. Many of these leases contain renewal options, escalation clauses, and/or require us to pay executor costs (such as property taxes, maintenance and insurance). For all leases that include fixed rental rate increases, we calculate the total rent expense for the entire lease period, considering renewals for all periods for which failure to renew the lease imposes economic penalty, and record rental expense on a straight-line basis in the accompanying consolidated statements of operations. Lease expense for all operating leases totaled $19,933, $19,456, and $12,740 for years ended December 31, 2019, 2018 and 2017, respectively.

In June 2017, Empire entered into a sale leaseback transaction whereby the Company sold approximately $11,776 of real estate assets. The Company deferred a gain on the asset sale of $6,972 and is recognizing the gain over the 15-year term of the lease agreement. In conjunction with this sale, Empire is obligated to future lease payments of $20,160 as of December 31, 2019.

In September 2017, Empire entered into a long-term operating lease agreement with Getty at 49 locations under a triple-net lease structure. Empire is obligated to future lease payments of $128,889 as of December 31, 2019.

Operating Leases — Lessor

We lease sites to third-party operators generating rental income of approximately $8,651 $7,450, and $8,574 for the years ended December 31, 2019, 2018 and 2017, respectively.

The following is an estimate of our future minimum lease payments and future minimum rental income for operating leases:

	Minimum Rental Expense	Minimum Rental Income
2020	$16,427	$7,288
2021	16,033	5,988
2022	15,705	4,800
2023	15,274	3,161
2024	14,781	1,917
Thereafter	106,451	7,451

Total future minimum lease expense/income	$184,671	$30,605

NOTE 12 — LONG-TERM INCENTIVE PLAN

We established a Long-Term Incentive Plan (the “LTIP”) in 2013 to provide for awards to employees, consultants, directors and other individuals who perform services for us or our affiliates (as defined in the LTIP). The LTIP allows for the award of phantom units. Upon a Change in Control as defined in the LTIP, the compensation charge we record will be dependent upon the nature of how the phantom units will be settled. If the awards are settled in equity, the grant date fair value will be used. If the awards are settled in cash, then the

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

phantom units’ current fair value will be used. The Company has not recognized any expense associated with these phantom units because they are contingent upon both service and a change in control event that has not occurred by the end of our reporting period. As of December 31, 2019, there were 395,003 phantom units authorized under the plan and 204,997 available for future grants. The following is a summary of outstanding units:

Units
Balance, December 31, 2017:	448,878
Granted	—
Forfeited	(12,000)

Balance, December 31, 2018:	436,878

Granted	60,000
Forfeited	(101,875)

Balance, December 31, 2019:	395,003

NOTE 13 —MEMBERS’ EQUITY

Units

The following is a summary of outstanding Class A and Class B units:

	Class A	Class B	Total
Units outstanding at December 31, 2019 and 2018	5,589,534	3,207,373	8,796,907

Effective with our Sixth Amended and Restated Limited Liability Company Agreement dated November 10, 2014 (as amended, the “2014 LLC Agreement”), we have two classes of members’ equity: Class A units and Class B units. Class A units and Class B units have the same rights, privileges, preferences and obligations, as specifically provided for in the 2014 LLC Agreement, except with respect to distributions (other than tax distributions). Pursuant to the 2014 LLC Agreement, non-tax distributions are paid first to Class B units pro rata in proportion to such holders relative Class B Percentage Interest as of the record date until the minimum quarterly distribution has been paid with respect to each Class B unit, including any unpaid arrearages due to the Class B Units, then to Class A units until the minimum quarterly distribution with respect to each Class A Unit has been paid, including any unpaid arrearages due to the Class A units, and then pro rata among all Class A and Class B units. There is no obligation for holders of Class A or Class B units to make any further contribution to us. AIM has been appointed as our Tax Member, as defined in the 2014 LLC Agreement. Profit and loss allocations are made to the members pursuant to the terms of the 2014 LLC Agreement, primarily according to each member’s respective capital account percentage.

Warrants

In conjunction with our subordinated debt placement in October 2016 (Note 8), Empire granted warrants to purchase 366,538 Class B units, exercisable at $32.74 per unit for a 10-year term. The fair value of the warrants

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

was determined using a Black-Scholes option pricing model, with the value of our units on a minority, marketable basis and volatility based on the historical equity price of industry peers. As of December 31, 2019 and 2018, 366,538 warrants remain outstanding.

NOTE 14 — SUPPLEMENTAL CASH FLOW INFORMATION

	12 Months Ended December 31,
	2019	2018	2017
Cash paid for interest (1)	$16,441	$12,734	$11,269
Income taxes paid	162	168	125
Asset retirement obligations	—	—	3,689

(1)	We did not capitalize any interest during the years ended December 31, 2019.

NOTE 15 — INCOME TAXES

We are not a taxable entity for U.S. federal income tax purposes and are not subject to state income tax in the majority of states. Taxes on our earnings generally are borne by our partners through the allocation of taxable income. Our income tax expense results from state laws that apply to entities organized as partnerships, primarily in the state of Texas.

As of December 31, 2019 and 2018, we had no liability reported for unrecognized tax benefits, and we did not have any interest or penalties related to income taxes during the years ended December 31, 2019, 2018 or 2017.

NOTE 16 — RETIREMENT SAVINGS PLAN

We are the sponsor and plan administrator of the Empire Petroleum Partners, LLC 401(k) Plan (the “Plan”), a defined contribution retirement savings plan for our employees under the Employee Retirement Income Security Act, Section 404(c). Our employees are eligible to participate in the Plan on date of hire if considered full-time and must enroll in the Plan to receive company matching contributions. Employee salary contribution amounts are subject to federal income tax limitations, and we match employee salary contributions up to 3%. Our matching contributions for the Plan were $320, $220, and $240 for the years ended December 31, 2019, 2018 and 2017, respectively.

NOTE 17 — SUBSEQUENT EVENTS

On December 17, 2019, Empire entered into an agreement to sell substantially all of its assets to a national convenience store retailer. We expect to close the transaction in 2020.

Beginning in March 2020, multiple significant factors impacting supply and demand in the global oil markets have taken place. Among these events were the global outbreak of COVID-19, the ensuing worldwide economic slowdown driven by amongst other things social distancing, and pricing and production challenges between the members of the Organization of the Petroleum Exporting Countries and other oil exporting nations. As a result, West Texas Intermediate oil has declined sharply impacting both the wholesale and retail pricing of motor fuel products throughout the United States.

EMPIRE PETROLEUM PARTNERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2019 and 2018

(in thousands, except per unit amounts)

We cannot reasonably predict or forecast the duration or effects of this sudden decrease, but a prolonged depression of demand for motor fuel products and the resulting decline in wholesale and retail prices could have an adverse effect on the Company’s financial condition, results of operations and cash flows relative to the amounts reflected in recent periods. The potential effects of these conditions, or the results of any Company plans to respond to these conditions, have not been recognized in our 2019 financial statements.

In response to the recent motor fuel price volatility and changes in the macroeconomic outlook, the Company has been working closely with its dealer network to strengthen its relationships and provide enhanced services to help mitigate the potential negative impacts of the prevailing market conditions. Actions enacted or planned include close attention to controllable costs, discretionary capital spending and opportunistic dealer acquisitions.

The Company believes the actions enacted and those planned will allow it to adjust operating costs to match the fluctuations in revenue in order meet the needs of customers and satisfy its obligations to outside parties through the current market volatility.

In preparing the accompanying consolidated financial statements, management of the Company has evaluated all subsequent events and transactions for potential recognition or disclosure through April 16, 2020, the date the consolidated financial statements were available for issuance.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee	$84,569
Accounting fees and expenses	10,000
Legal fees and expenses	75,000
Financial printing and miscellaneous expenses	50,000

Total	$219,569

Item 14.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

We have entered into indemnification agreements with each of our directors and officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our certificate of incorporate and bylaws.

We also maintain a general liability insurance policy, which will cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15.	Recent Sales of Unregistered Securities.

Private Placements in Connection with IPO

On March 15, 2019, Haymaker issued an aggregate of 8,625,000 shares of Class B common stock to the Sponsor (“Founder Shares”) for an aggregate purchase price of $25,000. On June 6, 2019, Haymaker effected a 1.16666667 for 1 stock dividend for each share of Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 10,062,500 Founder Shares (up to 1,312,500 shares of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised). The Sponsor has forfeited, as the result of the partial exercise of the over-allotment option of the underwriter in the IPO, 62,500 of these Founder Shares, resulting in the Sponsor holding 10,000,000 Founder Shares after the IPO, which was 20% of the Company’s issued and outstanding shares as of June 11, 2019.

Simultaneously with the closing of the IPO, pursuant to a certain Private Placement Warrants Purchase Agreements, Haymaker completed the private sale of an aggregate of 6,000,000 warrants (the “Private Warrants”) at a purchase price of $1.50 per Private Warrant to the Sponsor, Cantor Fitzgerald & Co. and Stifel, Nicolaus & Company, Incorporated, generating gross proceeds to the Company of $9,000,000. The Private Warrants are identical to the Warrants sold as part of the Units in the IPO, except that each of the Sponsor, Cantor Fitzgerald & Co. and Stifel, Nicolaus & Company, Incorporated has agreed not to transfer, assign or sell any of the Private Warrants (except to certain permitted transferees) until 30 days after the completion of the Business Combination. The Private Warrants are also not redeemable by the Company so long as they are held by the Sponsor, Cantor Fitzgerald & Co. and Stifel, Nicolaus & Company, Incorporated or their respective permitted transferees. In addition, as long as the Private Warrants are held by Cantor Fitzgerald & Co. and Stifel, Nicolaus & Company, Incorporated or their respective designees, the Private Warrants may not be exercised after the five year anniversary of June 6, 2019. No underwriting discounts or commissions were paid with respect to such sale.

The sales of the above securities were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act. Other than the IPO, no sales involved underwriters, underwriting discounts or commissions or public offerings of securities of Haymaker.

Founder Shares and Private Warrants

At the Business Combination closing date on December 22, 2020 (the “Business Combination Closing Date”), we exchanged each outstanding Founder Share for one validly issued, fully paid and nonassessable share of common stock and each of the Private Warrants, each of which was exercisable for one share of Haymaker Class A Common Stock at an exercise price of $11.50 per share in accordance with its terms, became exercisable for one share of one share of common stock, and following the effective time of the First Merger, the Sponsor (i) automatically forfeited 1,000,000 shares of common stock and 2,000,000 Private Warrants, and such shares and warrants were cancelled and no longer outstanding and (ii) 4,200,000 shares of common stock that would otherwise have been issuable to the Sponsor were deferred (as further described below). The issuance of common stock upon automatic conversion of Founder Shares Business Combination Closing Date was exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act.

Business Combination Consideration

Pursuant to the Business Combination Agreement, at the effective time of the Second Merger on the Business Combination Closing Date (the “Second Effective Time”), each ordinary share, par value 0.01 New

Israeli Shekel per share, of Arko Holdings (all such issued and outstanding shares prior to the consummation of the Business Combination, including those issued in respect of Arko’s restricted stock units, are collectively referred to as the “Arko Ordinary Shares”) issued and outstanding immediately prior to the Second Effective Time was cancelled and each holder of Arko Ordinary Shares received the following consideration, at such holder’s election:

1.	Option A (Stock Consideration): 0.0862 validly issued, fully paid and nonassessable shares of our common stock.

2.

Option B (Mixed Consideration): (A) a cash amount equal to $0.0862 in consideration for each Arko Ordinary Share (the “Cash Option B Amount”) plus (B) 0.0761 of validly issued, fully paid and nonassessable shares of our common stock.

3.

Option C (Mixed Consideration): (A) a cash amount equal to $0.1803 in consideration for each Arko Ordinary Share (the “Cash Option C Amount”) plus (B) 0.0650 of validly issued, fully paid and nonassessable shares of our common stock

The equity holders of Arko received an aggregate of 65,208,698 shares of our common stock and approximately $55.4 million in cash. In addition, each holder of Arko Ordinary Shares received a pro rata cash payment, in the form of additional merger consideration in an amount of $0.0706 per share (a total of approximately $58.7 million). We issued Arie Kotler, Morris Willner and Vilna Holdings an aggregate of 41,871,801 shares of such common stock (the “ARKO Management Common Stock”). The issuance of ARKO Management Common Stock upon automatic conversion of Arko Ordinary Shares on the Business Combination Closing Date was exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act.

GPM Equity Purchase Agreement

On the Business Combination Closing Date, we purchased from GPM Owner, LLC, GPM HP SCF Investor, LLC, ARCC Blocker II LLC, CADC Blocker Corp., Ares Centre Street Partnership, L.P., Ares Private Credit Solutions, L.P., Ares PCS Holdings Inc., Ares ND Credit Strategies Fund LLC, Ares Credit Strategies Insurance Dedicated Fund Series Interests of SALI Multi-Series Fund, L.P., Ares SDL Blocker Holdings LLC, Ares SFERS Credit Strategies Fund LLC, Ares Direct Finance I LP and Ares Capital Corporation (collectively, the “GPM Minority Investors”), all of their (a) direct and indirect membership interests in GPM Investments, LLC (together with all of its subsidiaries, (“GPM”)), including, in the case of GPM Owner, LLC, the purchase of the stock of GPM Holdings, Inc., (b) warrants, options or other rights to purchase or otherwise acquire securities of GPM, equity appreciation rights or profits interests relating to GPM, except as otherwise described below in connection with the exchange of the New Ares Warrants, and (c) obligations, evidences of indebtedness or other securities or interests, but only to the extent convertible or exchange into securities described in clauses (a) or (b), including their respective membership interests (the “Equity Securities”). In exchange for the Equity Securities, the GPM Minority Investors received 33,772,660 shares of our common stock (the “GPM Equity Purchase Common Stock”), and Ares Capital Corporation (or any of its affiliates, any investment fund solely managed or controlled by any of them, or any affiliate of such investment fund) (“Ares”) also received the New Ares Warrants (as described below).

In addition, at the closing of the Business Combination, Ares exchanged its warrants to acquire membership interests in GPM (the “Existing Ares Warrants”) for warrants to purchase 1,100,000 million shares of our common stock for an exercise price of $10.00 per share, with an exercise period ending on the fifth anniversary of the Closing Date (the “New Ares Warrants”).

The issuance of the GPM Equity Purchase Common Stock and New Ares Warrants were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act.

PIPE Investment

On November 18, 2020, we entered into a subscription agreement (the “Subscription Agreement”) with MSD Special Investments Fund, L.P., MSD SIF Holdings, L.P., MSD Credit Opportunity Master Fund, L.P., MSD Private Credit Opportunity Master Fund 2, L.P., Lombard International Life Ltd., on behalf of its Segregated Account BIGVA005, and MSD SBAFLA Fund, L.P. (collectively, the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and we agreed to issue and sell to such investors, 700,000 shares of our Series A convertible preferred stock, par value $0.0001 per share (the “Series A Convertible Preferred Stock), at a price per share of $100.00, and up to an aggregate of an additional 300,000 shares of Series A Convertible Preferred Stock (the “Additional Preferred Shares”) if, and to the extent, we exercised our right to sell such additional shares (the “PIPE Investment”). The conditions to completing the PIPE Investment under the Subscription Agreement included a condition that all conditions to the closing of the Business Combination shall have been satisfied or waived.

The PIPE Investment closed immediately prior to the Business Combination closing date and we exercised our right to sell the Additional Preferred Shares resulting in the purchase by the PIPE Investors of a total of 1,000,000 shares of the Series A Convertible Stock. The shares of Series A Convertible Preferred Stock were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act.

Raymond James & Associates, Inc.

On July 1, 2020, Haymaker and Raymond James & Associates, Inc. (“Raymond James”) entered into an engagement letter, pursuant to which, Raymond James agreed to act as a capital markets advisor and financial advisor in connection with the Business Combination (the “M&A Engagement Letter”) and on July 31, 2020, Haymaker and Raymond James entered into an engagement letter, pursuant to which Raymond James agreed to provide Haymaker with certain private placement services in connection with the PIPE Investment (“PIPE Engagement Letter”). On December 21, 2020, Haymaker and Raymond James entered into a letter agreement amending the engagement letters to provide that all of the transaction fees (pursuant to the M&A Engagement Letter) and/or the financing fees (pursuant to the PIPE Engagement Letter) (in each case at Haymaker’s option) may be paid to Raymond James at in the form of 555,775 newly issued shares of the combined company at the Business Combination closing, valued for this purpose at $10.13 per share. Upon closing of the Business Combination, we issued 555,775 shares of common stock to Raymond James (the “Raymond James Shares”). The Raymond James Shares were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act.

Nomura Securities International, Inc.

On August 1, 2020, Haymaker and Nomura Securities International, Inc. (“Nomura”) entered into an engagement letter, pursuant to which Nomura agreed to act as a placement agent in connection with the PIPE Investment (the “PIPE Agreement”) and on September 8, 2020, Haymaker and Nomura entered into an engagement letter, pursuant to which Nomura agreed to act as a financial and capital markets advisor in connection with the Business Combination (the “Advisory Agreement”). On January 19, 2021, the Company, Haymaker and Nomura entered into a letter agreement amending the engagement letters to provide that all of the placement fee (pursuant to the PIPE Agreement) and the transaction fee (pursuant to the Advisory Agreement), in each case at Haymaker’s option, may be paid to Nomura in the form of 296,150 shares of common stock, valued for this purpose at $10.13 per share. On January 21, 2021, we issued 296,150 shares of common stock to Nomura (the “Nomura Shares”). The Nomura Shares were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act.

Stifel, Nicolaus & Company

On May 16, 2019 and July 1, 2020, Haymaker entered into engagement letters with Stifel, Nicolaus & Company (“Stifel”) pursuant to which Stifel agreed to provide financial advisory services in connection with the Business Combination. On December 20, 2020, Haymaker and Stifel amended the engagement letters to provide that the cash fees payable to Stifel pursuant the engagement letters will be paid in the form of 469,250 newly issued shares of the combined company at the Business Combination closing, valued for this purpose at $10.13 per share. Upon the closing of the Business Combination, we issued 469,250 shares of common stock to Stifel (the “Stifel Shares”). The Stifel Shares were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act.

Item 16.	Exhibits and Financial Statements.

(a)    Exhibits.

Exhibit No.	Description

2.1	Business Combination Agreement, dated as of September 8, 2020, by and among Haymaker Acquisition Corp. II, ARKO Corp., Punch US Sub, Inc., Punch Sub Ltd. and ARKO Holdings Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed on December 31, 2020).

2.2	Consent and Amendment No. 1 to the Business Combination Agreement, dated as of November 18, 2020, by and among Haymaker, New Parent, Merger Sub I, Merger Sub II and Arko (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed with the SEC on November 19, 2020 by Haymaker Acquisition Corp. II (File No. 001-38931)).

2.3	Equity Purchase Agreement, dated as of September 8, 2020, by and among ARKO Corp. and each of the persons or entities listed on Exhibit B thereto (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K, filed on September 9, 2020 (9:31 a.m.), by Haymaker Acquisition Corp. II (File No. 001-38931)).

3.1	Amended and Restated Certificate of Incorporation of ARKO Corp. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on December 31, 2020).

3.2	Bylaws of ARKO Corp. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, filed on December 31, 2020).

4.1	Warrant Assignment, Assumption and Amendment Agreement, dated as of December 22, 2020, by and among Haymaker, ARKO Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed on December 31, 2020).

4.2	Registration Rights and Lock-up Agreement, dated as of December 22, 2020, by and among ARKO Corp. and each of the persons or entities listed on Schedule A thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on December 31, 2020).

4.3	Form of ARKO Corp. Warrant (included as Exhibit A to the Warrant Agreement) (incorporated by reference to Exhibit 4.1 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

4.4	Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934.

4.5	Warrant Agreement, dated June 6, 2019, by and between the Haymaker Acquisition Corp. II and Continental Stock Transfer & Trust Company, as warrant agent, (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the SEC on June 12, 2019, by Haymaker Acquisition Corp. II (File No. 001-38931)).

5.1**	Opinion of Greenberg Traurig, LLP.

10.1	Form of Indemnification for Directors and Officers (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed with the Commission on December 31, 2020).

Exhibit No.	Description

10.2	ARKO Corp. 2020 Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed with the Commission on December 31, 2020).

10.3	Class A Preferred Unit Purchase Agreement, dated December 17, 2020, by and among GPM Investments, LLC, AIM Investment Funds (Invesco Investment Funds), on behalf of its series Invesco SteelPath MLP Select 40 Fund and AIM Investment Funds (Invesco Investment Funds), on behalf of its series Invesco SteelPath MLP Income Fund (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K, filed with the Commission on December 31, 2020).

10.4	Class AQ Unit Purchase Agreement, dated December 18, 2020, by and between GPM Investments, LLC and Fuel USA, LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K, filed with the Commission on December 31, 2020).

10.5	Class X Unit Purchase Agreement, dated December 18, 2020, by and between GPM Investments, LLC and Riiser Fuels, LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K, filed with the Commission on December 31, 2020).

10.6	Subscription Agreement, dated as of November 18, 2020, by and among ARKO Corp. and the investors listed therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the Commission on December 31, 2020).

10.7	Employment Agreement, dated as of September 8, 2020, by and between ARKO Corp. and Arie Kotler (incorporated by reference to Exhibit 10.11 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.8	Trust Deed for the Series C Bonds, dated June 20, 2016, by and between Arko Holdings Ltd. and Hermetic Trust (1975) Ltd. (incorporated by reference to Exhibit 10.15 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.9	Second Amendment to Credit Agreement, dated May 27, 2020, by and among GPM Investments, LLC, the lenders party thereto, the guarantors party thereto, and Ares Capital Corporation (incorporated by reference to Exhibit 10.16 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.10	Third Amendment to Credit Agreement, dated August 27, 2020, by and among GPM Investments, LLC, the lenders party thereto, the guarantors party thereto, and Ares Capital Corporation (incorporated by reference to Exhibit 10.17 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.11	Amended and Restated Credit Agreement, dated July 15, 2019, by and among GPM Petroleum LP, the guarantors party thereto, Capital One, National Association, Keybank National Association, Santander Bank, N.A., and the lenders party thereto (incorporated by reference to Exhibit 10.18 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.12	Increase Agreement and Amendment, dated March 31, 2020, by and among the incremental lenders party thereto, the lenders party thereto, GPM Petroleum LP, the guarantors party thereto, and Capital One, National Association (incorporated by reference to Exhibit 10.19 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.13	Second Amendment to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement, dated October 6, 2020, by and among the GPM Investments, LLC and the other borrowers party thereto, the lenders party thereto, and PNC Bank, National Association (incorporated by reference to Exhibit 10.20 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

Exhibit No.	Description

10.14	Term Loan and Security Agreement, dated January 12, 2016, by and among GPM Petroleum LP, the borrowers party thereto, the lenders party thereto, and PNC Bank, National Association (incorporated by reference to Exhibit 10.21 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.15	First Amendment to Term Loan and Security Agreement, dated November 17, 2017, by and among GPM Petroleum LP, the borrowers party thereto, the lenders party thereto, and PNC Bank, National Association (incorporated by reference to Exhibit 10.22 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.16	Second Amendment to Term Loan and Security Agreement, dated December 22, 2017, by and among GPM Petroleum LP, the borrowers party thereto, the lenders party thereto, and PNC Bank, National Association (incorporated by reference to Exhibit 10.23 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.17	Third Amendment to Term Loan and Security Agreement, dated July 15, 2019, by and among GPM Petroleum LP, the borrowers party thereto, the lenders party thereto, and PNC Bank, National Association (incorporated by reference to Exhibit 10.24 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.18	Fourth Amendment to Term Loan and Security Agreement, dated April 1, 2020, by and among GPM Petroleum LP, the borrowers party thereto, the lenders party thereto, and PNC Bank, National Association (incorporated by reference to Exhibit 10.25 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.19	Amended and Restated Master Covenant Agreement, dated May 7, 2020, by and between GPM Investments, LLC and M&T Bank (incorporated by reference to Exhibit 10.26 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.20	Amendment to Amended and Restated Master Covenant Agreement, dated July 30, 2020, by and between GPM Investments, LLC and M&T Bank (incorporated by reference to Exhibit 10.27 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.21	Amended, Restated and Consolidated Credit Agreement, dated December 21, 2016, by and between GPM Investments, LLC and the other borrowers party thereto and M&T Bank (incorporated by reference to Exhibit 10.28 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.22	First Amendment to Amended, Restated and Consolidated Credit Agreement, dated November 16, 2017, by and among GPM Investments, LLC and the other borrowers party thereto, Village Pantry, LLC and M&T Bank (incorporated by reference to Exhibit 10.29 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.23	Second Amendment to Amended, Restated and Consolidated Credit Agreement, dated November 25, 2019, by and among GPM Investments, LLC and the other borrowers party thereto, Village Pantry, LLC and M&T Bank (incorporated by reference to Exhibit 10.30 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.24	Third Amendment to Amended, Restated and Consolidated Credit Agreement, dated March 16, 2020, by and among GPM Investments, LLC and the other borrowers party thereto, Village Pantry, LLC and M&T Bank (incorporated by reference to Exhibit 10.31 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.25	Primary Supplier Distribution Agreement (Mountain Empire Oil Company), dated February 1, 2019, by and between Core-Mark International, Inc. and Mountain Empire Oil Company (incorporated by reference to Exhibit 10.32 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

Exhibit No.	Description

10.26	Amendment No. 1 to Primary Supplier Distribution Agreement (Mountain Empire Oil Company), dated February 10, 2020, by and between Mountain Empire Oil Company and Core-Mark International, Inc. (incorporated by reference to Exhibit 10.33 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.27	Master Distribution Agreement, dated October 1, 2016, by and between Core-Mark International, Inc. and Admiral Petroleum Company (incorporated by reference to Exhibit 10.34 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.28	Amendment No. 1 to Master Distribution Agreement, dated January 1, 2017, by and between Admiral Petroleum Company and Core-Mark International, Inc. (incorporated by reference to Exhibit 10.35 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.29	Amendment No. 2 to Master Distribution Agreement, dated December 1, 2017, by and between Admiral Petroleum Company and Core-Mark International, Inc. (incorporated by reference to Exhibit 10.36 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.30	Amendment No. 3 to Primary Supplier Distribution Agreement (Admiral Petroleum Company), dated February 10, 2020, by and between Admiral Petroleum Company and Core-Mark International, Inc. (incorporated by reference to Exhibit 10.37 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.31	Primary Supplier Distribution Agreement (Southeast and Midwest), dated January 1, 2016, by and among Core-Mark International, Inc., GPM Southeast, LLC, and GPM Midwest, LLC (incorporated by reference to Exhibit 10.38 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.32	Amendment No. 2 to Primary Supplier Distribution Agreement (Southeast and Midwest), dated December 1, 2017, by and among GPM Investments, LLC, GPM Southeast, LLC, GPM Midwest, LLC, and Core-Mark International, Inc. (incorporated by reference to Exhibit 10.39 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.33	Amendment No. 3 to Primary Supplier Distribution Agreement (Southeast and Midwest), dated March 31, 2018, by and among Core-Mark International, Inc. and GPM Investments, LLC, GPM Southeast, LLC, GPM Midwest, LLC, and GPM Apple, LLC (incorporated by reference to Exhibit 10.40 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.34	Amendment No. 4 to Primary Supplier Distribution Agreement (Southeast and Midwest), dated February 10, 2020, by and among Core-Mark International, Inc. and GPM Investments, LLC, GPM Southeast, LLC, GPM Midwest, LLC, and GPM Apple, LLC (incorporated by reference to Exhibit 10.41 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.35	Primary Supplier Distribution Agreement (WOC Southeast Holding Corp.), dated January 1, 2016, by and between Core-Mark International, Inc. and WOC Southeast Holding Corp. (incorporated by reference to Exhibit 10.42 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.36	Amendment No. 1 to Primary Supplier Distribution Agreement (WOC Southeast Holding Corp.), dated December 1, 2017, by and between Core-Mark International, Inc. and WOC Southeast Holding Corp. (incorporated by reference to Exhibit 10.43 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.37	Amendment No. 3 to Primary Supplier Distribution Agreement (WOC Southeast Holding Corp.), dated February 10, 2020, by and between Core-Mark International, Inc. and WOC Southeast Holding Corp. (incorporated by reference to Exhibit 10.44 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

Exhibit No.	Description

10.38	Letter Agreement dated June 15, 2018, by and between Grocery Supply Company and GPM Southeast, LLC (incorporated by reference to Exhibit 10.45 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.39	Master Incentive Agreement, dated effective April 1, 2016, by and between Valero Marketing and Supply Company and GPM Petroleum, LLC (incorporated by reference to Exhibit 10.46 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.40	First Amendment to Master Incentive Agreement, dated effective July 1, 2019, by and between Valero Marketing and Supply Company and GPM Petroleum, LLC (incorporated by reference to Exhibit 10.47 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.41	Branded Product Supply and Trademark License Agreement, dated effective July 1, 2020, by and between Marathon Petroleum Company LP and GPM Petroleum, LLC (incorporated by reference to Exhibit 10.48 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.42	Rollover and Master Branding Agreement, dated January 4, 2019, by and between GPM Petroleum, LLC and Marathon Petroleum Company LP (incorporated by reference to Exhibit 10.49 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.43	First Amendment to Rollover and Master Branding Agreement, dated April 1, 2019, by and between GPM Petroleum, LLC and Marathon Petroleum Company LP (incorporated by reference to Exhibit 10.50 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.44	Second Amendment to Rollover and Master Branding Agreement, dated effective April 1, 2019, by and between GPM Petroleum, LLC and Marathon Petroleum Company LP (incorporated by reference to Exhibit 10.51 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.45	Branded Jobber Agreement, dated January 31, 2020, by and between BP Products North America Inc. and GPM Petroleum LLC (incorporated by reference to Exhibit 10.52 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.46	Master Incentive Agreement, dated December 1, 2016, by and between BP Products North America Inc. and GPM Petroleum, LLC (incorporated by reference to Exhibit 10.53 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.47	Second Amended, Restated and Consolidated Fuel Distribution Agreement, dated September 30, 2020, by and between GPM Petroleum, LLC and GPM Investments, LLC (incorporated by reference to Exhibit 10.54 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.48	Third Amended and Restated Agreement of Limited Partnership of GPM Petroleum LP, dated December 3, 2019 by and among GPM Petroleum GP, LLC and the limited partners party thereto (incorporated by reference to Exhibit 10.55 to the proxy statement/prospectus on Form S-4, filed with the SEC on November 5, 2020).

10.49	Form of Restricted Stock Unit Agreement under the Company’s 2020 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on March 8, 2021).

10.50	Form of Director Restricted Stock Unit Agreement under the Company’s 2020 Incentive Compensation Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed on March 8, 2021).

Exhibit No.	Description

10.51	Form of Performance-Based RSU Award Agreement under the Company’s 2020 Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed on March 8, 2021).

10.52	Nonqualified Stock Option Agreement with Arie Kotler under the Company’s 2020 Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed on March 8, 2021).

10.53	Employment Agreement, dated as of January 3, 2020, by and between GPM INVESTMENTS, LLC and Maury Bricks (incorporated by reference to Exhibit 10.53 to the Annual Report on Form 10-K, filed with the SEC on March 25, 2021).

10.54	Amended and Restated Employment Agreement, dated as of August 4, 2020, by and between GPM INVESTMENTS, LLC and Donald Polk Bassell (incorporated by reference to Exhibit 10.54 to the Annual Report on Form 10-K, filed with the SEC on March 25, 2021).

10.55	Fifth Amendment to the Credit Agreement, dated February 28, 2020, by and among GPM Investments, LLC, and certain of its subsidiaries as guarantors, the lenders from time to time party thereto and Ares Capital Corporation, as administrative agent (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on April 2, 2021).

10.56	Sixth Amendment to the Credit Agreement, dated February 28, 2020, by and among GPM Investments, LLC, and certain of its subsidiaries as guarantors, the lenders from time to time party thereto and Ares Capital Corporation, as administrative agent (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on May 6, 2021 (filed at 4:36 p.m. EDT)).

10.57	Fourth Amendment to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement, dated October 6, 2020, by and among GPM Investments, LLC and certain of its subsidiaries as other borrowers and guarantors thereto, the lenders party thereto and PNC Bank, National Association (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed on May 6, 2021 (filed at 4:36 p.m. EDT)).

10.58***	Standby Real Estate Purchase, Designation and Lease Program, dated as of May 3, 2021, by and between GPM Investments, LLC and Oak Street Real Estate Capital Net Lease Property Fund, LP. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on May 6, 2021 (filed at 4:30 p.m. EDT)).

10.59****	Master Supply Agreement, dated as of May 24, 2021, by and between GPM Investments, LLC and Core-Mark International, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on May 27, 2021).

16.1	Letter from Marcum LLP as to the change in certifying accountant, dated as of December 30, 2020 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K, filed with the Commission on December 31, 2020).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K, filed with the SEC on March 25, 2021).

23.1*	Consent of Grant Thornton LLP (ARKO Corp.).

23.2*	Consent of Grant Thornton LLP (Empire).

23.3**	Consent of Greenberg Traurig, LLP (Included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page to the registration statement).

*	Filed herewith
**	Previously filed
***

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, portions of this exhibit have been omitted because the Company customarily and actually treats the omitted portions as private or confidential, and such portions are not material and would likely cause competitive harm to the Company if publicly disclosed. The Company will supplementally provide a copy of an unredacted copy of this exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, Virginia, on the 27th day of May 2021.

ARKO CORP.

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: President, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Arie Kotler Arie Kotler	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 27, 2021

/s/ Donald Bassell Donald Bassell	Chief Financial Officer (Principal Financial and Accounting Officer)	May 27, 2021

/s/ Maury Bricks Maury Bricks	General Counsel and Secretary	May 27, 2021

* Sherman K. Edmiston III	Director	May 27, 2021

* Michael J. Gade	Director	May 27, 2021

* Andrew R. Heyer	Director	May 27, 2021

Name	Title	Date

* Steven J. Heyer	Director	May 27, 2021

* Morris Willner	Director	May 27, 2021

* Starlette B. Johnson	Director	May 27, 2021

*By:	/s/ Arie Kotler	May 27, 2021
Arie Kotler
Attorney-in-fact